                                                                  EXHIBIT 10.1


================================================================================

                 [JP MORGAN, CREDIT SUISSE, FIRST BOSTON LOGOS]

                                CREDIT AGREEMENT

                                   dated as of

                                  May 23, 2002

                                      among

                             AFC ENTERPRISES, INC.,
                                   as Borrower


                            THE LENDERS PARTY HERETO


                              JPMORGAN CHASE BANK,
                             as Administrative Agent


                          J.P. MORGAN SECURITIES INC.,
                    as Joint Bookrunner and Co-Lead Arranger


                           CREDIT SUISSE FIRST BOSTON,
                    as Joint Bookrunner and Co-Lead Arranger


                        CREDIT LYONNAIS NEW YORK BRANCH,
                            as Co-Documentation Agent


                           FLEET NATIONAL BANK, INC.,
                            as Co-Documentation Agent

                                       and

                                  SUNTRUST BANK
                            as Co-Documentation Agent


================================================================================

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----


                              ARTICLE I Definitions

SECTION 1.01    Defined Terms.......................................................1

SECTION 1.02    Classification of Loans and Borrowings.............................23

SECTION 1.03    Terms Generally....................................................23

SECTION 1.04    Accounting Terms; GAAP.............................................23


                             ARTICLE II The Credits

SECTION 2.01    Commitments........................................................24

SECTION 2.02    Loans and Borrowings...............................................24

SECTION 2.03    Requests for Borrowings............................................25

SECTION 2.04    Swingline Loans....................................................26

SECTION 2.05    Letters of Credit..................................................27

SECTION 2.06    Funding of Borrowings..............................................31

SECTION 2.07    Interest Elections.................................................31

SECTION 2.08    Termination and Reduction of Commitments...........................32

SECTION 2.09    Repayment of Loans; Evidence of Debt...............................33

SECTION 2.10    Prepayment of Loans................................................33

SECTION 2.11    Amortization of Term Loans.........................................36

SECTION 2.12    Fees ..............................................................37

SECTION 2.13    Interest...........................................................38

SECTION 2.14    Alternate Rate of Interest.........................................39

SECTION 2.15    Increased Costs....................................................40

SECTION 2.16    Break Funding Payments.............................................41

SECTION 2.17    Taxes..............................................................41

SECTION 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set-offs........43

SECTION 2.19    Mitigation Obligations; Replacement of Lenders.....................44

SECTION 2.20    Incremental Facility...............................................45

                   ARTICLE III Representations and Warranties

SECTION 3.01    Organization; Powers...............................................46

SECTION 3.02    Authorization; Enforceability......................................46

SECTION 3.03    Governmental Approvals; No Conflicts...............................46

SECTION 3.04    Financial Condition; No Material Adverse Change....................46

SECTION 3.05    Properties.........................................................47

SECTION 3.06    Litigation and Environmental Matters...............................48

SECTION 3.07    Compliance with Laws and Agreements................................48

SECTION 3.08    Investment and Holding Company Status..............................48

SECTION 3.09    Taxes..............................................................49

SECTION 3.10    ERISA..............................................................49

SECTION 3.11    Disclosure.........................................................49

SECTION 3.12    Licenses, etc......................................................49

SECTION 3.13    Labor Matters......................................................49

SECTION 3.14    Use of Proceeds; Margin Regulations................................50

SECTION 3.15    Subsidiaries.......................................................50

SECTION 3.16    Security Interests.................................................50

SECTION 3.17    Insurance..........................................................50

SECTION 3.18    Solvency...........................................................50


                              ARTICLE IV Conditions

SECTION 4.01    Effective Date.....................................................51

SECTION 4.02    Each Credit Event..................................................53


                         ARTICLE V Affirmative Covenants

SECTION 5.01    Financial Statements; Ratings Change and Other Information.........53

SECTION 5.02    Notices of Material Events.........................................55

SECTION 5.03    Existence; Conduct of Business.....................................55

SECTION 5.04    Payment of Obligations.............................................55

SECTION 5.05    Maintenance of Properties..........................................56

SECTION 5.06    Books and Records; Inspection Rights...............................56

SECTION 5.07    Compliance with Laws...............................................56

SECTION 5.08    Use of Proceeds and Letters of Credit..............................56

SECTION 5.09    Insurance..........................................................56

SECTION 5.10    Information Regarding Collateral...................................57

SECTION 5.11    Additional Subsidiaries and Real Property Assets...................57

SECTION 5.12    Compliance with Contractual Obligations............................59

SECTION 5.13    Further Assurances.................................................59

SECTION 5.14    Casualty and Condemnation..........................................60

SECTION 5.15    End of Fiscal Years; Fiscal Quarters...............................60


                          ARTICLE VI Negative Covenants

SECTION 6.01    Indebtedness.......................................................60

SECTION 6.02    Liens..............................................................62

SECTION 6.03    Fundamental Changes................................................62

SECTION 6.04    Investments, Loans, Advances, Guarantees and Acquisitions..........63

SECTION 6.05    Swap Agreements....................................................64

SECTION 6.06    Restricted Payments................................................65

SECTION 6.07    Transactions with Affiliates.......................................65

SECTION 6.08    Restrictive Agreements.............................................65

SECTION 6.09    Sale and Leaseback Transactions....................................66

SECTION 6.10    Capital Expenditure................................................66

SECTION 6.11    Amendment of Material Documents....................................67

SECTION 6.12    Minimum Fixed Charge Coverage Ratio................................67

SECTION 6.13    Interest Expense Coverage Ratio....................................67

SECTION 6.14    Total Leverage Ratio...............................................67

SECTION 6.15    Senior Leverage Ratio..............................................68

SECTION 6.16    Disposal of Subsidiary Stock.......................................69


                          ARTICLE VII Events of Default


                      ARTICLE VIII The Administrative Agent


                            ARTICLE IX Miscellaneous

SECTION 9.01    Notices............................................................75

SECTION 9.02    Waivers; Amendments................................................76

SECTION 9.03    Expenses; Indemnity; Damage Waiver.................................77

SECTION 9.04    Successors and Assigns.............................................78

SECTION 9.05    Survival...........................................................81

SECTION 9.06    Counterparts; Integration; Effectiveness...........................82

SECTION 9.07    Severability.......................................................82

SECTION 9.08    Right of Setoff....................................................82

SECTION 9.09    Governing Law; Jurisdiction; Consent to Service of Process.........82

SECTION 9.10    WAIVER OF JURY TRIAL...............................................83

SECTION 9.11    Headings...........................................................83

SECTION 9.12    Confidentiality....................................................83

SECTION 9.13.   Interest Rate Limitation...........................................84


SCHEDULES:

Schedule 1.1A-- Mortgaged Properties
Schedule 1.1B-- Certain Specified Asset Sales
Schedule 2.01 -- Commitments
Schedule 3.15 -- Subsidiaries
Schedule 3.17 -- Insurance
Schedule 5.15 - Borrower's Fiscal Calendar
Schedule 6.01 -- Existing Indebtedness
Schedule 6.02 -- Existing Liens
Schedule 6.08 -- Existing Restrictions


EXHIBITS:

Exhibit A -- Form of Assignment and Assumption
Exhibit B-1 -- Form of Opinion of Cohen Pollock Merlin Axelrod & Small, P.C.
                (Georgia)
Exhibit B-2 -- Form of Opinion of Dorsey & Whitney LLP (Minnesota)
Exhibit B-3 -- Form of Opinion of Carrington Coleman, L.L.P. (Texas)
Exhibit B-4 - Form of Opinion of Dorsey & Whitmey LLP (Washington)
Exhibit B-5 - Form of Opinion of Bingham Dana LLP (New York)
Exhibit B-6 - Form of Opinion of Young Conaway Stargatt & Taylor (Delaware) Exhibit C -- Collateral Agreement
Exhibit D -- Perfection Certificate
Exhibit E -- Form of Agreement of Subordination, Non-Disturbance and Attornment Exhibit F -- Form of Permitted Subordinated Indebtedness Provisions
Exhibit G -- Form of Mortgage

         CREDIT AGREEMENT dated as of May 23, 2002, among AFC ENTERPRISES, INC., a Minnesota corporation (the "Borrower"), the LENDERS party hereto, JPMORGAN CHASE BANK ("JPMCB"), as Administrative Agent.

         The parties hereto agree as follows:


                                   ARTICLE I

                                   Definitions

                  SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acquisition Properties" means as defined in subsection 5.11(b).

         "Additional Lender" means as defined in Section 2.20.

         "Additional Mortgagee Policies" means as defined in subsection 5.11(c).

         "Additional Mortgages" means as defined in subsection 5.11(b).

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" means (i) with respect to all payments, computations and other matters relating to the Tranche A Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche A Term Loan Exposure of that Lender by (b) the aggregate Tranche A Term Loan Exposure of all Lenders;
(ii) with respect to all payments, computations and other matters relating to the Tranche B Term Loan of any Lender, the percentage obtained by dividing (a) the Tranche B Term Loan Exposure of that Lender by (b) the aggregate Tranche B Term Loan Exposure of all Lenders; and (iii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Credit Exposure of that Lender by (b) the aggregate Revolving Credit Exposure of all Lenders. For all other purposes with respect to each Lender, "Applicable Percentage" means the percentage obtained by dividing (A) an amount equal to the sum of the Tranche A Term Loan Exposure, the Tranche B Term Loan Exposure and the Revolving Credit Exposure of that Lender, by (B) an amount equal to the sum of the aggregate Tranche A Term Loan Exposure, the aggregate Tranche B Term Loan Exposure and the aggregate Revolving Credit Exposure of all Lenders. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the Total Leverage Ratio as of the most recent determination date; provided that until the later to occur of (i) the delivery to the Administrative Agent, pursuant to Section 5.01, of the Borrower's consolidated financial statements for the fiscal period ending on October 6, 2002 or (ii) the date that is six (6) months from the Effective Date, the "Applicable Rate" shall be the applicable rate per annum set forth below in Category 3:

         (a)  Revolving Loans

                                     ABR           Eurodollar
     Total Leverage Ratio:         Spread            Spread            Facility Fee Rate
     ---------------------         ------            ------            -----------------
          Category 1
            > = 3.0                1.50%              2.50%                   0.50%

          Category 2
       > = 2.5 and < 3.0           1.25%              2.25%                   0.50%

          Category 3
       > = 1.5 and < 2.5           1.00%              2.00%                   0.50%

          Category 4
             < 1.5                 0.75%              1.75%                   0.50%

                  (b)  Tranche A Term Loans

                                    ABR            Eurodollar
     Total Leverage Ratio:        Spread             Spread            Facility Fee Rate
     ---------------------        ------             ------            -----------------

          Category 1
            > = 3.0                1.50%              2.50%                   0.50%

          Category 2
       > = 2.5 and < 3.0           1.25%              2.25%                   0.50%

          Category 3
       > = 1.5 and < 2.5           1.00%              2.00%                   0.50%

          Category 4
             < 1.5                 0.75%              1.75%                   0.50%

                  (c)   Tranche B Term Loans


                                    ABR           Eurodollar
     Total Leverage Ratio:        Spread            Spread
     ---------------------        ------            ------

          Category 1
            > = 3.0                2.00%              2.75%

          Category 2
       > = 2.5 and < 3.0           1.75%              2.50%

          Category 3
       > = 1.5 and < 2.5           1.50%              2.25%

          Category 4
             < 1.5                 1.25%              2.00%

In the event the financial statements for any fiscal quarter or fiscal year or the certificate required by 5.01(c) are not delivered when due and such financial statements and/or certificate are not delivered prior to the date upon which the resultant Default shall become an Event of Default, then, effective upon such Default becoming an Event of Default, during the period from the date upon which such financial statements were required to be delivered until one Business Day following the date upon which they actually are delivered, the Applicable Rate with respect to any ABR Loan or Eurodollar Loan or with respect to the facility fees payable hereunder, as the case may be, shall be the highest rate provided for in the above table; provided that, notwithstanding the foregoing, the Applicable Rate shall not as a consequence of this definition be reduced for any period during which an Event of Default arising under clauses
(a), (b), (d) (with respect to any covenant, condition or agreement contained in Sections 6.12, 6.13, 6.14 and 6.15), (i), (j) or (k) of Article VII shall have occurred and be continuing.

         "Approved Fund" has the meaning assigned to such term in Section 9.04.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Asset Sale" means a sale, lease or sub-lease (other than in the ordinary course of business), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person (other than the Borrower or any Subsidiary Loan Party), in one transaction or a series of transactions, of all or any part of the Borrower's or any of its Subsidiaries' businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any of the Borrower's Subsidiaries, other than (i) inventory (or other assets) sold or leased in the ordinary course of business (excluding any such sales by operations or divisions discontinued or to be discontinued), and (ii) sales of other assets for aggregate consideration of less than $3,000,000 in the aggregate during any fiscal year of the Borrower.

         "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Loan Maturity Date and the date of termination of the Revolving Loan Commitments.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means AFC Enterprises, Inc., a Minnesota corporation.

         "Borrower Common Stock" means the common stock issued by the Borrower.

         "Borrowing" means (a) Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, (b) a Term Loan and as to which a single Interest Period is in effect or (c) a Swingline Loan.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Breakage Cost Cash Collateral Account" as defined in Section 8.02.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or the City of Atlanta, Georgia are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

         "Cash" means money, currency or a credit balance in a Deposit Account.

         "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any foreign country that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 (a "Cash Equivalent Bank"); (v) Eurodollar time deposits having a maturity of less than one year purchased directly from any Lender or Cash Equivalent Bank; and (vi) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) through (v) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower or
(b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans or Swingline Loans.

         "CLO" has the meaning assigned to such term in Section 9.04.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means, collectively, all of the real, personal and mixed property (including Capital Stock) in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

         "Collateral Agent" has the meaning set forth in the Collateral
Agreement.

         "Collateral Agreement" means the Guarantee and Collateral Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

         "Collateral and Guarantee Requirement" means the requirement that:

                  (a) the Administrative Agent shall have received (i) from each of the Borrower and the Subsidiary Loan Parties a counterpart of each of the Security Documents duly executed and delivered on behalf of the Loan Parties party thereto and (ii) in the case of any Person that becomes a Subsidiary Loan Party after the Effective Date, a supplement to each Security Document, in the form specified therein, duly executed and delivered on behalf of such Subsidiary Loan Party;

                  (b) all outstanding Equity Interests of each Subsidiary Loan Party and other Subsidiaries not subject to an applicable restrictive agreement permitted pursuant to Section 6.08 shall have been pledged pursuant to the Collateral Agreement and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if certificated), together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all Indebtedness of the Borrower and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note or other instrument and shall have been pledged pursuant to the Collateral Agreement and the Administrative Agent shall have received all such promissory notes and other instruments, together with instruments of transfer with respect thereto endorsed in blank;

                  (d) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the first priority Liens intended to be created by the Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording, all subject to the Permitted Encumbrances;

                  (e) the Administrative Agent shall have received on the Effective Date or within 120 days thereafter: (i) counterparts of a Mortgage with respect to each Mortgaged Property described on Schedule 1.1A (an "Initial Mortgage"), duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of ALTA title insurance each in an amount not less than the the book value of such Mortgaged Property issued by a nationally recognized title insurance company insuring the Lien of each such Initial Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (iii) an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) in each state in which a Mortgaged Property is located with respect to the enforceability of the form(s) of the Initial Mortgages to be recorded in such state and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent, (iv) such surveys, abstracts, appraisals and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and (v) evidence of flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System, in form and substance reasonably satisfactory to Collateral Agent; and

                  (f) each Loan Party shall have obtained all consents and approvals required (without giving effect to Sections 9-406 through 9-409 of the Uniform Commercial Code as in effect on the date hereof in the State of Delaware) to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make the Term Loans, to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $275,000,000.

         "Consolidated Capital Expenditures" means, for any period, the sum of
(i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Lease Obligations which is capitalized on the consolidated balance sheet of Borrower and its Subsidiaries) by Borrower and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Borrower and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Borrower and its Subsidiaries during that period to acquire (by purchase or otherwise) (a) the business, property or fixed assets of any Person, or (b) stock or other evidence of beneficial ownership of any Person to the extent the purchase price of such stock or other evidence of beneficial ownership of such Person is appropriately allocated to property, plant, or equipment in accordance with GAAP; provided, however, Consolidated Capital Expenditures shall not include expenditures made from the proceeds of any insurance or condemnation payments (or payments made in lieu of condemnation) received by Borrower and its Subsidiaries and used to repair or replace the damaged property with respect to which such proceeds were received.

         "Consolidated Cash Interest Expense" means, for any period, Consolidated Interest Expense for such period excluding, however, any interest expense not payable in Cash (including amortization of discount and amortization of debt issuance costs).

         "Consolidated Current Assets" means, as at any date of determination, the total assets of Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current assets in conformity with GAAP excluding Cash and Cash Equivalents.

         "Consolidated Current Liabilities" means, as at any date of determination, the total liabilities of Borrower and its Subsidiaries on a consolidated basis which may properly be classified as current liabilities in conformity with GAAP excluding, however, the current portion of long-term Indebtedness.

         "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted from revenues in determining such Consolidated Net Income for such period, the sum of
(i) the aggregate amount of consolidated interest expense for such period, (ii) the aggregate amount of all provisions for all taxes (whether or not paid, estimated or accrued) based upon or determined by reference to the income and profits for such period, (iii) all amounts attributable to depreciation, amortization (including but not limited to amortization of goodwill and other intangible assets, amortization and write-offs of financing costs and premiums paid in connection with any early extinguishment of Indebtedness) and any non-cash impairment charges related to goodwill, other intangible or long-lived assets for such period, (iv) all extraordinary, unusual or non-recurring charges and (v) all other non-cash charges, minus (b) without duplication and to the extent added to revenues in determining such Consolidated Net Income for such period, the sum of all extraordinary gains during such period, all as determined on a consolidated basis in accordance with GAAP.

         "Consolidated EBITDAR" means, for any period, Consolidated EBITDA plus Consolidated Rental Expense.

         "Consolidated Excess Cash Flow" means, for any period, an amount (if positive) equal to (i) the sum, without duplication, of the amounts for such period of (a) Consolidated EBITDA and (b) the Consolidated Working Capital Adjustment minus (ii) the sum, without duplication, of the amounts for such period of (a) voluntary, mandatory and scheduled repayments of Consolidated Total Indebtedness (excluding repayments of Revolving Loans except to the extent the Revolving Loan Commitments are permanently reduced in connection with such repayments and mandatory repayments of the Loans), (b) Consolidated Capital Expenditures (net of any proceeds of any related financings with respect to such expenditures or equity contributions applied to finance such expenditures), (c) Consolidated Cash Interest Expense, (d) provisions for current taxes based upon or determined by reference to income of Borrower and its Subsidiaries and payable in cash with respect to such period, (e) to the extent not included in Consolidated Capital Expenditures, payments made in connection with Permitted Acquisitions (net of any proceeds of any related financing with respect to such expenditures or equity contributions applied to finance such expenditures) and
(f) to the extent not otherwise deducted in calculating Consolidated Net Income or included in Consolidated Capital Expenditures, payments made under Permitted Earnout Agreements.

         "Consolidated Fixed Charges" means for any period, the sum of (a) the aggregate amount of scheduled principal payments made during such period on Indebtedness, including Capital Lease Obligations, of the Borrower and its Subsidiaries, (b) Consolidated Cash Interest Expense, and (c) Consolidated Rental Expense of Borrower and its Subsidiaries.

         "Consolidated Interest Expense" means, for any period, the interest expense, both expended and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Borrower and its Subsidiaries during such period (excluding any amortization or write-off of financing costs otherwise included therein and excluding any fees paid pursuant to Section 2.12 hereof and the write-off of unamortized deferred financing costs taken by Borrower in connection with the refinancings of Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Borrower and its Subsidiaries), net of interest income of Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

         "Consolidated Maintenance Capital Expenditures" means, for any period, the aggregate amount of all Consolidated Capital Expenditures actually paid by Borrower and its Subsidiaries during that period for repair or maintenance of property, plant or equipment.

         "Consolidated Net Income" means, for any period, (i) the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (ii) (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (c) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (d) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Plan, and (e) (to the extent not included in clauses (a) through (d) above) any net extraordinary gains or net extraordinary losses.

         "Consolidated Rental Expense" for any period, the aggregate amount of fixed and contingent rentals payable by Borrower and its Subsidiaries for such period with respect to operating (non-capital) leases of real and personal property determined on a consolidated basis in accordance with GAAP.

         "Consolidated Total Indebtedness" means, as of any date of determination, the aggregate principal amount of Indebtedness of the Borrower and the Subsidiaries outstanding as of such date.

         "Consolidated Working Capital" means, as at any date of determination, the amount (which may be a negative number) obtained by subtracting Consolidated Current Liabilities from Consolidated Current Assets.

         "Consolidated Working Capital Adjustment" means, for any fiscal year, the amount (which may be a negative number) obtained by subtracting (i) Consolidated Working Capital as of the end of such fiscal year from (ii) Consolidated Working Capital as of the beginning of such fiscal year.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Conversion Strategy" means sales by Borrower and Subsidiary Loan Parties to franchisees thereof of restaurants and other outlets and units with respect to direct marketing areas; provided that at any time the Borrower and its Subsidiaries shall own and operate no less than the Effective Date Total Unit Requirement.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Deposit Account" means a demand, time, savings, and passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Effective Date" means the date prior to June 30, 2002 on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

         "Effective Date Total Unit Requirement" means 300 units owned and operated by the Borrower and its Subsidiaries.

         "Employee Tax Loan Notes" mean the promissory notes evidencing the loans made to employees of Borrower to cover their tax liabilities in connection with grants made to such employees under Borrower's 1996 Stock Bonus Plans.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests " means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article
VII.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by reference to) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.17(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a).

         "Existing Credit Agreement" means the Amended and Restated Credit Agreement (as amended), dated as of October 15, 1998 by and among AFC Enterprises, Inc., Goldman Sachs Credit Partners L.P., Canadian Imperial Bank of Commerce and the Lenders (as defined therein).

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Covenants" means the covenants set forth at Sections 6.10, 6.12, 6.13, 6.14 and 6.15 hereof.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

         "Flood Hazard Property" means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of Lenders, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit or contingent liabilities or obligations with respect to assigned or subleased operating leases in the ordinary course of business.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Incremental Facility Amendment" means as defined in Section 2.20.

         "Incremental Loans" means as defined in Section 2.20.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to loans or monetary advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) accounts payable and due within 12 months incurred in the ordinary course of business,
(ii) obligations incurred under ERISA and (iii) obligations incurred under Permitted Earnout Agreements, other than in the case of (ii) and (iii) to the extent recorded as Indebtedness on the consolidated balance sheet of the Borrower), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The contingent liability of a Person arising from guaranties of operating leases which are assigned or sublet in the ordinary course of business shall not constitute Indebtedness.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Index Debt" means senior, secured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

         "Information Memorandum" means the Confidential Information Memorandum dated April 2002 relating to the Borrower and the Transactions.

         "Interest Election Request" means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07.

         "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

         "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, with the consent of each Lender, nine or twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Loan Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Investment" means any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances (excluding (A) accounts receivables of the Borrower and its Subsidiaries that (i) are payable within 180 days, (ii) are incurred in ordinary course of business and (iii) are incurred on commercially reasonably terms, to the extent such accounts receivables may constitute a loan or advance and (B) advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit.

         "Issuing Bank" means JPMCB, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

         "LC Disbursement" means a payment made by the Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" means this Agreement, the Collateral Agreement and the other Security Documents.

         "Loan Parties" means the Borrower and the Subsidiary Loan Parties.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

         "Margin Stock" shall have the meaning provided such term in Regulation
U.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, property, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of any of the Loan Documents, (c) (i) the ability of the Borrower or the Subsidiary Loan Parties to perform any of their respective obligations under the Loan Documents or (ii) the ability of the Administrative Agent or the Lenders to enforce the Obligations or (d) the rights of or benefits available to the Lenders under the Loan Documents.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

         "Material Subsidiary" shall mean a Subsidiary or Subsidiaries that, as of the end of the most recent ended fiscal quarter, account individually or in the aggregate for 5% or more of the Borrower's consolidated (i) total assets,
(ii) shareholders' equity, (iii) operating income (calculated for the four most recent fiscal quarters) or (iv) total revenue, determined in each case in accordance with GAAP.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be substantially in the form of Exhibit G.

         "Mortgaged Property" means, initially, each parcel of real property and the improvements thereto owned by a Loan Party and identified on Schedule 1.1A, and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11.

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, (ii) in the case of a casualty, insurance proceeds, and
(iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Loan Parties to third parties (other than Affiliates) in connection with such event, including without limitation, underwriting discounts and commissions and other reasonable transaction costs associated therewith, (ii) in the case of a sale, transfer of other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or condemnation or similar proceeding), the amount of all payments required to be made by the Loan Parties as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and taxes reasonably estimated to be actually payable as a result of such asset disposition within two years of the date of such disposition, (iii) reasonable reserves taken by Borrower in accordance with GAAP against any liabilities (actual or contingent) retained by Borrower as determined (in the case of any such reserves in excess of $1,000,000) by the Board of Directors of Borrower in its reasonable good faith judgment and evidenced by a resolution of the Board of Directors, and (iv) reasonable employee termination costs payable in connection with Asset Sales; provided, that any reduction in such reserve will be treated for all purposes of this Agreement as a new Asset Sale at the time of such reduction with Net Proceeds equal to the amount of such reduction.

         "Obligations" has the meaning assigned to such term in the Collateral Agreement.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

         "Participant" has the meaning set forth in Section 9.04.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Perfection Certificate" means a certificate provided by the Administrative Agent to the Borrower or any other form approved by the Administrative Agent substantially in the form of Exhibit D.

         "Permitted Acquisition" means any acquisition by the Borrower or its Subsidiary Loan Parties of the assets of, or all of the Equity Interests in, a Person or division or line of business of a Person that is engaged in a line or lines of business reasonably related (ancillary or complementary) to the line of business or lines of business of the Borrower or any Subsidiary if, immediately after giving effect thereto, (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) in the case of an acquisition of Equity Interests in a Person, 100% of the Equity Interests in such Person, and any other Subsidiary resulting from such acquisition, shall be owned directly or indirectly by the Borrower or a Subsidiary Loan Party and all actions required to be taken, if any, with respect to each Subsidiary resulting from such acquisition under Sections 5.11 and 5.13 have been or are concurrently taken,
(c) the Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the Financial Covenants recomputed as at the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available as if such acquisition had occurred on the first day of each relevant period for testing such compliance, (d) the business acquired shall be related to the food service industry or suitable for or related to franchising and (e) the Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses
(a), (c) and (d) above, together with all relevant financial information for the business or entity being acquired.

         "Permitted Earnout Agreements" shall mean any agreement by Borrower or one of its Subsidiaries to pay (i) the seller or sellers of any Person or assets acquired in accordance with the provisions of this Agreement at any time following the consummation of such acquisition by reference to the financial performance of the assets acquired or (ii) the purchaser or purchasers in connection with any Asset Sales the amounts of any deferred maintenance obligations or monies from repair escrow agreements; provided that the aggregate amount of all such payments which may be owed under such agreements contemplated by clauses (i) and (ii) at any time of determination shall not exceed $15,000,000.

         "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes, assessments or governmental charges or claims that are not yet due or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety, indemnity and appeal bonds, performance and return-of-money and fiduciary bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (l) of Article VII;

                  (f) easements, zoning restrictions, rights-of-way, licenses, covenants, conditions, minor defects, encroachments or irregularities in title and similar encumbrances on real property that do not secure any monetary obligations and do not materially interfere with the ordinary conduct of business of the Borrower or any Subsidiary at the Real Property Assets subject to such Liens;

                  (g) leases or subleases to the extent permitted hereunder granted to others not interfering in any material respect with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

                  (h) any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

                  (i) Liens on goods held by suppliers arising in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and as long as such Lien remains unperfected;

                  (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (k) rights of franchisees under franchise agreements in keeping with the Borrower's historical practices;

                  (l) with respect to any Real Property Asset in which the Borrower owns a leasehold estate, any defect or encumbrance caused by or arising out of the failure to record the lease or a memorandum thereof in the applicable real property records in the county where such Real Property Asset is located other than any defect or encumbrance created or suffered by the Borrower; and

                  (m) the effect of any moratorium, eminent domain or condemnation proceedings;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Investments" means:

                  (a) investments in Cash or Cash Equivalents;

                  (b) investments consisting of notes received from employees of Borrower and its Subsidiaries in connection with, and in an amount not to exceed the purchase price of, their purchase of Borrower Common Stock, provided such notes are secured by the Borrower Common Stock being purchased with the proceeds thereof;

                  (c) investments held or to be held by a grantor trust established by Borrower for the purpose of providing a deferred compensation plan for certain members of management; provided that the aggregate amount of all such investments made shall not at any time exceed $10,000,000;

                  (d) investments in Subsidiary Loan Parties;

                  (e) investments owned by Borrower or its Subsidiaries as set forth on Schedule 1.1B;

                  (f) investments consisting of notes received in connection with Specified Asset Sales or Asset Sales to the extent permitted under Section 6.03; and

                  (g) investments by way of loans evidenced by the Employee Tax Loan Notes in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.

         "Permitted Joint Venture Investment" means one or more Investments by the Borrower in Joint Ventures; provided that, (i) each such Joint Venture interest shall be at least 10% of the total Joint Venture interests of each such Joint Venture and (ii) the businesses of each such Joint Venture shall consist of the development and operation of a business which may be conducted by the Borrower hereunder.

         "Permitted Sale Leaseback" means the proposed sale leaseback of the Borrower's San Antonio office and distribution facility.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA."

         "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including without limitation pursuant to a sale and leaseback transaction or the issuance of Capital Stock of the Subsidiaries (other than in connection with a Permitted Acquisition)) or sale and transfer of obsolete or surplus assets; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any Subsidiary, other than casualties, insured damage or takings resulting in aggregate Net Proceeds not exceeding $250,000 per occurrence or $1,000,000 in the aggregate during any fiscal year of the Borrower; or

                  (c) the incurrence by the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01; or

                  (d) any return to the Borrower or any of its Subsidiaries of any surplus assets of any pension plan of the Borrower or any of its Subsidiaries.

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Real Property Assets" means fee owned or leasehold estate interests as lessee of Borrower or any of its Subsidiaries in land, buildings, improvements, and fixtures attached thereto, other than mall located, kiosk and "in-line unit" type property and office leases (excluding such office leases derived from ground leases).

         "Register" has the meaning set forth in Section 9.04.

         "Regulation D," "Regulation U" and "Regulation X" shall mean, respectively, Regulation D, Regulation U and Regulation X of the Federal Reserve Board.

         "Regulatory Shares" means, with respect to any Person, shares of such Person required to be issued as qualifying shares to directors or persons similarly situated or shares issued to Persons other than Borrower or a wholly owned Subsidiary of Borrower in response to regulatory requirements of foreign jurisdictions pursuant to a resolution of the Board of Directors of such Person, so long as such shares do not exceed one percent of the total outstanding shares of equity such Person and any owners of such shares irrevocably covenant with Borrower to remit to Borrower or waive any dividends or distributions paid or payable in respect of such shares.

         "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

         "Required Lenders" means, at any time, Lenders having Revolving Credit Exposure, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Credit Exposures, outstanding Term Loans and unused Commitments at such time.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower.

         "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

         "Revolving Loan" means a Loan made pursuant to Section 2.01.

         "Revolving Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Revolving Loan hereunder during the Availability Period in the principal amount as set forth on Schedule 2.01. The initial aggregate amount of such Commitments of the Revolving Loan Lenders is $75,000,000.

         "Revolving Loan Maturity Date" means May 23, 2007.

         "S&P" means Standard & Poor's.

         "Security Documents" means the Collateral Agreement, the Mortgages, and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11 or 5.13 to secure any of the Obligations.

         "Senior Leverage Ratio" means, on any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date less (i) Indebtedness that is expressly subordinated to the Obligations and (ii) the amounts on deposit in the Breakage Cost Cash Collateral Account as of such date, to (b) Consolidated EBITDA for the period of the immediately preceding four fiscal quarters of the Borrower ended on such date.

         "Senior Subordinated Notes" means the 10-1/4% senior subordinated notes due 2007 issued under the Senior Subordinated Notes Indenture.

         "Senior Subordinated Notes Indenture" means the indenture, dated May 21, 1997 between the Borrower and United States Trust Company of New York, as trustee thereunder.

         "Specified Asset Sales" means Asset Sales with respect to (i) sales or leases or transfers of franchise related properties to franchisees pursuant to the Borrower's "turnkey" development programs, (ii) sales, leases or transfers of franchises and related assets and properties repossessed or reacquired by the Borrower from franchisees and subsequently resold to new franchisees all in the ordinary course of business, (iii) sales or dispositions of franchise related properties and assets that are no longer in operation and are surplus to the Borrower's needs in the ordinary course of business in an amount not in excess of $5,000,000 in any twelve month period; provided that such limitation shall not apply to sales and dispositions of the assets listed on Schedule 1.1C hereto, (iv) exchanges of properties or assets for other properties or assets (other than cash or cash equivalents) that (1) are useful in the business of the Borrower and its Subsidiaries as then being conducted and (2) have a fair market value at least equal to the fair market value of the assets or properties being exchanged (as evidenced by a resolution of the directors of the Borrower in the case of transactions having a fair market value in excess of $1,000,000) in the ordinary course of business and (v) sales of franchise related properties in connection with a market relocation program or the Borrower's Conversion Strategy.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and
(b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Subject Transaction" means as defined in Section 6.15.

         "Subordinated Debt" means the subordinated debt evidenced by the Senior Subordinated Notes or other subordinated Indebtedness issued or incurred by the Borrower subordinated in right of payment to the payment in full of the Obligations of the Borrower to the Loan Parties under the Loan Documents and other senior obligations of the Borrower; provided that (i) the negative covenants in such subordinated Indebtedness are less burdensome than the negative covenants in this Agreement as in effect at the time such subordinated Indebtedness is incurred, (ii) the affirmative covenants in such subordinated Indebtedness are no more burdensome than the affirmative covenants in this Agreement as in effect at the time such subordinated Indebtedness is incurred,
(iii) the events of default in such subordinated Indebtedness relating to insolvency and nonpayment of amounts owed thereunder are no more restrictive than the corresponding defaults in this Agreement as in effect at the time such subordinated Indebtedness is incurred, (iv) such subordinated Indebtedness does not cross-default to other Indebtedness (but may cross-accelerate to other material Indebtedness of Borrower or any Subsidiary that has guaranteed such subordinated Indebtedness), (v) the subordination provisions in such subordinated Indebtedness are either (A) reasonably satisfactory to the Administrative Agent or (B) substantially the same as the subordination provision set forth on Exhibit F hereto, (vi) such subordinated Indebtedness does not provide for any scheduled payment or mandatory prepayment of principal earlier than one (1) year after the final maturity of Loans under this agreement other than redemptions made at the option of the holders of such subordinated Indebtedness upon a change in control of the Borrower in circumstances that would also constitute a Change of Control under this Agreement (provided that any such redemption cannot be made fewer than 30 days after such change in control and that any such redemption is fully and absolutely subordinated to the indefeasible payment in full of all principal, interest and other amounts under the Loan Documents) and (vii) no Default or Event of Default shall have occurred and be continuing at the date of incurrence.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of the Borrower.

         "Subsidiary Loan Party" means any wholly-owned Subsidiary (direct or indirect) that is not a Foreign Subsidiary, any Subsidiary that is designated a Subsidiary Loan Party by the Borrower or any Subsidiary that is otherwise classified as a Subsidiary Loan Party hereunder.

         "Swap Agreement" means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

         "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

         "Swingline Lender" means JPMCB, in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" means a Loan made pursuant to Section 2.04.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Term Loans" means the Tranche A Term Loan, the Tranche B Term Loan and Incremental Loans, if any.

         "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

         "Title Company" means any of Chicago Title Insurance Company, Stewart Title and Guaranty Company, Commonwealth Title Insurance Company and First American Title Insurance Company or such other reputable title insurance company reasonably satisfactory to the Administrative Agent.

         "Total Leverage Ratio" means, on any date of determination, the ratio of (a) Consolidated Total Indebtedness as of such date less the amounts on deposit in the Breakage Cost Cash Collateral Account as of such date, to (b) Consolidated EBITDA for the period of four immediately preceding fiscal quarters of the Borrower ended on such date.

         "Tranche A Term Loan" means a Loan made pursuant to clause (a) of
Section 2.01.

         "Tranche A Term Loan Borrowing Date" means the date on which the conditions specified in Section 4.02 are satisfied (or waived in accordance with Section 9.02).

         "Tranche A Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche A Term Loan hereunder on the Tranche A Term Loan Borrowing Date in the principal amount as set forth on Schedule 2.01. The initial aggregate amount of such Commitments of the Tranche A Term Loan Lenders is $75,000,000.

         "Tranche A Term Loan Commitment Termination Date" means the date which is 60 days following the Effective Date.

         "Tranche A Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche A Term Loans of such Lender; provided, at any time prior to the making of the Tranche A Term Loans, the Tranche A Term Loan Exposure of any Lender shall be equal to such Lender's Tranche A Term Loan Commitment.

         "Tranche A Term Loan Maturity Date" means the five-year anniversary of the Tranche A Term Loan Borrowing Date.

         "Tranche B Term Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

         "Tranche B Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date in the principal amount as set forth on Schedule 2.01. The initial aggregate amount of such Commitments of the Tranche B Term Loan Lenders is $125,000,000.

         "Tranche B Term Loan Exposure" means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Tranche B Term Loans of such Lender; provided, at any time prior to the making of the Tranche B Term Loans, the Tranche B Term Loan Exposure of any Lender shall be equal to such Lender's Tranche B Term Loan Commitment.

         "Tranche B Term Loan Maturity Date" means May 23, 2009.

         "Transactions" means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Loan Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to

Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04 Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.


                                   ARTICLE II

                                   The Credits

                  SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) if such Lender has made a Tranche A Term Loan Commitment, to make the Tranche A Term Loan to the Borrower in one drawing on the Tranche A Term Loan Borrowing Date, provided that the Tranche A Term Loan Commitments shall terminate on the Tranche A Term Loan Commitment Termination Date, (b) if such Lender has made a Tranche B Term Loan Commitment, to make the Tranche B Term Loan to the Borrower in one drawing on the Effective Date, and (c) if such Lender has made a Revolving Loan Commitment, to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount with respect to the Revolving Loans that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Loan Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

                  SECTION 2.02 Loans and Borrowings. Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (a) Subject to Sections 2.07 and 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Swingline Loan shall bear interest at a rate equal to the Swingline Lender's quoted cost of funds plus the Eurodollar Spread for

Tranche B Term Loans, but in no event will such rate exceed a rate equal to the Alternate Base Rate plus ABR Spread for Revolving Loans, provided that for all other purposes each Swingline Loan shall be deemed to be an ABR Loan.

                  (b) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Loan Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

                  (c) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Loan Maturity Date, the Tranche A Term Loan Maturity Date or the Tranche B Term Loan Maturity Date, as applicable, (taking into consideration that the Tranche B Term Loan Maturity Date occurs subsequent to the Tranche A Term Loan Maturity Date and the Revolving Loan Maturity Date).

                  SECTION 2.03 Requests for Borrowings. To request a Revolving Loan Borrowing or a Term Loan Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                           (i) whether the requested Borrowing is to be a Revolving Loan Borrowing, a Tranche A Term Loan Borrowing or a Tranche B Term Loan Borrowing;

                           (ii)     the aggregate amount of the requested
                  Borrowing;

                           (iii) the date of such Borrowing, which shall be a Business Day;

                           (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                           (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                           (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04 Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $15,000,000 and (ii) the total Revolving Credit Exposures exceeding the total Revolving Loan Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower as designated in the Borrowing Request (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Loan Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Loan Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Loan Lender, specifying in such notice such Revolving Loan Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Loan Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Loan Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Loan Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Loan Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Loan Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the

Revolving Loan Lenders. The Administrative Agent shall notify the
Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Loan Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

                  SECTION 2.05 Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

                  (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $25,000,000 and (ii) the total Revolving Credit Exposures shall not exceed the total Revolving Loan Commitments.

                  (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Loan Maturity Date; provided that the immediately preceding clause (i) shall not prevent the Issuing Bank from agreeing that a Letter of Credit will automatically be extended for one or more successive periods not to exceed one year, each upon prior written request of Borrower which will be provided at least 40 days prior to the expiration of such Letter of Credit, so long as Issuing Bank notifies Borrower or such beneficiary, as the case may be, in writing not less than 20 days prior to the expiration date that it has agreed to extend for any such additional period; and provided further, that no such extension will be made if a Default has occurred and is continuing (and has not been waived) at the time Issuing Bank must elect whether or not to allow such extension.

                  (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Loan Lender, and each Revolving Loan Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Loan Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Loan Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Loan Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Loan Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000 the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section
2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Loan Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Loan Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Loan Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in
Section 2.06 with respect to Loans made by such Revolving Loan Lender (and
Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Loan Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Loan Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Loan Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Revolving Loan Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Loan Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

                  (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or
(iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

                  (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Loan Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

                  (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time with the written consent of the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank, each of which consents shall not be unreasonably withheld. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

                  (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (i) or (j) of Article VII. Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent or at the request of the Borrower, and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.


                  SECTION 2.06 Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing

Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                  SECTION 2.07 Interest Elections. (a) Each Revolving Loan Borrowing and Term Loan Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Revolving Loan Borrowing or the Term Loan Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

                  (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Loan Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                           (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                           (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                           (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                           (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.08 Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Tranche A Term Loan Commitments shall terminate at 5:00 p.m., New York City time on the Tranche A Term Loan Borrowing Date, (ii) the Tranche B Term Loan Commitments shall terminate at 5:00 p.m., New York City time, at the Effective Date and (iii) the Revolving Loan Commitments shall terminate on the Revolving Loan Maturity Date.

                  (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Loan Commitments; provided that (i) each reduction of the Revolving Loan Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (or lesser amount if the outstanding Revolving Loan Commitments are less) and (ii) the Borrower shall not terminate or reduce the Revolving Loan Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Revolving Credit Exposures would exceed the total Revolving Loan Commitments.

                  (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Loan Commitments under paragraph
(b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Loan Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Loans Commitments shall be permanent. Each reduction of the Revolving Loan Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Loan Commitments.

                  SECTION 2.09 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Revolving Loan Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of such Lender's Tranche A Term Loan on the Tranche A Term Loan Maturity Date and the unpaid principal amount of such Lender's Tranche B Term Loan on the Tranche B Term Loan Maturity Date and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Loan Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least three Business Days after such Swingline Loan is made; provided that on each date that a Revolving Loan Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.10 Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section.

                  (b) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the

Revolving Loan Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice relating to a Revolving Loan Borrowing or a Term Loan Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Loan Borrowing or any Term Loan Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Loan Borrowing or a Term Loan Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Revolving Loan Borrowing or a Term Loan Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

                  (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within one Business Day after such Net Proceeds are received, prepay Term Loan Borrowings in accordance with paragraph
(e) below in an aggregate amount equal to such Net Proceeds; provided that, in the case of any event described in clause (a) or (b) of the definition of the term Prepayment Event or in the case of any issuance of Capital Stock by the Subsidiaries to finance a Permitted Acquisition, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event or issuance (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to (i) acquire real property, equipment or other tangible assets to be used in the business of the Borrower and the Subsidiaries (or in the case of an event described in clause
(b) of the definition of the term Prepayment Event, to promptly and diligently apply such Net Proceeds to pay or reimburse the cost of repairing or restoring or replacing the assets in respect of which such Net Proceeds were received) or
(ii) make Permitted Acquisitions, within 360 days of receipt thereof (other than Net Proceeds received from business interruption insurance for working capital and general corporate purposes), and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 360 day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied. In addition, in the event and on each occasion that the Borrower or any Subsidiary shall sell, lease or otherwise dispose of any asset (whether or not such transaction shall constitute a Prepayment Event), if the Borrower would be required to prepay or redeem, or to offer to prepay or redeem, any Subordinated Debt as a result of such transaction unless the proceeds of such transaction are applied within a specified period to prepay Term Loan Borrowings (or otherwise reinvested as permitted in accordance with the terms of such Subordinated Debt), then the Borrower shall (unless such proceeds are otherwise reinvested within the specified period in a manner that relieves the Borrower of any such requirement in respect of the Subordinated Debt) prepay Term Loan Borrowings in accordance with paragraph (e) below within such specified period to the extent necessary to relieve the Borrower of any such requirement. In the event the Borrower receives any such Net Proceeds (not immediately reinvested in accordance with this Section 2.10(c)) in excess of $10,000,000 in the aggregate in any fiscal year, the Borrower shall within three Business Days of receipt thereof, deposit such excess Net Proceeds in the Breakage Cost Cash Collateral Account, pending the application of such Net Proceeds in accordance with this Section 2.10(c). Notwithstanding anything to the contrary set forth herein, at the Borrower's option, the Net Proceeds from Specified Asset Sales may be used to prepay Revolving Loans, provided such amount may only be re-borrowed as Revolving Loans to make reinvestments or prepayments in accordance with this Section 2.10(c).

                  (d) Following the end of each fiscal year of the Borrower, the Borrowers shall prepay Term Loan Borrowings in an aggregate amount equal to: (i) 50% of Consolidated Excess Cash Flow for such fiscal year in accordance with paragraph (e) below if the Total Leverage Ratio is greater than or equal to 2.50 to 1.00 on the last day of such fiscal year or (ii) 25% of Consolidated Excess Cash Flow for such fiscal year in accordance with paragraph (e) below if the Total Leverage Ratio is less than 2.50 to 1.00 on the last day of such fiscal year. Each prepayment pursuant to this paragraph shall be made on or before the date on which the certificate of the Financial Officer of the Borrower is delivered pursuant to Section 5.01 with respect to the fiscal year for which Consolidated Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

                  (e) Prior to any optional prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(b) of this Section. In the event of any mandatory prepayment of Term Loan Borrowings made at a time when Term Loan Borrowings of more than one Class remain outstanding, the Borrower shall select Term Loan Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Tranche A Term Loan Borrowings and the Tranche B Term Loan Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Tranche B Term Loan Lender may elect (so long as amounts are outstanding under the Tranche A Term Loans), by notice to the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case Borrower may elect to retain up to 50% of the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined and the balance thereof not retained by Borrower shall be applied to prepay Tranche A Term Loan Borrowings.

                  (f) If on any day on which Loans would otherwise be required to be prepaid pursuant to this Section 2.10, (each a "Prepayment Date"), the amount of such required prepayment exceeds the then outstanding aggregate principal amount of ABR Loans which are of the Class required to be prepaid, and no Default exists or is continuing, then on such Prepayment Date, at any time following the establishment of the Breakage Cost Cash Collateral Account pursuant to Section 8.02, at the election of Borrower, (i) Borrower shall deposit Dollars into the Breakage Cost Cash Collateral Account in an amount equal to such excess, and only the outstanding ABR Loans which are of the Class required to be prepaid shall be required to be prepaid on such Prepayment Date and (ii) on the last day of each Interest Period after such Prepayment Date in effect with respect to a Eurodollar Loan which is of the Class required to be prepaid, the Administrative Agent is irrevocably authorized and directed to apply funds from the Breakage Cost Cash Collateral Account (and liquidate investments held in the Breakage Cost Cash Collateral Account as necessary) to prepay such Eurodollar Loans for which the Interest Period is then ending to the extent funds are available in the Breakage Cost Cash Collateral Account.

                  SECTION 2.11 Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay the Tranche A Term Loan on each date set forth below in the aggregate principal amount equal to the amount of the Tranche A Term Loans set forth opposite such date:

Date                                                                        Installment
----                                                                        -----------
September 30, 2002........................................................  $1,875,000
December 31, 2002.........................................................  $1,875,000
March 31, 2003............................................................  $1,875,000
June 30, 2003.............................................................  $1,875,000
September 30, 2003........................................................  $2,812,500
December 31, 2003.........................................................  $2,812,500
March 31, 2004............................................................  $2,812,500
June 30, 2004.............................................................  $2,812,500
September 30, 2004........................................................  $3,750,000
December 31, 2004........................................................   $3,750,000
March 31, 2005............................................................  $3,750,000
June 30, 2005.............................................................  $3,750,000
September 30, 2005........................................................  $4,687,500
December 31, 2005.........................................................  $4,687,500
March 31, 2006............................................................  $4,687,500
June 30, 2006.............................................................  $4,687,500
September 30, 2006........................................................  $5,625,000
December 31, 2006.........................................................  $5,625,000
March 31, 2007............................................................  $5,625,000
Tranche A Term Loan Maturity Date.........................................  $5,625,000

                  (b) Subject to adjustment pursuant to paragraph (d) of this Section, the Borrower shall repay the Tranche B Term Loan on each date set forth below in the principal amount equal to the aggregate amount of the Tranche B Term Loans set forth opposite such date:

Date                                                                       Installment
----                                                                       -----------

September 30, 2002........................................................  $312,500
December 31, 2002.........................................................  $312,500
March 31, 2003............................................................  $312,500
June 30, 2003.............................................................  $312,500
September 30, 2003........................................................  $312,500
December 31, 2003.........................................................  $312,500
March 31, 2004............................................................  $312,500
June 30, 2004.............................................................  $312,500
September 30, 2004........................................................  $312,500
December 31, 2004........................................................   $312,500
March 31, 2005............................................................  $312,500
June 30, 2005.............................................................  $312,500
September 30, 2005........................................................  $312,500
December 31, 2005.........................................................  $312,500
March 31, 2006............................................................  $312,500
June 30, 2006.............................................................  $312,500
September 30, 2006........................................................  $312,500
December 31, 2006.........................................................  $312,500
March 31, 2007............................................................  $312,500
June 30, 2007.............................................................  $312,500
September 30, 2008........................................................  $312,500
December 31, 2008.........................................................  $312,500
March 31, 2008............................................................  $312,500
June 30, 2008.............................................................  $312,500
September 30, 2009........................................................  $29,375,000
December 31, 2009.........................................................  $29,375,000
March 31, 2009............................................................  $29,375,000
Tranche B Term Loan Maturity Date.........................................  $29,375,000

                  (c) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Term Loan Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Term Loan Maturity Date.

                  (d) Any prepayment of a Term Loan Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section ratably. If the initial aggregate amount of the Lenders' Term Loan Commitments of any Class exceeds the aggregate principal amount of Term Loans of such Class that are made on the Effective Date or the Tranche A Term Loan Borrowing Date as applicable, then the scheduled repayments of Term Loan Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess.

                  (e) Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 12:00 noon., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

                  SECTION 2.12 Fees. (a) Borrower agrees to pay to Administrative Agent, for distribution to each Lender in proportion to that Lender's Applicable Percentage (i) of the Revolving Loan Commitments (other than Swingline Loan Commitments), commitment fees for the period from and including the Effective Date to and excluding the Revolving Loan Maturity Date, equal to the average of the daily excess of the Revolving Loan Commitments, as then in effect, over the sum of the aggregate principal amount of Revolving Credit Exposure multiplied by the applicable Facility Fee Rate and (ii) commitment fees for the period from and including the Effective Date to and excluding the earlier of (i) the Tranche A Term Loan Borrowing Date and (ii) the Tranche A Term Loan Commitment Termination Date, equal to the Tranche A Term Loan Commitment multiplied by the applicable Facility Fee Rate. Accrued facility fees shall be payable in arrears on the third business day following the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Commitments terminate and any such fees accruing after the date on which the Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.13 Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate. Notwithstanding anything set forth in this Agreement, Swingline Loans shall bear interest at the Swingline Lender quoted cost of funds plus the Applicable Rate (Eurodollar Spread) for Tranche B Term Loans; provided, however, that Swingline Loans shall bear interest at a rate no higher than at the Alternate Base Rate plus the Applicable Rate (ABR Spread) for Revolving Loans.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest in the case of a Eurodollar Loan, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Loan Commitments; provided that (i) interest accrued pursuant to subsection (c) of this Section 2.13 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.14 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                  (b) the Administrative Agent is advised by the any of the Lenders that the making of Eurodollar Loan (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and it shall on that day give notice (by facsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender).

         Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Loan then being requested by Borrower pursuant to a Borrowing Request or a notice of conversion/continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a ABR Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Loans (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into ABR Loans on the date of such termination.

         Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Loan then being requested by Borrower pursuant to a Borrowing Request or a notice of conversion/continuation, Borrower shall have the option to rescind such Borrowing Request or notice of conversion/continuation as to all Lenders by giving notice (by facsimile or by telephone confirmed in writing) to Administrative Agent of such rescission on the date on which the Affected

Lender gives and Borrower receives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection (b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Loans in accordance with the terms of this Agreement.

                  SECTION 2.15 Increased Costs. (a) If any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                           (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in subsections (a) or (b) of this Section 2.15 and setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender or Issuing Bank, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.16 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.10(b) and is revoked in accordance therewith) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and setting forth in reasonable detail the basis for calculating the amounts owed shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.17 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, setting forth in reasonable detail the basis for calculating the additional amounts owed, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. For any period with respect to which a Foreign Lender has failed to provide Borrower with the appropriate form, certificate or other document requested by Borrower, such Foreign Lender shall not be entitled to indemnification with respect to Taxes by reason of such failure unless such form is provided within a reasonable time after the end of such period.

                  (f) If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

                  SECTION 2.18 Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly on behalf of the Persons entitled thereto. Payment to the Administrative Agent other than as described above shall constitute payment to the Lender. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  SECTION 2.19 Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14, 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender, in such Lender's reasonable judgment, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section
2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  SECTION 2.20 Incremental Facility. At any time and from time to time prior to the Tranche A Term Loan Maturity Date or the Tranche B Term Loan Maturity Date, the Borrower may, by notice to the Administrative Agent (which shall promptly delivery a copy to each of the Lenders), request the addition of a new tranche of term loans (all such Loans, collectively, the "Incremental Loans"); provided, however, that both at the time of any such request and at the time of effectiveness of the related Incremental Facility Amendment (as defined below), (i) no Default shall exist, (ii) the Borrower shall be in pro forma compliance (giving effect to any Incremental Loans to be made on or about such date of effectiveness) with the Financial Covenants, to the extent than applicable and (iii) the making of the Incremental Loans will not require any Indebtedness (other than Indebtedness hereunder) to be secured by any Collateral, on a pari passu basis or otherwise. The Incremental Loans (i) shall be in an aggregate principal amount of at least $10,000,000 and not in excess of $100,000,000, (ii) shall rank pari passu in right of payment and of security (including under the Collateral Agreement) with the Loans, (iii) shall mature no sooner than, and have an average weighted life no shorter than, the Tranche B Term Loans, and in a manner acceptable to the Administrative Agent, (iv) will not amortize (other than nominal amortization customary in the institutional loan market) on a basis more favorable than the proportionate amortization of existing Term Loans and (v) shall otherwise be treated no more favorably than the existing Term Loans (including with respect to mandatory and voluntary prepayments and price protection); provided that the terms and conditions applicable to the Incremental Loans may provide for additional or different financial or other covenants applicable only during periods after the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date. Such notice shall set forth the requested amount of Incremental Loans. In the event that existing Lenders provide commitments in an aggregate amount less than the total amount of the Incremental Loans requested by the Borrower, the Borrower may arrange for one or more banks or other financial institutions (any such bank or other financial institution being called an "Additional Lender") to extend commitments to provide Incremental Loans in an aggregate amount equal to the unsubscribed amount, provided that each Additional Lender shall be subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld). Commitments in respect of Incremental Loans shall become Commitments under this Agreement pursuant to an amendment (an "Incremental Facility Amendment") to this Agreement and, as appropriate, the other Loan Documents, executed by the Loan Parties, each Lender agreeing to provide such Commitment, if any, each Additional Lender, if any, and the Administrative Agent. The Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section. The effectiveness of any Incremental Facility Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02. No Lender shall be obligated to provide any Incremental Loans unless it so agrees.


                                  ARTICLE III

                         Representations and Warranties

         The Borrower represents and warrants to the Lenders on the Effective Date, on the date of each Borrowing and on the date of issuance of each Letter of Credit, that:

                  SECTION 3.01 Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02 Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Each of this Agreement and the Security Documents has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03 Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority which has not been or will not be timely obtained, registered or filed, as the case may be, except (x) as such have been obtained or made and are in full force and effect or (y) filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries other than as anticipated and created under the Loan Documents.

                  SECTION 3.04 Financial Condition; No Material Adverse Change.
(a) The Borrower has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders equity and cash flows as of and for the fiscal year ended December 30, 2001, reported on by Arthur Andersen LLP, independent public accountants, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of such dates and for such periods in accordance with GAAP.

                  (b) Since December 30, 2001, there has been no adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole which would have or could reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.05 Properties. (a) Each of the Borrower and its Subsidiaries has good, marketable fee title to, or valid leasehold interests in, all its real and personal property material to its business, except for Permitted Encumbrances and minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) With respect to substantially all of the operating leases for Real Property Assets (each a "Real Property Lease") pursuant to which the Borrower or one of its Subsidiaries has a leasehold interest, each of the following is true except to the extent that, if not true, the consequences of same would not reasonably be expected to result in a Material Adverse Effect:

                           (i) such Real Property Leases are in full force and effect;

                           (ii) to the best knowledge of Borrower, all rent, additional rent and/or other charges reserved in or payable by Borrower or its applicable Subsidiary, as tenant, under the Real Property Leases, have been paid to the extent that they have been determined and are payable to the date hereof and are not being contested in good faith by Borrower, any such amounts being contested have been paid or rescinded for by Borrower or its applicable Subsidiary, and no such contest may reasonably be expected to result in the exercise by the applicable landlord of a remedy of termination of such Real Property Lease;

                           (iii) to the actual knowledge of Borrower, no Person has questioned Borrower's or its applicable Subsidiary's quiet and peaceful possession of the premises which are the subject of such Real Property Lease;

                           (iv) no default by Borrower or its applicable Subsidiary, as tenant, under any of the material terms of any Real Property Lease has occurred and remains uncured; nor, to the best knowledge of Borrower, is there any existing condition which, with the passage of time or the giving of notice, or both, would result in a default by Borrower or its applicable Subsidiary under the terms of any Real Property Lease;

                           (v) Borrower covenants and agrees that it shall, or shall cause its applicable Subsidiary to, other than in the ordinary course of business and if such action would not reasonably be expected to result in a Material Adverse Effect,: (A) promptly and faithfully observe, perform and comply with all the material terms, covenants and provisions of each Real Property Lease on its part to be observed, performed and complied with, within the applicable grace periods, if any; (B) refrain from doing anything, as a result of which, there could be a material default under or a breach of any of the terms of any Real Property Lease; (C) not do, permit or suffer any event or omission as a result of which there would occur a default or breach under any Real Property Lease after the passing of the applicable grace periods, if any; (D) not cancel, terminate, surrender, modify, amend or in any way alter or permit the alteration of any of the provisions of any Real Property Lease or grant any material consents or waivers thereunder; and not exercise any right it may have under any Real Property Lease to cancel or surrender the same without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed; and (E) give the Administrative Agent any notice of any default under any "Material Real Property Leases" received or sent by Borrower or its applicable Subsidiary, within three (3) Business Days and promptly deliver to the Administrative Agent a copy of all responses to default notices, similar instruments received or delivered by Borrower or its applicable Subsidiary, in connection with any Material Real Property Leases. As used herein, "Material Real Property Lease" means the office lease for Borrower's headquarters at Six Concourse Parkway, Atlanta, Georgia and any other lease the Borrower or its Subsidiaries may enter into with an aggregate value of rental payments exceeding $100,000 in any 12 month period.

                  (c) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  (d) The properties listed on Schedule 1.1A are all of Borrower's existing fee owned real property assets in Texas, Arizona, Mississippi, New Mexico, Missouri and California as of the Effective Date.

                  SECTION 3.06 Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or the Transactions.

                  (b) Except for with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  SECTION 3.07 Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No material default has occurred and is continuing with respect to any of the aforementioned in this Section 3.07.

                  SECTION 3.08 Investment and Holding Company Status. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                  SECTION 3.09 Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan.

                  SECTION 3.11 Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading in any material respect; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.12 Licenses, etc. The Borrower and each of its Subsidiaries have obtained and hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals which are necessary for the operation of their respective businesses as presently conducted, except where the failure to obtain and hold the same, individually or in the aggregate, may not reasonably be expected to have a Material Adverse Effect.

                  SECTION 3.13 Labor Matters. As of the Effective Date, there are no strikes, lockouts, slowdowns or any other material labor disputes against the Borrower or any Subsidiary pending or threatened. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any Subsidiary is bound.

                  SECTION 3.14 Use of Proceeds; Margin Regulations. All proceeds of each Loan, and each Letter of Credit, will be used by the Borrower only in accordance with the provisions of Section 5.08. No part of the proceeds of any Loan will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations U or X.

                  SECTION 3.15 Subsidiaries. Schedule 3.15 sets forth the name of, and the ownership interest of the Borrower in, each Subsidiary of the Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

                  SECTION 3.16 Security Interests. The representations and warranties in the Security Documents are true and correct in all material respects.

                  SECTION 3.17 Insurance. Schedule 3.17 sets forth a description of all insurance maintained by or on behalf of the Borrower and its Subsidiaries as of the Effective Date. Except as noted on Schedule 3.17, as of the Effective Date, all premiums in respect of such insurance have been paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and its Subsidiaries is adequate.

                  SECTION 3.18 Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of all of the Loan Parties, at a fair valuation, will exceed their collective debts and liabilities, subordinated, contingent or otherwise; (b) Borrower and its Subsidiaries are able to pay their collective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (c) Borrower and its Subsidiaries, taken as a whole, do not have unreasonably small capital with which to conduct their respective businesses in which they are engaged, as such business is now conducted and is proposed to be conducted following the Effective Date.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01 Effective Date. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Cohen Pollock Merlin Axelrod & Small, P.C., substantially in the form of Exhibit B-1, (ii) Dorsey & Whitney, LLP, substantially in the form of Exhibit B-2, (iii) Carrington Coleman, L.L.P., substantially in the form of Exhibit B-3, (iv) Dorsey & Whitney, LLP, substantially in the form of Exhibit B-4, (v) Bingham Dana LLP, substantially in the form of Exhibit B-5, and (vi) Young Conaway Stargatt & Taylor, substantially in the form of Exhibit B-6, in each case counsel for the Borrower, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 and such other matters as may be reasonably required by the Administrative Agent.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required (without giving effect to Sections 9-406 through 9-409 of the Uniform Commercial Code as in effect on the date hereof in the State of Delaware) or in the opinion of the Administrative Agent may be advisable, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that is reasonably likely to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

                  (g) The Lenders shall have received audited consolidated financial statements of the Borrower for the two most recent fiscal years ended prior to the Effective Date.

                  (h) On a pro forma basis after giving effect to the Transactions and the other transactions related thereto, (a) the ratio of (i) Consolidated Total Indebtedness as of the Effective Date to (ii) Consolidated EBITDA of the Borrower for the four fiscal quarters ending on December 30, 2001, shall not exceed 1.9 to 1.0; provided that the Consolidated EBITDA of the Borrower for the relevant period shall be determined on a pro forma basis, in a manner satisfactory to the Administrative Agent.

                  (i) The Lenders shall have received evidence that the Borrower has obtained a senior secured credit rating of at least Ba3 from Moody's and BB-from S&P.

                  (j) The Collateral and Guarantee Requirement shall have been satisfied (other than with respect to paragraph (e) of such defined term) and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released or delivered to Administrative Agent for filing. Notwithstanding anything to the contrary set forth in this paragraph (j), the Administrative Agent shall be satisfied in its sole discretion that the Borrower shall be taking all action reasonably necessary to comply with paragraph (e) of the Collateral and Guarantee Requirement within the period set forth therein.

                  (k) On the Effective Date the Borrower and its Subsidiaries shall have (i) repaid in full all amounts outstanding under the Existing Credit Agreement, (ii) terminated any commitments to lend or make other extensions of credit under the Existing Credit Agreement, (iii) delivered to the Administrative Agent all documents or instruments necessary to release all Liens securing all amounts owed under the Existing Credit Agreement or other obligations of the Borrower and its Subsidiaries thereunder being repaid on the Effective Date, and (iv) made arrangements satisfactory to the Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the issuance of Letters of Credit to support the obligations of the Borrower and its Subsidiaries with respect thereto.

                  (l) The Administrative Agent shall have received evidence that the insurance required by Section 5.09 and the Security Documents is in full force and effect and that the Collateral Agent, for the benefit of the Lenders, has been named as additional insured and loss payee thereunder.

                  (m) The consummation of the Transactions and the other transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation or (b) conflict with, or result in a default or event of default under, any agreement of the Borrower or any of its Subsidiaries after giving effect to the Transactions and the other transactions hereby, except such as would not reasonably be expected to have a Material Adverse Effect.

                  (n) There shall be no litigation or administrative proceeding that would reasonably be expected to have a Material Adverse Effect on (a) the business, assets, operations, prospects properties or conditions (financial, prospective or otherwise) of the Borrower after giving effect to the Transactions and the other transactions contemplated hereby, or (b) the ability of the parties to consummate the Transactions or other transactions contemplated hereby.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on June 30, 2002 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02 Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Borrower set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

                  (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

                  (c) With respect to Tranche A Term Loans only the Administrative Agent shall have received satisfactory evidence that (i) the Borrower has called the Senior Subordinated Notes in accordance with the provisions of the Senior Subordinated Notes Indenture, (ii) the Senior Subordinated Notes as "called" are repaid in full simultaneous with any borrowing of the Tranche A Term Loans, and (iii) Borrower has made all necessary arrangements to consummate the repurchase of all such Senior Subordinated Notes.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and
(b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01 Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent and each
Lender:

                  (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.10, 6.12, 6.13, 6.14 and
6.15 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in
Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports (including any accountants' reports, comment letters and material press releases or press releases relating to financial matters), proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission or with any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; provided that with respect to filings with the Securities and Exchange Commission, only a notice of such filing shall be provided;

                  (f) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

                  (g) within 75 days of the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

                  (h) within 90 days after the end of each fiscal year of the Borrower, a summary of the insurance coverage in full force and effect; and

                  (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender, acting through the Administrative Agent, may reasonably request.

                  SECTION 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; and

                  (d) the occurrence of any environmental event that, alone or together with any other environmental events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000; (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03 Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04 Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities and Material Indebtedness, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05 Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear, casualty and condemnation (subject to restoration obligations) excepted.

                  SECTION 5.06 Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in accordance with sound business practices sufficient to permit the preparation of financial statements auditable in accordance with GAAP, in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. Borrower shall have the right to have its representatives present during any such examinations and conferences.

                  SECTION 5.07 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08 Use of Proceeds and Letters of Credit. The proceeds of the Tranche B Term Loan and the Revolving Loan will be used only for
(i) the repayment of all amounts outstanding under the Existing Credit Agreement and (ii) to the extent of the excess, for general corporate purposes (including, without limitation, payment of fees, expenses, and other transaction costs contemplated hereunder). The proceeds of the Tranche A Term Loan will be used
(i) to repurchase in accordance with the Senior Subordinated Notes Indenture the Senior Subordinated Notes (including any accrued interest on the date of such repurchase) at the stated call price calculated in accordance with the Senior Subordinated Notes Indenture and (ii) to the extent of the excess, for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                  SECTION 5.09 Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations including, without limitation, appropriate environmental liability insurance reasonably satisfactory to the Administrative Agent in any case no less favorable than that which the Borrower has in place on the Effective Date, to a date not less than six months following the Tranche B Term Loan Maturity Date and (b) all insurance required to be maintained pursuant to the Security Documents. Without limiting the generality of the foregoing, Borrower will maintain or cause to be maintained flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System. The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

                  SECTION 5.10 Information Regarding Collateral. (a) The Borrower will furnish to the Administrative Agent prompt written notice of any changes as required by the Collateral Agreement (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity, jurisdiction of incorporation or organization, or corporate or organizational structure or (iv) in any Loan Party's Organization Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

                  (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of
Section 5.01, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth the information required pursuant to the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section.

                  SECTION 5.11 Additional Subsidiaries and Real Property Assets.
(a) If any additional Subsidiary is formed or acquired after the Effective Date, the Borrower will notify the Administrative Agent thereof and, within ten Business Days (or such longer period as the Administrative Agent may permit in light of the circumstances) after such Subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party to the extent required by the Collateral and Guarantee Requirement. The Borrower shall, and shall cause its Subsidiaries to, use reasonable efforts to have domestic Subsidiaries that are not Subsidiary Loan Parties comply with the Collateral and Guarantee Requirement, including, without limitation, having third party stockholders of any such Subsidiary provide any necessary consents to such compliance.

                  (b) With respect to any Real Property Asset that individually has a book value upon acquisition in excess of $250,000, and upon the aggregate book value of properties acquired exceeding $5,000,000 any Real Property Asset that individually has a book value upon acquisition in excess of $100,000, to be acquired by Borrower or any of its Subsidiaries after the Effective Date (each an "Acquisition Property" and collectively, the "Acquisition Properties") Borrower shall, and shall cause its Subsidiaries to, (i) not less than ten (10) Business days after the acquisition thereof, notify Administrative Agent in writing of such acquisition; (ii) not later than five days after a Mortgage is delivered to Borrower, execute and deliver the Mortgage to Administrative Agent (each an "Additional Mortgage" and collectively the "Additional Mortgages") duly executed by the Borrower or applicable Subsidiary together with evidence that such Additional Mortgage has been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Administrative Agent, so as to effectively create a valid and enforceable first priority lien, subject to Permitted Encumbrances, on such Acquisition Property in favor of Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; (iii) not later than the date on which such Mortgage is delivered, have delivered to Administrative Agent a title report in respect of any such Acquisition Property; (iv) if such Acquisition Property is to be held by Borrower or one of its Subsidiaries as a leasehold interest, exercise commercially reasonable efforts to obtain and deliver to Administrative Agent
(x) the consent of the lessor thereof to the encumbering by Borrower or the applicable Subsidiary of its leasehold interest as a condition to Borrower's obligation to deliver an Additional Mortgage and (y) upon the request of Administrative Agent, deliver to Administrative Agent an estoppel letter from the landlord, in form and substance reasonably satisfactory to Administrative Agent, environmental audits prepared by nationally recognized professional consultants or other consultants mutually acceptable to Borrower and Administrative Agent, in form, scope and substance satisfactory to Administrative Agent in its reasonable discretion. Notwithstanding anything in this Agreement to the contrary, Borrower and the Subsidiary Loan Parties shall not be obligated to comply with this Section 5.11 with respect to Real Property Assets

(other than Acquisition Properties subject to an Additional Mortgage) that (i) are leasehold properties and have a book value upon acquisition of less than $300,000 or (ii) are subject to a turnkey development contract whereupon Borrower is obligated to convey the subject property to a franchisee within twelve months of the date of Borrower's acquisition (a "Turnkey Property"); provided in each case that Borrower's Total Leverage Ratio does not exceed 3.0 to 1.0 for the most recently ended fiscal quarter. In the event that Borrower's Total Leverage Ratio exceeds 3.0 to 1.0 at any date of determination, then the Borrower and the Subsidiary Loan Parties shall be obligated to comply with this
Section 5.11 with respect to Real Property Assets (other than leasehold properties that have a book value upon acquisition of less than $300,000 or a Turnkey Property). Notwithstanding anything to the contrary set forth in this Agreement, if a Default has occurred and is continuing, Borrower and its Subsidiaries shall be obligated to comply with this Section 5.11 with respect to all Real Property Assets within 60 days of receipt of notice of such Default from the Administrative Agent. The Borrower will, no less than once during each six month period, provide the Administrative Agent with a list of real property acquired by Borrower and its Subsidiaries since the date of the last list provided pursuant to this Section 5.11.

                  (c) If Borrower or any Subsidiary is required to deliver an Additional Mortgage with respect to any Acquisition Property, Borrower shall deliver or shall cause such subsidiary to deliver to Administrative Agent, and promptly thereafter evidence that such Additional Mortgage has been recorded in all places to the extent necessary or desirable, in the reasonable judgment of Administrative Agent, so as to effectively create a valid and enforceable first priority lien, subject to Permitted Encumbrances, on such Acquisition Property in favor of Administrative Agent (or such other trustee as may be required or desired under local law) for the benefit of Lenders; an ALTA mortgage title insurance policy if available in the jurisdiction in which the Acquisition Property is located (each an "Additional Mortgagee Policy" and collectively, the "Additional Mortgagee Policies") issued by the Title Company, in an amount reasonably satisfactory to Administrative Agent (but not in excess of Administrative Agent's reasonable determination of the fair market value of the Acquisition Property), assuring Administrative Agent that the Additional Mortgage in connection with the acquisition thereof creates a valid and enforceable first priority mortgage lien on such Acquisition Property, free and clear of all defects and encumbrances except Permitted Encumbrances, and subject to a standard survey exception, and which Additional Mortgagee Policy shall provide for affirmative insurance and such reinsurance as Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to Administrative Agent. If any Real Property Asset of Borrower or any of its Subsidiaries is to be leased or subleased by the Borrower or applicable Subsidiary to a non-Affiliate of Borrower, Administrative Agent agrees to deliver, on behalf of itself and all Lenders an agreement of subordination, non-disturbance and attornment substantially in the form attached hereto as Exhibit E (subject to such necessary modifications to comply with the laws of the applicable jurisdiction in which it will be filed), subordinating the leasehold interest of such third party to the Additional Mortgage and the Lien created thereby, which agreement shall be executed by Borrower or the applicable Subsidiary as lessor (or sublessor, as the case may be) and the lessee (or sublessee, as the case may be).

                  (d) If no Default has occurred and is continuing and Borrower or any Subsidiary Loan Party sells any Mortgaged Property or Acquisition Property to a franchisee or non-Affiliate of Borrower in connection with the sale of the land and/or improvements (building, furniture, fixtures and equipment) thereon to such franchisee or non-Affiliate of Borrower, then Administrative Agent shall deliver a release of the Mortgage or Additional Mortgage to Borrower's counsel or to the relevant Title Company, to be held in trust pending the closing of any such sale.

         Notwithstanding anything to the contrary herein, the Administrative Agent may in its sole discretion exclude particular Real Property Assets from the Collateral if it determines that the cost or impracticality of including such assets would be excessive or disproportionate in relation to (i) the benefits to the Lenders and (ii) the value of such Real Property Asset.

                  SECTION 5.12 Compliance with Contractual Obligations. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with its obligations under each agreement to which it is a party and enforce its rights thereunder in a commercially reasonable manner, to the extent a failure to do so could reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.13 Further Assurances. (a) The Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

                  (b) If any material assets other than Real Property Assets addressed in Section 5.11 are acquired by the Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                  SECTION 5.14 Casualty and Condemnation. The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents; provided, however, so long as no Event of Default shall have occurred or be continuing, Borrower or its Subsidiaries may retain and apply such Net Proceeds in accordance with the provision of Section 2.10(c).

                  SECTION 5.15 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting purposes, cause each of its fiscal years and quarters to end on the dates shown on the period calendar attached hereto as
Schedule 5.15.

                                   ARTICLE VI

                               Negative Covenants

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

                  SECTION 6.01 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness with respect to the Loans and Obligations;

                  (b) Indebtedness existing on the date hereof and set forth in
Schedule 6.01, and any extensions, renewals or replacements of any such Indebtedness as long as the principal amount thereof is not increased and the Indebtedness remains unsecured to the extent originally unsecured;

                  (c) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary provided that (i) the proceeds from such Indebtedness shall not be issued by a Subsidiary that is subject to a restrictive agreement permitted under Section 6.08; (ii) all such intercompany Indebtedness shall be evidenced by intercompany notes; (iii) the obligations of each obligor on such Indebtedness shall be subordinated in right of payment to the payment and performance of such obligor's obligations, if any, (whether as a borrower, guarantor or pledgor of Collateral under the Loan Documents to which such obligor is a party) pursuant to the terms of the intercompany notes; (iv) such intercompany Indebtedness shall be reduced pro tanto by the amount of any payments made by such obligor in respect of its Obligations under any guarantee of the Obligations; and (v) the intercompany notes evidencing such indebtedness shall be pledged to Lenders;

                  (d) Guarantees by the Borrower of any Indebtedness of its Subsidiaries permitted under this Section 6.01 or Guarantees by Borrower or any of its Subsidiary Loan Parties of loans to franchisees which together with Investments consisting of direct loans to franchisees as permitted in Sections
6.03 or 6.04, non-cash consideration received by the Borrower or any of its Subsidiaries to the extent permitted under Section 6.03(vi) and other Investments permitted under Section 6.04(c) not to exceed an aggregate amount of $100,000,000 at any time outstanding; provided, that such Guarantees (i) are unsecured, (ii) shall constitute debt for the purpose of compliance with Section
6.04 herein, (iii) would not create a Default and (iv) have terms and conditions that are substantially similar to or consistent with those customarily offered by the Borrower to such franchisees and provided further that the aggregate amount of obligations Guaranteed shall not exceed in any event $50,000,000.

                  (e) Borrower and its Subsidiaries may become and remain liable with respect to Indebtedness incurred in connection with the construction of properties for its "turnkey" program in an aggregate principal amount not to exceed $15,000,000 outstanding at any time;

                  (f) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $2,000,000 at any time outstanding;

                  (g) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit;

                  (h) Indebtedness of the Borrower that constitutes Subordinated Debt or subordinated guarantees of Subordinated Debt subordinated to the same extent as the underlying indebtedness, including, without limitation, the Indebtedness represented by the Senior Subordinated Notes provided that the Indebtedness represented by the Senior Subordinated Notes shall be repaid in full by no later than the Tranche A Term Loan Commitment Termination Date; provided that with respect to future Subordinated Debt, at the time of the incurrence of such Indebtedness and after giving effect thereto the Total Leverage Ratio shall be no greater than the applicable ratio provided for in
Section 6.14 less 0.25 in the numerator of that calculation;

                  (i) Indebtedness consisting of contingent obligations in respect of Letters of Credit;

                  (j) Indebtedness consisting of contingent obligations under interest rate cap, collar or similar hedging agreements designed to protect Borrower or its Subsidiaries against fluctuations in interest rates with respect to the Loans and with respect to commodity and currency hedging arrangements entered into in the ordinary course of business;

                  (k) Permitted Earnout Agreements;

                  (l) Permitted Investments to the extent also constituting Indebtedness;

                  (m) Indebtedness otherwise permitted under Sections 6.04 and 6.05;

                  (n) Indebtedness for guaranties of operating leases in the ordinary course of business; the aggregate net rental expense with respect to such leases not to exceed $5,000,000;

                  (o) unsecured Indebtedness regarding any note or similar debt instrument issued to Al Copeland and certain of his family members with regard to the Popeye's spice royalty purchase in an aggregate principal amount not to exceed $30,000,000;

                  (p) Indebtedness with respect to Permitted Sale Leasebacks;
and

                  (q) other Indebtedness (including without limitation pursuant to Capital Lease Obligations to the extent such Capital Lease Obligations are not Permitted Sale Leasebacks) not falling within another exception listed above, in an aggregate principal amount not to exceed $30,000,000 at any time outstanding; provided that such Indebtedness may be secured by Liens on any assets purchased, constructed or financed with such Indebtedness and the proceeds of such Indebtedness shall be used to provide not less than 70% of the original purchase price of such asset or the amount expended to construct or improve such asset as the case may be.

                  SECTION 6.02 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances and Liens securing the Obligations;

                  (b) any Lien (other than Permitted Encumbrances) on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof ;

                  (c) Liens securing Indebtedness permitted by Sections 6.01(e) and (n);

                  (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and
(iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be; and

                  (e) any Lien arising from put or call options in connection with Permitted Joint Venture Investments.

                  SECTION 6.03 Fundamental Changes and Asset Sales. (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of the Subsidiary Loan Parties (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary in a transaction in which the surviving entity is a Subsidiary; provided that to the extent either such Subsidiary is a Subsidiary Loan Party, the surviving entity shall be a Subsidiary Loan Party, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04, (v) Borrower and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in amount at least equal to the fair market value thereof, (vi) Borrower or its Subsidiaries may make Specified Asset Sales provided that, such Specified Asset Sales can be made for Cash or non-Cash consideration until the amount of non-Cash consideration exceeds $10,000,000 in the aggregate; thereafter, such Specified Asset Sales shall be made for at least 66 2/3% in Cash (provided that the limitation with respect to Cash consideration set forth in this Section 6.03(vi) shall not apply to the asset sales described under clause (iv) of the definition of Specified Asset Sales), (vii) Borrower or its Subsidiaries may take any action permitted by Section 6.04 below to the extent constituting an Asset Sale, (viii) subject to Section 6.16, Borrower and its Subsidiaries may make Asset Sales (other than Specified Asset Sales) having an aggregate fair market value not in excess of $20,000,000 in any fiscal year; provided that (A) the consideration received for each such Asset Sale shall be in an amount at least equal to the fair market value thereof; (B) the consideration for each such Asset Sale is at least 66 2/3% in Cash and (C) the proceeds of such Asset Sales shall be applied as required by Section 2.10(c), and (ix) Borrower may reorganize for the purpose of changing its jurisdiction of incorporation to the State of Delaware or the State of Georgia;

         (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto and that will not materially change its or its Subsidiary's material lines of business taken as a whole as of the Effective Date. For the avoidance of doubt, the type of business conducted by the Borrower and its Subsidiaries as of the Effective Date is the franchising of food-service related businesses and the provision of directly related services and products and the distribution, wholesale and retailing of food and food related products.

                  SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Investment, except:

                  (a) Permitted Investments;

                  (b) (i) Investments by the Borrower existing on the date hereof in the capital stock of its Subsidiaries and future investments in its Subsidiaries which are not Subsidiary Loan Parties, (ii) Permitted Joint Venture Investments, (iii) Investments for acquisitions by Subsidiaries (other than Subsidiary Loan Parties) and (iv) Investments by Subsidiaries in capital expenditures, all of which in the aggregate shall not exceed initially $40,000,000 in fiscal year 2002 and such limit shall increase by $10,000,000 per annum; provided, however, that if at the time of making such Investment and after giving effect thereto the Total Leverage Ratio of Borrower exceeds 2.50 to 1.00, such Investments may be made only to the extent that the total amount thereof does not at the time of incurrence, when aggregated with other Investments permitted under Section 6.04(f) and restricted payments permitted under Section 6.06(a)(iii), exceed $100,000,000; and provided further, if the Total Leverage Ratio exceeds 2.50 to 1.00 and the aggregate amounts permitted under Section 6.04(b), Section 6.04(f) and Section 6.06(a)(iii) exceed $100,000,000, then Permitted Joint Venture Investments, together with Investments permitted under Section 6.04(f), may be made in an aggregate amount up to $10,000,000 for each fiscal year, but Permitted Joint Venture Investments shall remain subject in any event to the $40,000,000 (or greater, depending on the fiscal year of the Borrower) limitation.

                  (c) Investments consisting of extensions of credit to franchisees as permitted by Section 6.01 or which otherwise provide credit support to franchisees in respect of the deferral of royalty payments, rental payments, taxes, equipment sales, financing of restaurant properties, franchise agreements and development or territory agreements of such franchisees which together with Indebtedness permitted under Section 6.01(d) shall not exceed $100,000,000 in the aggregate;

                  (d) Guarantees constituting Indebtedness permitted by Section 6.01;

                  (e) Permitted Acquisitions either (i) the aggregate cash consideration paid with respect to which in any twelve month period shall not exceed $150,000,000 without the prior written consent of Required Lenders or
(ii) to the extent made in consideration of the issuance of Capital Stock of the Borrower or with the proceeds of the issuance of Capital Stock of the Borrower (which proceeds are not required to be used to prepay the Loans pursuant to Section 2.10(c));

                  (f) other Investments not addressed above, in an amount not to exceed $25,000,000 in the aggregate; provided however, that if at the time of making such Investment and after giving effect thereto the Total Leverage Ratio of Borrower exceeds 2.50 to 1.00, such Investments may be made only to the extent that the total amount thereof does not at the time of incurrence, when aggregated with other Investments permitted under Section 6.04(b) and restricted payments permitted under Section 6.06(a)(iii), exceed $100,000,000; and provided further, if the Total Leverage Ratio exceeds 2.50 to 1.00 and the aggregate amounts permitted under Section 6.04(b), Section 6.04(f) and Section 6.06(a)(iii) exceed $100,000,000, then Investments permitted under Section 6.04(f), together with Permitted Joint Venture Investments, may be made in an aggregate amount up to $10,000,000 for each fiscal year, but Investments permitted under this Section 6.04(f) shall remain subject in any event to the $25,000,000 limitation; and

                  (g) any matter permitted in Section 6.03 to the extent it is an Investment.

                  SECTION 6.05 Swap Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks with respect to commodities or currencies to which the Borrower or any Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, from floating to fixed rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary; provided, that in the event that the Total Leverage Ratio exceeds 3.0 to 1.0 at any date of determination, then if on such date less than 30% of the funded Indebtedness of Borrower as reflected on the consolidated balance sheet of the Borrower for the most recent ended fiscal quarter accrues interest at a fixed rate of interest, the Borrower shall promptly enter into Swap Agreements, in form and substance reasonably satisfactory to the Administrative Agent, to the extent necessary so that the Borrower and its Subsidiaries have consolidated floating rate interest exposure in respect of not more than 70% of its consolidated funded Indebtedness.

                  SECTION 6.06 Restricted Payments. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except (i) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests, (iii) the Borrower MAY, so long as no Default or Event of Default shall have occurred and be continuing, make payments to purchase Borrower Common Stock or options, warrants or rights to purchase or acquire Borrower Common Stock, in all cases not to exceed $100,000,000 in aggregate; provided however, that if at the time of making such payment and after giving effect thereto the Total Leverage Ratio of Borrower exceeds 2.50 to 1.00, such payment may be made only to the extent that the total amount thereof does not at the time of payment, when aggregated with Investments permitted under Sections 6.04(b) and 6.04(f) exceed $100,000,000 and (iv) after giving effect to such Restricted Payment, the Borrower is in compliance with the Financial Covenants.

                  (b) The Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except
(i) payment or prepayment of Indebtedness created or permitted under the Loan Documents (including the retirement of the Senior Subordinated Notes) and (ii) the scheduled interest payments on Subordinated Debt permitted pursuant to this Agreement in accordance with the terms thereof and only to the extent required thereby; provided that at the time of any payment of such restricted payment pursuant to this clause (ii) and immediately after giving effect thereto, (A) no Event of

Default shall have occurred and be continuing under Section 7(a), or (B) no Event of Default shall have occurred under Section 7(e) and Section 7(f), provided further that before prohibiting payment for such Event of Default under
Section 7(e) and Section 7(f), Administrative Agent shall have given the notice required under the Subordinated Debt indenture of its election to block such payments, subject to the subordination provisions of the permitted Subordinated Debt.

                  SECTION 6.07 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties,
(b) transactions between or among the Borrower and its wholly owned Subsidiaries or between wholly owned Subsidiaries not involving any other non-Affiliate and between Borrower and other non-wholly owned Subsidiaries on a commercially reasonable basis, (c) any Restricted Payment permitted by Section 6.06, (d) reasonable and customary compensation or employee benefit arrangements with any officer or member of the Board of Directors of Borrower or any of its Subsidiaries entered into in the ordinary course of business and consistent with past practices, (e) the Employee Tax Loan Notes, and (f) employee stock purchase plans.

                  SECTION 6.08 Restrictive Agreements. The Borrower will not, will not permit Subsidiary Loan Parties to and will use reasonable commercial efforts to prohibit any of its Subsidiaries that are not Subsidiary Loan Parties to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and are no more restrictive in any material respect than these provisions and (v) clause (a) of the foregoing shall not apply to customary provisions in contracts and leases entered into in the ordinary course restricting the assignment thereof.

                  SECTION 6.09 Sale and Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement (other than with or between Borrower and any of its Subsidiaries), directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for Permitted Sale Leasebacks and other sale leasebacks to the extent such other sale leasebacks and other Indebtedness permitted under Section 6.01(q) do not exceed $30,000,000 and in no event shall such other sale leasebacks exceed $15,000,000 in the aggregate, it being understood that any such Permitted Sale Leaseback or other sale leaseback shall constitute a Prepayment Event.

                  SECTION 6.10 Capital Expenditure. (a) The Borrower will not permit the aggregate amount of Consolidated Capital Expenditures made by the Borrower and the Subsidiaries in any fiscal year to exceed the corresponding amount set forth in the chart below opposite such fiscal year; provided that with respect to the "Maximum Consolidated Capital Expenditures Amount" shown below for any fiscal year or period, at Borrower's option such amount may be increased (i) by 100% of the Maximum Consolidated Capital Expenditure amount for the immediately preceding fiscal year which was not utilized during such preceding fiscal year, and (ii) a portion (not to exceed 15%) of the amount of Maximum Consolidated Capital Expenditures Amount for the immediately succeeding year (which, to the extent of such increase shall reduce the amount of the Maximum Consolidated Capital Expenditure Amount for such succeeding year), provided that in no event shall the aggregate amount of the increases to the Maximum Consolidated Capital Expenditures Amount pursuant to the foregoing clauses (i) and (ii) in any fiscal year or period exceed $15,000,000; provided further that the Maximum Consolidated Capital Expenditures Amount for each fiscal year set forth below shall be increased by the amount of Consolidated Excess Cash Flow for the immediately preceding fiscal year not required to be used to prepay Loans pursuant to subsection 2.10(d).

                                    Consolidated
                                       Capital
          Fiscal Year               Expenditures
          -----------               ------------
             2002                    $45,000,000
      2003 and thereafter            $40,000,000

                  (b) In addition to the foregoing, (x) Borrower and its Subsidiary Loan Parties may make Consolidated Capital Expenditures (i) in connection with Permitted Acquisitions and (ii) with the proceeds of Specified Asset Sales not prepaid in accordance with Section 2.10(c) and (y) Subsidiaries may make Consolidated Capital Expenditures in accordance with Section 6.04(b), and such Consolidated Capital Expenditures made pursuant to this subsection 6.10(b) shall not be included for the purposes of calculating the Maximum Consolidated Capital Expenditures set forth in subsection 6.10(a).

                  SECTION 6.11 Amendment of Material Documents. The Borrower will not, nor will it permit any Subsidiary Loan Party to, amend, modify or waive any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents if such amendment, modification or waiver would materially and adversely affect the interests of the Lenders or (b) any indenture, credit agreement or other document entered into to evidence or govern the terms of any Indebtedness permitted pursuant to Section 6.01(h) (other than repayment of the Senior Subordinated Notes) if the effect of such amendment, modification or waiver is to increase the interest rate on the Indebtedness, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, change any event of default or condition to an event of default (other than to delay, waive or eliminate any such event of default), change the redemption, prepayment or defeasance provisions thereof, change the subordination provisions thereof (or of any guaranty thereof), or if the effect of such amendment or change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the Indebtedness (or a trustee or other representative on their behalf) which would be adverse to Borrower or Lenders.

                  SECTION 6.12 Minimum Fixed Charge Coverage Ratio. As of the last day of any fiscal quarter the Borrower will not permit the ratio of (i) Consolidated EBITDAR less Taxes less Consolidated Maintenance Capital Expenditure to (ii) Consolidated Fixed Charges, in each case for any period of four consecutive fiscal quarters ending on or after the Effective Date to be less than 1.3:1.0.

                  SECTION 6.13 Interest Expense Coverage Ratio. As of the last day of any fiscal quarter, the Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the previous four consecutive fiscal quarters then ended to be less than 3.0:1.0.


                  SECTION 6.14 Total Leverage Ratio. As of the last day of any fiscal quarter, the Borrower will not permit the Total Leverage Ratio as of such day to exceed the ratio set forth below opposite the period during which such fiscal quarter ends:

        Fiscal Quarter          Total Leverage Ratio
        --------------          --------------------
  Second Fiscal Quarter 2002          3.50:1.0
   Third Fiscal Quarter 2002          3.50:1.0
  Fourth Fiscal Quarter 2002          3.50:1.0
   First Fiscal Quarter 2003          3.50:1.0
  Second Fiscal Quarter 2003          3.50:1.0
   Third Fiscal Quarter 2003          3.50:1.0
  Fourth Fiscal Quarter 2003          3.50:1.0
   First Fiscal Quarter 2004          3.25:1.0
  Second Fiscal Quarter 2004          3.25:1.0
   Third Fiscal Quarter 2004          3.25:1.0
  Fourth Fiscal Quarter 2004          3.25:1.0
   First Fiscal Quarter 2005          3.25:1.0
  Second Fiscal Quarter 2005          3.25:1.0
   Third Fiscal Quarter 2005          3.25:1.0
  Fourth Fiscal Quarter 2005          3.25:1.0
 First Fiscal Quarter 2006 and        3.00:1.0
          thereafter

                  SECTION 6.15 Senior Leverage Ratio. As of the last day of any fiscal quarter, the Borrower will not permit the Senior Leverage Ratio as of such day to exceed the ratio set forth below opposite the period during which such fiscal quarter ends:

        Fiscal Quarter          Senior Leverage Ratio
        --------------          ---------------------
  Second Fiscal Quarter 2002          2.75:1.0
   Third Fiscal Quarter 2002          2.75:1.0
  Fourth Fiscal Quarter 2002          2.75:1.0
   First Fiscal Quarter 2003          2.75:1.0
  Second Fiscal Quarter 2003          2.75:1.0
   Third Fiscal Quarter 2003          2.75:1.0
  Fourth Fiscal Quarter 2003          2.75:1.0
   First Fiscal Quarter 2004          2.50:1.0
  Second Fiscal Quarter 2004          2.50:1.0
   Third Fiscal Quarter 2004          2.50:1.0
  Fourth Fiscal Quarter 2004          2.50:1.0
   First Fiscal Quarter 2005          2.50:1.0
  Second Fiscal Quarter 2005          2.50:1.0
   Third Fiscal Quarter 2005          2.50:1.0
  Fourth Fiscal Quarter 2005          2.50:1.0
 First Fiscal Quarter 2006 and        2.25:1.0
          thereafter

                  With respect to any period during which a Permitted Acquisition or an Asset Sale has occurred (each, a "Subject Transaction"), for purposes of determining compliance with the Financial Covenants (but not for purposes of determining the Applicable Rate), Consolidated EBITDA-Consolidated EBITDAR and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reduction, closure of facilities and similar restructuring charges, which pro forma adjustments shall be certified by the chief financial officer of Borrower) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold and the consolidated financial statements of the Borrower and its Subsidiaries which shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

                  Notwithstanding anything to the contrary in this Agreement, for purposes of calculating compliance with the financial covenants set forth in Sections 6.14 and 6.15 hereof, up to $25,000,000 of Borrower's guarantees of its franchisees that are part of the Borrower's multi-borrower franchisee loan program shall not constitute Indebtedness at any date of determination to the extent such guarantees are (i) permitted pursuant to Section 6.01(d) of this Agreement and (ii) are not otherwise reflected as Indebtedness on Borrower's consolidated balance sheet prepared as of the most recently end fiscal quarter in accordance with GAAP.

                  SECTION 6.16 Disposal of Subsidiary Stock. Except for any sale of any Regulatory Shares or all of the Capital Stock of a Subsidiary owned by the Borrower or its Subsidiaries, in each case in compliance with the provisions of Section 6.03 hereof, Borrower shall not directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries, except to qualify directors if required by applicable law; or permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries (including such Subsidiary), except to Borrower, a Subsidiary Loan Party, or to qualify directors if required by applicable law.


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

                                  ARTICLE VII

                                Events of Default

         If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

                  (c) the Borrower shall fail to pay and retire the Senior Subordinated Notes by the Tranche A Term Loan Commitment Termination Date;

                  (d) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been materially incorrect when made or deemed made;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence), 5.08 or in Article VI or in paragraph (e) of the Collateral and Guarantee Requirement;

                  (f) the Borrower or any Subsidiary Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b), (d) or (e) of this Article) or in any of the Security Documents (other than with respect to Collateral with an aggregate fair market value of which does not exceed $1,000,000), and such failure shall continue unremedied for a period of thirty days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

                  (g) the Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable and such failure continues beyond applicable cure periods;

                  (h) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (h) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or


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

its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (j) the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (k) the Borrower or any Material Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (l) any money judgments, writ or warrant of attachment or similar process which is beyond all rights of appeal involving (i) in any individual case an amount in excess of $2,500,000 or (ii) in the aggregate at any time an amount in excess of $5,000,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;

                  (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (n) a Change in Control shall occur;

                  (o) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having an aggregate fair market value of $1,000,000 or more, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or
(ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document;

                  (p) at any time after the execution and delivery thereof, (i) the Collateral Agreement for any reason, other than the satisfaction in full of all Obligations and termination of the Commitments, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Subsidiary Loan Party shall repudiate its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void (other than with respect to Collateral with an aggregate fair market value of which does not exceed $1,000,000) or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party;

then, and in every such event (other than an event with respect to the Borrower described in clause (i) or (j) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (i) or (j) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Notwithstanding anything contained in the preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Borrower shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived, then Required Lenders, by written notice to Borrower, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Required Lenders and are not intended to benefit Borrower and do not grant Borrower the right to require Lenders to rescind or annul any acceleration hereunder or preclude Lenders from exercising any of their rights and remedies under the Loan Documents, even if the conditions set forth herein are met.


                                  ARTICLE VIII

                            The Administrative Agent

                  SECTION 8.01 General.

         Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.


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

         Each Lender hereby further authorizes Collateral Agent to enter into each Security Document as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of each Security Document; provided that Collateral Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in any Security Document without the prior consent of Required Lenders; provided further, however, that, without further written consent or authorization from Lenders, Collateral Agent may execute any documents or instruments necessary to effect the release of any asset constituting Collateral from the Lien of the applicable Security Document in the event that such asset is sold or otherwise disposed of in a transaction effected in accordance with Sections 6.03 or 6.04 (and shall, at the reasonable request of Borrower execute such documents and instruments).

         The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

         The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or
(v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.


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

         The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

         Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder. Each Lender further acknowledges that each of J.P. Morgan Securities, Inc. and Credit Suisse First Boston shall have no obligations under this Agreement.

                  SECTION 8.02  Breakage Cost Cash Collateral Account

                  (a) Within sixty (60) days following the Effective Date, the Borrower shall establish with the Administrative Agent (i) an account (the "Breakage Cost Cash Collateral Account") in the name of the Administrative Agent (for the benefit of the Lenders), into which the Borrower may from time to time deposit Dollars pursuant to, and in accordance with Sections 2.10(c) and 2.10(f) hereof. The Breakage Cost Cash Collateral Account shall be under the sole dominion and control of the Administrative Agent and shall be subject to a control agreement entered into between the Borrower and the Administrative Agent. In the case of funds deposited in the Breakage Cost Cash Collateral Account (i) in accordance with Section 2.10(c), unless a Default has occurred and is continuing, the Administrative Agent will release such funds as set forth in Section 2.10(c) and (ii) in accordance with Section 2.10(f), the Administrative Agent will apply such funds as set forth in Section 2.10(f).


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

                  (b) The Administrative Agent is hereby authorized and directed to invest and reinvest the funds from time to time deposited into the Breakage Cost Cash Collateral Account, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided, that any such instructions given verbally shall be confirmed promptly in writing) or, if the Borrower shall fail to give such instructions upon delivery of any such funds, in the sole discretion of the Administrative Agent; provided, that in no event may the Borrower give instructions to the Administrative Agent to, or may the Administrative Agent in its discretion, invest or reinvest funds in the Breakage Cost Cash Collateral Account in anything other than Cash Equivalents.

                  (c) Any net income or gain on the investment of funds from time to time held in the Breakage Cost Cash Collateral Account, shall be promptly reinvested by the Administrative Agent as a part of the Breakage Cost Cash Collateral Account; and any net loss on any such investment shall be charged against the Breakage Cost Cash Collateral Account.

                  (d) The Administrative Agent, the Issuing Bank or any of the Lenders shall not be a trustee for any of the Loan Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Breakage Cost Cash Collateral Account, except as expressly provided herein and except that the Administrative Agent shall have the obligations of a secured party under the Uniform Commercial Code. None of the Administrative Agent, the Issuing Bank or any of the Lenders shall have any obligation or responsibility or shall be liable in any way for any investment decision made in accordance with this Section 8.02 or for any decrease in the value of the investments held in the Breakage Cost Cash Collateral Account.

                  (e) Grant of Security Interest. For value received and to induce the Issuing Bank to issue Letters of Credit and the Lenders to enter into this Agreement, as security for the payment of all of the Obligations, each of the Loan Parties hereby assigns to the Administrative Agent (for the benefit of the Lenders) and grants to the Administrative Agent (for the benefit of the Lenders), a first priority Lien upon all of such Loan Party's rights in and to the Breakage Cost Cash Collateral Account, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Breakage Cost Cash Collateral Account and all products and proceeds of any of the foregoing. All Cash, documents, instruments and securities from time to time on deposit in the Breakage Cost Cash Collateral Account, and all rights pertaining to investments of funds in the Breakage Cost Cash Collateral Account shall immediately and without any need for any further action on the part of any of the Loan Parties, the Administrative Agent or any of the Lenders, become subject to the Lien set forth in this Section, be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

                  (f) Remedies. At any time during the continuation of an Event of Default, the Administrative Agent may sell any documents, instruments and securities held in the Breakage Cost Cash Collateral Account and may immediately apply the proceeds thereof and any other cash held in the Breakage Cost Cash Collateral Account in accordance with Section 2.10.


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

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01 Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (b) if to the Borrower, to it at Six Concourse Parkway, Suite 1700, Atlanta, GA 30328-5352, Attention of Treasurer (Telecopy No. 770/353-350-3761); and in the case of any notice of default or an Event of Default, concurrently to each of AFC Enterprises, Inc., Six Concourse Parkway, Suite 1700, Atlanta, GA 30328-5352, Attention of General Counsel (Telecopy No. 770/353-3060) and to Cohen Pollock Merlin Axelrod & Small, P.C., 3350 Riverwood Parkway, SE, Suite 1600, Atlanta, GA 30339-3359, Attention of Steven A. Fetter, Esq.;

                  (c) if to the Administrative Agent, to JPMCB, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Mr. Muniram Appanna (Telecopy No. (212) 552-2261), with a copy to JPMCB, 707 Travis Street, 4th Floor, Houston, Texas 77002, Attention of Debra Harris (Telecopy No. (713) 216-6710);

                  (d) if to the Issuing Bank, to JPMCB, 707 Travis Street, 4th Floor, Houston, Texas 77002, Attention of Debra Harris (Telecopy No. (713) 216-6710);

                  (e) if to the Swingline Lender, to JPMCB, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Mr. Muniram Appanna (Telecopy No. (212) 552-5658), with a copy to JPMCB, 707 Travis Street, 4th Floor, Houston, Texas 77002, Attention of Debra Harris (Telecopy No. (713) 216-6710); and

                  (f) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                  (g) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  (h) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that notwithstanding anything to the contrary set forth in Section 2.20, no such agreement shall (i) increase the Commitment or Applicable Percentage of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.10 or Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments (giving effect to the inclusion of any Lenders making Incremental Loans) required thereby, without the written consent of each Lender affected thereby,
(v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each adversely affected Class (in addition to any consent required under any other clause of this Section), (ix) change the rights of the Tranche B Term Loan Lenders to decline mandatory prepayments as provided in Section 2.10, without the written consent of Tranche B Term Loan Lenders holding a majority of the outstanding Tranche B Term Loans; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be.

                  SECTION 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b) The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

                  (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

                  (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 9.04 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that

(i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

                           (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below) or, if an Event of Default has occurred and is continuing, any other assignee; and

                           (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment.

         (ii) Assignments shall be subject to the following additional conditions:

                  (C) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 for the Revolving Loan Facility or $1,000,000 for the Term Loan facilities unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default under Article VII has occurred and is continuing;

                  (D) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, provided that this Section 9.04(b)(ii)(B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

                  (E) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;

                  (F) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and

                  (G) in the case of an assignment by a Lender to a CLO (as defined below) managed by such Lender or by an Affiliate of such Lender, unless such assignment (or an assignment to a CLO managed by the same manager or an Affiliate of such manager) shall have have been approved by the Company (the Company hereby agreeing that such approval, if requested will not be unreasonably withheld or delayed), the assigning Lender shall retain the sole right to approve any amendment, modification or waiver of any provision of this Agreement, provided that the Assignment and Assumption between such Lender and such CLO may provide that such Lender will not, without the consent of such CLO, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such CLO.

         For the purposes of this Section 9.04(b), the terms "Approved Fund" and "CLO" have the following meanings:

         "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

         "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

         (ii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

         (iii) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (iv) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative

         Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
         (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.18(c) as though it were a Lender.

         (ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
         Section 2.17(e) as though it were a Lender.

                  (d) Any Lender may, without the consent of the Borrower or Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05 Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12 Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed
(a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who have a legitimate need to know such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                  AFC ENTERPRISES, INC.,


                                  By
                                     ----------------------------------
                                       Name:
                                       Title:


                                  JPMORGAN CHASE BANK, individually as a Lender and as Administrative Agent,


                                  By
                                     ----------------------------------
                                       Name:
                                       Title:


                                  CREDIT SUISSE FIRST BOSTON,
                                  CAYMAN ISLANDS BRANCH,


                                  By
                                     ----------------------------------
                                       Name:
                                       Title:



                                  By
                                     ----------------------------------
                                       Name:
                                       Title:

                                  SCHEDULE 1.1A

-------------------------------------------------------------------------------
  Property       location     LAND NBV           BLDG NBV         TOTAL NBV         Address1        City        State    Count
    Count                                                                                                       Abbrev.
-------------------------------------------------------------------------------
          1 200056             127,800.01         90,517.66          218,318 7848 N. Oracle Road    Tucson       AZ
            ------------------------------------------------
          2 200145              96,821.00        126,984.96          223,806 402 W. Valencia Rd.    Tucson       AZ
            ------------------------------------------------
          3 200670             260,526.00        116,675.33          377,201 4296 W. Thomas Rd.     Phoenix      AZ
            ------------------------------------------------
          4 200675             161,631.00         98,100.23          259,731 4245 S. Central Ave.   Phoenix      AZ
            ------------------------------------------------
          5 200679             156,316.00        100,897.80          257,214 12040 N. 35th Ave.     Phoenix      AZ
            ------------------------------------------------
          6 200681             168,556.00         89,071.16          257,627 1546 E. Roosevelt      Phoenix      AZ
            ------------------------------------------------
          7 200685             217,415.00        167,088.82          384,504 7538 E. McDowell Road  Scottsdale   AZ
            ------------------------------------------------
          8 200686             161,958.00        102,468.82          264,427 3150 E. Thomas Rd.     Phoenix      AZ
            ------------------------------------------------
          9 200688           1,184,505.05         91,607.31        1,276,112 546 North Grand Ave.   Nogales      AZ
            ------------------------------------------------
         10 200778             277,895.00        101,949.08          379,844 7090 E. Golf Links     Tucson       AZ
            ------------------------------------------------
         11 200841             260,526.00        100,302.97          360,829 7444 S. Central Ave.   Phoenix      AZ
            ------------------------------------------------
         12 200955              23,647.04         63,327.02           86,974 U. S. Hwy. 60          Claypool     AZ
            ------------------------------------------------
         13 201047             151,279.00        102,718.79          253,998 714 W. Grand Avenue    Phoenix      AZ
            ------------------------------------------------
         14 201167             167,053.00         95,304.54          262,358 3869 E. Grand Road     Tucson       AZ
            ------------------------------------------------
         15 204544             307,232.00        206,565.41          513,797 7980 East Broadway     Tucson       AZ
            ------------------------------------------------

                                                                   5,376,740                                               15
                                                                           0                                                0
            -----------------------------------------------------------------                                          ------
                                                                   5,376,740                                               15
            -----------------------------------------------------------------                                          ------


            ------------------------------------------------
          1 200057              37,402.04         84,796.80          122,199 11500 Blue Ridge Blvd. Kansas City  MO
            ------------------------------------------------
          2 200129              42,505.00         84,634.83          127,140 2515 E. 12th St.       Kansas City  MO
            ------------------------------------------------
          3 200131              45,500.00         89,508.66          135,009 3900 Indiana           Kansas City  MO
            ------------------------------------------------
          4 200136              38,645.00        107,529.75          146,175 5500 Prospect Ave.     Kansas City  MO
            ------------------------------------------------
          5 200225              36,949.00         92,006.12          128,955 4601 NE Vivion Rd.     Kansas City  MO
            ------------------------------------------------
          6 201231              26,549.05        124,246.83          150,796 2600 E. Gregory        Kansas City  MO
            ------------------------------------------------
          7 600152              30,453.00          4,932.27           35,385 2401 Van Brunt Blvd.   Kansas City  MO
            ------------------------------------------------
          8 600212              21,939.00          3,566.67           25,506 701 N. Noland          Independence MO
            ------------------------------------------------
          9 600451              49,000.01                 -           49,000 3402 N. Kings Highway  St. Louis    MO
            ------------------------------------------------
         10 600553              70,000.01                 -           70,000 5400 Partridge Ave.    St Louis     MO
            ------------------------------------------------
         11 600662             160,725.10                 -          160,725 5702 S. Lindbergh Blvd.St. Louis    MO
            ------------------------------------------------
         12 600829             126,170.05                 -          126,170 6190 Delmar Blvd.      St. Louis    MO
            ------------------------------------------------
         13 601060             161,340.09                 -          161,340 1200 Lemay Ferry Rd.   St. Louis    MO
            ------------------------------------------------

                                                                     810,273                                                6
                                                                     628,126                                                7
            -----------------------------------------------------------------                                          ------
                                                                   1,438,399                                               13
            -----------------------------------------------------------------                                          ------

     ------------------------------------------------
   1 200401             210,159.01        484,290.51       694,450 2321 25th Street             Gulfport         MS
     ------------------------------------------------
   2 200428             129,063.01        153,364.15       282,427 1320 Clay Street             Vicksburg        MS
     ------------------------------------------------
   3 200453              33,915.01         72,115.43       106,030 MARTIN LUTHER KING STREET    Natchez          MS
     ------------------------------------------------
   4 200819              78,329.00         95,627.81       173,957 238 W. Woodrow Wilson        Jackson          MS
     ------------------------------------------------
   5 200824             125,000.00        116,854.14       241,854 1264 Ellis Avenue            Jackson          MS
     ------------------------------------------------
   6 201052             152,631.00         94,810.02       247,441 1022 N. State Street         Jackson          MS
     ------------------------------------------------
   7 201375             139,131.09        111,447.82       250,579 3831 Main Street             Moss Point       MS
     ------------------------------------------------
   8 204131              48,000.00        365,775.52       413,776 327 W. Northside Drive       Jackson          MS
     ------------------------------------------------
   9 204988             104,389.80        442,854.07       547,244 785-787 Division Street      Biloxi           MS
     ------------------------------------------------
  10 205297             130,353.09        487,161.02       617,514 3061 Terry Road              Jackson          MS
     ------------------------------------------------
  11 600378              86,700.00         55,496.45       142,196 3280 Medger Evers Blvd.      Jackson          MS
     ------------------------------------------------
  12 601601             130,680.03                 -       130,680 316 Main Street              Lucedale         MS
     ------------------------------------------------
                                                         3,575,272                                                         10
                                                           272,876                                                          2
     --------------------------------------------------------------                                                       ---
                                                         3,848,148                                                         12
     --------------------------------------------------------------                                                       ---


     ------------------------------------------------
   1 200457              37,184.03         73,376.54       110,561 2100 Broadway S.E.           Albuquerque      NM
     ------------------------------------------------
   2 200574              91,755.05        125,551.91       217,307 3355 Isleta S.W.             Albuquerque      NM
     ------------------------------------------------
   3 200590              22,220.04         49,989.22        72,209 702 Del Paso (North)         Hobbs            NM
     ------------------------------------------------
   4 200694              98,438.05        123,062.77       221,501 5112 4th St. N.W.            Albuquerque      NM
     ------------------------------------------------
   5 200707             202,500.09        109,161.55       311,662 2307 Juan Tabo Rd N.E.       Albuquerque      NM
     ------------------------------------------------
   6 600595              79,927.04         15,804.11        95,731 1141 S Main                  Roswell          NM
     ------------------------------------------------
   7 600706              66,236.06         12,452.63        78,689 7717 Menaul Blvd Ne          Albuquerque      NM
     ------------------------------------------------
   8 600711              66,668.06         13,412.67        80,081 6108 Lomas Blvd Ne           Albuquerque      NM
     ------------------------------------------------
   9 601040              46,252.04         40,355.20        86,607 2711 E 20th St               Farmington       NM
     ------------------------------------------------

     ------------------------------------------------
                                                           933,239                                                          5
                                                           341,108                                                          4
     --------------------------------------------------------------                                                       ---
                                                         1,274,347                                                          9
     --------------------------------------------------------------                                                       ---



     ------------------------------------------------
   1 109007                      -         59,333.05        59,333 352 Spencer Street           San Antonio      TX
     ------------------------------------------------
   2 109013              74,000.00                 -        74,000 302 Spencer Lane             San Antonio      TX
     ------------------------------------------------
   3 123481             300,000.00        535,493.57       835,494 6300 Interstate 10 West      San Antonio      TX
     ------------------------------------------------
   4 200003             134,632.00        202,658.43       337,290 430 S. New Braunfels         San Antonio      TX
     ------------------------------------------------
   5 200008              62,737.02        161,485.77       224,223 1923 Goliad Road             San Antonio      TX
     ------------------------------------------------
   6 200022              56,653.01         52,991.19       109,644 1702 Guadalupe St.           Laredo           TX
     ------------------------------------------------
   7 200024             170,535.04         99,337.47       269,873 510 West Oltorf              Austin           TX
     ------------------------------------------------
   8 200025             115,132.01        124,378.45       239,510 1150 Airport Blvd.           Austin           TX
     ------------------------------------------------
   9 200030*              2,379.01         82,011.28        84,390 2200 Gulfway                 Port Arthur      TX
     ------------------------------------------------

     ------------------------------------------------
  10 200031              45,263.00        101,241.63       146,505 501 N Oconnor Rd             Irving           TX
     ------------------------------------------------
  11 200034             151,878.11         90,067.40       241,946 2019 Singleton Blvd          Dallas           TX
     ------------------------------------------------
  12 200041*              7,474.02         49,660.50        57,135 2999 Magnolia                Beaumont         TX
     ------------------------------------------------
  13 200043*             22,274.05         68,680.72        90,955 615 Washington Blvd.         Beaumont         TX
     ------------------------------------------------
  14 200048             152,316.01         57,270.21       209,586 3420 San Bernardo            Laredo           TX
     ------------------------------------------------
  15 200051              60,526.00        167,791.46       228,317 1301 N. W. 28th St.          Fort Worth       TX
     ------------------------------------------------
  16 200055              38,432.00        150,622.87       189,055 2120 W. Seminary             Fort Worth       TX
     ------------------------------------------------
  17 200067A                                                22,037 2601 N. Laurent              Victoria         TX
     ------------------------------------------------
  18 200068              82,895.01        131,338.86       214,234 1000 East Abrams             Arlington        TX
     ------------------------------------------------
  19 200073              47,011.01        196,008.31       243,019 1318 S. WW White Road        San Antonio      TX
     ------------------------------------------------
  20 200080              14,097.02        125,549.00       139,646 3605 S. Lancaster Rd.        Dallas           TX
     ------------------------------------------------
  21 200127              19,513.01        177,589.64       197,103 1515 S. Valley Mills         Waco             TX
     ------------------------------------------------
  22 200190             153,474.00        115,202.40       268,676 3344 Lackland Road           Fort Worth       TX
     ------------------------------------------------
  23 200193              66,632.00         73,948.97       140,581 1822 S. Zarzamora St.        San Antonio      TX
     ------------------------------------------------
  24 200196             100,579.00        101,542.69       202,122 1819 N. 10th Street          McAllen          TX
     ------------------------------------------------
  25 200197              67,435.00        144,959.80       212,395 205 W. Highway 83            Weslaco          TX
     ------------------------------------------------
  26 200239              99,158.00         67,419.53       166,578 3900 N. E. 28th              Haltom City      TX
     ------------------------------------------------
  27 200300              28,537.00         81,467.87       110,005 4620 S. Flores Street        San Antonio      TX
     ------------------------------------------------
  28 200342             160,121.01         93,667.27       253,788 5903 San Pedro               San Antonio      TX
     ------------------------------------------------
  29 200347              19,737.00        143,579.57       163,317 1025 W. Camp Wisdom          Dallas           TX
     ------------------------------------------------
  30 200372              65,032.00        111,703.06       176,735 1839 W. Hildebrand           San Antonio      TX
     ------------------------------------------------
  31 200423              22,069.03        131,022.13       153,091 905 E. U.S. Hwy #83          Mission          TX
     ------------------------------------------------
  32 200443              36,184.00        137,845.64       174,030 3403 Wesley                  Greenville       TX
     ------------------------------------------------
  33 200448              74,732.17        222,617.21       297,349 2121 International           Brownsville      TX
     ------------------------------------------------
  34 200450              48,084.00         66,458.70       114,543 202 S. Midkiff               Midland          TX
     ------------------------------------------------
  35 200455             104,595.00        110,451.97       215,047 3800 Andrews Highway         Odessa           TX
     ------------------------------------------------
  36 200468              36,316.00        155,520.95       191,837 507 N. Texas Avenue          Bryan            TX
     ------------------------------------------------
  37 200470              42,105.02        109,677.64       151,783 618 Hwy 90 West              San Antonio      TX
     ------------------------------------------------
  38 200480              92,632.00        116,022.31       208,654 3020 Broadway                San Antonio      TX
     ------------------------------------------------
  39 200481              38,048.00        104,749.04       142,797 611 N. Washington            Beeville         TX
     ------------------------------------------------
  40 200492              50,930.64         35,955.87        86,887 501 W. Rosedale              Fort Worth       TX
     ------------------------------------------------
  41 200556              36,053.00        138,969.57       175,023 616 N Main                   Cleburne         TX
     ------------------------------------------------
  42 200557              17,153.00        119,711.71       136,865 921 W. Tyler                 Harlingen        TX
     ------------------------------------------------
  43 200564              31,440.06         90,820.12       122,260 11910 Perrin Beitel          San Antonio      TX
     ------------------------------------------------
  44 200565             307,716.13         70,511.40       378,228 11623 West Avenue            San Antonio      TX
     ------------------------------------------------
  45 200568             305,158.04         51,619.89       356,778 9331 Wurzbach Road           San Antonio      TX
     ------------------------------------------------
  46 200579              58,253.00        127,693.62       185,947 501 E. US 190                Copperas Cove    TX
     ------------------------------------------------
  47 200605              29,045.04         99,432.15       128,477 1624 4th Street              Lubbock          TX
     ------------------------------------------------
  48 200696             208,211.02        119,832.62       328,044 4925 Walzem Road             San Antonio      TX
     ------------------------------------------------
  49 200700              40,526.05        124,964.82       165,491 2616 East Hwy 190            Killeen          TX
     ------------------------------------------------
  50 200713              68,084.07        141,514.97       209,599 5339 Cameron Road            Austin           TX
     ------------------------------------------------
  51 200714              53,474.00        169,281.33       222,755 822 W. Gentry Parkway        Tyler            TX
     ------------------------------------------------
  52 200762              67,684.07        192,127.02       259,811 535 S. Beckham Avenue        Tyler            TX
     ------------------------------------------------
  53 200765             159,732.03         91,255.39       250,987 8545 Research Blvd.          Austin           TX
     ------------------------------------------------
  54 200767              27,432.00        137,081.33       164,513 1600 S. Braham Blvd.         Kingsville       TX
     ------------------------------------------------

     ------------------------------------------------
  55 200794              97,411.00        150,969.57       248,381 2395 Boca Chica Blvd.        Brownsville      TX
     ------------------------------------------------
  56 200795              44,214.03        183,545.48       227,760 1430 Main Street             Eagle Pass       TX
     ------------------------------------------------
  57 200796              25,126.00        164,046.44       189,172 365 E. Highway 77            San Benito       TX
     ------------------------------------------------
  58 200803              56,368.00        120,493.73       176,862 1336 W. Country Rd.          Odessa           TX
     ------------------------------------------------
  59 200891*             34,105.03         93,916.75       128,022 1849 Jefferson Dr.           Port Arthur      TX
     ------------------------------------------------
  60 200896              57,916.00        110,545.40       168,461 1400 N. Big Springs          Midland          TX
     ------------------------------------------------
  61 200899              63,568.00        118,179.67       181,748 3221 Mansfield Hwy           Fort Worth       TX
     ------------------------------------------------
  62 201043             105,263.04        123,624.45       228,887 401 W. Hwy 303               Grand Prairie    TX
     ------------------------------------------------
  63 201059*             25,484.06        104,930.84       130,415 1533 W. Wayside              Houston          TX
     ------------------------------------------------
  64 201061              32,683.03        118,918.87       151,602 515 West 2nd Street          Mercedes         TX
     ------------------------------------------------
  65 201065*             44,842.05         78,831.02       123,673 1213 College Street          South Houston    TX
     ------------------------------------------------
  66 201083*             13,642.08        100,209.83       113,852 8926 Jensen                  Houston          TX
     ------------------------------------------------
  67 201089*             23,105.05        126,952.33       150,057 6405 Telephone               Houston          TX
     ------------------------------------------------
  68 201104*             96,832.05         87,967.86       184,800 1931 Garth Road              Baytown          TX
     ------------------------------------------------
  69 201105*            127,305.07         76,844.81       204,150 2401 Shaver                  Pasadena         TX
     ------------------------------------------------
  70 201117*             30,295.05         98,082.58       128,378 9403 Homestead St            Houston          TX
     ------------------------------------------------
  71 201143*             49,011.05         88,845.59       137,857 309 S. Lockwood              Houston          TX
     ------------------------------------------------
  72 201154*             74,053.06        125,562.32       199,615 4575 Griggs Road             Houston          TX
     ------------------------------------------------
  73 201163*             10,271.07        106,120.44       116,392 2706 Fulton St.              Houston          TX
     ------------------------------------------------
  74 201169              43,326.00        160,916.50       204,243 1710 South 31st St.          Temple           TX
     ------------------------------------------------
  75 201181*             32,842.03        102,539.21       135,381 5725 Lockwood Drive          Houston          TX
     ------------------------------------------------
  76 201187             111,892.08        178,473.67       290,366 1850 S. General McMullen     San Antonio      TX
     ------------------------------------------------
  77 201211              34,935.00        122,539.36       157,474 4224 Miller St.              Fort Worth       TX
     ------------------------------------------------
  78 201246             161,343.39         82,266.32       243,610 8757 Huebner Road            San Antonio      TX
     ------------------------------------------------
  79 201254*             67,832.04        105,459.46       173,292 2305 Fry Road                Katy             TX
     ------------------------------------------------
  80 201268             181,895.00        112,997.63       294,893 917 Pat Booker Rd.           Universal City   TX
     ------------------------------------------------
  81 201271              78,947.03        138,066.85       217,014 719 Hooks Street             Donna            TX
     ------------------------------------------------
  82 201275              58,469.05         97,153.59       155,623 128-1/2 130 E. Edinburg      Elsa             TX
     ------------------------------------------------
  83 201278              73,337.05        214,020.63       287,358 8459 Five Palms              San Antonio      TX
     ------------------------------------------------
  84 201289              73,853.03         96,990.66       170,844 1889 Rigsby Avenue           San Antonio      TX
     ------------------------------------------------
  85 201293*             22,632.03        118,545.32       141,177 8841 Cullen Blvd.            Houston          TX
     ------------------------------------------------
  86 201296              80,732.02        131,301.58       212,034 694 East Hidalgo             Raymondville     TX
     ------------------------------------------------
  87 201313*             24,084.07        131,499.69       155,584 1001 Brazosport Blvd.        Freeport         TX
     ------------------------------------------------
  88 201319              57,684.05        204,218.98       261,903 Box 8015 U.S. 83 & FM 907    Alamo            TX
     ------------------------------------------------
  89 201329              48,516.01        147,571.76       196,088 Star Plaza S. U.S. 83 E.     Rio Grande City  TX
     ------------------------------------------------
  90 201349             118,011.00        143,917.47       261,928 1714 S. 77 Sunshine Strip    Harlingen        TX
     ------------------------------------------------
  91 201352              18,505.00        200,153.10       218,658 1018 2nd Street              Pleasanton       TX
     ------------------------------------------------
  92 201359              50,526.06         69,595.84       120,122 701 W. Hwy 100               Port Isabel      TX
     ------------------------------------------------
  93 201362              36,411.02        165,599.38       202,010 1317 10th Street             Floresville      TX
     ------------------------------------------------
  94 201363               6,105.02        180,681.34       186,786 5096 Farm Road 78            Kirby            TX
     ------------------------------------------------
  95 201384              39,084.00        151,615.46       190,699 1220 Buckner Blvd.           Dallas           TX
     ------------------------------------------------
  96 201386             127,053.04        133,655.26       260,708 4210 Gaston Avenue           Dallas           TX
     ------------------------------------------------
  97 201388              43,354.08         67,577.48       110,932 400 N. Main Hwy 506          La Feria         TX
     ------------------------------------------------
  98 201391              67,861.00        106,046.69       173,908 2205 Nolana                  McAllen          TX
     ------------------------------------------------
  99 201401              43,737.00        153,880.86       197,618 901 E. Main                  Grand Prairie    TX
     ------------------------------------------------

     ------------------------------------------------
 100 201423              64,309.08         66,137.94       130,447 820 E. University Dr.        Edinburg         TX
     ------------------------------------------------
 101 201431             248,211.00        125,438.96       373,650 620 S. 10th Street           McAllen          TX
     ------------------------------------------------
 102 201440*             57,705.06        134,148.89       191,854 1105 N. Main Street          Vidor            TX
     ------------------------------------------------
 103 201442             196,253.00        131,226.76       327,480 1104 Farm Road 802           Brownsville      TX
     ------------------------------------------------
 104 201452*             70,347.01        144,263.10       214,610 14450 South Post Oak         Houston          TX
     ------------------------------------------------
 105 201453*             23,855.02        110,956.15       134,811 2514 Seventh Street          Bay City         TX
     ------------------------------------------------
 106 201456*             39,789.01        103,814.66       143,604 606 North Mechanic           El Campo         TX
     ------------------------------------------------
 107 201458*             35,526.01        133,414.38       168,940 2400 N. Richmond Rd.         Wharton          TX
     ------------------------------------------------
 108 201465*             63,189.02         93,350.95       156,540 13530 Highway 6              Santa Fe         TX
     ------------------------------------------------
 109 201477*             82,905.01        122,465.45       205,370 2401 Main Street             Dickinson        TX
     ------------------------------------------------
 110 201492*             51,242.01        133,794.62       185,037 4701 Irvington               Houston          TX
     ------------------------------------------------
 111 201493*             37,137.01        129,047.71       166,185 806 S. Columbia Dr.          West Columbia    TX
     ------------------------------------------------
 112 201501              18,547.06         93,576.66       112,124 358 Live Oak                 Marlin           TX
     ------------------------------------------------
 113 201504*            156,400.01        171,046.26       327,446 206 West Houston             Cleveland        TX
     ------------------------------------------------
 114 201510*            121,042.01        172,983.06       294,025 2711 11th Street             Huntsville       TX
     ------------------------------------------------
 115 201511*             25,474.05        125,309.29       150,783 210 N. Washington            Livingston       TX
     ------------------------------------------------
 116 201519*            132,968.01         79,771.28       212,739 1701 Fairway                 Alvin            TX
     ------------------------------------------------
 117 201523              50,842.02        185,704.47       236,546 1011 South Jackson           Jacksonville     TX
     ------------------------------------------------
 118 201536              59,368.03        143,994.88       203,363 535 W. Elizabeth             Brownsville      TX
     ------------------------------------------------
 119 201562              33,684.03        167,603.39       201,287 207 Grant Street             Roma             TX
     ------------------------------------------------
 120 201564              95,042.00         72,829.81       167,872 5602 Broadway Blvd.          Garland          TX
     ------------------------------------------------
 121 201570             278,474.05        161,068.38       439,542 1801 Riverside Drive         Austin           TX
     ------------------------------------------------
 122 201615              31,842.06         59,904.41        91,746 2423 Commercial              San Antonio      TX
     ------------------------------------------------
 123 201619             122,600.06         57,517.82       180,118 11917 Lake June Rd.          Balch Springs    TX
     ------------------------------------------------
 124 201624*             79,589.07         84,877.16       164,466 6800 Reserve A-Hwy. 6 So.    Houston          TX
     ------------------------------------------------
 125 201640*             42,179.02        122,933.95       165,113 849 S. Wheeler Street        Jasper           TX
     ------------------------------------------------
 126 201675              14,734.03         98,014.81       112,749 1702 E. Broadway             Lubbock          TX
     ------------------------------------------------
 127 201683              42,138.00        114,799.53       156,938 3903 N. 19th Street          Waco             TX
     ------------------------------------------------
 128 203060             118,563.20        207,720.83       326,284 1308 Texas Fm88              Weslaco          TX
     ------------------------------------------------
 129 203280             276,841.02        226,468.30       503,309 151 W. Bitters Road          San Antonio      TX
     ------------------------------------------------
 130 204141             254,409.00        291,496.25       545,905 801 South Jackson            Pharr            TX
     ------------------------------------------------
 131 204142             238,820.00        356,024.81       594,845 2020 E. Beltline             Carrollton       TX
     ------------------------------------------------
 132 204512             300,630.50         46,440.02       347,071 8th Ave. & West Cantley      Ft Worth         TX
     ------------------------------------------------
 133 204537*            186,664.16        351,924.06       538,588 1901 Highway 1765            LaMarque         TX
     ------------------------------------------------
 134 204556             155,271.60        398,619.00       553,891 7650 Glenview Drive          Richland Hills   TX
     ------------------------------------------------
 135 204757             229,660.99        400,209.11       629,870 2516 Inwood                  Dallas           TX
     ------------------------------------------------
 136 205338             209,650.20        483,458.82       693,109 4826 Southmost               Brownsville      TX
     ------------------------------------------------
 137 205342             233,872.74        477,523.39       711,396 728 N. Galloway              Mesquite         TX
     ------------------------------------------------
 138 205566             251,229.34        508,029.17       759,259 500 South International Blvd Hidalgo          TX
     ------------------------------------------------
 139 600204              80,747.02                 -        80,747 609 Gallaway                 Mesquite         TX
     ------------------------------------------------
 140 600518              87,857.00         23,810.01       111,667 824 W San Antonio            New Braunfels    TX
     ------------------------------------------------
 141 600591              39,702.04          4,678.29        44,380 200 Amarillo                 Amarillo         TX
     ------------------------------------------------
 142 600592              74,013.03          5,049.20        79,062 2002 Georgia                 Amarillo         TX
     ------------------------------------------------
 143 600708              90,764.09         18,465.43       109,230 1298 Hwy 121                 Lewisville       TX
     ------------------------------------------------
 144 600709              73,263.06          4,027.86        77,291 3234 S 14th St               Abilene          TX
     ------------------------------------------------

     ------------------------------------------------
 145 600764              58,032.06                 -        58,032 6036 Lakeworth Blvd.         Fort Worth       TX
     ------------------------------------------------
 146 600797              30,603.03          9,623.04        40,226 3704 Sheppard Rd             Wichita Falls    TX
     ------------------------------------------------
 147 601037             138,158.07                 -       138,158 12435 Plano                  Garland          TX
     ------------------------------------------------
 148 601213             130,526.03                 -       130,526 4744 Maple Avenue            Dallas           TX
     ------------------------------------------------
 149 601300              64,797.04                 -        64,797 3502 Simpson Stuart          Dallas           TX
     ------------------------------------------------
 150 601303              90,935.02         20,643.48       111,579 4305 Ben Jordan              Victoria         TX
     ------------------------------------------------
 151 601304             153,901.04                 -       153,901 6324 Rufe Snow               North Richland   TX
     ------------------------------------------------
 152 601318              66,316.05                 -        66,316 12436 Bissonnet              Houston          TX
     ------------------------------------------------
 153 601331             106,600.01         15,953.01       122,553 206 W Rio Grande             Victoria         TX
     ------------------------------------------------
 154 601342              33,692.08         51,495.11        85,187 806 N Hwy 259                Kilgore          TX
     ------------------------------------------------
 155 601354              30,450.06          3,598.56        34,049 3600 E Amarillo Blvd         Amarillo         TX
     ------------------------------------------------
 156 601364              31,148.26         37,923.65        69,072 304 Farm Road 78             Schertz          TX
     ------------------------------------------------
 157 601370              32,693.08        132,777.58       165,471 1203 N. Esplanade            Cuero            TX
     ------------------------------------------------
 158 601394              74,017.04         35,470.95       109,488 2000 Toler Rd                Longview         TX
     ------------------------------------------------
 159 601409              58,421.03                 -        58,421 3308 West Davis              Dallas           TX
     ------------------------------------------------
 160 601412              62,283.06         55,437.01       117,720 110 E Houston Hwy            Edna             TX
     ------------------------------------------------
 161 601424              75,789.05                 -        75,789 9287 Richmond Avenue         Houston          TX
     ------------------------------------------------
 162 601449             142,284.05                 -       142,284 1436 Beltline Road           Garland          TX
     ------------------------------------------------
 163 601463              47,603.01         51,735.59        99,339 419 N Hwy 35 Bypass          Port Lavaca      TX
     ------------------------------------------------
 164 601478              28,063.01         40,959.89        69,023 425 Crosstimbers             Houston          TX
     ------------------------------------------------
 165 601507             128,377.01         85,646.30       214,023 902 1/2 W Davis              Conroe           TX
     ------------------------------------------------
 166 601515             233,242.01                 -       233,242 6502 Lemmon Avenue           Dallas           TX
     ------------------------------------------------
 167 601520              62,168.01        122,585.77       184,754 102 E. San Augustine         Deer Park        TX
     ------------------------------------------------
 168 601579              58,041.12         23,932.22        81,973 1701 Sycamore School Rd      Ft Worth         TX
     ------------------------------------------------
 169 602008             135,495.00                 -       135,495 260 Hwy 35 Bypass            Alvin            TX
     ------------------------------------------------
 170 602364              42,000.00                 -        42,000 7100 Lawndale                Houston          TX
     ------------------------------------------------
 171 602754             140,074.00                 -       140,074 8519 W. Bellfort             Houston          TX
     ------------------------------------------------
 172 602787              39,547.00                 -        39,547 4862 Willowbend Rd.          Houston          TX
     ------------------------------------------------
 173 602945              78,411.00                 -        78,411 3416 E. Broadway             Pearland         TX
     ------------------------------------------------
 174 602946              37,968.00                 -        37,968 4502 W. Fuqua                Houston          TX
     ------------------------------------------------
 175 602947             110,526.00                 -       110,526 9120 S. Main Street          Houston          TX
     ------------------------------------------------
 176 603584             315,362.00                 -       315,362 1200 S.W. Green Oaks         Arlington        TX
     ------------------------------------------------
 177 604506             225,524.80                 -       225,525 1011 E. Pleasant Run         DeSoto           TX
     ------------------------------------------------
 178 604508             302,965.00                 -       302,965 8393 Grapevine Highway       North Richland   TX
     ------------------------------------------------
 179 604520             210,240.90                 -       210,241 2125 Pioneer Parkway         Arlington        TX
     ------------------------------------------------

                                                        30,957,532                                                        138
                                                         4,766,413                                                         41
                                                     --------------                                                     -----
                                                        35,723,945                                                        179
                                                     --------------                                                     -----

*In the event any of the units at these marked properties are sold in a Specified Asset Sale prior to that date which is 120 days after the Effective Date, such property will be deleted from this list and no Mortgage need be granted thereon.

---------------------------------------------------------------------------------
  Property     company    location     LAND NBV        BLDG NBV      TOTAL NBV            Address1       City         State   Count
    Count
---------------------------------------------------------------------------------
            -----------------------------------------------------
          1          1 600114          32,887.01        7,626.58        40,514 217 N Central         Compton          CA
            -----------------------------------------------------
          2          1 600128          29,033.01        7,865.15        36,898 261 E Vernon          Los Angeles      CA
            -----------------------------------------------------
          3          1 600147          35,947.06        9,803.10        45,750 1811 Jefferson        Los Angeles      CA
            -----------------------------------------------------
          4          1 600171          50,922.01        6,095.14        57,017 1199 E Anaheim St     Long Beach       CA
            -----------------------------------------------------
          5          1 600181          32,534.01       48,801.13        81,335 4155 Telegraph        Oakland          CA
            -----------------------------------------------------
          6          1 600186          30,487.01       19,839.16        50,326 1455 High St          Oakland          CA
            -----------------------------------------------------
          7          1 600187          68,680.01       44,081.35       112,761 1390 Freemont         Seaside          CA
            -----------------------------------------------------
          8          1 600188          49,104.01       26,150.51        75,255 345 E 18th St         Oakland          CA
            -----------------------------------------------------
          9          1 600466          23,722.02        2,036.25        25,758 1105 W Mission        Pomona           CA
            -----------------------------------------------------
         10          1 600621          34,629.06        5,015.55        39,645 15816 Pioneer         Norwalk          CA
            -----------------------------------------------------
         11          1 600663          65,670.04       14,876.52        80,547 7205 S Vermont        Los Angeles      CA
            -----------------------------------------------------
         12          1 600738          46,621.05       13,151.61        59,773 11251 S Western Ave   Los Angeles      CA
            -----------------------------------------------------
         13          1 600739         243,468.11       69,421.49       312,890 344 Imperial Ave      Calexico         CA
            -----------------------------------------------------
         14          1 600741          53,603.18        8,689.57        62,293 710 N Fair Oaks       Pasadena         CA
            -----------------------------------------------------
         15          1 600779          55,281.04       15,579.61        70,861 1030 E Manchester     Los Angeles      CA
            -----------------------------------------------------
         16          1 600781          51,184.08        7,714.51        58,899 10967 Garvey Ave      El Monte         CA
            -----------------------------------------------------
         17          1 600786          31,577.06        6,251.47        37,829 1180 N Hacienda Blvd  La Puente        CA
            -----------------------------------------------------
         18          1 600787          50,805.05        8,194.06        58,999 14155 Ramona Blvd     Baldwin Park     CA
            -----------------------------------------------------
         19          1 600843          58,126.05       16,915.54        75,042 3950 W Century Blvd   Inglewood        CA
            -----------------------------------------------------
         20          1 600850          29,770.04       12,874.95        42,645 912 E Foothill Blvd   Rialto           CA
            -----------------------------------------------------
         21          1 600945          58,400.06       25,550.98        83,951 1415 E Rosecrans      Compton          CA
            -----------------------------------------------------
         22          1 600947          47,339.01       23,644.52        70,984 110 E Charter Way     Stockton         CA
            -----------------------------------------------------
         24          1 600949          35,878.03       11,721.18        47,599 2206 W Rosecrans      Gardena          CA
            -----------------------------------------------------
         25          1 600958          50,476.03       10,808.97        61,285 701 E Huntington Dr   Monrovia         CA
            -----------------------------------------------------
         26          1 600959          44,603.03       24,867.29        69,470 5325 S Figueroa St    Los Angeles      CA
            -----------------------------------------------------
         27          1 600965          62,797.04       18,513.30        81,310 8531 S Figueroa       Los Angeles      CA
            -----------------------------------------------------
         28          1 601021          43,613.05       15,398.57        59,012 4720 S Crenshaw Blvd  Los Angeles      CA
            -----------------------------------------------------
         29          1 601064          33,347.08       12,217.92        45,565 10800 Mac Arthur Blvd Oakland          CA
            -----------------------------------------------------
         30          1 601069          23,401.06       10,407.81        33,809 500 E Holt            Pomona           CA
            -----------------------------------------------------
         31          1 601072          22,037.05       11,180.03        33,217 3801 Stockton Blvd    Sacramento       CA
            -----------------------------------------------------
         32          1 601159          68,406.05       23,917.43        92,323 3726 Del Sol Blvd     San Diego        CA
            -----------------------------------------------------
         33          1 601164          99,300.06       39,554.13       138,854 3040 E 8th St         National City    CA
            -----------------------------------------------------
         34          1 601191          52,623.06       27,029.91        79,653 6210 Broadway         Los Angeles      CA
            -----------------------------------------------------
         35          1 601255          52,624.03       26,791.36        79,415 3146 3180 Main        San Diego        CA
            -----------------------------------------------------
         36          1 601260          26,909.05       15,745.10        42,654 700 E Holt Blvd       Ontario          CA
            -----------------------------------------------------

                                                                             0                                                  0
                                                                     2,444,136                                                 35
                                                                 --------------                                              ----
                                                                     2,444,136                                                 35
                                                                 --------------                                              ----

                                 SCHEDULE 1.1B
                             Specified Asset Sales*

-------------------------------------------------------------------------------
  Rest No.                 Street Address                            City, ST
-------------------------------------------------------------------------------
Open Company Restaurants
    4385      401 EAST MEMORIAL DRIVE                  AHOSKIE, NC
    4387      HWY. 17 BYPASS & CHURCH ST.              HERTFORD, NC
    4390      315 W. MAIN STREET                       MURFREESBORO, NC
    4394      1507 N. MAIN STREET                      TARBORO, NC
    4402      61 HENDERSONVILLE ROAD                   ASHEVILLE, NC
    4403      307 SMOKEY PARK HIGHWAY                  ASHEVILLE, NC
    4405      462 NEW LEICESTER HIGHWAY                ASHEVILLE, NC
    4408      U.S. HIGHWAY 129                         ROBBINSVILLE, NC
    4413      196 BYPASS 28, S.                        ANDERSON, SC
    4417      72 N. 3RD 630 BYPASS N.                  GREENWOOD, SC
    4421      313 EDGEFIELD ROAD                       BELVEDERE, SC
    4428      HWY. 29                                  BYRON, GA
    4435      606 W. OAK STREET, S.E.                  MCRAE, GA
    4436      1232 SOUTH HARRIS STREET                 SANDERSVILLE, GA
    4437      1515 E. UNION STREET                     VIENNA, GA
    4440      GRAY HIGHWAY 129                         GRAY, GA
    4441      4501 RIVER ROAD                          COLUMBUS, GA
    4442      4471 VICTORY DRIVE                       COLUMBUS, GA
    4443      1401 S. SLAPPEY BOULEVARD                ALBANY, GA
    4444      2533 DAWSON ROAD                         ALBANY, GA
    4445      515 N. IRWIN AVENUE                      OCILLA, GA
    4446      106 E. FRANKLIN STREET                   SYLVESTER, GA
    4448      100 W. WALNUT STREET                     EATONTON, GA
    4450      71 HIGHWAY 19                            CAMILLA, GA
    4451      201 BROAD STREET                         CUTHBERT, GA
    4455      214 CENTRAL DRIVE                        EAST DUBLIN, GA
     26

-------------------------------------------------------------------------------
  Rest No.                 Street Address                            City, ST
-------------------------------------------------------------------------------
SURPLUS/CLOSED RESTAURANTS

    4388      110 N. BICKETT BLVD                      LOUISBURG, NC
    4389      U.S. HIGHWAY 168                         MOYOCK, NC
    4393      104 N. BRIGHTLEAF BLVD                   SMITHFIELD, NC
    4397      604 HERRING ST                           WILSON, NC
    4398      2653 NW WARD BLVD                        WILSON, NC
    4399      GILLIAM DR & MAIN ST                     FARMVILLE, VA
    4404      1297 TUNNEL ROAD                         ASHEVILLE, NC
    4407      U.S. HIGHWAY 64                          MURPHY, NC
    4410      SPRING & N. CHURCH ST                    BRYSON CITY, NC
    4411      220 E. MAIN STREET                       SYLVA, NC
    4414      302 PEARMAN DAIRY RD                     ANDERSON, NC
    4418      1005 W. MEETING STREET                   LANCASTER, SC
    4433      3952 PIO NONO AVE                        MACON, GA
    4439      102 N. POPLAR ST                         BUTLER, GA
    4447      701 N. GILMORE AVE                       LANETT, AL
    4453      1606 WYNNTON RD                          COLUMBUS, GA
    4454      1218 S PETERSON AVE                      DOUGLAS, GA
    4456      846 SHURLING DR                          MACON, GA
    4462      HIGHWAY 70 WEST                          LAGRANGE, NC
     19

Subleased
    4391      116 U.S.HWY 64                           PLYMOUTH, NC
    4395      1188 W. 15TH STREET                      WASHINGTON, NC
    4412      1803 N. MAIN STREET                      ANDERSON, SC
    4457      113  RUSSELL PKWY                        WARNER ROBBINS, GA
    4459      2350 N. COLUMBIA STREET                  MILLEDGEVILLE, GA
    4460      101 OLD US 70 EAST                       BLACK MOUNTAIN, NC
    4464      403 S. TARBORO STREET                    WILSON, NC
    4465      1903 HWY 361                             WILSON, NC
      8

*The sale or disposition of the real and personal property located at the above locations are Specified Asset Sales of assets acquired in the Pinetree acquisition and are not subject to the $5,000,000 limitation set forth in clause
(iii) of the definition of "Specified Asset Sales".

                                 SCHEDULE 2.01

                              AFC ENTERPRISES, INC.
                       Credit Agreement dated May 23, 2002

                    COMMITMENT ALLOCATIONS AS OF MAY 23, 2002


                                                     $75,000,000.00                                      $75,000,000.00
                                                    5 Year Revolving         5 Year Revolving              Term Loan A
Lenders                                               Commitments             Pro-rata Share               Commitments
-------                                             ----------------          --------------               -----------

JPMorgan Chase Bank                                   $7,500,000.00             10.000000000%               $7,500,000.00
Credit Suisse First Boston (Atlanta)                  $7,500,000.00             10.000000000%               $7,500,000.00

FleetBoston (Boston)                                  $5,500,000.00              7.333333333%               $5,500,000.00
SunTrust Banks, Inc. (Atlanta)                        $5,500,000.00              7.333333333%               $5,500,000.00
Credit Lyonnais (New York)                            $5,500,000.00              7.333333333%               $5,500,000.00
BankAmerica (Atlanta)                                 $5,500,000.00              7.333333333%               $5,500,000.00

GECC                                                  $5,000,000.00              6.666666667%               $5,000,000.00
ING                                                   $5,000,000.00              6.666666667%               $5,000,000.00
Norinchukin                                           $5,000,000.00              6.666666667%               $5,000,000.00
Rabobank                                              $5,000,000.00              6.666666667%               $5,000,000.00
SouthTrust Bank (Atlanta)                             $5,000,000.00              6.666666667%               $5,000,000.00
Transamerica                                          $5,000,000.00              6.666666667%               $5,000,000.00
Hibernia                                              $4,000,000.00              5.333333333%               $4,000,000.00
SouthWest Bank of Texas                               $4,000,000.00              5.333333333%               $4,000,000.00
                                                     --------------            -------------               --------------
Totals                                               $75,000,000.00            100.000000000%              $75,000,000.00
                                                     ==============            =============               ==============


                                                                                $125,000,000.00
                                                        Term Loan A               Term Loan B             Term Loan B
Lenders                                                Pro-rata Share             Commitments           Pro-rata Share
-------                                                --------------             -----------           --------------

JPMorgan Chase Bank                                     10.000000000%            $64,350,000.00             51.48000%
Credit Suisse First Boston (Atlanta)                    10.000000000%            $52,650,000.00             42.12000%

FleetBoston (Boston)                                     7.333333333%
SunTrust Banks, Inc. (Atlanta)                           7.333333333%             $2,000,000.00              1.60000%
Credit Lyonnais (New York)                               7.333333333%             $2,000,000.00              1.60000%
BankAmerica (Atlanta)                                    7.333333333%

GECC                                                     6.666666667%             $2,000,000.00              1.60000%
ING                                                      6.666666667%
Norinchukin                                              6.666666667%
Rabobank                                                 6.666666667%
SouthTrust Bank (Atlanta)                                6.666666667%
Transamerica                                             6.666666667%             $2,000,000.00              1.60000%
Hibernia                                                 5.333333333%
SouthWest Bank of Texas                                  5.333333333%
                                                         -----------            ---------------            ---------
Totals                                                   100.0000000%           $125,000,000.00            100.00000%
                                                         ===========            ===============            =========

                                         AFC ENTERPRISES, INC.
                                         TERM B LOAN AMOUNT:     $125,000,000.00

                                                                                                  Commitment          Pro-rata
Name of Parent                           Name of Fund                                                Amount              Share
-------------------------------------------------------------------------------------------------------------------------------
ABN AMRO Bank                            ABN AMRO Bank                                            $1,000,000.00         0.8000%
Aladdin                                  Aladdin Capital                                          $1,000,000.00         0.8000%
Allstate                                 Allstate Investments LLC                                 $2,000,000.00         1.6000%
American Express                         American Express Asset Management (El Segundo)           $3,000,000.00         2.4000%
American Money Management                American Money Management Corp (Cincinnati)              $1,000,000.00         0.8000%
Angelo                                   Angelo. Gordon & Co.                                     $2,000,000.00         1.6000%
Bain                                     Bain Capital Inc.                                        $3,000,000.00         2.4000%
Barclays                                 Barclays Capital Asset Management (New York)             $2,000,000.00         1.6000%
                                         Black Diamond Capital Mgmt., L.L.C. (Lake Forest)        $2,000,000.00         1.6000%
                                         Blackrock Group of Funds (NY)                            $2,000,000.00         1.6000%
                                         Blackstone Investment Advisors                           $1,000,000.00         0.8000%
Carlyle                                  Carlyle                                                  $2,000,000.00         1.6000%
CGAM                                     CGAM                                                     $1,000,000.00         0.8000%
                                         CIGNA Investment Management                              $2,000,000.00         1.6000%
Bank of Nova Scotia                      Citadel Hill 2000 Ltd.                                   $1,000,000.00         0.8000%
HVB                                      CPF Asset Advisory                                       $1,000,000.00         0.8000%
Credit Lyonnais                          Credit Lyonnais                                          $2,000,000.00         1.6000%
CSFB                                     Credit Suisse Asset Management Group (NY)                $6,000,000.00         4.8000%
Deerfield                                Deerfield                                                $1,000,000.00         0.8000%
                                         Denali Capital (Oakbrook)                                $2,000,000.00         1.6000%
Eaton Vance Management Inc. (Boston)     Eaton Vance Management Inc. (Boston)                     $7,000,000.00         5.6000%
Bank of Montreal                         FC CBO Ltd.                                              $1,000,000.00         0.8000%

                                         Fidelity Investments (Boston)                            $2,000,000.00         1.6000%
Fleet Bank                               Flagship CLO-2001-1                                      $2,000,000.00         1.6000%
Four corners                             Four corners                                             $1,000,000.00         0.8000%
                                         Franklin Advisors Inc                                    $3,000,000.00         2.4000%
GECC                                     GECC                                                     $2,000,000.00         1.6000%
                                         Golden Tree Asset Management (New York)                  $2,000,000.00         1.6000%
                                         Guggenheim Investment Partners                           $1,000,000.00         0.8000%
Oppenheimer Funds                        Harbour View CLO IV, Ltd.
                                         Harch Capital Management, Inc.                           $1,000,000.00         0.8000%
                                         Highland Capital Management Co (Dallas)                  $3,000,000.00         2.4000%
                                         IKB Capital Corporation (NY)                             $1,000,000.00         0.8000%
                                         Indosuez Capital (New York)                              $2,000,000.00         1.6000%
ING Capital                              ING Capital Advisors (LA)                                $6,000,000.00         4.8000%
IDM                                      Institutional Debt Management (New York)                 $2,000,000.00         1.6000%
                                         Invesco                                                  $2,000,000.00         1.6000%
                                         JH Whitney                                               $1,000,000.00         0.8000%
Antares Capital Corp.                    Mariner                                                  $2,000,000.00         1.6000%
Merrill Lynch                            Merrill AM                                               $3,000,000.00         2.4000%
Morgan Stanley Dean Witter Advisors (NY) Morgan Stanley Prime Income Trust                        $2,000,000.00         1.6000%
Mountain                                 Mountain                                                 $1,000,000.00         0.8000%
New York Life                            New York Life                                            $2,000,000.00         1.6000%
                                         Nomura Corporate Research and Asset Management, Inc.     $2,000,000.00         1.6000%
                                         Octagon Credit Investors                                 $2,000,000.00         1.6000%
Oppenheimer Funds                        Oppenheimer Senior Floating Rate Fund                    $2,000,000.00         1.6000%
Orix                                     Orix                                                     $1,000,000.00         0.8000%
Imperial Credit Asset Management         Pacifica Partners I, LP                                  $1,000,000.00         0.8000%
Pilgrim                                  Pilgrim                                                  $3,000,000.00         2.4000%
PIMCO                                    PIMCO                                                    $2,000,000.00         1.6000%
                                         PPM America Incorporated (Chicago)                       $1,000,000.00         0.8000%
Prudential                               Prudential                                               $1,000,000.00         0.8000%
RBCC                                     RBCC                                                     $1,000,000.00         0.8000%
Scudder                                  Scudder                                                  $2,000,000.00         1.6000%
Stanfield Capital Partners               Stanfield Capital Partners                               $3,000,000.00         2.4000%
Stein Roe Farnham, Inc                   Stein Roe Farnham, Inc                                   $2,000,000.00         1.6000%
Sumitomo Trust & Banking (New York)      Sumitomo Trust & Banking (New York)                      $1,000,000.00         0.8000%
SunAmerica                               SunAmerica                                               $2,000,000.00         1.6000%
                                         SunTrust Bank                                            $2,000,000.00         1.6000%
TransAmerica                             TransAmerica                                             $2,000,000.00         1.6000%
Travelers                                Travelers                                                $2,000,000.00         1.6000%
                                         Trimaran Advisors Llc                                    $1,000,000.00         0.8000%
Trust Company of the West                Trust Company of the West                                $2,000,000.00         1.6000%
Van Kampen American                      Van Kampen American Capital Prime Rate Income Tst
                                           (Oakbrook)                                             $3,000,000.00         2.4000%

                                         --------------------------------------------------------------------------------------
                                                         Total Syndicated Amount:               $125,000,000.00       100.0000%

                                 SCHEDULE 3.15

         s
                                                                                    Total
                                              Type of           # of                Shares         Subsidiary
Borrower              Issuer                  Organization      Shares Owned        Outstanding    Loan Party
--------              ------                  ------------      ------------        -----------    ----------
AFC                   AFC Properties, Inc.    Corporation       500                 500            Yes

                      AFC of Louisiana, LLC   Limited           100% Membership     N/A            Yes
                                              Liability         Interest
                                              Company

                      Seattle Coffee Company  Corporation       500                 500            Yes

                      Cinnabon                Corporation       9,950               9,950          Yes
                      International, Inc.

                      Church's Texas          Limited           100% Membership     N/A            Yes
                      Holdings, LLC           Liability         Interest
                                              Company

                      AFC Holdings of         Limited           100% Membership     N/A            Yes
                      Texas, LLC              Liability         Interest
                                              Company

Seattle Coffee        Seattle's Best          Limited           100% Membership     N/A            Yes
Company               Coffee, LLC             Liability         Interest
                                              Company

                      Torrefazione Italia,    Limited           100% Membership     N/A            Yes
                      LLC                     Liability         Interest
                                              Company

Cinnabon              Cinnabon, Inc.          Corporation       100                 100            Yes
International, Inc.

Church's Texas        CT Restaurants, L.P.    Limited           1% General          N/A            Yes
Holdings, LLC                                 Partnership       Partner Interest

AFC Holdings of       CT Restaurants, L.P.    Limited           99% Limited         N/A            Yes
Texas, LLC                                    Partnership       Partner Interest

                                 SCHEDULE 3.17

-----------------------------------------------------------------------------------------------------
                                  AFC Enterprises, Inc.
                             Schedule of Insurance Policies

-----------------------------------------------------------------------------------------------------
               Type of                     Policy             Insurance              Policy
              Coverage                     Period              Company              Numbers
-----------------------------------------------------------------------------------------------------
 Primary Casualty Program
-----------------------------------------------------------------------------------------------------
 General Liability                     9/21/2001-2002      Liberty Mutual       RG2651004237021



 Seattle Coffee Company-               9/21/2001-2002                           KE1651004237041
 Canadian General Liability

-----------------------------------------------------------------------------------------------------
 Automobile Liability                  9/21/2001-2002      Liberty Mutual       AS2651004237031



-----------------------------------------------------------------------------------------------------
 Workers' Compensation - All States    9/21/2001-2002      Liberty Mutual       WC2651004237011
 Except TX including Seattle Coffee                                               (KS, MT, WI)
 & Cinnabon                                                                     WA265D004237191
                                                                               (all other states)
 Seattle Coffee Company
 Canadian Workers' Compensation &      9/21/2001-2002
 Stop-Gap Employers Liability
                                                                                KE1651004237041
-----------------------------------------------------------------------------------------------------
 Texas Non-Subscription                9/21/2001-2002    Mt. Hawley Ins. Co.       MEI0002890
 Excess Employer's Occupational
 Injury Policy
-----------------------------------------------------------------------------------------------------
 Excess Umbrella Liability
 Coverage Includes AFC, Seattle
 Coffee, and Cinnabon, Inc.
-----------------------------------------------------------------------------------------------------
 First Layer                           9/21/2001-2002            Zurich            AUC9301190

-----------------------------------------------------------------------------------------------------
 Second Layer                          9/21/2001-2002   Federal Ins. (Chubb)     (02) 79749606

-----------------------------------------------------------------------------------------------------
 Third Layer                           9/21/2001-2002      Fireman's Fund      XXK-000-8472-3568

-----------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
              Limits of Coverage                        Premium
-------------------------------------------------------------------------
    5,000,000 General Aggregate                         $476,773
    1,000,000 Each Occurrence
    2,000,000 Products
    1,000,000 Personal/Advertising
              Canadian limits are 175% of the    included in stateside
              U.S. limits.                              premium
     $100,000 Deductible
-------------------------------------------------------------------------
    1,000,000 Each Occurrence                           $80,196
        1,000 Medical Each Person
       UM/PIP Where Mandatory
     $100,000 Deductible
-------------------------------------------------------------------------
    Statutory Workers' Compensation                     $492,686
    1,000,000 Employer's Liability               (includes assessments
                                                    and surcharges)
     $250,000 Deductible

    Statutory Workers' Compensation                 included in GL
     $500,000 Employers Liability

-------------------------------------------------------------------------
   10,000,000 Per Accident                              $115,084.
    5,000,000 Any One Employee
      250,000 Attachment Point, Per Accident
-------------------------------------------------------------------------



-------------------------------------------------------------------------
   50,000,000 Excess of Primary Policy                  $108,200

-------------------------------------------------------------------------
          50% $50M Excess of $50M per                   $21,000
              Occurrence and
-------------------------------------------------------------------------
          50% $50M Excess of $50M Aggregate             $21,000
-------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                     AFC Enterprises, Inc.
                                Schedule of Insurance Policies
----------------------------------------------------------------------------------------------------
 All Risk - Property
----------------------------------------------------------------------------------------------------
 Property/Cargo
 Business Interruption                   12/19/2001       Lexington Ins. Co.        9551764
 Boiler & Machinery                      12/19/2002
 (includes AFC, Cinnabon & Seattle)                        Royal Indemnity         RHD317159

                                                        Hartford Steam Boiler      FBP2262239
----------------------------------------------------------------------------------------------------
Seattle Coffee Company -                 12/19/2001         American Home            88219
Open Cargo                               12/19/2002
----------------------------------------------------------------------------------------------------
Executive Protection
----------------------------------------------------------------------------------------------------
 D&O                                      3/2/2002         Executive Risk.          81680180
                                          3/2/2003
----------------------------------------------------------------------------------------------------
 Excess D&O                               3/2/2002      Zurich Insurance Co.     DOC3751265-01
 Excess D&O                               3/2/2003       Gulf Insurance Co.        GA0349949
 Excess D&O                                                National Union          214 05 65

----------------------------------------------------------------------------------------------------
 Fiduciary Liability                      3/27/2002     Federal Insurance Co.       81257737
 Crime, Special Crime                     3/27/2003

----------------------------------------------------------------------------------------------------
  Employment Practices                12/7/1999-2002    Federal Insurance Co.       81796398
Liability      (EPLI)
----------------------------------------------------------------------------------------------------
  Excess EPLI                         12/7/1999-2002      XL Ins. Co. Ltd.        XL EPL-04839

----------------------------------------------------------------------------------------------------
Pollution
    Pollution & Remediation Legal      1/4/00-1/4/2005   Greenwich Ins. Co.        PEC0000688
              Liability
----------------------------------------------------------------------------------------------------
Media                                     3/27/2002       National Casualty        LS011376C
     Media Liability                      3/27/2003
----------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------
  25,000,000*   Per Occurrence - All Risk                 $573,817
                Coverage
       10,000   Deductible                                $86,554
       50,000   Deductible on losses exceeding
                $100,000
                (See Policy for various                   $19,746
                Sublimits and Deducibles)
---------------------------------------------------------------------------
      500,000   Any one vessel (see policy)               $26,000
        1,000   Transit Deductible (see policy)
---------------------------------------------------------------------------

---------------------------------------------------------------------------
    5,000,000   Limit                                     $182,250
      250,000   Retention

---------------------------------------------------------------------------
   5M X/S $5M                                             $136,350
  5M X/S $10M                                             $99,422
  5M X/S $15M                                             $85,500


---------------------------------------------------------------------------
    5,000,000   Limit                                     $34,116
       25,000   Deductible - Fiduciary
      100,000   Deductible - Crime
---------------------------------------------------------------------------
   20,000,000   Limit                                     $496,425
      500,000   Deductible
---------------------------------------------------------------------------
   20,000,000   Limit excess of $20M                      $193,500

---------------------------------------------------------------------------


    5,000,000   Limit  $25,000 Retention                  $343,320

---------------------------------------------------------------------------
   $5,000,000   Limit                                     $14,459
      $25,000   Deductible
---------------------------------------------------------------------------

* Consists of two layers of coverage with the first or underlying layer of $2,500,000 in limits placed with Lexington and the excess or second layer limits of $22,500,000 placed with Royal Indemnity.


Last printed 8/13/2002 2:35 PM Note: This Summary does not alter the terms of any insurance contract. Reference to policy provisions is recommended for specific information.

                                 SCHEDULE 5.15

                      Quarter End Dates 2002 Through 2010

                                           2002            2003            2004          2005           2006          2007
                                      ---------------------------------------------------------------------------------------------
Fiscal Quarter 1 End Date                   4/21/2002       4/20/2003      4/18/2004     4/17/2005      4/16/2006    4/22/2007
                                      ---------------------------------------------------------------------------------------------
Fiscal Quarter 2 End Date                   7/14/2002       7/13/2003      7/11/2004     7/10/2005       7/9/2006    7/15/2007
                                      ---------------------------------------------------------------------------------------------
Fiscal Quarter 3 End Date                   10/6/2002       10/5/2003      10/3/2004     10/2/2005      10/1/2006    10/7/2007
                                      ---------------------------------------------------------------------------------------------
Fiscal Year End Date                       12/29/2002      12/28/2003     12/26/2004    12/25/2005     12/31/2006   12/30/2007
                                      ---------------------------------------------------------------------------------------------

                                  2008           2009          2010
                               ----------------------------------------
Fiscal Quarter 1 End Date       4/20/2008      4/19/2009     4/18/2010
                               ----------------------------------------
Fiscal Quarter 2 End Date       7/13/2008      7/12/2009     7/11/2010
                               ----------------------------------------
Fiscal Quarter 3 End Date       10/5/2008      10/4/2009     10/3/2010
                               ----------------------------------------
Fiscal Year End Date           12/28/2008     12/27/2009    12/26/2010
                               ---------------------------------------

                                 SCHEDULE 6.01
                             EXISTING INDEBTEDNESS
                         LETTERS OF CREDIT OUTSTANDING

----------------------------------------------------------------------------------------------------------------------------------
                 Date Issued       Final        Original            Current
   L.O.C. #       or Amended     Expiration     Amount                                                    Reason
----------------------------------------------------------------------------------------------------------------------------------
 SYN-91-10011     10/15/1991                   5,720,778.00                       National Fire Insurance Co.
 SYN-93-10034     10/15/1993                                                      Replacement L.O.C.
                   7/6/1998
                   4/6/2000
                   7/5/2000
                  3/20/2001      6/28/2002                       $  900,000.00
----------------------------------------------------------------------------------------------------------------------------------
 SYN-95-10016     10/13/1995                     838,125.00
                   1/1/1996
                   4/1/1996
                   7/1/1996
                  10/20/1998
                   2/1/2000
                  10/2/2000
                  10/23/2001     10/13/2002                      $ 3,187,000.00   Liberty Mutual
----------------------------------------------------------------------------------------------------------------------------------
 SYN-98-10093     10/15/1998                     400,000.00                       Travelers Indemnity Co.-Cinnabon
                   2/9/2001      10/7/2002                       $   10,227.00
----------------------------------------------------------------------------------------------------------------------------------
 SYN-98-10094     10/15/1998     10/15/2002      250,000.00      $   250,000.00   Richard Neumann - Cinnabon purchased 10 bakeries
                                                                                  from a former franchisee, Richard Neumann, who
                                                                                  remained liable for lease guaranties.  This LOC
                                                                                  secures Richard Neumann's guaranty obligations.
----------------------------------------------------------------------------------------------------------------------------------
 SYN-00-10044      7/5/2000      6/28/2002     1,000,000.00      $ 1,000,000.00   OIRE National Washington, LLC - Secures
                                                                                  Company's obligations under SCC's lease of
                                                                                  warehouse/distribution center.
----------------------------------------------------------------------------------------------------------------------------------

                                              TOTAL:             $ 5,347,227.00

                             EXISTING INDEBTEDNESS

-----------------------------------------------------------------------------------------------------------------------------------
OTHER CONTINGENT GUARANTIES:

                                                                                         BALANCE AS OF
LENDER:                                                      BORROWER                       12/31/01

National Western Life Insurance Company                     New Orleans Spice             $355,259.00
(Assumed this Guaranty from 1992 Bankruptcy Settlement.         Company
New Orleans Spice Company is owned by Al Copeland,
AFC's predecessor.  The company manufactures spices for
Popeyes.)

                                                                                                                   CALCULATED
                                                                                                                  PRESENT VALUE AS
GROUND LEASE FOR:                            TENANT                 MONTHLY PAYMENT      EXPIRATION DATE         OF APRIL 21, 2002
Popeyes Unit #112 F                   BP Newman - Popeyes              $3,698.00            1/3/2010                $226,935.00
3565 Greenwood Drive                     Franchisee
Shreveport, LA
-----------------------------------------------------------------------------------------------------------------------------------

                             Existing Indebtedness
                      Capital Lease Schedule of Expiration
                             (as of April 21, 2002)

-----------------------------------------------------------------------------------------------------------------------------
                                                                          PRINCIPAL      INTEREST
            Lessor                  Lease Type         Lease Name          Balance         Rate      Begin Date  Final Pmt
-----------------------------------------------------------------------------------------------------------------------------
GE Capital                      CSI 142774 - 11    CSI 11/ PC 14             13,336.42        8.94%   12/1/1999    6/30/2002
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                Client Server      Informix                   4,596.32       12.00%                7/25/2002
-----------------------------------------------------------------------------------------------------------------------------
                                Client Server      Lightship                  4,596.32       12.00%                7/25/2002
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                POS                CFC P5-97                  7,602.02       12.00%                4/25/2002
-----------------------------------------------------------------------------------------------------------------------------
                                POS                CFC P6-97                 14,621.93       12.00%                5/25/2002
-----------------------------------------------------------------------------------------------------------------------------
                                POS                CFC P7-97                 20,297.51       12.00%                6/25/2002
-----------------------------------------------------------------------------------------------------------------------------
                                POS                CFC P8-97                  1,633.48       12.00%                7/25/2002
-----------------------------------------------------------------------------------------------------------------------------
                                POS                CFC P9-97                 21,037.05       12.00%                7/25/2002
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                POS                PFC P9-97                  3,964.01       12.00%                6/25/2002
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Sharon Investment Co            Land & Building    CFC 3259                 186,984.59       11.45%    8/1/1999     7/1/2014
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Rudolph Futer                   Land               CFC 3263                 261,915.95       11.43%    1/1/1999    12/1/2013
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Captec Financial Group          Land & Building    CFC 3404                 370,823.82       11.31%   11/1/2000    10/1/2015
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
CMN Associates                  Land               CFC Inc Prop 3079        213,601.48       11.50%   12/1/1999    11/1/2010
-----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
Trust Company of Louisiana      Land               PFC 2107                  86,181.51       11.50%    6/1/1998     5/1/2008
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
AAA Net Realty Fund X, LTD      Land & Building    PFC 3287                 205,948.32       11.33%    7/1/1999     6/1/2014
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Captec Financial Group          Land & Building    PFC 3535                 407,069.74       10.85%    2/1/2001     1/1/2016
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                TOTAL CAP LEASE                           1,824,210.47
-----------------------------------------------------------------------------------------------------------------------------

                             EXISTING INDEBTEDNESS

               With respect to all indebtedness specified below,
                 the creditor is Coca Cola Finance Corporation

-----------------------------------------------


Note No.   Note Date   Maturity  Master Current
                         Date     Balance Total
-----------------------------------------------
DD8399     11/15/00     11/17/05    2,550.87
DR5639     02/17/01     02/17/06    3,242.00
DW0081     07/17/01     07/17/06    6,536.54
255001     05/03/00     05/17/05    7,958.72
255001     05/03/00     05/17/05    7,958.72
255001     05/03/00     05/17/05    7,958.72
DS9359     02/17/01     02/17/06   11,338.44
DS9359     02/17/01     02/17/06   11,338.44
500101     03/17/00     03/17/05    8,708.75
500101     03/17/00     03/17/05    8,708.75
DY6526     10/17/01     10/17/06   13,578.19
DY6526     10/17/01     10/17/06   13,578.19
DY6510     10/17/01     10/17/06   14,425.73
DY6510     10/17/01     10/17/06   14,425.73
DY6510     10/17/01     10/17/06   14,425.73
DY4918     10/17/01     10/17/06   14,521.36
DY4918     10/17/01     10/17/06   14,521.36
DY4918     10/17/01     10/17/06   14,521.36
DY4918     10/17/01     10/17/06   14,521.36
EB4496     10/17/01     10/17/06   15,268.51
EB4496     10/17/01     10/17/06   15,268.51
534201     09/01/99     09/17/04   12,584.56
534201     09/01/99     09/17/04   12,584.56
534201     09/01/99     09/17/04   12,584.56
534201     09/01/99     09/17/04   12,584.56
329601     11/17/98     11/17/03    5,932.06
329601     11/17/98     11/17/03    5,932.06
329601     11/17/98     11/17/03    5,932.06
329601     11/17/98     11/17/03    5,932.06
329601     11/17/98     11/17/03    5,932.06
112701     09/01/99     09/17/04    2,736.26
112701     09/01/99     09/17/04    2,736.26
112701     09/01/99     09/17/04    2,736.26
112701     09/01/99     09/17/04    2,736.26
112701     09/01/99     09/17/04    2,736.26
112701     09/01/99     09/17/04    2,736.26
112701     09/01/99     09/17/04    2,736.26
112701     09/01/99     09/17/04    2,736.26
112701     09/01/99     09/17/04    2,736.26
112701     09/01/99     09/17/04    2,736.26
112701     09/01/99     09/17/04    2,736.26
4075701    09/10/97     09/17/02    5,598.03
4075701    09/10/97     09/17/02    5,598.03
4075701    09/10/97     09/17/02    5,598.03
4075701    09/10/97     09/17/02    5,598.03
4075701    09/10/97     09/17/02    5,598.03
4075701    09/10/97     09/17/02    5,598.03
4075701    09/10/97     09/17/02    5,598.03

-----------------------------------------------------------------------------------------------------------------
      Monthly
      Payment
    Amount per
       Rest.     Type of Equipment   Store location or location of equipment   City           State      Zip Code
-----------------------------------------------------------------------------------------------------------------
60.74            Post Mix Equipment     1155 Golf Road                        ROLLING MEADOWS   IL         60008
72.04            Post Mix Equipment     6717 Highway 85                       RIVERDALE         GA         30349
46.65            Post Mix Equipment     4701 Veterans Memorial Blvd           Metairie          LA         70006
56.97            Post Mix Equipment     6232 Elysian Fields Avenue            New Orleans       LA         70122
19.39            Post Mix Equipment     135 Commerce Avenue                   LaGrange          GA         30240
44.86            Post Mix Equipment     1243 Saint Charles Avenue             New Orleans       LA         70130
61.24            Post Mix Equipment     3506 Memorial Drive                   Decatur           GA         30032
38.71            Post Mix Equipment     1401 Lafayette                        Gretna            LA         70053
57.20            Post Mix Equipment     6232 Elysian Fields Avenue            New Orleans       LA         70122
57.25            Post Mix Equipment     4 Canal Street                        New Orleans       LA         70130
71.20            Post Mix Equipment     2767 Clairmont Rd NE                  ATLANTA           GA         70126
84.99            Post Mix Equipment     4480 Chef Menteur Hwy                 NEW ORLEANS       LA         70126
76.06            Post Mix Equipment     683 Boulevard NE                      ATLANTA           GA         30308
06.43            Post Mix Equipment     3825 General Degaulle Dr              NEW ORLEANS       LA         70114
89.69            Post Mix Equipment     6625 Jefferson Hwy                    HARAHAN           LA         70123
71.13            Post Mix Equipment     2691 Windy Hill Rd SE l               MARIETTA          GA         30067
71.35            Post Mix Equipment     2591 Piedmont Rd NE                   ATLANTA           GA         30324
85.04            Post Mix Equipment     1301 Veterans Memorial Blvd           METAIRIE          LA         70005
46.47            Post Mix Equipment     197 Westbank Expy Oakwood M           GRETNA            LA         70005
76.55            Post Mix Equipment     683 BOULEVARD NE                      ATLANTA           GA         30308
54.59            Post Mix Equipment     4480 CHEF MENTEUR HWY                 NEW ORLEANS       LA         70126
55.78            Post Mix Equipment     2801 Candler Rd, Suite 17             Decatur           GA         30034
10.39            Post Mix Equipment     1959 Metropolitan Parkway S           Atlanta           GA         30315
69.16            Post Mix Equipment     1515 E Union Street                   Vienna            GA         31092
50.79            Post Mix Equipment     4041 Magazine Street                  New Orleans       LA         70115
84.95            Post Mix Equipment     US Highway 129 Jones County           Gray              GA         31032
48.49            Post Mix Equipment     3301 Veterans Blvd.                   Metairie          LA         70002
54.29            Post Mix Equipment     3301 Veterans Blvd.                   Metairie          LA         70002
87.75            Post Mix Equipment     1101 Canal Street                     New Orleans       LA         70112
57.57            Post Mix Equipment     9120 Chef Menteur Highway             New Orleans       LA         70127
54.34            Post Mix Equipment     1635 Pleasant Hill Road               Duluth            GA         30136
70.31            Post Mix Equipment     1635 Pleasant Hill Road               Duluth            GA         30136
17.89            Post Mix Equipment     2767 Clairmont Road NE                Atlanta           GA         30329
 1.16            Post Mix Equipment     3301 Veterans Blvd                    Metairie          LA         70002
 1.06            Post Mix Equipment     1301 Veterans Memorial Blvd           Metairie          LA         70005
10.46            Post Mix Equipment     5950 Lapalco Blvd                     Marrero           LA         70072
51.34            Post Mix Equipment     3825 General Defaulle Drive           New Orleans       LA         70114
13.84            Post Mix Equipment     4480 Chef Menteur Highway             New Orleans       LA         70126
 0.00            Post Mix Equipment     9120 Chef Menteur Highway             New Orleans       LA         70127
93.89            Post Mix Equipment     5757 Read Blvd                        New Orleans       LA         70127
52.28            Post Mix Equipment     621 Canal Street                      New Orleans       LA         70130
52.12            Post Mix Equipment     3506 Memorial Drive                   Decatur           GA         30032
10.75            Post Mix Equipment     2385 Wesley Chapel                    Decatur           GA         30035
04.12            Post Mix Equipment     2691 Windy Hill Road SE               Marietta          GA         30067
62.38            Post Mix Equipment     3189 Norcross                         Tucker            GA         30084
77.45            Post Mix Equipment     1635 Pleasant Hill Road               Duluth            GA         30136
63.08            Post Mix Equipment     8059 Tara Blvd.                       Jonesboro         GA         30236
 2.80            Post Mix Equipment     4153 Highway 29                       Lilburn           GA         30247

                             EXISTING INDEBTEDNESS

               With respect to all indebtedness specified below,
                 the creditor is Coca Cola Finance Corporation

--------------------------------------------------
 Note No.   Note Date    Maturity  Master Current
                           Date     Balance Total
--------------------------------------------------
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
 4075701    09/10/97     09/17/02     5,598.03
--------------------------------------------------

--------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
      Monthly
      Payment
    Amount per
       Rest.     Type of Equipment   Store location or location of equipment   City           State      Zip Code
-----------------------------------------------------------------------------------------------------------------
   55.05         Post Mix Equipment     6717 Highway 85                       Riverdale         GA         30274
   64.60         Post Mix Equipment     2330 Ronald Reagan                    Snellville        GA         30278
   65.26         Post Mix Equipment     683 Boulevard NE                      Atlanta           GA         30308
   73.13         Post Mix Equipment     515 Lee Street SW                     Atlanta           GA         30310
   78.02         Post Mix Equipment     610 Cascade Avenue SW                 Atlanta           GA         30310
   73.14         Post Mix Equipment     2685 Stewart Avenue SW                Atlanta           GA         30315
   97.50         Post Mix Equipment     2591 Piedmont Road NE                 Atlanta           GA         30324
   86.73         Post Mix Equipment     2767 Clairmont Road NE                Atlanta           GA         30329
   50.83         Post Mix Equipment     4498 Chamblee                         Atlanta           GA         30338
   82.60         Post Mix Equipment     4605 Airline Highway                  Metairie          LA         70001
   56.17         Post Mix Equipment     7212 Veterans                         Metairie          LA         70003
   80.25         Post Mix Equipment     8901 Airline Highway                  Metairie          LA         70003
   70.74         Post Mix Equipment     1301 Veterans                         Metairie          LA         70005
   86.44         Post Mix Equipment     4701 Veterans                         Metairie          LA         70006
   79.85         Post Mix Equipment     620 W. Judge Perez Drive              Chalmette         LA         70043
   86.46         Post Mix Equipment     1920 E. Judge Perez Drive             Chalmette         LA         70043
  107.44         Post Mix Equipment     2148 Belle Chasse                     Gretna            LA         70053
   37.73         Post Mix Equipment     445 Terry Parkway                     Gretna            LA         70056
   27.31         Post Mix Equipment     3016 Loyola Drive                     Kenner            LA         70065
   93.34         Post Mix Equipment     3444 Williams Blvd.                   Kenner            LA         70065
   57.53         Post Mix Equipment     4905 Westbank Expressway              Marrero           LA         70072
   80.03         Post Mix Equipment     5950 Lapalco Blvd                     Marrero           LA         70072
   80.03         Post Mix Equipment     2912 Highway 90 W                     Westwego          LA         70094
   21.88         Post Mix Equipment     1101 Canal Street                     New Orleans       LA         70112
   36.07         Post Mix Equipment     2500 Saint Claude Avenue              New Orleans       LA         70117
   89.31         Post Mix Equipment     1501 Elysian Fields                   New Orleans       LA         70117
   27.63         Post Mix Equipment     5600 Saint Claude Avenue              New Orleans       LA         70117
   94.92         Post Mix Equipment     3100 S. Carrollton                    New Orleans       LA         70118
   56.28         Post Mix Equipment     1414 S. Carrollton                    New Orleans       LA         70118
   83.90         Post Mix Equipment     2000 Gentilly Blvd.                   New Orleans       LA         70119
   36.07         Post Mix Equipment     301 N Broad Street                    New Orleans       LA         70119
   80.10         Post Mix Equipment     2201 Saint Bernard                    New Orleans       LA         70119
   36.07         Post Mix Equipment     4433 Jefferson Highway                New Orleans       LA         70121
   58.80         Post Mix Equipment     1558 Mirabeau Avenue                  New Orleans       LA         70122
   46.00         Post Mix Equipment     6232 Elysian Fields                   New Orleans       LA         70122
   99.48         Post Mix Equipment     6625 Jefferson Highway                New Orleans       LA         70123
   36.07         Post Mix Equipment     3008 Napoleon Avenue                  New Orleans       LA         70125
   48.46         Post Mix Equipment     7118 Downman Road                     New Orleans       LA         70126
   89.00         Post Mix Equipment     4480 Chef Menteur                     New Orleans       LA         70126
-----------------------------------------------------------------------------------------------------------------
5,617.25
-----------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 6.02
                                     LIENS

               With respect to all indebtedness specified below,
                 the creditor is Coca Cola Finance Corporation

------------------------------------------------

Note No.   Note Date    Maturity  Master Current
                          Date     Balance Total
------------------------------------------------
DD8399     11/15/00     11/17/05      2,550.87
DR5639     02/17/01     02/17/06      3,242.00
DW0081     07/17/01     07/17/06      6,536.54
255001     05/03/00     05/17/05      7,958.72
255001     05/03/00     05/17/05      7,958.72
255001     05/03/00     05/17/05      7,958.72
DS9359     02/17/01     02/17/06     11,338.44
DS9359     02/17/01     02/17/06     11,338.44
500101     03/17/00     03/17/05      8,708.75
500101     03/17/00     03/17/05      8,708.75
DY6526     10/17/01     10/17/06     13,578.19
DY6526     10/17/01     10/17/06     13,578.19
DY6510     10/17/01     10/17/06     14,425.73
DY6510     10/17/01     10/17/06     14,425.73
DY6510     10/17/01     10/17/06     14,425.73
DY4918     10/17/01     10/17/06     14,521.36
DY4918     10/17/01     10/17/06     14,521.36
DY4918     10/17/01     10/17/06     14,521.36
DY4918     10/17/01     10/17/06     14,521.36
EB4496     10/17/01     10/17/06     15,268.51
EB4496     10/17/01     10/17/06     15,268.51
534201     09/01/99     09/17/04     12,584.56
534201     09/01/99     09/17/04     12,584.56
534201     09/01/99     09/17/04     12,584.56
534201     09/01/99     09/17/04     12,584.56
329601     11/17/98     11/17/03      5,932.06
329601     11/17/98     11/17/03      5,932.06
329601     11/17/98     11/17/03      5,932.06
329601     11/17/98     11/17/03      5,932.06
329601     11/17/98     11/17/03      5,932.06
112701     09/01/99     09/17/04      2,736.26
112701     09/01/99     09/17/04      2,736.26
112701     09/01/99     09/17/04      2,736.26
112701     09/01/99     09/17/04      2,736.26
112701     09/01/99     09/17/04      2,736.26
112701     09/01/99     09/17/04      2,736.26
112701     09/01/99     09/17/04      2,736.26
112701     09/01/99     09/17/04      2,736.26
112701     09/01/99     09/17/04      2,736.26
112701     09/01/99     09/17/04      2,736.26
112701     09/01/99     09/17/04      2,736.26
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03

-----------------------------------------------------------------------------------------------------------------
      Monthly
      Payment
    Amount per
       Rest.     Type of Equipment   Store location or location of equipment   City           State      Zip Code
-----------------------------------------------------------------------------------------------------------------
   60.74         Post Mix Equipment     1155 Golf Road                        ROLLING MEADOWS    IL        60008
   72.04         Post Mix Equipment     6717 Highway 85                       RIVERDALE          GA        30349
   46.65         Post Mix Equipment     4701 Veterans Memorial Bl             Metairie           LA        70006
   56.97         Post Mix Equipment     6232 Elysian Fields Avenu             New Orleans        LA        70122
  119.39         Post Mix Equipment     135 Commerce Avenue                   LaGrange           GA        30240
   44.86         Post Mix Equipment     1243 Saint Charles Avenue             New Orleans        LA        70130
   61.24         Post Mix Equipment     3506 Memorial Drive                   Decatur            GA        30032
  138.71         Post Mix Equipment     1401 Lafayette                        Gretna             LA        70053
   57.20         Post Mix Equipment     6232 Elysian Fields Avenu             New Orleans        LA        70122
   57.25         Post Mix Equipment     4 Canal Street                        New Orleans        LA        70130
  171.20         Post Mix Equipment     2767 Clairmont Rd NE                  ATLANTA            GA        70126
   84.99         Post Mix Equipment     4480 Chef Menteur Hwy                 NEW ORLEANS        LA        70126
   76.06         Post Mix Equipment     683 Boulevard NE                      ATLANTA            GA        30308
  106.43         Post Mix Equipment     3825 General Degaulle Dr              NEW ORLEANS        LA        70114
   89.69         Post Mix Equipment     6625 Jefferson Hwy                    HARAHAN            LA        70123
   71.13         Post Mix Equipment     2691 Windy Hill Rd SE l               MARIETTA           GA        30067
   71.35         Post Mix Equipment     2591 Piedmont Rd NE                   ATLANTA            GA        30324
   85.04         Post Mix Equipment     1301 Veterans Memorial Bl             METAIRIE           LA        70005
   46.47         Post Mix Equipment     197 Westbank Expy Oakwood             GRETNA             LA        70005
   76.55         Post Mix Equipment     683 BOULEVARD NE                      ATLANTA            GA        30308
   54.59         Post Mix Equipment     4480 CHEF MENTEUR HWY                 NEW ORLEANS        LA        70126
   55.78         Post Mix Equipment     2801 Candler Rd, Suite 17             Decatur            GA        30034
  110.39         Post Mix Equipment     1959 Metropolitan Parkway             Atlanta            GA        30315
   69.16         Post Mix Equipment     1515 E Union Street                   Vienna             GA        31092
   50.79         Post Mix Equipment     4041 Magazine Street                  New Orleans        LA        70115
   84.95         Post Mix Equipment     US Highway 129 Jones Coun             Gray               GA        31032
   48.49         Post Mix Equipment     3301 Veterans Blvd.                   Metairie           LA        70002
   54.29         Post Mix Equipment     3301 Veterans Blvd.                   Metairie           LA        70002
   87.75         Post Mix Equipment     1101 Canal Street                     New Orleans        LA        70112
   57.57         Post Mix Equipment     9120 Chef Menteur Highway             New Orleans        LA        70127
   54.34         Post Mix Equipment     1635 Pleasant Hill Road               Duluth             GA        30136
   70.31         Post Mix Equipment     1635 Pleasant Hill Road               Duluth             GA        30136
   17.89         Post Mix Equipment     2767 Clairmont Road NE                Atlanta            GA        30329
    1.16         Post Mix Equipment     3301 Veterans Blvd                    Metairie           LA        70002
    1.06         Post Mix Equipment     1301 Veterans Memorial Bl             Metairie           LA        70005
   10.46         Post Mix Equipment     5950 Lapalco Blvd                     Marrero            LA        70072
   51.34         Post Mix Equipment     3825 General Defaulle Dri             New Orleans        LA        70114
   13.84         Post Mix Equipment     4480 Chef Menteur Highway             New Orleans        LA        70126
    0.00         Post Mix Equipment     9120 Chef Menteur Highway             New Orleans        LA        70127
   93.89         Post Mix Equipment     5757 Read Blvd                        New Orleans        LA        70127
   52.28         Post Mix Equipment     621 Canal Street                      New Orleans        LA        70130
   52.12         Post Mix Equipment     3506 Memorial Drive                   Decatur            GA        30032
   10.75         Post Mix Equipment     2385 Wesley Chapel                    Decatur            GA        30035
  104.12         Post Mix Equipment     2691 Windy Hill Road SE               Marietta           GA        30067
   62.38         Post Mix Equipment     3189 Norcross                         Tucker             GA        30084
   77.45         Post Mix Equipment     1635 Pleasant Hill Road               Duluth             GA        30136
   63.08         Post Mix Equipment     8059 Tara Blvd.                       Jonesboro          GA        30236
    2.80         Post Mix Equipment     4153 Highway 29                       Lilburn            GA        30247
   55.05         Post Mix Equipment     6717 Highway 85                       Riverdale          GA        30274

------------------------------------------------

Note No.   Note Date    Maturity  Master Current
                          Date     Balance Total
------------------------------------------------
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
4075701    09/10/97     09/17/02      5,598.03
------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
      Monthly
      Payment
    Amount per
       Rest.     Type of Equipment   Store location or location of equipment   City           State      Zip Code
-----------------------------------------------------------------------------------------------------------------
   64.60         Post Mix Equipment     2330 Ronald Reagan                    Snellville         GA        30278
   65.26         Post Mix Equipment     683 Boulevard NE                      Atlanta            GA        30308
   73.13         Post Mix Equipment     515 Lee Street SW                     Atlanta            GA        30310
   78.02         Post Mix Equipment     610 Cascade Avenue SW                 Atlanta            GA        30310
   73.14         Post Mix Equipment     2685 Stewart Avenue SW                Atlanta            GA        30315
   97.50         Post Mix Equipment     2591 Piedmont Road NE                 Atlanta            GA        30324
   86.73         Post Mix Equipment     2767 Clairmont Road NE                Atlanta            GA        30329
   50.83         Post Mix Equipment     4498 Chamblee                         Atlanta            GA        30338
   82.60         Post Mix Equipment     4605 Airline Highway                  Metairie           LA        70001
   56.17         Post Mix Equipment     7212 Veterans                         Metairie           LA        70003
   80.25         Post Mix Equipment     8901 Airline Highway                  Metairie           LA        70003
   70.74         Post Mix Equipment     1301 Veterans                         Metairie           LA        70005
   86.44         Post Mix Equipment     4701 Veterans                         Metairie           LA        70006
   79.85         Post Mix Equipment     620 W. Judge Perez Drive              Chalmette          LA        70043
   86.46         Post Mix Equipment     1920 E. Judge Perez Drive             Chalmette          LA        70043
  107.44         Post Mix Equipment     2148 Belle Chasse                     Gretna             LA        70053
   37.73         Post Mix Equipment     445 Terry Parkway                     Gretna             LA        70056
   27.31         Post Mix Equipment     3016 Loyola Drive                     Kenner             LA        70065
   93.34         Post Mix Equipment     3444 Williams Blvd.                   Kenner             LA        70065
   57.53         Post Mix Equipment     4905 Westbank Expressway              Marrero            LA        70072
   80.03         Post Mix Equipment     5950 Lapalco Blvd                     Marrero            LA        70072
   80.03         Post Mix Equipment     2912 Highway 90 W                     Westwego           LA        70094
   21.88         Post Mix Equipment     1101 Canal Street                     New Orleans        LA        70112
   36.07         Post Mix Equipment     2500 Saint Claude Avenue              New Orleans        LA        70117
   89.31         Post Mix Equipment     1501 Elysian Fields                   New Orleans        LA        70117
   27.63         Post Mix Equipment     5600 Saint Claude Avenue              New Orleans        LA        70117
   94.92         Post Mix Equipment     3100 S. Carrollton                    New Orleans        LA        70118
   56.28         Post Mix Equipment     1414 S. Carrollton                    New Orleans        LA        70118
   83.90         Post Mix Equipment     2000 Gentilly Blvd.                   New Orleans        LA        70119
   36.07         Post Mix Equipment     301 N Broad Street                    New Orleans        LA        70119
   80.10         Post Mix Equipment     2201 Saint Bernard                    New Orleans        LA        70119
   36.07         Post Mix Equipment     4433 Jefferson Highway                New Orleans        LA        70121
   58.80         Post Mix Equipment     1558 Mirabeau Avenue                  New Orleans        LA        70122
   46.00         Post Mix Equipment     6232 Elysian Fields                   New Orleans        LA        70122
   99.48         Post Mix Equipment     6625 Jefferson Highway                New Orleans        LA        70123
   36.07         Post Mix Equipment     3008 Napoleon Avenue                  New Orleans        LA        70125
   48.46         Post Mix Equipment     7118 Downman Road                     New Orleans        LA        70126
   89.00         Post Mix Equipment     4480 Chef Menteur                     New Orleans        LA        70126
-----------------------------------------------------------------------------------------------------------------
5,617.25
-----------------------------------------------------------------------------------------------------------------

                                  SCHEDULE 6.08

                              EXISTING RESTRICTIONS

Restrictions contained in Senior Subordinated Notes entered into May 21, 1997, which are to be called and repaid on or before that date which is sixty (60) days after the Tranche A Term Loan Borrowing Date.

                                                                       EXHIBIT A

                            ASSIGNMENT AND ASSUMPTION


         Reference is made to the Credit Agreement dated as of [ ] (as amended and in effect on the date hereof, the "Credit Agreement"), among [ ], the Lenders named therein JPMCB, as Administrative Agent for the Lenders and JPMorgan Securities Inc. and Credit Suisse First Boston as Co-Lead Arrangers. Terms defined in the Credit Agreement are used herein with the same meanings.

         The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Revolving Loans, Tranche A Term Loans and/or Tranche B Term Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

         This Assignment and Assumption is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.

         This Assignment and Assumption shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

                                                      Percentage Assigned of
                                                      Facility/Commitment
                                                      (set forth, to at
                                                      least 8 decimals, as
                          Principal Amount Assigned   a percentage of the
                                                      Facility and the
                                                      aggregate
                                                      Commitments of all
                                                      Lenders thereunder)
Facility
Commitment Assigned:       $                                              %
Revolving Loans:           $                                              %
Tranche A Term Loans       $                                              %
Tranche B Term Loans       $                                              %

The terms set forth above and on the reverse side hereof are hereby agreed to:


                                      [Name of Assignor]   , as Assignor


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:


                                      [Name of Assignee]   , as Assignee


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:

The undersigned hereby consent to the within assignment:(14)


Name of Borrower],                            JPMorgan Chase Bank,
                                              as Administrative Agent,


By:                                           By:
    -------------------------                    -------------------------
    Name:                                        Name:
    Title:                                       Title:]


------------------
(14) Consents to be included to the extent required by Section 9.04(b) of the Credit Agreement.

                                                                     EXHIBIT B-1


               [COHEN POLLOCK MERLIN AXELROD & SMALL LETTERHEAD]


                                                          May 23, 2002


JPMorgan Chase Bank, as Administrative
Agent, and the Lenders referred to in the Credit Agreement (as hereinafter defined)
712 Main Street
Houston, Texas 77002

J. P. Morgan Securities Inc., as Joint Bookrunner
And Co-Lead Arranger
712 Main Street, 7th Floor
Houston, Texas  77002

Credit Suisse First Boston, as Joint Bookrunner
And Co-Lead Arranger
Eleven Madison Avenue
New York, New York 10010-3629
Attention:  William O'Daly

         Re: Credit Agreement dated as of May 23, 2002 by and among AFC Enterprises, Inc., JP Morgan Chase Bank, as Administrative Agent for J. P. Morgan Securities Inc. and Credit Suisse First Boston, as Joint Bookrunners and Co-Lead Arrangers, and the financial institutions listed therein as Lenders
                  Our File #18035

Ladies and Gentlemen:

         We have acted as special counsel to (i) AFC Enterprises, Inc., a Minnesota corporation (the "BORROWER"), (ii) Cinnabon International, Inc., a Delaware corporation ("CII") and wholly owned subsidiary of the Borrower, (iii) Cinnabon, Inc., a Washington corporation ("CI") and wholly owned subsidiary of CII, (iv) Seattle Coffee Company, a Georgia corporation ("SCC") and wholly owned subsidiary of the Borrower, (v) Seattle's Best Coffee, LLC, a Washington limited liability company ("SBC") and wholly owned subsidiary of SCC, (vi) Torrefazione Italia, LLC, a Washington limited liability company ("TI") and wholly owned subsidiary of SCC, (vii) AFC Properties, Inc., a Georgia corporation ("AFCPI") and wholly owned subsidiary of the Borrower, (viii) CT Restaurants, L.P., a

JPMorgan Chase Bank
J.P. Morgan Securities Inc
Credit Suisse First Boston
The Lenders listed in the Credit Agreement
May 23, 2002


Texas limited partnership ("CT") and wholly owned subsidiary of CTH (as defined below) and AFC Holdings (as defined below), (ix) AFC of Louisiana, LLC, a Georgia limited liability company ("AFCL") and wholly owned subsidiary of the Borrower, (x) AFC Holdings of Texas, LLC, a Georgia limited liability company ("AFC HOLDINGS") and wholly owned subsidiary of the Borrower, and (xi) Church's Texas Holdings, LLC, a Georgia limited liability company ("CTH") and wholly owned subsidiary of the Borrower, in connection with that certain Credit Agreement dated as of May __, 2002 (the "Credit Agreement") among the Borrower, J.P. Morgan Securities Inc. ("JPMorgan") and Credit Suisse First Boston ("CSFB"), as Joint Bookrunners and Co-Lead Arrangers, and JPMorgan Chase Bank (the "Administrative Agent"), as Administrative Agent for the financial institutions set forth in the Credit Agreement on Schedule 2.01 (each, including the Lenders described in the Credit Agreement, JPMorgan, CSFB , and the Administrative Agent, are referred to herein individually as a "Lender" and collectively as "Lenders"). SCC, AFCPI, AFCL, AFC Holdings, and CTH, are referred to herein, individually, as a "Subsidiary" and, collectively, as the "Subsidiaries". This opinion is being delivered with respect to the Subsidiaries pursuant to subsection 4.01(b) of the Credit Agreement.

         Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement, and, if not defined therein, as set forth in the Collateral Agreement (as such agreement is defined below). As used herein:

         (a) "UCC" means the Filing State UCC (as such term is defined below).

         (b) "UCC Collateral" means that portion of the following collateral to the extent such collateral is of a type subject to Article 9 of the UCC: (a) the
Article 9 Collateral (as such term is defined in the Collateral Agreement), (b) the Pledged Collateral (as such term is defined in the Collateral Agreement) and
(c) the Possessory Certificates (as such term is defined below).

         (c) "Filing State" means Georgia.

         (d) "Filing State UCC" means the Uniform Commercial Code as in effect on the date hereof in the Filing State (without regard to laws referenced in Section 9-201 thereof).

         (e) "Possessory Certificates" means the certificates identified on
SCHEDULE 1 attached hereto and made a part hereof.

JPMorgan Chase Bank
J.P. Morgan Securities Inc
Credit Suisse First Boston
The Lenders listed in the Credit Agreement
May 23, 2002

         We are licensed to practice law only in the state of Georgia; therefore, this letter of opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of Georgia. No opinion is being expressed with respect to any matter which may arise under the laws of any other jurisdiction or any effect which such laws might have on the opinions herein set forth.

         In connection with this opinion, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, without limitation, a certified copy of the organization documents identified on SCHEDULE 2, attached hereto and made a part hereof, as to each Subsidiary's existence in the State of Georgia (collectively, the "Secretary of State's Certificates"). We have also reviewed the following documents, all dated as of the date of this letter:

         (a) The Credit Agreement;

         (b) The Guarantee and Collateral Agreement (the "Collateral
Agreement");

         (c) the Possessory Certificates (as defined herein) identified on
SCHEDULE 1; and

         (d) an unfiled copy of a financing statement identifying the name of each Subsidiary listed on SCHEDULE 3 attached hereto and made a part hereof, as debtor, and "JPMorgan Chase Bank, as Collateral Agent", as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the filing office identified opposite each Subsidiary's name on
SCHEDULE 3 attached hereto and made a part hereof (such filing office(s), the "Filing Office(s)" and such financing statement, the "Financing Statement(s)").

         The documents referenced in items (a) through (d) above are collectively referred to herein as the "Loan Documents." The documents referenced in items (b), (c) and (d) above are collectively referred to herein as the "Collateral Documents."

         In examining the above documents, we have assumed the genuineness of all signatures (other than signatures of representatives of the Subsidiaries, with which we are familiar), the authenticity of all documents purporting to be originals and the conformity to the originals of all documents purporting to be copies.

JPMorgan Chase Bank
J.P. Morgan Securities Inc
Credit Suisse First Boston
The Lenders listed in the Credit Agreement
May 23, 2002


         With respect to matters of fact, we have assumed, without undertaking to verify such facts by independent investigation, the accuracy, as of the date of this letter as well as the date made, of each Secretary of State's Certificate, and have relied upon all representations and warranties in the Loan Documents and the accuracy of all certificates of officers of Borrower, officers, members or partners of the Subsidiaries, of public officials and of others.

         Except with respect to the Subsidiaries, we also have assumed, for purposes of the opinions herein expressed, without any inquiry or other investigation, that each party to the Loan Documents (i) is duly incorporated or otherwise duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has all requisite power and authority to execute, deliver, and perform its obligations under the Loan Documents and each of the other documents and agreements executed by it with respect to the transactions contemplated thereby to which such Persons are parties; and (iii) has duly authorized, executed and delivered each of the Loan Documents to which it is a party. We have also assumed, for purposes of the opinions herein expressed, without any inquiry or other investigation, that with respect to each party to the Loan Documents, including without limitation, the Subsidiaries, the Loan Documents constitute the legal, valid and binding obligation of each party thereto, enforceable against it in accordance with its terms. Except as expressly covered in this opinion, we do not express any opinion as to the effect of compliance by the Administrative Agent and each of the Lenders with any state or federal laws or regulations applicable to the transactions because of the nature of any of their businesses.

         With respect to the Loan Documents and all of the other documents with respect to the transactions contemplated thereby, we have further assumed that, to the extent certain standards of conduct may be imposed as a matter of law on the Administrative Agent or Lenders as a condition to or a requirement for enforceability (including, without limitation, any requirement that the Administrative Agent or Lenders act reasonably, in good faith, in a commercially reasonable manner, or otherwise in compliance with applicable law), the Administrative Agent and Lenders will comply with such standards of conduct.

         We have also assumed, without any inquiry or other investigation, that
(i) each Subsidiary owns, or with respect to after-acquired property will own, the UCC Collateral granted by it, and we express no opinion as to the nature or extent of each Subsidiary's rights in any of the applicable UCC Collateral and we note that with respect to any after-acquired property, the security interest will not attach until such Subsidiary acquires ownership; (ii) the funds to be loaned or advanced to Borrower, as contemplated by the Credit Agreement, will be delivered to, and received by, Borrower; (iii) the obligations of Subsidiaries to Lenders have not been previously satisfied; (iv) all restrictions

JPMorgan Chase Bank
J.P. Morgan Securities Inc
Credit Suisse First Boston
The Lenders listed in the Credit Agreement
May 23, 2002


contained in the Credit Agreement regarding Borrower's right to use the proceeds of the Loans are commercially reasonable and imposed by the Lenders in good faith; (v) the rate of interest to be charged under the Loan Documents will not exceed 5% per month; (vi) there will not occur with respect to any transaction contemplated by the Loan Documents any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and (vii) there is no agreement or understanding, whether written or oral, between any party to any Loan Document, and there is no usage of trade or course of dealing between any such party and any other person, that would limit, define, supplement or qualify any provision of such Loan Document.

         We note that we have delivered to you our opinion with respect to each Subsidiary's status as a "registered organization." Except to the extent that this determination is an element of your choice of law analysis, we express no opinion with respect to the choice of law governing perfection, the effect of perfection and non-perfection or priority of the security interest.

         No opinion is expressed herein with respect to (a) the validity, binding effect or enforceability of those provisions of the documents described herein which provide or may be deemed to provide that neither the Administrative Agent nor any Lender is required to furnish reasonable notification of disposition of collateral pursuant to Section 9-611 of the UCC or otherwise to act in good faith in a commercially reasonable manner with respect to disposition of collateral; (b) those provisions of the Loan Documents which may require payment of interest on unpaid interest; (c) any matter involving the Federal Trade Commission or any state commission or similar body which regulates franchises and franchising activities; (d) any matters involving the Environmental Protection Agency, any state environmental protection agency or any federal or state statute, rule or regulation related to environmental protection; (e) the Employee Retirement Income Security Act of 1974 (as amended); (f) state or federal securities, commodities, futures, or "blue sky" laws; (g) state or federal antifraud or antitrust laws; (h) any matters arising out of or in connection with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, 12 U.S.C. Sections 1811 et seq. or the Federal Deposit Insurance Corporation Improvements Act of 1991 (in each case, as amended); (i) the validity or enforceability of a security interest in or assignment of any account receivable with respect to which the account debtor is the United States, or any agency, department or instrumentality of the United States, or in any other UCC Collateral which is the subject of Federal law; (j) whether the borrowing evidenced by the Loan Documents is usurious under applicable laws; (k) the effect of any land use law, rule, regulation or ordinance; or (l) federal, state or local taxes.

JPMorgan Chase Bank
J.P. Morgan Securities Inc
Credit Suisse First Boston
The Lenders listed in the Credit Agreement
May 23, 2002


         We express no opinion with respect to the priority, validity or attachment of the security interest, but have assumed for purposes of the opinions set forth herein that such security interest is valid and has attached under the laws of the State of New York.

         Further, the opinions expressed herein are subject to, limited and qualified by, (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, marshaling, arrangement, assignment for benefit of creditors, fraudulent transfer, fraudulent conveyance or other statute, rule, regulation or other law affecting the rights of creditors generally (heretofore or hereafter enacted to the extent constitutionally applicable) regardless of whether enforcement is sought in a proceeding in equity or at law; (ii) any general principle of equity, whether applied by a court of law or equity (including, but not limited to, any principle (a) governing the availability of discretion of a court, (b) affording any equitable defense, (c) requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract by a party seeking the enforcement of such contract, (d) requiring consideration of the materiality of a breach of a contract by a party against whom or which the enforcement of such contract is sought and consideration of the consequences of such breach to a party seeking such enforcement, (e) requiring consideration at the time the enforcement of a contract is attempted of the impracticality or impossibility of the performance of such contract, or
(f) affording any defense to the enforcement of a contract based upon the unconscionability of the conduct after such contract has been entered into of a party seeing such enforcement); (iii) the effect of course of dealing, course of performance or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement; (iv) the possible unenforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; (v) the effect of O.C.G.A. Section 13-1-11 on provisions relating to attorneys fees;
(vi) the possible unenforceability of provisions permitting modifications of an agreement only in writing; (vii) the possible unenforceability of provisions to the effect that the provisions of an agreement are severable; (viii) the effect of laws requiring mitigation of damages; (ix) Lender's right to collect any payment due to the extent that such payment constitutes a penalty, forfeiture or late payment charge; (x) the possible unenforceability of those provisions of the Collateral Agreement that purport to secure any advances or other extensions of credit other than advances made pursuant to the Credit Agreement; (xi) the possible unenforceability of provisions of the Loan Documents allowing Lender to set off or apply any of the Borrower's deposit to such entities obligations under the Loan Documents without prior notice being given to the Borrower or to exercise other remedial rights without notice to the Borrower; (xii) the judicial application of the law of, or a governmental act of, a non-United States jurisdiction; (xiii) the illegality of all or any portion of a Loan Document under the law of any jurisdiction other than Georgia in which such Loan Document is performed; and (xiv) the

JPMorgan Chase Bank
J.P. Morgan Securities Inc
Credit Suisse First Boston
The Lenders listed in the Credit Agreement
May 23, 2002


perfection of a security interest with respect to any proceeds (as such term in defined in Section 9-102(a)(63) of the UCC, except to the extent provided in
Section 9-315 of the UCC and, in addition, we call to your attention that in the case of certain types of proceeds, other parties such as holders in due course, protected purchasers of securities, persons who obtain control over securities entitlements and buyers in the ordinary course of business may acquire a superior interest or may take their interest free of the security interest of a secured party.

         Certain remedial and exculpatory provisions contained in the Loan Documents may be unenforceable including (i) certain self-help provisions and provisions which purport to create evidentiary standards or standards of care;
(ii) provisions which purport to restrict access to legal or equitable remedies or to waive or release any statutory provisions or common law rights or benefits that may not be waived or released; (iii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and (iv) provisions regarding indemnification against liabilities where such indemnification is contrary to public policy.

         Any qualification of the opinions herein to "our knowledge" or "the best of our knowledge" means the actual awareness of information by the lawyers in our firm who have had actual involvement (i) in acting as counsel in connection with the transactions contemplated by the Loan Documents; (ii) in the preparation of this letter of opinion; or (iii) in rendering specific legal advice in connection with the operations and business affairs of our clients, when called upon to do so. References "to our knowledge" or "best of our knowledge" shall not create or infer any obligation on our part to have undertaken any investigation or inquiry with respect to the matters with respect to which such references are made.

         Based upon and subject to all qualifications, conditions, limitations, exceptions and assumptions set forth in this letter, we are of the opinion that, as of the date hereof:

         (1) SCC, AFCPI, AFCL, CTH, and AFC Holdings are duly organized and validly existing in the State of Georgia.

         (2) The execution and delivery by the Subsidiaries of the Loan Documents and their compliance with the terms and conditions thereof, to the extent to which they are parties thereto, do not conflict with, result in a breach or violation of, or constitute a default under, any of the terms, conditions or provisions of the Articles of Incorporation, Bylaws, Articles of Organization, or Operating Agreement of the Subsidiaries, as the case may be.

JPMorgan Chase Bank
J.P. Morgan Securities Inc
Credit Suisse First Boston
The Lenders listed in the Credit Agreement
May 23, 2002


         (3) The Loan Documents have been duly authorized, executed and delivered by each Subsidiary, to the extent it is a party thereto.

         (4) Pursuant to the Collateral Agreement, each Subsidiary has authorized for purposes of Section 9-509 of the Filing State UCC the filing of the Financing Statement naming such Subsidiary as debtor.

         (5) Each of the Financing Statements includes not only all of the types of information required by Section 9-502(a) of the Filing State UCC but also the types of information without which the Filing Office may refuse to accept the Financing Statements pursuant to Section 9-516 of the Filing State UCC.

         (6) Under the Filing State UCC, the security interest of the Collateral Agent will be perfected in each of the Subsidiary's rights in all UCC Collateral upon the later of the attachment of the security interest and the filing of the Financing Statements in the Filing Office; provided, however, we express no opinion, with respect to (i) any security interest in trademarks, patents, and copyrights, except to the extent Article 9 of the UCC may be applicable to the foregoing, and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to trademarks, patents and copyrights or other intellectual property on the opinions expressed herein, (ii) money, (iii) deposit accounts, (iv) letter of credit rights (v) goods covered by a certificate of title statute, (vi) as-extracted collateral and timber to be cut, (vii) real property or interests in real property or goods which are, or are to become fixtures, (viii) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Filing State UCC, (ix) any goods subject to a negotiable document of title; (x) commercial tort claims; or (xi) any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the UCC. In the case of property which becomes UCC Collateral after the date hereof, Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the U.S. Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

         (7) You have asked whether each Subsidiary is a "registered organization" as defined in the Filing State UCC. Pursuant to the corporate laws set forth on EXHIBIT A attached hereto and made a part hereof (the "Filing State's Corporate Law"), the Secretary of State of the Filing State is

JPMorgan Chase Bank
J.P. Morgan Securities Inc
Credit Suisse First Boston
The Lenders listed in the Credit Agreement
May 23, 2002


required to maintain a public record showing each Subsidiary to have been organized. Based on our review of the Secretary of State Certificates, we are of the opinion that under the Filing State UCC and the Filing State's Corporate Law, each Subsidiary is a "registered organization."

         We call to your attention the fact that the perfection of the above security interests in the UCC Collateral will be terminated or the effectiveness thereof will lapse (i) as to any UCC Collateral acquired by Subsidiaries more than four months after such Subsidiary changes its name, identity or corporate structure so as to make the Financing Statements seriously misleading, unless a new appropriate financing statement indicating the new name, identity or corporate structure of such Subsidiary is properly filed before the expiration of such four months; and (ii) as to all such UCC Collateral, five years after the date of the original filing unless a continuation statement is filed within the period of six months prior to the expiration of such five years.

         The foregoing opinions are subject to the qualification that we express no opinion as the creation, validity, attachment or perfection of the security interest created by the Collateral Agreement insofar as they are not governed by
Article 9 of the UCC.

         All opinions rendered herein are as of the date hereof and are based upon the circumstances that exist at the present time, including, without limitation, statutes, cases, regulations, facts and circumstances as they currently exist, all of which are subject to change. We assume no obligation to update or supplement the opinions given herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws or interpretations thereof, which may hereafter occur.

         Except as to the matters, documents and transactions specifically addressed herein, we express no opinion whatsoever, and no opinion whatsoever is to be inferred, as to any other matter, document or transaction.

         This opinion is being furnished only to you in connection with the Credit Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent except that Lenders and any other permitted transferees who subsequently become assignees pursuant to Section 9.04 of the Credit Agreement may rely on it as if it was addressed to the Administrative Agent for their benefit.

                                                     Very truly yours,

JPMorgan Chase Bank
J.P. Morgan Securities Inc
Credit Suisse First Boston
The Lenders listed in the Credit Agreement
May 23, 2002



Attachments

AFC JP Credit Facility Legal Opinion Letter File No. 18035/File No. 123800v8

                                   SCHEDULE 1
                             POSSESSORY CERTIFICATES


SEE APPENDIX A TO THE EXECUTED UCC PRECLOSING DILIGENCE CERTIFICATE WHICH IS ATTACHED TO AND MADE A PART OF THE FORM OF PERFECTION CERTIFICATE IN EXHIBIT II TO THE GUARANTEE AND COLLATERAL AGREEMENT.

                                   SCHEDULE 2
                         SECRETARY OF STATE CERTIFICATES

COMPANY                                    DOCUMENT                                    EFFECTIVE DATE
-------                                    --------                                    --------------
Seattle Coffee Company                     Certificate of Existence and Certified      April 25, 2002
                                           copy of the Articles of Incorporation

AFC Properties, Inc.                       Certificate of Existence and Certified      April 25, 2002
                                           copy of the Articles of Incorporation

AFC of Louisiana, LLC                      Certificate of Existence and Certified      April 25, 2002
                                           copy of the Articles of Organization

AFC Holdings of Texas, LLC                 Certificate of Existence and Certified      April 25, 2002
                                           copy of the Articles of Organization

Church's Texas Holdings, LLC               Certificate of Existence and Certified      April 25, 2002
                                           copy of the Articles of Organization


                                   SCHEDULE 3
                                 FILING OFFICES

FOR GEORGIA LEGAL ENTITIES: A FINANCING STATEMENT (NOT A FIXTURE FILING) MAY BE FILED IN ANY COUNTY IN THE STATE OF GEORGIA.

         CLERK OF SUPERIOR COURT
         COBB COUNTY GEORGIA
         10 EAST PARK SQUARE
         MARIETTA, GEORGIA  30061
         UCC DESK TELEPHONE:   770-528-1363

                                   EXHIBIT "A"
                          FILING STATES CORPORATE LAWS




Georgia: Sections 14-2-125(b) and 14-2-128 Georgia Business Corporation Code

                                                                     EXHIBIT B-2

                       [DORSEY & WHITNEY LLP LETTERHEAD]





                                  May 23, 2002


JPMorgan Chase Bank, as Administrative
Agent and Collateral Agent,
and the Lenders referred to in
the Credit Agreement (as hereinafter defined)
270 Park Avenue
New York, NY 10017

Credit Suisse First Boston, as Joint
Bookrunner and Co-Lead Arranger
Eleven Madison Avenue
New York, New York 10010-3629
Attention: William O'Daly

J.P. Morgan Securities Inc., as Joint
Bookrunner and Co-Lead Arranger
712 Main St., 7th Floor
Houston, TX 77002

The Lenders (as defined in the Credit Agreement)

         Re: Credit Agreement dated as of May 23, 2002 by and among AFC Enterprises, Inc., JPMorgan Chase Bank, as Administrative Agent for J.P. Morgan Securities Inc. and Credit Suisse First Boston, as Joint Bookrunners and Co-Lead Arrangers, and the financial institutions listed therein as Lenders

Ladies and Gentlemen:

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
May 23, 2002
Page 2


         We have acted as special counsel to AFC Enterprises, Inc., a Minnesota corporation (the "Borrower"), in connection with that certain Credit Agreement dated as of May 23, 2002 (the "Credit Agreement") among the Borrower, J.P. Morgan Securities Inc. ("JPMorgan") and Credit Suisse First Boston ("CSFB"), as Joint Bookrunners and Co-Lead Arrangers, and JPMorgan Chase Bank (the "Administrative Agent"), as Administrative Agent for the financial institutions set forth in the Credit Agreement on Schedule 2.01 (each, including the Lenders described in the Credit Agreement, JPMorgan, CSFB , and the Administrative Agent, are referred to herein individually as a "Lender" and collectively as "Lenders"). This opinion is being delivered pursuant to subsection 4.01(b) of the Credit Agreement.

         Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement, and, if not defined therein, as set forth in the Collateral Agreement (as such agreement is defined below).

         In connection with this opinion, we have examined the following documents:

         (i)      the Credit Agreement;

         (ii) the Guarantee and Collateral Agreement dated May 23, 2002, among the Company, the Subsidiary Parties (as defined therein) and JPMorgan Chase Bank, as Collateral Agent for the benefit of the Lenders (in such capacity, the "Collateral Agent") (the "Collateral Agreement");

         (iii) the UCC financing statement in the form of Exhibit A hereto (which is referred to herein as the "Financing Statement," and together with the Credit Agreements and the other agreements described on Exhibit A hereto, collectively, the "Loan Documents," and individually and without distinction, as a "Loan Document")

         (iv) a copy of the Articles of Incorporation of the Borrower, certified as of April 29, 2002, as a true copy by the Minnesota Secretary of State;

         (v) a certificate of good standing concerning the Borrower from the Minnesota Secretary of State issued May 21, 2002; and

         (vi)     a certificate of an officer of the Borrower certifying as to
                  (A) a copy of resolutions of the Board of Directors of the Borrower adopted May 14, 2002, (B) incumbency with respect to officer of the Borrower, (C) a copy of the Articles of Incorporation of the Borrower, and (D) a copy of the bylaws of the Borrower.

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
May 23, 2002
Page 3



         In addition, as to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates and opinions of the Borrower and its officers, and of public officials. We have not independently examined the records of any court or public office in any jurisdiction, and our opinion is subject to matters which examination of such records would reveal. Without limiting the generality of the foregoing, we have relied upon certificates of officers of the Borrower referenced in item (vi), above, and the representations contained therein, and we have assumed that all such representations are true and correct as of the date of this opinion.

         Our opinions expressed below as to certain factual matters are qualified as being limited "to our actual knowledge" or by other words to the same or similar effect. Such words, as used herein, mean that prior to or during the course of this firm's representation of the Borrower in connection with the specific transactions contemplated by the Loan Documents, no contrary information came to the attention of the attorney in our firm who have represented the Borrower in connection with the transactions contemplated by the Loan Documents and the preparation of this opinion. In rendering such opinions, we have not conducted any independent investigation of the Borrower or consulted with other attorneys in our firm with respect to the matters covered thereby. No inference as to our knowledge with respect to the factual matters upon which we have so qualified our opinions should be drawn from the fact of our representation of the Borrower.

         In rendering the opinions expressed below, we have assumed, with the Collateral Agent's permission and without verification:

         (a) the authenticity of all documents submitted to us as originals,

         (b)      the genuineness of all signatures,

         (c)      the legal capacity of natural persons,

         (d) the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies,

         (e) the accuracy as to factual matters of the representations and warranties of the Borrower contained in the Loan Documents,

         (f) that the Financing Statement contains the current address of the Collateral Agent from which information concerning the Collateral Agent's security interest in the collateral described in the Collateral Agreement (hereinafter, the "Collateral") can

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
May 23, 2002
Page 4


                  be obtained, the correct organizational number of the Borrower, and a current mailing address of the Borrower,

         (g)      that the Borrower has rights in the Collateral,

         (h) the due authorization of the Loan Documents by the parties thereto, other than the Borrower, and the execution and delivery of the Loan Documents by the parties thereto, including the Borrower, and

         (i) that the Loan Documents constitute the valid, binding and enforceable obligations of the parties thereto, including the Borrower.

         Based upon the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth below, we are of the opinion that:

         1. The Borrower is a corporation incorporated, validly existing and in good standing under the laws of the State of Minnesota, with corporate power to conduct any lawful business activity.

         2. The Borrower has the corporate power to execute, deliver and perform its obligations under the Loan Documents executed by it, and has taken all requisite corporate action to authorize the execution, delivery and performance of the Loan Documents executed by the Borrower.

         3. The execution, delivery and performance of the Loan Documents executed by the Borrower and the consummation of the transactions contemplated under the Loan Documents executed by the Borrower will not violate or cause a breach of any provision of the Articles of Incorporation or bylaws of the Borrower.

         4. Under Article 9 of the Uniform Commercial Code as enacted in the State of Minnesota, Minn. Stat. ss. 336.1-101, et seq. (the "Minnesota UCC" or "UCC"), the State of Minnesota is the proper jurisdiction in which to file a financing statement to perfect the Collateral Agent's security interest in the Collateral. The Financing Statement is sufficient in form for filing with the Minnesota Secretary of State and, upon such filing, will perfect the Collateral Agent's security interest in the Collateral to the extent a security interest in the Collateral may be perfected under the Minnesota UCC by filing financing statements in the State of Minnesota.

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
May 23, 2002
Page 5


         5. Based upon Minnesota Stat.ss.302A.151 attached hereto as Exhibit B, the Borrower is a "registered organization" within the meaning of 336.9-102(70) of the Minnesota UCC.


                                SCOPE OF OPINION

         Our opinions set forth above are further subject to the following additional qualifications:

         (a) Our opinions expressed above are limited to the law of the State of Minnesota.

         (b) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation, or other similar laws and judicial decisions affecting or relating to the rights of creditors generally, and are further subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforcement of agreements generally (regardless of whether enforcement is considered in a proceeding at law or in equity). In addition, the availability of specific performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

         (c) Our opinions in paragraph 4, above, as to perfection of the security interest of the Collateral Agent in the Collateral, are further subject to the following additional qualifications:

                  (i) we express no opinion as to Collateral which consists of or will consist of consumer goods or accounts resulting from the sale thereof, beneficial interests in a trust or decedent's estate, deposit accounts, commercial tort claims, letters of credit or letter of credit rights, goods subject to certificates of title (including, without limitation, motor vehicles), equipment to be used in farming operations, farm products, agricultural or farm property, accounts or general intangibles arising from or relating to the sale of farm products, crops, timber, minerals, oil, gas or the like, or items which are subject to a statute or treaty of the United States which provides for a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the Minnesota UCC for filing to perfect such security interest, or in the case of the sale of any of the foregoing, accounts, promissory notes or general intangibles arising with respect thereto;

                  (ii) we express no opinion as to matters excluded from Article 9 of the Minnesota UCC by Section 336.9-109 of the UCC;

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
May 23, 2002
Page 6


                  (iii) the effect of Section 336.9-315 of the Minnesota UCC as to proceeds of Collateral and Sections 336.9-320 and 336.9-330 of the Minnesota UCC as to buyers and purchasers of Collateral in certain circumstances;

                  (iv) the requirement that continuation statements with respect to the Financing Statement be filed within six months prior to the fifth, tenth, fifteenth, etc. anniversaries of the original filing of the Financing Statement;

                  (v) the security interest of the Collateral Agent in the Collateral may become unperfected if the Borrower changes its name, jurisdiction of formation or its status therein, or identity or entity structure;

                  (vi) we express no opinion as to the validity or perfection of any security interest purported to be granted in that portion of the Collateral that constitutes an interest or claim in or under a policy of insurance (except as provided in Section 336.9-9-315 of the Minnesota UCC with respect to proceeds), a right represented by a judgment, a right of setoff, a claim arising out of tort or an interest in any deposit account (except as provided in Section 336.9-9-315 of the Minnesota UCC with respect to proceeds);

                  (vii) in the case of Collateral consisting of money (as such term is defined in the Minnesota UCC) not constituting part of a chattel paper (as such term is defined in the Minnesota UCC), the security interest granted pursuant to the Collateral Agreement cannot be perfected by filing the Financing Statement but can only be perfected if possession thereof is obtained;

                  (viii) we express no opinion with respect to the perfection of the Collateral Agent's security interest in any patents, patent applications, patents pending, copyrights, trademarks, trade names, trademark registrations or other interests subject to federal patent, trademark or copyright laws except to the extent a court of competent jurisdiction holds that Article 9 of the Minnesota UCC applies;

                  (ix) we express no opinion concerning the Borrower's rights in or title to any personal property; and

                  (x) we express no opinion with respect to the priority, creation, validity or attachment of the security interest, but have assumed for purposes of the opinions set forth herein that such security interest is valid and has been created and has attached under the laws of the State of New York.

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
May 23, 2002
Page 7


         (d) We express no opinion as to compliance or the effect of noncompliance by the Lenders with any state or federal laws or regulations applicable to the Lenders in connection with the transactions described in the Loan Documents.

         The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. This opinion is solely for the benefit of the addressees hereof in connection with the transaction described in the first paragraph of this letter, may not be relied upon by the addressee hereof for any other purpose, and may not be relied upon or used by, circulated, quoted, or referred to, nor may copies hereof be delivered to, another person for any purpose without our prior written approval except that you may deliver a copy of this opinion to permitted transferees who subsequently become assignees pursuant to Section 9.04 of the Credit Agreement and such transferees may rely on it as if it were addressed and delivered to them on the date of this opinion. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention, or any changes in the law taking effect, after the date hereof.

                                                     Very truly yours,







JTK/SBN

                                                                       EXHIBIT A
                                                 Opinion of Dorsey & Whitney LLP


                             UCC FINANCING STATEMENT

                                                                       EXHIBIT B
                                                 Opinion of Dorsey & Whitney LLP


                                     STATUTE

                             Minn. Stat.ss.302A.151

         [Letterhead of Carrington Coleman Slomen & Blumenthal L.L.P.]

                                                                     EXHIBIT B-3

                               May/August 13, 2002



J.P. Morgan Securities, Inc.,
as Administrative Agent and
the Lenders party to the Credit
Agreement (as defined herein)
712 Main Street, 7th Floor
Houston, Texas 77002

Credit Suisse First Boston
Eleven Madison Avenue
New York, N.Y. 10010-3629
Attn: William O'Daly

JPMorgan Chase Bank
712 Main Street
Houston, Texas 77002

     Re: Credit Agreement dated as of May 23, 2002 by and among AFC Enterprises, Inc., JP Morgan Chase Bank, as Administrative Agent for
          J. P. Morgan Securities Inc. and Credit Suisse First Boston, as Joint Bookrunners and Co-Lead Arrangers, and the Lenders party thereto

Ladies and Gentlemen:

         We have acted as special counsel to CT Restaurants, L.P., a Texas limited partnership ("CT") in which AFC Holdings of Texas, LLC, a Georgia limited liability company ("AFC Holdings") is the sole limited partner and in which Church's Texas Holdings, LLC, a Georgia limited liability company ("CTH") a wholly owned subsidiary of the Borrower is the sole general partner in connection with that certain Credit Agreement dated as of May __, 2002 (the "Credit Agreement") among the Borrower, J.P. Morgan Securities Inc. ("JPMorgan") and Credit Suisse First Boston ("CSFB"), as Joint Bookrunners and Co-Lead Arrangers, and JPMorgan Chase Bank (the "Collateral Agent") (as defined below), as Collateral Agent for the financial institutions set forth in the Credit Agreement on Schedule 2.01 (each, including the Lenders described in the Credit Agreement, JPMorgan, CSFB, and the Collateral Agent, are referred to herein individually as a "Lender" and collectively as "Lenders"). Borrower is AFC Enterprises, Inc. a Minnesota corporation which is the sole owner of AFC Holding and CTH. This opinion is being delivered pursuant to subsection 4.01(b) of the Credit Agreement.

August 13, 2002
Page 2


         Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement, and, if not defined therein, as set forth in the Collateral Agreement (as such agreement is defined below). As used herein:

         (a) "UCC" means the Filing State UCC (as such term is defined below).

         (b) "UCC Collateral" means that portion of the following collateral to the extent such collateral is of a type subject to Article 9 of the
         UCC: (a) the Article 9 Collateral (as such term is defined in the Collateral Agreement), (b) the Pledged Collateral (as such term is defined in the Collateral Agreement) and (c) the Possessory Certificates (as such term is defined below).

         (c) "Filing State" means Texas.

         (d) "Filing State UCC" means the Uniform Commercial Code as in effect on the date hereof in the Filing State (without regard to laws referenced in Section 9-201 thereof).

         We are licensed to practice law only in the state of Texas. Therefore, this letter of opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of Texas. No opinion is being expressed with respect to any matter which may arise under the laws of any other jurisdiction or any effect which such laws might have on the opinions herein set forth.

         In connection with this opinion, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, without limitation, a certified copy of the organization documents identified on Schedule 1, attached hereto and made a part hereof, as to CT's existence (the "Secretary of State's Certificates"). We have also reviewed unexecuted copies of the following documents, all dated as of the date of this letter:

         (a) The Credit Agreement;

         (b) The Guarantee and Collateral Agreement (the "Collateral Agreement"); and

         (c) an acknowledgment copy of a financing statement identifying CT as the debtor and The JP Morgan Chase Bank, as "Collateral Agent," as secured party which we understand will be filed within ten (10) days of the transfer of the security interest in the office of the Secretary of the State of Texas (such filing office(s), the "Filing Office(s)" and such financing statement, the "Financing Statement(s)").

         The documents referenced in items (a) through (c) above are collectively referred to herein as the "Loan Documents." The documents referenced in items (b), and (c) above are collectively referred to herein as the "Collateral Documents."

August 13, 2002
Page 3

         In examining the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals and the conformity to the originals of all documents purporting to be copies.

         With respect to matters of fact, we have assumed, without undertaking to verify such facts by independent investigation, the accuracy, as of the date of this letter as well as the date made, of the Secretary of State's Certificate, and have relied upon, all representations and warranties in the Loan Documents and the accuracy of all certificates of members of CTH, CTH as its general partner of CT and of the public officials and of others.

         Except with respect to CT, we also have assumed, for purposes of the opinions herein expressed, without any inquiry or other investigation, that each party to the Loan Documents (i) is duly incorporated or otherwise duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has all requisite power and authority to execute, deliver, and perform its obligations under the Loan Documents and each of the other documents and agreements executed by it with respect to the transactions contemplated thereby to which such Persons are parties; (iii) has duly authorized, executed and delivered each of the Loan Documents to which it is a party; and (iv) the Loan Documents constitute the legal, valid and binding obligation of each party thereto, enforceable against it in accordance with its terms. With respect to items (i) - (iv) above as they relate to CTH and AFC Holdings we have relied on the opinion of Cohen Pollock Merlin Axelrod & Small, P.C. Except as expressly covered in this opinion, we do not express any opinion as to the effect of compliance by the Administrative Agent and each of the Lenders with any state or federal laws or regulations applicable to the transactions because of the nature of any of their businesses.

         With respect to the Loan Documents and all of the other documents with respect to the transactions contemplated thereby, we have further assumed that, to the extent certain standards of conduct may be imposed as a matter of law on the Administrative Agent or Lenders as a condition to or a requirement for, such enforceability (including, without limitation, any requirement that the Administrative Agent or Lenders act reasonably, in good faith, in a commercially reasonable manner, or otherwise in compliance with applicable law), the Administrative Agent and Lenders will comply with such standards of conduct.

         We have also assumed, without any inquiry or other investigation, that
(i) each Subsidiary owns, or with respect to after-acquired property will own, the UCC Collateral granted by it, that the description of the UCC Collateral is accurate, and we express no opinion as to the nature or extent of each Subsidiary's rights in any of the applicable UCC Collateral and we note that with respect to any after-acquired property, the security interest will not attach until such Subsidiary acquires ownership; (ii) the funds to be loaned or advanced to Borrower, as contemplated by the Credit Agreement, will be delivered to, and received by, Borrower; (iii) the obligations of Subsidiaries to Lenders have not been previously satisfied; (iv) all restrictions contained in the Credit Agreement regarding Borrower's right to use the proceeds of the Loans are commercially reasonable and imposed by the Lenders in good faith; (v) there has not occurred with respect to any transaction contemplated by the Loan Documents any mutual mistake of fact or misunderstanding, fraud, duress or undue influence; and (vi) there is no agreement or understanding, whether written or oral, between any party to any Loan Document,

August 13, 2002
Page 4

and there is no usage of trade or course of dealing between any such party and any other person, that would limit, define, supplement or qualify any provision of such Loan Document.

         We note that we have delivered to you our opinion with respect to CT's status as a "registered organization." Except to the extent that this determination is an element of your choice of law analysis, we express no opinion with respect to the choice of law governing perfection, the effect of perfection and non-perfection or priority of the security interest.

         No opinion is expressed herein with respect to (a) the validity, binding effect or enforceability of those provisions of the documents described herein which provide or may be deemed to provide that neither the Administrative Agent nor any Lender is required to furnish reasonable notification of disposition of collateral pursuant to Section 9-611 of the UCC or otherwise to act in good faith in a commercially reasonable manner with respect to disposition of collateral; (b) those provisions of the Loan Documents which may require payment of interest on unpaid interest; (c) any matter involving the Federal Trade Commission or any state commission or similar body which regulates franchises and franchising activities; (d) any matters involving the Environmental Protection Agency, any state environmental protection agency or any federal or state statute, rule or regulation related to environmental protection; (e) the Employee Retirement Income Security Act of 1974 (as amended); (f) state or federal securities, commodities, futures, or "blue sky" laws; (g) state or federal antifraud or antitrust laws; (h) any matters arising out of or in connection with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, 12 U.S.C. Sections 1811 et seq. or the Federal Deposit Insurance Corporation Improvements Act of 1991 (in each case, as amended); (i) the validity or enforceability of a security interest in or assignment of any account receivable with respect to which the account debtor is the United States, or any agency, department or instrumentality of the United States, or in any other UCC Collateral which is the subject of Federal law; (j) whether the borrowing evidenced by the Loan Documents is usurious under applicable laws; (k) the effect of any land use law, rule, regulation or ordinance; or (l) federal, state or local taxes.

         We express no opinion with respect to the validity or attachment of the security interest, but have assumed for purposes of the opinions set forth herein that such security interest is valid and has attached under the laws of the State of New York.

         Further, the opinions expressed herein are subject to, limited and qualified by, (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, marshaling, arrangement, assignment for benefit of creditors, fraudulent transfer, fraudulent conveyance or other statute, rule, regulation or other law affecting the rights and remedies of creditors generally (heretofore or hereafter enacted to the extent constitutionally applicable) regardless of whether enforcement is sought in a proceeding in equity or at law;
(ii) any general principle of equity, whether applied by a court of law or equity (including, but not limited to, any principle (a) governing the availability of discretion of a court, (b) affording any equitable defense, (c) requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract by a party seeking the enforcement of such contract,
(d) requiring consideration of the materiality of a breach of a contract by a party against whom or which the enforcement of such contract is sought and consideration of the consequences of such breach to a party seeking such enforcement, (e) requiring consideration at the time the enforcement of a contract is attempted of

August 13, 2002
Page 5


the impracticality or impossibility of the performance of such contract; or (f) affording any defense to the enforcement of a contract based upon the unconscionability of the conduct after such contract has been entered into of a party seeing such enforcement); (iii) the effect of course of dealing, course of performance or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement; (iv) the possible unenforceability of provisions that enumerated remedies are not exclusive or that a party has the right to pursue multiple remedies without regard to other remedies elected or that all remedies are cumulative; (v) a limitation that attorneys' fees must be reasonable; (vi) the possible unenforceability of provisions permitting modifications of an agreement only in writing; (vii) the possible unenforceability of provisions to the effect that the provisions of an agreement are severable; (viii) the effect of laws requiring mitigation of damages; (ix) Lender's right to collect any payment due to the extent that such payment constitutes a penalty, forfeiture or late payment charge; (x) the possible unenforceability of those provisions of the Collateral Agreement that purport to secure any advances or other extensions of credit other than advances made pursuant to the Credit Agreement; (xi) the possible unenforceability of provisions of the Loan Documents allowing Lender to set off or apply any of the Borrower's deposit to such entities obligations under the Loan Documents without prior notice being given to the Borrower or to exercise other remedial rights without notice to the Borrower, (xii) the judicial application of the law of, or a governmental act of, a non-United States jurisdiction; (xiii) the illegality of all or any portion of a Loan Document under the law of any jurisdiction other than Texas in which such Loan Document is performed; and (xiv) the perfection of a security interest with respect to any proceeds (as such term in defined in Section 9-102(a)(65) of the UCC, except to the extent provided in Section 9-315 of the UCC and, in addition, we call to your attention that in the case of certain types of proceeds, other parties such as holders in due course, protected purchasers of securities, persons who obtain control over securities entitlements and buyers in the ordinary course of business may acquire a superior interest or may take their interest free of the security interest of a secured party.

         Certain remedial and exculpatory provisions contained in the Loan Documents may be unenforceable including (i) certain self-help provisions and provisions which purport to create evidentiary standards or standards of care;
(ii) provisions which purport to restrict access to legal or equitable remedies or to waive or release any statutory provisions or common law rights or benefits that may not be waived or released; (iii) under certain circumstances, provisions declaring that the failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy; and (iv) provisions regarding indemnification against liabilities where such indemnification is contrary to public policy.

         Any qualification of the opinions herein to "our knowledge" or "the best of our knowledge" means the actual awareness of information by the lawyers in our firm who have had actual involvement (i) in acting as counsel in connection with the transactions contemplated by the Loan Documents; (ii) in the preparation of this letter of opinion; or (iii) in rendering specific legal advice in connection with the operations and business affairs of our clients, when called upon to do so. References "to our knowledge" or "best of our knowledge" shall not create or infer any obligation on our part to have undertaken any investigation or inquiry with respect to the matters with respect to which such references are made.

August 13, 2002
Page 6


         Based upon and subject to all qualifications, conditions, limitations, exceptions and assumptions set forth in this letter, we are of the opinion that, as of the date hereof:

         (1) CT is a limited partnership validly existing under the laws of the State of Texas.

         (2) The execution and delivery by CT of the Loan Documents and its compliance with the terms and conditions thereof, to the extent to which it is a party thereto, does not conflict with, result in a breach or violation of, or constitute a default under, any of the terms, conditions or provisions of the Agreement of Limited Partnership of CT.

         (3) The Loan Documents have been duly authorized, executed and delivered by CT to the extent it is a party thereto.

         (4) Pursuant to the Collateral Agreement, CT has authorized for purposes of Section 9-509 of the Filing State UCC the filing of the Financing Statement naming CT as debtor.

         (5) The Financing Statement includes not only all of the types of information required by Section 9-502(a) of the Filing State UCC but also the types of information without which the Filing Office may refuse to accept the Financing Statements pursuant to Section 9-516 of the Filing State UCC.

         (6) Under the Filing State UCC, the security interest of the Collateral Agent will be perfected in CT's rights in all UCC Collateral upon the later of the attachment of the security interest and the filing of the Financing Statements in the Filing Office; provided, however, we express no opinion, with respect to (i) any security interest in trademarks, patents, and copyrights, except to the extent Article 9 of the UCC may be applicable to the foregoing, and, without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to trademarks, patents and copyrights or other intellectual property on the opinions expressed herein, (ii) money, (iii) deposit accounts, (iv) letter of credit rights (v) goods covered by a certificate of title statute, (vi) as-extracted collateral and timber to be cut, (vii) real property or interests in real property or goods which are, or are to become fixtures, (viii) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Filing State UCC, (ix) any goods subject to a negotiable document of title; (x) commercial tort claims; or (xi) any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the UCC. In the case of property which becomes UCC Collateral after the date hereof, Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the U.S. Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

         (7) You have asked whether each Subsidiary is a "registered organization" as defined in the Filing State UCC. Pursuant to the limited partnership laws set forth on Exhibit A

August 13, 2002
Page 7


         attached hereto and made a part hereof (the "Filing State's Limited Partnership Law"), the Secretary of State of the Filing State is required to maintain a public record showing CT to have been organized. Based on our review of the Secretary of State Certificates, we are of the opinion that under the Filing State UCC and the Filing State's Corporate Law, each Subsidiary is a "registered organization."

         We call to your attention the fact that the perfection of the above security interests in the UCC Collateral will be terminated or the effectiveness thereof will lapse (i) as to any UCC Collateral acquired by CT more than four months after CT changes its name, identity or corporate structure so as to make the Financing Statements seriously misleading, unless a new appropriate financing statement indicating the new name, identity or corporate structure of CT is properly filed before the expiration of such four months; and (ii) as to all such UCC Collateral, five years after the date of the original filing unless a continuation statement is filed within the period of six months prior to the expiration of such five years.

         The foregoing opinions are subject to the qualification that we express no opinion as the creation, validity, attachment or perfection of the security interest created by the Collateral Agreement insofar as they are not governed by
Article 8 or 9 of the UCC nor do we express any opinion as to the priority of any security interest created by the Collateral Agreement.

         All opinions rendered herein are as of the date hereof and are based upon the circumstances that exist at the present time, including, without limitation, statutes, cases, regulations, facts and circumstances as they currently exist, all of which are subject to change. We assume no obligation to update or supplement the opinions given herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws or interpretations thereof, which may hereafter occur.

         Except as to the matters, documents and transactions specifically addressed herein, we express no opinion whatsoever, and no opinion whatsoever is to be inferred, as to any other matter, document or transaction.

         This opinion is being furnished only to you in connection with the Credit Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent except that Lenders and any other permitted transferees who subsequently become assignees pursuant to Section 9.04 of the Credit Agreement may rely on it as if it was addressed to the Administrative Agent for their benefit.

                                       Very truly yours,






Attachments

                                   SCHEDULE 1
                             POSSESSORY CERTIFICATES

                                                                     EXHIBIT B-4

                      [letterhead of Dorsey & Whitney LLP]







                                  May 23, 2002


JPMorgan Chase Bank, as Administrative
Agent and Collateral Agent, and the Lenders referred to in the Credit Agreement
(as hereinafter defined) 270 Park
Avenue New York, NY 10017

Credit Suisse First Boston, as Joint
Bookrunner and Co-Lead Arranger
Eleven Madison Avenue
New York, New York 10010-3629
Attention: William O'Daly

J.P. Morgan Securities Inc., as Joint
Bookrunner and Co-Lead Arranger
712 Main St., 7th
Floor, Houston, TX 77002

The Lenders listed in the Credit Agreement


           Re: Credit Agreement dated as of May 23, 2002 by and among AFC Enterprises, Inc., JPMorgan Chase Bank, as Administrative Agent for J. P. Morgan Securities Inc. and Credit Suisse First Boston, as Joint Bookrunners and Co-Lead Arrangers, and the financial institutions listed therein as Lenders

Ladies and Gentlemen:

         We have acted as special counsel to (i) Cinnabon, Inc., a Washington corporation ("CI") and wholly owned subsidiary of AFC Enterprises, Inc. (the "Borrower"), (ii) Seattle's Best Coffee, LLC, a Washington limited liability company ("SBC") and indirect, wholly owned subsidiary of the Borrower, and (iii) Torrefazione Italia, LLC, a Washington limited liability company ("TI," and together with CI and SBC, the "Companies") and indirect, wholly owned subsidiary of the Borrower, in connection with that certain Credit Agreement dated as of May 23, 2002 (the "Credit Agreement") among the Companies, J.P. Morgan Securities Inc. ("JPMorgan") and Credit Suisse First Boston ("CSFB"), as Joint Bookrunners and Co-Lead Arrangers, and JPMorgan Chase Bank (the "Administrative Agent"), as Administrative Agent for the financial institutions set forth in the Credit Agreement on Schedule 2.01 (each, including the Lenders described in the Credit Agreement, JPMorgan, CSFB , and the Administrative Agent, are referred to herein individually as a "Lender" and collectively as "Lenders"). This opinion is being delivered pursuant to subsection 4.01(b) of the Credit Agreement.

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
Lenders listed in the Credit Agreement
May 23, 2002
Page 2


         Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement, and, if not defined therein, as set forth in the Collateral Agreement (as such agreement is defined below).

         In connection with this opinion, we have examined the following documents:

         (i)      the Credit Agreement;

         (ii) the Guarantee and Collateral Agreement dated May 23, 2002, among the Borrower, the Subsidiary Parties (as defined therein) and JPMorgan Chase Bank, as Collateral Agent for the benefit of the Lenders (in such capacity, the "Collateral Agent") (the "Collateral Agreement");

         (iii) the UCC financing statements in the forms of Exhibit A hereto (which is referred to herein as the "Financing Statements," and together with the Credit Agreements and the other agreements described on Exhibit A hereto, collectively, the "Loan Documents," and individually and without distinction, as a "Loan Document")

         (iv) a copy of the Articles of Incorporation of CI, certified as of April 29, 2002, as a true copy by the Washington Secretary of State;

         (v) a copy of the Articles of Merger of each of CI, SBC and TI, certified as of April 29, 2002, as a true copy by the Washington Secretary of State;

         (vi) copies of the Certificates of Formation of SBC and TI, certified as of April 29, 2002, as a true copy by the Washington Secretary of State;

         (vii) a copy of the bylaws of CI, certified as a true copy by an officer of CI;

         (viii) copies of the current Operating Agreements, as amended, of each of SBC and TI, certified as a true copy by an officer of the sole member of each of SBC and TI, respectively;

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
Lenders listed in the Credit Agreement
May 23, 2002
Page 3


         (ix) certificates of existence concerning each of the Companies from the Washington Secretary of State issued May 21, 2002;

         (x) a certificate of an officer of CI certifying as to (A) a copy of resolutions of the Board of Directors of CI adopted May 23, 2002, (B) incumbency with respect to officers of CI, (C) a copy of the Articles of Incorporation of CI , and (D) a copy of the bylaws of CI; and

         (xi)     certificates of an officer of the sole member certifying as to
                  (A) a copy of resolutions of the sole member of each of SBC and TI adopted May 23, 2002, (B) incumbency with respect to officers of the sole member, and (C) a copy of the current Operating Agreement, as amended, of each of SBC and TI.

         In addition, as to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates and opinions of the Companies and their respective officers, and of public officials. We have not independently examined the records of any court or public office in any jurisdiction, and our opinion is subject to matters which examination of such records would reveal. Without limiting the generality of the foregoing, we have relied upon certificates of officers of the Companies referenced in item (vi), above, and the representations contained therein, and we have assumed that all such representations are true and correct as of the date of this opinion.

         In rendering the opinions expressed below, we have assumed, with the Lender's permission and without verification:

         (a) the authenticity of all documents submitted to us as originals,

         (b)      the genuineness of all signatures,

         (c)      the legal capacity of natural persons,

         (d) the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies,

         (e) the accuracy as to factual matters of the representations and warranties of the Companies contained in the Loan Documents,

         (f) that the Financing Statements contain the current address of the Lender from which information concerning the Lender's security interest in the collateral

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
Lenders listed in the Credit Agreement
May 23, 2002
Page 4


                  described in the Collateral Agreement (hereinafter, the "Collateral") can be obtained, the correct organizational numbers of the Companies, and current mailing addresses of the Companies,

         (g)      that the Companies have rights in the Collateral,

         (h) the due authorization of the Loan Documents by the parties thereto, other than the Companies, and the execution and delivery of the Loan Documents by the parties thereto, including the Companies, and

         (i) that the Loan Documents constitute the valid, binding and enforceable obligations of the parties thereto, including the Companies.

         Based upon the foregoing and upon such investigation as we have deemed necessary, and subject to the qualifications set forth below, we are of the opinion that:

         1.       Formation and Existence.

         (a) CI is a corporation duly incorporated and validly existing under the laws of the State of Washington, with corporate power to conduct any lawful business activity.

         (b) SBC is a limited liability company duly formed and validly existing under the laws of the State of Washington, with organizational power to conduct any lawful business activity.

         (c) TI is a limited liability company duly formed and validly existing under the laws of the State of Washington, with organizational power to conduct any lawful business activity.

         2. Each of the Companies has the organizational power to execute, deliver and perform the Loan Documents executed by it, and has taken all requisite organizational action to authorize the execution, delivery and performance of the Loan Documents executed by such Company.

         3.       Non-contravention.

         (a) The execution, delivery and performance of the Loan Documents executed by CI and the consummation of the transactions contemplated under the Loan Documents executed by CI will not violate or cause a breach of any provision of the Articles of Incorporation or bylaws of CI.

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
Lenders listed in the Credit Agreement
May 23, 2002
Page 5


         (b) The execution, delivery and performance of the Loan Documents executed by SBC and the consummation of the transactions contemplated under the Loan Documents executed by SBC will not violate or cause a breach of any provision of the Certificate of Formation or Operating Agreement of SBC.

         (c) The execution, delivery and performance of the Loan Documents executed by TI and the consummation of the transactions contemplated under the Loan Documents executed by TI will not violate or cause a breach of any provision of the Certificate of Formation or Operating Agreement of TI.

         4. Under Article 9 of the Uniform Commercial Code as enacted in the State of Washington, RCW 62A.9A-101, et seq. (the "Washington UCC" or "UCC"), the Department of Licensing of the State of Washington is the proper jurisdiction in which to file a financing statement to perfect the Collateral Agent's security interest in the Collateral. The Financing Statements are sufficient in form for filing with the Department of Licensing and, upon such filings, will perfect the Collateral Agent's security interest in the Collateral to the extent a security interest in the Collateral may be perfected under the Washington UCC by filing financing statements in the Department of Licensing of the State of Washington.

         5. Based upon RCW Chapter 23B.02 and RCW 25.15.070 attached hereto as Exhibit B, each of the Companies is a "registered organization" within the meaning of 62A.9A-102(70) of the Washington UCC.


                                               SCOPE OF OPINION

         Our opinions set forth above are further subject to the following additional qualifications:

         (a) Our opinions expressed above are limited to the law of the State of Washington.

         (b) Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, statutes of limitation, or other similar laws and judicial decisions affecting or relating to the rights of creditors generally, and are further subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, estoppel, election of remedies and other similar doctrines affecting the enforcement of agreements generally (regardless of whether enforcement is considered in a proceeding at law or in equity). In addition, the availability of specific

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
Lenders listed in the Credit Agreement
May 23, 2002
Page 6


performance, injunctive relief, the appointment of a receiver or other equitable remedies is subject to the discretion of the tribunal before which any proceeding therefor may be brought.

         (c) Our opinions in paragraph 4, above, as to perfection of the security interest of the Collateral Agent in the Collateral, are further subject to the following additional qualifications:

                  (i) we express no opinion as to Collateral which consists of or will consist of consumer goods or accounts resulting from the sale thereof, beneficial interests in a trust or decedent's estate, deposit accounts, commercial tort claims, letters of credit or letter of credit rights, goods subject to certificates of title (including, without limitation, motor vehicles), equipment to be used in farming operations, farm products, agricultural or farm property, accounts or general intangibles arising from or relating to the sale of farm products, crops, timber, minerals, oil, gas or the like, or items which are subject to a statute or treaty of the United States which provides for a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from that specified in the Washington UCC for filing to perfect such security interest, or in the case of the sale of any of the foregoing, accounts, promissory notes or general intangibles arising with respect thereto;

                  (ii)     we express no opinion as to matters excluded from
         Article 9 of the Washington UCC by Section 62A.9A-109 of the UCC;

                  (iii) the effect of Section 62A.9A.-315 of the Washington UCC as to proceeds of Collateral and Sections 62A.9A-320 and 62A.9A-330 of the Washington UCC as to buyers and purchasers of Collateral in certain circumstances;

                  (iv) the requirement that continuation statements with respect to the Financing Statements be filed within six months prior to the fifth, tenth, fifteenth, etc. anniversaries of the original filing of the Financing Statements;

                  (v) the security interest of the Collateral Agent in the Collateral may become unperfected if the Companies changes its name, jurisdiction of formation or its status therein, or identity or entity structure;

                  (vi) we express no opinion as to the validity or perfection of any security interest purported to be granted in that portion of the Collateral that constitutes an interest or claim in or under a policy of insurance (except as provided in Section 62A.9A-315 of the Washington UCC with respect to proceeds), a right represented by a judgment, a right

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
Lenders listed in the Credit Agreement
May 23, 2002
Page 7


         represented by a judgment, a right of setoff, a claim arising out of tort or an interest in any deposit account (except as provided in Section 62A.9A-315 of the Washington UCC with respect to proceeds);

                  (vii) in the case of Collateral consisting of money (as such term is defined in the Washington UCC) not constituting part of a chattel paper (as such term is defined in the Washington UCC), the security interest granted pursuant to the Collateral Agreement cannot be perfected by filing the Financing Statements but can only be perfected if possession thereof is obtained;

                  (viii) we express no opinion with respect to the perfection of the Collateral Agent's security interest in any patents, patent applications, patents pending, copyrights, trademarks, trade names, trademark registrations or other interests subject to federal patent, trademark or copyright laws except to the extent a court of competent jurisdiction holds that Article 9A of the Washington UCC applies;

                  (ix) we express no opinion concerning the Companies' rights in or title to any personal property; and

                  (x) we express no opinion with respect to the priority, creation, validity or attachment of the security interest, but have assumed for purposes of the opinions set forth herein that such security interest is valid and has been created and has attached under the laws of the State of New York.

         (d) We express no opinion as to compliance or the effect of noncompliance by the Lender with any state or federal laws or regulations applicable to the Lender in connection with the transactions described in the Loan Documents.

         The opinions expressed herein are based on an analysis of existing laws and court decisions and cover certain matters not directly addressed by such authorities. This opinion is solely for the benefit of the addressees hereof in connection with the transaction described in the first paragraph of this letter, may not be relied upon by the addressee hereof for any other purpose, and may not be relied upon or used by, circulated, quoted, or referred to, nor may copies hereof be delivered to, another person for any purpose without our prior written approval except that you may deliver a copy of this opinion to the permitted transferees who subsequently become assignees pursuant to Section 9.04 of the Credit Agreement and such transferees may rely on it as if it were addressed and delivered to them on the date of this opinion. We disclaim any obligation to update this opinion letter for events occurring or coming to our attention, or any changes in the law taking effect, after the date hereof.

JPMorgan Chase Bank
Credit Suisse First Boston
J.P. Morgan Securities Inc.
Lenders listed in the Credit Agreement
May 23, 2002
Page 8


                                                     Very truly yours,





JTK/SBN

                                                                       EXHIBIT A
                                                 Opinion of Dorsey & Whitney LLP
                                                                    May 23, 2002



                            UCC FINANCING STATEMENTS

                                                                       EXHIBIT B
                                                 Opinion of Dorsey & Whitney LLP
                                                                    May 23, 2002





                                     STATUTE

                         [LETTERHEAD OF BINGHAM DANA]

                                                                    EXHIBIT B-5



May 23, 2002

JPMorgan Chase Bank, as Administrative            J.P. Morgan Securities Inc.,
Agent, and the Lenders referred to in the         as Joint Bookrunner and
Credit Agreement (as hereinafter defined)         Co-Lead Arranger
712 Main Street                                   712 Main Street
Houston, TX 77002                                 Houston, TX 77002

Credit Suisse First Boston, as Joint
Bookrunner and Co-Lead Arranger
Eleven Madison Avenue
New York, NY 10010-3629
Attention: William O'Daly

                  Re:      AFC Enterprises, Inc.

Ladies and Gentlemen:

We have acted as special counsel to (i) AFC Enterprises, Inc., a Minnesota corporation (the "BORROWER"), (ii) Cinnabon International, Inc., a Delaware corporation ("CII") and wholly owned subsidiary of the Borrower, (iii) Cinnabon, Inc., a Washington corporation ("CI") and wholly owned subsidiary of CII, (iv) Seattle Coffee Company, a Georgia corporation ("SCC") and wholly owned subsidiary of the Borrower, (v) Seattle's Best Coffee, LLC, a Washington limited liability company ("SBC") and wholly owned subsidiary of SCC, (vi) Torrefazione Italia, LLC, a Washington limited liability company ("TI") and wholly owned subsidiary of SCC, (vii) AFC Properties, Inc., a Georgia corporation ("AFCPI") and wholly owned subsidiary of the Borrower, (viii) CT Restaurants, L.P., a Texas limited partnership ("CT") and wholly owned subsidiary of CTH (as defined below) and AFC Holdings (as defined below), (ix) AFC of Louisiana, LLC, a Georgia limited liability company ("AFCL") and wholly owned subsidiary of the Borrower, (x) AFC Holdings of Texas, LLC, a Georgia limited liability company ("AFC HOLDINGS") and wholly owned subsidiary of the Borrower, and (xi) Church's Texas Holdings, LLC, a Georgia limited liability company ("CTH") and wholly owned subsidiary of the Borrower (collectively, CII, CI, SCC, SBC, TI, AFCPI, CT, AFCL, AFC Holdings, and CTH, the "SUBSIDIARIES") (each of the Borrower and the Subsidiaries, a "GRANTOR" and, collectively, the "GRANTORS"), in connection with the Credit Agreement dated as of May 23, 2002 (the "CREDIT AGREEMENT") among the Borrower, J.P. Morgan Securities Inc. ("JP MORGAN") and Credit Suisse First Boston ("CSFB"), as Joint Bookrunners and Co-Lead Arrangers, and JPMorgan Chase Bank, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the financial

JPMorgan Chase Bank, as Administrative
Agent, and the Lenders referred to in the Credit Agreement, and J.P. Morgan Securities, Inc. and
Credit Suisse First Boston, as Joint
Bookrunners and Co-Lead Arrangers
May 23, 2002
Page 2


institutions set forth on Schedule 2.01 of the Credit Agreement (each, including JP Morgan, CSFB, and the Administrative Agent, a "LENDER" and, collectively, the "LENDERS").

Capitalized terms used herein and not otherwise defined shall have the respective meanings given such terms in the Credit Agreement. This opinion is being delivered to you pursuant to subsection 4.01(b)(v) of the Credit Agreement.

Our representation of the Grantors has been as special counsel for the purposes stated above.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon the representations and warranties of the Loan Parties set forth in the Credit Agreement and each of the other Loan Documents.

In Connection with this opinion, we have examined originals or copies of the following documents:

         (i)      the Credit Agreement; and

         (ii)     the Collateral Agreement.

The documents specified in paragraphs (i) and (ii) above are referred to herein, collectively, as the "Loan Documents". This opinion is based entirely on our review of the documents listed in the preceding paragraph, and we have made no other documentary review or investigation of any kind whatsoever for purposes of this opinion.

We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document.

For purposes of this opinion, we have made such examination of law as we have deemed necessary. We are attorneys admitted to practice in the State of New York and this opinion is limited solely to the internal substantive laws of the State of New York as applied by courts located in New York without regard to choice of law, and we express no opinion as to the laws of any other jurisdiction (including, without limitation, the federal laws of the United States of America). We express no opinion as to any Federal or state tax, antitrust, securities or blue sky law of any jurisdiction.

We note that the Credit Agreement and the Collateral Agreement contain provisions stating that they are to be governed by the laws of the State of New York (a "CHOSEN-LAW PROVISION").

JPMorgan Chase Bank, as Administrative
Agent, and the Lenders referred to in the Credit Agreement, and J.P. Morgan Securities, Inc. and
Credit Suisse First Boston, as Joint
Bookrunners and Co-Lead Arrangers
May 23, 2002
Page 3


Except to the extent that each such Chosen-Law Provision is made enforceable by New York General Obligations Law Section 5-1401, as applied by a New York state court or a federal court sitting in New York and applying New York choice of law principles, no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal may apply to the transactions contemplated by the Credit Agreement and the Collateral Agreement.

Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to you:

         (a) We have assumed without any independent investigation that each party to the Loan Documents (i) at all times relevant thereto, is validly existing and in good standing under the laws of the jurisdiction in which it is organized, and is qualified to do business and in good standing under the laws of each jurisdiction where such qualification is required generally or necessary in order for such party to enforce its fights under such Loan Documents, (ii) at all times relevant thereto, had and has the full power, authority and legal fight under its certificate of incorporation, partnership agreement, by-laws, and other governing organizational documents, and the applicable corporate, partnership, or other enterprise legislation and other applicable laws, as the case may be, to execute, deliver, and perform its obligations under, the Loan Documents, and (iii) has duly authorized, executed, and delivered each of the Loan Documents to which it is a party.

         (b) We have assumed without any independent investigation (i) that each of the Grantors has received or will receive, upon consummation of the Transactions, the agreed to and stated consideration for the incurrence of the Obligations and other obligations applicable to it under the terms of the Loan Documents to which it is a party, and accordingly has received or will receive "value" (as such term is used in Article 9 of the Uniform Commercial Code, as adopted and in effect in the State of New York (the "NEW YORK UCC")) in respect thereof, (ii) that each of the Credit Agreement and the Collateral Agreement is a valid and binding obligation of each party thereto other than the Grantors, and (iii) that each of the Credit Agreement and the Collateral Agreement is a valid and binding obligation of the Grantors to the extent that laws other than those of the State of New York are relevant thereto.

         (c) The enforcement of any obligations of, or any security interest granted by, any of the Grantors or any other Person, whether under any of the Loan Documents or otherwise, may be limited by bankruptcy, insolvency, reorganization,

JPMorgan Chase Bank, as Administrative
Agent, and the Lenders referred to in the Credit Agreement, and J.P. Morgan Securities, Inc. and
Credit Suisse First Boston, as Joint
Bookrunners and Co-Lead Arrangers
May 23, 2002
Page 4


                  moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights); and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of, or any security interest granted by, any of the Grantors or any other Person, whether under any of the Loan Documents or otherwise.

         (d) We express no opinion as to the enforceability of any particular provision of any Loan Document relating to remedies after default. However, notwithstanding the qualification set forth in this paragraph (d), in our judgment, subject to the other exceptions, qualifications and limitations set forth in this opinion and subject to the fact that there may be economic consequences arising out of any procedural or other delay, the possible unenforceability of any particular provision of the Loan Documents as to remedies after default does not render the provisions of the Loan Documents, taken as a whole, inadequate for the practical realization of the principal legal rights and benefits contemplated by the Loan Documents.

         (e) We express no opinion as to the availability of any specific or equitable relief of any kind.

         (f) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity) and, as to any of your rights to collateral security, will be subject to a duty to act in a commercially reasonable manner.

         (g) We express no opinion as to the enforceability of any particular provision of any Loan Document relating to or constituting (i) waivers of rights to object to jurisdiction or venue, consents to jurisdiction or venue, or waivers of rights to (or methods of) service of process, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law Section 5-1402, applied by a New York state court, (ii) waivers of rights to trial by jury, or other rights or benefits bestowed by operation of law, (iii) waivers of any applicable defense, setoff, recoupment or counterclaim, (iv) waivers or variations of provisions which are not capable of waiver or variation under Sections 1-102, 9-602, 9-603, or other applicable provisions of the New York UCC, (v) provisions in the Loan Documents rendered ineffective or unenforceable by Sections 2A-303, 9-406, 9-407, or 9408 of the New York UCC, (vi) exculpation or exoneration clauses, indemnity clauses to the extent such clauses may be held by any court to be contrary to public policy and clauses relating to releases or

JPMorgan Chase Bank, as Administrative
Agent, and the Lenders referred to in the Credit Agreement, and J.P. Morgan Securities, Inc. and
Credit Suisse First Boston, as Joint
Bookrunners and Co-Lead Arrangers
May 23, 2002
Page 5


                  waivers of unmatured claims or rights, (vii) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any amount which may be held by any court to be a "penalty" or a "forfeiture", or
                  (viii) so-called "usury savings" clauses. We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof, with respect to the obligations of any applicable guarantor, joint obligor, surety, accommodation party, or other secondary obligor.

         (h) We assume that at least $2,500,000 will be advanced to the Borrower, in one or more installments, pursuant to the Loan Documents. No opinion is given herein as to the usury laws, or other laws regulating the maximum rate of interest which may be charged, taken or received, of any jurisdiction other than the State of New York.

         (i) We note that, under the laws of the State of New York, the remedies available in the State of New York for the enforcement of the Loan Documents could be affected by any failure of any Lender not organized in New York (i) to become authorized, under Article 13 of the New York Business Corporation Law, to do business in New York or (ii) to become authorized, under Article 5 of the New York Banking Law, to transact business in New York as a foreign banking corporation. Further, no opinion is given herein as to any other similar laws or requirements in any other jurisdiction.

         (j) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

         (k) We express no opinion as to the legality, the permitting or licensing status or the zoning of any structure or any use of any real estate, including without limitation compliance with any environmental, hazardous materials, or safety law, whether or not such real estate is subject to any security interest or mortgage lien granted by any Grantor pursuant to the Collateral Agreement.

         (1) We have made no examination of, and no opinion is given herein as to, any Grantor's title to or other ownership rights in, the accuracy of the descriptions of, or the existence of any lien, charge, encumbrance, restriction or limitation on, or adverse claim against, any of the property or assets of any Grantor. We have assumed, without any independent investigation, that each Grantor has rights in

JPMorgan Chase Bank, as Administrative
Agent, and the Lenders referred to in the Credit Agreement, and J.P. Morgan Securities, Inc. and
Credit Suisse First Boston, as Joint
Bookrunners and Co-Lead Arrangers
May 23, 2002
Page 6


                  the Collateral and any other asset in which it purports to grant a Security interest under the Collateral Agreement, and that the Collateral Agreement creates a valid security interest in such portion of the Collateral and any such other asset in which a security interest may be created by contract to secure the Obligations of such Grantor to the extent that laws other than those of the State of New York are relevant thereto. We express no opinion as to the priority (except to the limited extent set forth in the final sentence of paragraph 5 below) or (except to the extent specifically set forth in paragraphs 4 and 5 below) the attachment, validity, enforceability, or perfection of any security interest, mortgage, or other lien or encumbrance with respect to any of the property or assets of any Grantor. Further. we-express no opinion as to any security interest in any Collateral or any other asset excluded from, or not governed by, Article 9 of the New York UCC. Our opinions in paragraph 4 below are limited to Article 9 of the New York UCC; and our opinions in paragraph 5 below are limited to Articles 8 and 9 of the New York UCC. We call your attention to the following:

                           (i) there exist certain limitations, resulting from the operation of Section 9-315 of the New York UCC, on the attachment and perfection of any security interest in proceeds of collateral, such that further action (in or out of New York) may be necessary to maintain the attachment or perfection of such interests;

                           (ii)     under Sections 9-320. 9-321.9-330, and
                                    9-331 of the New York UCC, purchasers,
                                    licensees, or lessees of certain types of collateral may take the same free of a perfected security interest; and, to the extent that "transferable records" (as that term is used in the federal Electronic Signatures in Global and National Commerce Act ("E-SIGN") or the Uniform Electronic Transactions Act of any applicable jurisdiction ("UETA")) constitute collateral, certain persons in "control" (as that term is used in E-SIGN or UETA) of such transferable records may take them free of a perfected security interest;

                           (iii) Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest resulting from any security agreement entered into by the debtor before the commencement of the case; and under Section 547 of the Bankruptcy Code, a security interest that is deemed transferred within the relevant period set forth in Section 547(b)(4)

JPMorgan Chase Bank, as Administrative
Agent, and the Lenders referred to in the Credit Agreement, and J.P. Morgan Securities, Inc. and
Credit Suisse First Boston, as Joint
Bookrunners and Co-Lead Arrangers
May 23, 2002
Page 7


                                    of the Bankruptcy Code may be avoidable
                                    under certain circumstances;

                           (iv) a security interest may not attach or become enforceable or be perfected as to contracts, licenses, permits, or other rights or benefits which are not assignable under applicable law, or are not assignable by their terms, or which are assignable only with the consent of government agencies or officers, except to the extent provided in Sections 2A-303, 9-406, 9-407, or 9-408 of the New York UCC;

                           (v) we express no opinion herein as to whether the Collateral Agent, or any other person or entity, may be a protected purchaser (as defined in Section 8-303 of the New York
                                    UCC) with respect to any securities
                                    included within the Collateral other than as set forth in paragraph 5 below; and we point out that, under Section 8-110(c) of the New York UCC, the local law of the jurisdiction in which the security certificates evidencing the Pledged Securities (as defined in the Collateral Agreement) are delivered to the Collateral Agent governs whether an adverse claim with respect thereto may be asserted against the Collateral Agent;

                           (vi) we assume that the Pledged Securities constitute "certificated securities"
                                    (within the meaning given such term in
                                    Section 8-102(a)(4) of the New York UCC);

                           (vii) we express no opinion herein as to whether the Collateral Agent, or any other person or entity, may be a "holder in due course" (as defined in Section 3-302 of the New York UCC) of any applicable negotiable instrument, or a holder to whom any applicable negotiable document of title has been duly negotiated;

                           (viii) any security interest in the Collateral may be subject to the limitations set forth in Sections 9-404, 9-405, and 9-408 of the applicable UCC;

                           (ix) we have assumed that the Collateral dogs not include any "commercial tort claims" (as such term is defined in Article 9 of the New York UCC); and

JPMorgan Chase Bank, as Administrative
Agent, and the Lenders referred to in the Credit Agreement, and J.P. Morgan Securities, Inc. and
Credit Suisse First Boston, as Joint
Bookrunners and Co-Lead Arrangers
May 23, 2002
Page 8


                           (x) the rights of the Collateral Agent and the Lenders with respect to collateral consisting of obligations as to which a governmental or similar entity is the account debtor or other obligor may be subject to compliance by the Collateral Agent and the Lenders with the Federal Assignment of Claims Act or similar Federal or state laws.

Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

1. Each Loan Document to which a Grantor is a party constitutes the legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms.

2. The execution, delivery and performance by each Grantor of each of the Loan Documents to which it is a party will not violate any law, statute, rule or regulation of the State of New York applicable to such Grantor.

3. No consent, authorization or approval by, or any notification of, declaration to, or filing or registration with, any court, public body or authority of the State of New York is required under any law, statute, rule or regulation of the State of New York to be obtained or effected by any Grantor in connection with the execution, delivery and performance by such Grantor of each of the Loan Documents to which it is a party except for filings or recordings that may be necessary to create, record or perfect, or maintain the perfection of, or (with respect to any applicable Pledged Securities) to enforce the security interests contemplated by the Collateral Agreement.

4. The provisions of the Collateral Agreement are effective under the New York UCC to create a valid, security interest in favor of the Collateral Agent, for the benefit of the Secured Parties (as defined in the Collateral Agreement), in all right, title and interest of each of the Grantors party to the Collateral Agreement in those items and types of Collateral described in the Collateral Agreement to which
         Article 9 of the New York UCC is applicable.

5. The Collateral Agreement, together with the delivery (within the meaning given such term by the New York UCC) to the Collateral Agent, within the State of New York, of each of the stock certificates or other security certificates (within the meaning given such term by the New York UCC) representing the Pledged Securities set forth on
         SCHEDULE II to the Collateral Agreement, creates in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected security interest under the New York UCC in the Pledged Securities. Assuming that each Pledged Security delivered to the Collateral Agent is in bearer form or is indorsed in blank or is registered in the name of the

JPMorgan Chase Bank, as Administrative
Agent, and the Lenders referred to in the Credit Agreement, and J.P. Morgan Securities, Inc. and
Credit Suisse First Boston, as Joint
Bookrunners and Co-Lead Arrangers
May 23, 2002
Page 9


         Collateral Agent and that at the time of such delivery the Collateral Agent does not have notice (as such term is used in Article 8 of the New York UCC) of any adverse claim (as such term is used in
         Article 8 of the New York UCC), the Collateral Agent will acquire its security interest in such Pledged Security, for the benefit of the Secured Parties, free of adverse claims.

This opinion is delivered solely to you and for your benefit in connection with the-Loan Documents and may not be relied upon by you for any other purpose or furnished or referred to, or relied upon, by any other person or entity (other than your successors and assigns as Administrative Agent or Lenders, as the case may be, under and in accordance with the terms of the Credit Agreement) for any reason without our prior written consent.

Very truly yours,

BINGHAM DANA LLP

                                  Exhibit B-6



                [YOUNG CONAWAY STARGATT & TAYLOR, LLP LETTERHEAD]

                                                              May 23, 2002

JPMorgan Chase Bank, as Administrative Agent, and the Lenders referred to in the Credit Agreement (as hereinafter defined)
712 Main Street, 7th Floor
Houston, Texas 77002

J. P. Morgan Securities Inc., as Joint Bookrunner
And Co-Lead Arranger
712 Main Street, 7th Floor
Houston, Texas 77002

Credit Suisse First Boston, as Joint Bookrunner
And Co-Lead Arranger
Eleven Madison Avenue
New York, New York 10010-3629
Attention:  William O'Daly

         Re: Credit Agreement dated as of May 23, 2002 by and among AFC Enterprises, Inc., JPMorgan Chase Bank, as Administrative Agent for J. P. Morgan Securities Inc. and Credit Suisse First Boston, as Joint Bookrunners and Co-Lead Arrangers, and the financial institutions listed therein as Lenders

Ladies and Gentlemen:

                  We have acted as special counsel to (i) AFC Enterprises, Inc., a Minnesota corporation (the "Borrower"), and (ii) Cinnabon International, Inc., a Delaware corporation

YOUNG CONAWAY STARGATT & TAYLOR, LLP

JPMorgan Chase Bank, as Administrative Agent, and the
Lenders referred to in the Credit Agreement (as hereinafter defined)
J. P. Morgan Securities Inc., as Joint Bookrunner and Co-Lead Arranger
Credit Suisse First Boston, as Joint Bookrunner and Co-Lead Arranger
May 23, 2002
Page 2

("CII") and wholly owned subsidiary of the Borrower, in connection with that certain Credit Agreement dated as of May 23, 2002 (the "Credit Agreement") among the Borrower, J.P. Morgan Securities Inc. ("JPMorgan") and Credit Suisse First Boston ("CSFB"), as Joint Bookrunners and Co-Lead Arrangers, and JPMorgan Chase Bank (the "Collateral Agent"), as Collateral Agent for the financial institutions set forth in the Credit Agreement on Schedule 2.01 (each, including the Lenders described in the Credit Agreement, JPMorgan, CSFB , and the Collateral Agent, are referred to herein individually as a "Lender" and collectively as "Lenders"). This opinion is being delivered with respect to the CII pursuant to subsection 4.01(b) of the Credit Agreement.

         Capitalized terms used herein and not otherwise defined herein shall have the same meanings as set forth in the Credit Agreement, and, if not defined therein, as set forth in the Collateral Agreement (as such agreement is defined below). As used herein:

         (a) "UCC" means the Delaware UCC (as such term is defined below).

         (b) "UCC Delaware Filing Collateral" means that portion of the Article 9 Collateral (as such term is defined in the Collateral Agreement) in which a security interest may be perfected by filing a financing statement under the Delaware UCC.

         (c) "Delaware UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Delaware (without regard to laws referenced in Section 9-201 thereof) codified at 9 Del. C. ss.ss. 9-101 et seq.

         We are licensed to practice law only in the State of Delaware; therefore, this letter of opinion is limited in all respects to the laws of the State of Delaware. No opinion is being expressed with respect to any matter which may arise under the laws of any other jurisdiction or any effect which such laws might have on the opinions herein set forth.

         In connection with this opinion, we have examined originals, or copies identified to our satisfaction as being true copies, of such records, documents or other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below, including, without limitation, a certified copy of the organization documents identified on Schedule 1 and a good standing certificate dated May 21, 2002 issued by the Office of the Delaware Secretary of State as to CII's existence in the State of Delaware (collectively, the "Organization Documents"). We have also reviewed the following documents:

YOUNG CONAWAY STARGATT & TAYLOR, LLP

JPMorgan Chase Bank, as Administrative Agent, and the
Lenders referred to in the Credit Agreement (as hereinafter defined)
J. P. Morgan Securities Inc., as Joint Bookrunner and Co-Lead Arranger
Credit Suisse First Boston, as Joint Bookrunner and Co-Lead Arranger
May 23, 2002
Page 3

         (a) The Credit Agreement dated as of the date of this letter;

         (b) The Guarantee and Collateral Agreement (the "Collateral Agreement") dated as of the date of this letter;

         (c) An unfiled copy of a financing statement identifying CII as debtor, and "JPMorgan Chase Bank, as Collateral Agent", as secured party, which we understand will be filed within ten (10) days of the transfer of the security interest in the Office of the Secretary of State of the State of Delaware (the "Filing Office" and such financing statement, the "Financing Statement").

         The documents referenced in items (a) through (c) above are collectively referred to herein as the "Loan Documents." The documents referenced in items (b) and (c) above are collectively referred to herein as the "Collateral Documents."

         In examining the above documents, we have assumed the genuineness of all signatures, the authenticity of all documents purporting to be originals and the conformity to the originals of all documents purporting to be copies.

         With respect to matters of fact, we have assumed, without undertaking to verify such facts by independent investigation, the accuracy, as of the date of this letter as well as the date made, of the Secretary of State's Certificate, and have relied upon all representations and warranties in the Loan Documents and the accuracy of all certificates of officers of Borrower, officers of CII, of public officials and of others.

         Except with respect to CII, we also have assumed, for purposes of the opinions herein expressed, without any inquiry or other investigation, that each party to the Loan Documents (i) is duly incorporated or otherwise duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has all requisite power and authority to execute, deliver, and perform its obligations under the Loan Documents and each of the other documents and agreements executed by it with respect to the transactions contemplated thereby to which such Persons are parties; and (iii) has duly authorized, executed and delivered each of the Loan Documents to which it is a party. We have also assumed, for purposes of the opinions herein expressed, without any inquiry or other investigation, that with respect to each party to the Loan Documents, including without limitation, CII, the Loan

YOUNG CONAWAY STARGATT & TAYLOR, LLP

JPMorgan Chase Bank, as Administrative Agent, and the
Lenders referred to in the Credit Agreement (as hereinafter defined)
J. P. Morgan Securities Inc., as Joint Bookrunner and Co-Lead Arranger
Credit Suisse First Boston, as Joint Bookrunner and Co-Lead Arranger
May 23, 2002
Page 4


Documents constitute the legal, valid and binding obligation of each party thereto, enforceable against it in accordance with its terms.

         We have also assumed, without inquiry or other information, that (i) the information contained in the Financing Statement is accurate; (ii) CII is not organized under the laws of any state other than the State of Delaware or under the laws of the United States; and (iii) CII is not required to register as an "investment company" and is not controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor is CII a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         We note that we have delivered to you our opinion with respect to CII's status as a "registered organization." Except to the extent that this determination is an element of your choice of law analysis, we express no opinion with respect to the choice of law governing perfection, the effect of perfection and non-perfection or priority of the security interest created pursuant to the Collateral Documents.

         We express no opinion with respect to the priority, validity or attachment of the security interest, but have assumed for purposes of the opinions set forth herein that such security interest is validly created and has attached pursuant to the Loan Documents under the laws of the State of New York.

         We also express no opinion as to the title of CII to any of the UCC Delaware Filing Collateral and we note that with respect to any after acquired property, the security interest perfected by the Financing Statements will not attach until CII acquires ownership of such after acquired property.

         Further, the opinions expressed herein are subject to, limited and qualified by, (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, marshaling, arrangement, assignment for benefit of creditors, fraudulent transfer, fraudulent conveyance or other statute, rule, regulation or other law affecting the rights of creditors generally (heretofore or hereafter enacted to the extent constitutionally applicable) regardless of whether enforcement is sought in a proceeding in equity or at law, or (ii) any general principle of equity, whether applied by a court of law or equity (including, but not limited to, any principle (a) governing the availability of discretion of a court, (b) affording any equitable defense, (c) requiring good faith, fair dealing and reasonableness in the performance and enforcement of a contract by a party

YOUNG CONAWAY STARGATT & TAYLOR, LLP

JPMorgan Chase Bank, as Administrative Agent, and the
Lenders referred to in the Credit Agreement (as hereinafter defined)
J. P. Morgan Securities Inc., as Joint Bookrunner and Co-Lead Arranger
Credit Suisse First Boston, as Joint Bookrunner and Co-Lead Arranger
May 23, 2002
Page 5

seeking the enforcement of such contract, (d) requiring consideration of the materiality of a breach of a contract by a party against whom or which the enforcement of such contract is sought and consideration of the consequences of such breach to a party seeking such enforcement, (e) requiring consideration at the time the enforcement of a contract is attempted of the impracticality or impossibility of the performance of such contract, or (f) affording any defense to the enforcement of a contract based upon the unconscionability of the conduct after such contract has been entered into of a party seeing such enforcement).

         Based upon and subject to all qualifications, conditions, limitations, exceptions and assumptions set forth in this letter, we are of the opinion that, as of the date hereof:

         (1) CII is a corporation duly existing and in good standing in the State of Delaware.

         (2) The execution and delivery by CII of the Loan Documents and its compliance with the terms and conditions thereof, to the extent to which it is a party thereto, do not conflict with, result in a breach or violation of, or constitute a default under, any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of CII.

         (3) The Loan Documents have been duly authorized by CII, and when executed and delivered by CII, shall have been duly executed and delivered by CII to the extent it is a party thereto.

         (4) Pursuant to the Collateral Agreement, CII has authorized for purposes of Section 9-509 of the Delaware UCC the filing of the Financing Statement naming CII as debtor.

         (5) The Financing Statements includes not only all of the types of information required by Section 9-502(a) of the Delaware UCC but also the types of information without which the Filing Office may refuse to accept the Financing Statements pursuant to Section 9-516 of the Delaware UCC.

         (6) Under the Delaware UCC, to the extent the Delaware UCC is applicable, the security interest of the Collateral Agent will be perfected in CII's rights in all UCC Delaware Filing Collateral as to which perfection can be obtained by filing of a financing statement upon the later of the attachment of the security interest and the filing of the Financing Statements in the Filing Office and the payment of applicable filing fees; provided, however, we express no

YOUNG CONAWAY STARGATT & TAYLOR, LLP

JPMorgan Chase Bank, as Administrative Agent, and the
Lenders referred to in the Credit Agreement (as hereinafter defined)
J. P. Morgan Securities Inc., as Joint Bookrunner and Co-Lead Arranger
Credit Suisse First Boston, as Joint Bookrunner and Co-Lead Arranger
May 23, 2002
Page 6

opinion, with respect to (i) any security interests in trademarks, patents and copyrights, except to the extent Article 9 of the Delaware UCC may be applicable to the foregoing, and without limiting the generality of the foregoing, we express no opinion as to the effect of any federal laws relating to trademarks, patents and copyrights or other intellectual property on the opinions expressed herein, (ii) money, (iii) deposit accounts, (iv) letter of credit rights (v) goods covered by a certificate of title statute, (vi) as-extracted collateral and timber to be cut, (vii) real property or interests in real property or goods which are, or are to become fixtures, (viii) any property subject to a statute, regulation or treaty of the United States whose requirements for a security interest's obtaining priority over the rights of a lien creditor with respect to the property preempt Section 9-310(a) of the Delaware UCC, (ix) any goods subject to a negotiable document of title; (x) commercial tort claims; or (xi) any goods which are accessions to, or commingled or processed with, other goods to the extent that the security interest is limited by Section 9-335 or 9-336 of the Delaware UCC. In the case of property which becomes UCC Delaware Filing Collateral after the date hereof, Section 552 of the U.S. Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the U.S. Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

         (7) You have asked whether CII is a "registered organization" as defined in the Delaware UCC. The Secretary of State of Delaware is required to maintain a public record showing CII to have been organized. Based on our review of the Organization Documents, we are of the opinion that CII is a "registered organization" as defined in the Delaware UCC.

         We call to your attention the fact that the perfection of the above security interests in the Delaware UCC Filing Collateral will be terminated or the effectiveness thereof will lapse (i) as to any UCC Delaware Filing Collateral acquired by CII more than four months after CII changes its name, identity or corporate structure so as to make the Financing Statements seriously misleading, unless a new appropriate financing statement indicating the new name, identity or corporate structure of such Subsidiary is properly filed before the expiration of such four months; and (ii) as to all such UCC Delaware Filing Collateral, five years after the date of the original filing unless a continuation statement is filed within the period of six months prior to the expiration of such five years.

         The foregoing opinions are subject to the qualification that we express no opinion as the creation, validity, attachment or perfection of the security interest created by the Collateral Documents insofar as they are not governed by
Article 9 of the Delaware UCC.

YOUNG CONAWAY STARGATT & TAYLOR, LLP

JPMorgan Chase Bank, as Administrative Agent, and the
Lenders referred to in the Credit Agreement (as hereinafter defined)
J. P. Morgan Securities Inc., as Joint Bookrunner and Co-Lead Arranger
Credit Suisse First Boston, as Joint Bookrunner and Co-Lead Arranger
May 23, 2002
Page 7


         All opinions rendered herein are as of the date hereof and are based upon the circumstances that exist at the present time, including, without limitation, statutes, cases, regulations, facts and circumstances as they currently exist, all of which are subject to change. We assume no obligation to update or supplement the opinions given herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws or interpretations thereof, which may hereafter occur.

         Except as to the matters, documents and transactions specifically addressed herein, we express no opinion whatsoever, and no opinion whatsoever is to be inferred, as to any other matter, document or transaction.

         This opinion is being furnished only to you in connection with the Credit Agreement and is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person or entity for any purpose without our prior written consent except that Lenders and any other permitted transferees who subsequently become assignees pursuant to Section 9.04 of the Credit Agreement may rely on it as if it was addressed to the Collateral Agent for their benefit.

                                                     Very truly yours,

                                   SCHEDULE 1
                             ORGANIZATION DOCUMENTS

1. Restated Certificate of Incorporation of RU Corporation, inter alia, changing its name to Cinnabon International, Inc. dated August 7, 1996

2. Certificate of Merger of AFC Franchise Acquisition Corp. with and into Cinnabon International, Inc. dated October 14, 1998 attached to which is the Amended and Restated Certificate of Incorporation of Cinnabon International, Inc.

3.       Bylaws of Cinnabon International, Inc. dated October 14, 1998

4. Resolution of Board of Directors of Cinnabon International, Inc. dated May 23, 2002

                                                                       EXHIBIT C

================================================================================

                       GUARANTEE AND COLLATERAL AGREEMENT

                                   dated as of

                                  May 23, 2002,

                                      among

                             AFC ENTERPRISES, INC.,

                             the Subsidiary Parties
                                  party hereto,

                                       and

                              JPMORGAN CHASE BANK,

                               as Collateral Agent

================================================================================

                                Table of Contents


                                                                                                       Page
                                                                                                       ----
                                         ARTICLE I Definitions
SECTION 1.01 Credit Agreement............................................................................1
SECTION 1.02 Other Defined Terms.........................................................................1
                                          ARTICLE II Guarantee
SECTION 2.01 Guarantee...................................................................................6
SECTION 2.02 Guarantee of Payment........................................................................6
SECTION 2.03 No Limitations, Etc.........................................................................6
SECTION 2.04 Reinstatement...............................................................................7
SECTION 2.05 Agreement To Pay; Subrogation...............................................................7
SECTION 2.06 Information.................................................................................7
                                     ARTICLE III Pledge of Securities
SECTION 3.01 Pledge......................................................................................7
SECTION 3.02 Delivery of the Pledged Collateral..........................................................8
SECTION 3.03 Representations, Warranties and Covenants...................................................9
SECTION 3.04 Certification of Limited Liability Company and Limited Partnership Interests...............10
SECTION 3.05 Registration in Nominee Name; Denominations................................................10
SECTION 3.06 Voting Rights; Dividends and Interest, etc.................................................10
                             ARTICLE IV Security Interests in Personal Property
SECTION 4.01 Security Interest..........................................................................12
SECTION 4.02 Representations and Warranties.............................................................14
SECTION 4.03 Covenants..................................................................................17
SECTION 4.04 Other Actions..............................................................................20
SECTION 4.05 Covenants regarding Patent, Trademark and Copyright Collateral.............................23
                                            ARTICLE V Remedies
SECTION 5.01 Remedies upon Default......................................................................25
SECTION 5.02 Application of Proceeds....................................................................26
SECTION 5.03 Grant of License to Use Intellectual Property..............................................27
SECTION 5.04 Securities Act, etc........................................................................27
                            ARTICLE VI Indemnity, Subrogation and Subordination
SECTION 6.01 Indemnity and Subrogation..................................................................28
SECTION 6.02 Contribution and Subrogation...............................................................28
SECTION 6.03 Subordination..............................................................................29
                                        ARTICLE VII Miscellaneous
SECTION 7.01 Notices....................................................................................29
SECTION 7.02 Security Interest Absolute.................................................................29
SECTION 7.03 Survival of Agreement......................................................................30
SECTION 7.04 Binding Effect; Several Agreement..........................................................30
SECTION 7.05 Successors and Assigns.....................................................................30
SECTION 7.06 Collateral Agent's Expenses; Indemnification...............................................30
SECTION 7.07 Collateral Agent Appointed Attorney-in-Fact................................................30

SECTION 7.09 Waivers; Amendment.........................................................................31
SECTION 7.10 WAIVER OF JURY TRIAL.......................................................................32
SECTION 7.11 Severability...............................................................................32
SECTION 7.12 Counterparts...............................................................................32
SECTION 7.13 Headings.................................................................................. 33
SECTION 7.14 Jurisdiction; Consent to Service of Process................................................33
SECTION 7.15 Termination or Release.....................................................................33
SECTION 7.16 Additional Subsidiaries....................................................................34
SECTION 7.17 Right of Setoff............................................................................34
SECTION 7.18 Collateral Agent...........................................................................34

Schedules

Schedule I        Subsidiary Loan Parties
Schedule II       Capital Stock and other Equity Interests; Debt Securities
Schedule III      Intellectual Property
Schedule IV       Insurance Requirements
Schedule V        Commercial Tort Claims
Schedule VI       Financing Statements


Exhibits

Exhibit I         Form of Supplement
Exhibit II        Form of Perfection Certificate
Exhibit III       Pledge Supplement

                                    GUARANTEE AND COLLATERAL AGREEMENT dated as
                           of May 23, 2002 among AFC ENTERPRISES, INC., the Subsidiary Parties (as herein defined) and JPMORGAN CHASE BANK, as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, the "Collateral Agent").

         Reference is made to the Credit Agreement dated as of May 23, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among AFC Enterprises, Inc., the Lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, J.P. Morgan Securities Inc., as Joint Bookrunner and Co-Lead Arranger and Credit Suisse First Boston, as Joint Bookrunner and Co-Lead Arranger. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

         SECTION 1.01 Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

         (b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

         SECTION 1.02 Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "Account Debtor" means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

         "Article 9 Collateral" has the meaning assigned to such term in Section
4.01 and shall include, without limitation, the Pledged Collateral.

         "Collateral" means Article 9 Collateral and Pledged Collateral.

         "Collateral Records" shall mean books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

         "Collateral Support" shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

         "Commercial Tort Claims" shall mean all "commercial tort claims" as defined in Article 9 of the UCC, including, without limitation, all commercial tort claims listed on Schedule V (as such schedule may be amended or supplemented from time to time).

         "Copyright License" means any written agreement, now or hereafter in effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" means all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

         "Credit Agreement" has the meaning assigned to such term in the preliminary statement of this Agreement.

         "Federal Securities Laws" has the meaning assigned to such term in
Section 5.04.

         "General Intangibles" means (i) all "general intangibles" as defined in
Article 9 of the UCC, including "payment intangibles" also as defined in Article 9 of the UCC and (ii) shall include, without limitation, all choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

         "Grantors" means the Borrower and the Subsidiary Parties.

         "Guarantors" means the Subsidiary Parties.

         "Hedging Agreement" shall mean any (i) interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement, each of which is for the purpose of hedging the interest rate exposure associated with Grantors' operations or (ii) foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement, each of which is for the purpose of hedging the foreign currency risk associated with Grantors' operations.

         "Insurance" shall mean: (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

         "Intellectual Property" means all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "Investment Property" (i) shall mean all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) shall include, without limitation, the Pledged Stock and Pledged Debt Securities.

         "License" means any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III.

         "Loan Document Obligations" means (a) the due and punctual payment by the Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and
(iii) all other monetary obligations of the Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and
(c) the due and punctual payment
and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

         "Obligations" means (a) Loan Document Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, (c) the due and punctual payment of all monetary obligations and other liabilities of each Loan Party to any entity that is a Lender or an Affiliate of a Lender in respect of overdrafts or in connection with any automated clearinghouse transfer of funds and (d) the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a) (and any successor provision thereof).

         "Patent License" means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

         "Patents" means all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Perfection Certificate" means a certificate substantially in the form of Exhibit II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of the Borrower.

         "Pledged Collateral" has the meaning assigned to such term in Section 3.01.

         "Pledged Debt Securities" has the meaning assigned to such term in
Section 3.01.

         "Pledged Securities" means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

         "Pledged Stock" has the meaning assigned to such term in Section 3.01.

         "Pledgors" means the Borrower and the Subsidiary Parties.

         "Proceeds" has the meaning specified in Section 9-102 of the UCC.

         "Secured Parties" means (a) the Lenders (b) the Collateral Agent, (c) the Issuing Bank, (d) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Effective Date if such counterparty is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date if such counterparty is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing. Such term shall include, without limitation, all former Secured Parties to the extent that any Obligations owing to such Persons were incurred while such Persons were Secured Parties and such Obligations have not been transferred, waived, paid or satisfied.

         "Security Interest" has the meaning assigned to such term in Section 4.01.

         "Subsidiary Parties" means (a) the Subsidiaries identified on Schedule I and (b) each other Subsidiary that becomes a party to this Agreement as contemplated by Section 7.16.

         "Trademark License" means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" means all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

         "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

                                   ARTICLE II

                                    Guarantee

         SECTION 2.01 Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

         SECTION 2.02 Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of the Borrower or any other Person.

         SECTION 2.03 No Limitations, Etc. (a) Except for termination of a Guarantor's obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

         (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

         SECTION 2.04 Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Loan Party or otherwise.

         SECTION 2.05 Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

         SECTION 2.06 Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's and each other Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

                                  ARTICLE III

                              Pledge of Securities

         SECTION 3.01 Pledge. As collateral security for the prompt and complete payment or performance, as the case may be, in full of the Obligations, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, each Pledgor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest and continuing lien in all of such Pledgor's right, title and interest in, to and under (a) all shares of capital stock and other Equity Interests owned by it, including, without limitation, all Equity Interests listed on Schedule II and any other Equity Interests obtained in the future by such Pledgor and the certificates representing all such Equity Interests (the "Pledged Stock"); provided that the Pledged Stock shall not include (i) any Equity Interests of any non-wholly owned Foreign Subsidiary owned by such Pledgor, (ii) more than 65% of the Equity Interests of any wholly owned Foreign Subsidiary, and (iii) Equity Interests of non-wholly owned Subsidiaries not required to be pledged pursuant to Section 5.11 of the Credit Agreement (it being understood that such Equity Interests may be subject to restrictions); (b)(i) all debt securities issued to such Pledgor including, without limitation, all debt securities listed opposite the name of such Pledgor on Schedule II, (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the Pledged Stock and Pledged Debt Securities referred to in clauses (a) and (b) above; (d) all rights and privileges of such Pledgor with respect to the Pledged Stock, Pledged Debt Securities and other property referred to in clauses (a), (b), and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the "Pledged Collateral").

         TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

     SECTION 3.02 Delivery of the Pledged Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities.

     (b) Each Pledgor will cause any Indebtedness for borrowed money owed to such Pledgor by the Borrower or any Subsidiary to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms hereof.

     (c) Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by stock powers duly indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC) or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. The initial Pledged Securities are described on Schedule II hereto. Each delivery of Pledged Securities after the date hereof shall be accompanied by a schedule describing the additional securities, which schedule shall supplement Schedule II and be made a part thereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

         SECTION 3.03 Representations, Warranties and Covenants. The Pledgors jointly and severally represent, warrant and covenant to and with the Collateral Agent, for the ratable benefit of the Secured Parties, that:

         (a) Schedule II as amended from time to time in accordance with this Agreement correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Securities and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

         (b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

         (c) except for the security interests granted hereunder or in any other Loan Document, each of the Pledgors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens (other than Permitted Encumbrances), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, and (iv) subject to Section 3.06, will cause any and all Pledged Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

         (d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally or by the constituent documents of any non-wholly owned Subsidiary, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;

     (e) each of the Pledgors (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Encumbrances), however arising, of all Persons whomsoever;

         (f) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations, subject to no other Lien other than as permitted under Section 6.02 of the Credit Agreement; and

         (g) the pledge effected hereby is effective to vest in the Collateral Agent, for the ratable benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

         SECTION 3.04 Certification of Limited Liability Company and Limited Partnership Interests. No interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder is represented by a certificate, or is deemed a "security" within the meaning of Article 8 of the UCC. In the event that any of the interests in any limited liability company or limited partnership controlled by any Grantor on the date hereof become represented by a certificate or certificates at any time in the future, such Grantor shall deliver to the Collateral Agent any such certificates on or prior to the third Business Day after which such interests become represented by a certificate or certificates.

         SECTION 3.05 Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement. Collateral Agent shall have the right with Borrower's consent to appoint any Financial Officer of Borrower as a "Custodial Agent" to hold any Pledged Collateral as an agent of and on behalf of Collateral Agent for the benefit of the Lenders, pursuant to a custodial agreement reasonably acceptable to Collateral Agent and Borrower.

         SECTION 3.06 Voting Rights; Dividends and Interest, etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

                  (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that would reasonably be expected to materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

                  (ii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

                  (iii) Each Pledgor shall be entitled to receive and retain any and all ordinary cash dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are paid in the normal course of the business of the issuer and all scheduled payments of interest, permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral without further action, and, if received by any Pledgor, such Pledgor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Collateral Agent over such Pledged Collateral, and pending any such action, such Pledgor shall hold such dividends, interest, principal or other distributions in trust for the benefit of the Collateral Agent, and shall forthwith deliver to the Collateral Agent, in the same form as so received (with any necessary indorsement) such Pledged Collateral.

         (b) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph
(a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.06 shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary indorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph
(b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the applicable Pledgor or Pledgors have delivered to the Collateral Agent certificates to that effect, the Collateral Agent shall, promptly after all such Events of Default have been cured or waived, repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

         Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.

                                   ARTICLE IV

                     Security Interests in Personal Property

         SECTION 4.01 Security Interest. (a) As collateral security for the prompt and complete payment or performance, as the case may be, in full of the Obligations, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, each Grantor hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest and continuing lien (the "Security Interest") in all right, title or interest in, to and under all personal property of such Grantor, including, but not limited to, the following assets and properties now owned or existing or at any time hereafter arising or acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest and wherever the same may be located (collectively, the "Article 9 Collateral"):

         (i) all Accounts;

         (ii) all Chattel Paper;

         (iii) all Deposit Accounts;

         (iv) all Documents;

         (v) all Equipment;

         (vi) all General Intangibles;

         (vii) all Instruments;

         (viii) all Insurance;

         (ix) all Inventory;

         (x) all Investment Property;

         (xi) all Letter-of-Credit Rights;

         (xii) all Money;

         (xiii) all Commercial Tort Claims;

         (xiv) to the extent not otherwise included above, all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

         (xv) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the term "Article 9 Collateral" shall not include
(i) any Equity Interests of any non-wholly owned Foreign Subsidiary owned by such Grantor, (ii) more than 65% of the Equity Interests of any wholly owned Foreign Subsidiary, (iii) Equity Interests of non-wholly owned Subsidiaries not required to be pledged pursuant to Section 5.11 of the Credit Agreement (it being understood that such Equity Interests may be subject to restrictions),
(iv) any of Grantor's rights or interests in any lease, license, contract or agreement to which a Grantor is a party to the extent that a grant of a Security Interest, encumbrance or pledge under this Agreement or any other Loan Document would result in a breach of or default under, the terms or provisions of any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law) .

         (b) Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction and with any filing office any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including but not limited to (a) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (b) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Article 9 Collateral relates and (c) a collateral description describing the collateral in the same manner described in this agreement or describing the collateral in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the collateral granted to the Collateral Agent in connection herewith, including, without limitation, describing such property as "all assets" or "all personal property," whether now owned or existing or at any time hereafter arising or acquired. Each Grantor agrees to provide such information to the Collateral Agent promptly upon request.

         Each Grantor also ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction and with any filing office any initial financing statements or amendments thereto if filed prior to the date hereof.

         The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

         (c) The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

         (d) Until the occurrence of a Default, Grantor may use or consume in the ordinary course of its business any proceeds of Pledged Collateral to the extent not prohibited by the Credit Agreement.

         SECTION 4.02 Representations and Warranties. In addition to the representations and warranties made in Section 3 above with respect to the Pledged Collateral, the Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

                  (a) Except as otherwise permitted in the Credit Agreement, each Grantor owns and has good and valid right, title and interest in and to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, is aware of no challenges to the title with respect to Article 9 Collateral and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained.

                  (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including but not limited to, the exact legal name of such Grantor, the type of organization of such Grantor and the jurisdiction of organization of such Grantor, is correct and complete in all material respects as of the Effective Date. Each Grantor further represents that (i) it has been duly organized as an entity of the type as set forth in the Perfection Certificate solely under the laws of the jurisdiction as set forth in the Perfection

         Certificate and remains duly existing as such and (ii) it has not filed any certificates of domestication, transfer or continuance in any other jurisdiction.

                  (c) Except as otherwise permitted in the Credit Agreement, it has not within the last five (5) years become bound (whether as a result of merger or otherwise) as debtor, either by contract, by operation of law, or by a security agreement previously entered into by another Person, which has not heretofore been terminated.

                  (d) None of the Account Debtors in respect of any Accounts is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Account requires the consent of the Account Debtor in respect thereof in connection with the pledge hereunder, except any consent which has been obtained.

                  (e) Authorized Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the
         Article 9 Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in
         Schedule VI hereto (or specified by notice from the Borrower to the Collateral Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.10 or 5.11 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

                  (f) Each Grantor shall ensure that a fully executed agreement in the form hereof and containing a description of all Article 9 Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C.ss. 261, 15 U.S.C.ss. 1060 or 17 U.S.C.ss. 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

                  (g) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Sections 4.02(e), a perfected security interest in all
         Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C.ss. 261 or 15 U.S.C. ss. 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C.ss. 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Permitted Encumbrances that have priority as a matter of law and Liens expressly permitted to be prior to the Security Interest pursuant to clause (b) or (c) of Section 6.02 of the Credit Agreement.

                  (h) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to
         Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for (i) financing statements filed in favor of the Collateral Agent; (ii) Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement (including protective filings with respect to leases, consignments, bailments and similar relationships permitted thereunder), and (iii) financing statements for which proper termination statements have been delivered to the Collateral Agent for filing.

                  (i) no consent or approval of any Governmental Authority, any securities exchange or any other Person, including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary was or is necessary in connection with the creation, perfection or first priority status of the security interest of the Collateral Agent in any Article 9 Collateral or the exercise by the Collateral Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof (other than such as have been obtained and are in full force and effect).

                  (j) this Agreement has been duly executed and delivered by each Grantor and constitutes a legal, valid and binding obligation of such Grantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 4.03 Covenants. In addition to the covenants made in Section 3 above with respect to Pledged Collateral, the Grantors jointly and severally covenant that:

         (a) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral and delivery of the information required by Section 5.10(b) of the Credit Agreement; provided, however, that upon a Default, Collateral Agent may request and each Grantor hereby agrees to prepare and deliver, a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Article 9 Collateral.

         (b) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to
Section 6.02 of the Credit Agreement.

         (c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions that may be necessary or desirable, or as the Collateral Agent may from time to time reasonably and practicably request, to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent. Notwithstanding anything herein to the contrary, (i) Grantor shall only be obligated to deliver and pledge promissory notes having an individual outstanding principal balance equal to or greater than $100,000 and (ii) within five (5) days of each six (6) month anniversary of the Effective Date, Grantor shall deliver to Collateral Agent (A) such other promissory notes with an individual principal amount outstanding thereunder equal to or greater than $100,000 and (B) such other promissory notes not included within the immediately preceding clause (A) to the extent the aggregate outstanding principal balance of all such promissory notes in the Loan Parties' possession exceeds $4,000,000 (the "Waterfall Amount"), so that after delivery of such additional promissory notes Grantor will not be in possession of promissory notes whose aggregate principal balance exceeds the Waterfall Amount. Grantor may deliver any combination of such promissory notes to meet the foregoing requirements.

         Without limiting the generality of the foregoing, each Grantor hereby agrees to promptly notify the Collateral Agent in writing (by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of Exhibit III attached hereto) of any changes to the information contained in the Schedules hereto and in the Perfection Certificate, and to provide such other information in connection therewith as the Collateral Agent may reasonably request. Each Grantor agrees that it will take such action as shall be necessary in order to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent's security interest in the
Article 9 Collateral intended to be granted and agreed to hereby. Each Grantor further agrees that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral on the date it has notified the Collateral Agent of the specific changes to the information contained in the Schedules and the Perfection Certificate.

         Notwithstanding anything to the contrary, Grantors shall not be required to perfect the Security Interest in any Collateral to the extent perfection is required in any jurisdiction other than the United States of America or any state thereof.

         (d) The Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors' own cost and expense and in accordance with Sections 5.06 and 5.10 of the Credit Agreement, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the
Article 9 Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. Subject to Section 9.12 of the Credit Agreement, the Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

         (e) At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Sections 5.04 or 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that nothing in this paragraph
(e) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

         (f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such Grantor authorizes the filing of any financing statements the Collateral Agent deems necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest. Notwithstanding anything herein to the contrary, Grantor shall only be obligated to deliver instruments regarding Accounts to the extent the aggregate fair market value thereof exceeds $25,000.

         (g) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

         (h) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by
Section 6.02 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except that (i) Inventory may be sold in the ordinary course of business and (ii) unless and until an Event of Default shall have occurred and be continuing during which the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance satisfactory to the

Collateral Agent, that such bailee or processor holds the Inventory for the benefit of the Collateral Agent subject to the Security Interest and shall act upon the instructions of the Collateral Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

         (i) None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices or in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

         (j) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Schedule IV hereto and Section 5.09 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this paragraph (j), including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

         (k) Each Grantor shall maintain, in its customary form and in accordance with historical practice, or in such other form and manner satisfactory to the Collateral Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

         (l) Each Grantor consents to the grant by each other Grantor of a security interest in all Investment Property to the Collateral Agent.

         SECTION 4.04 Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral

Agent's Security Interest in the Article 9 Collateral, each Grantor agrees, in each case at such Grantor's own expense, to take the following actions with respect to the following Article 9 Collateral:

                  (a) Instruments. If any Grantor shall at any time hold or acquire any Instruments, such Grantor shall forthwith deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly endorsed in blank by an "effective indorsement" (as defined in the UCC) in a manner acceptable to the Collateral Agent. Grantor shall only be obligated to deliver Instruments to the extent the fair market value thereof exceeds $25,000.

                  (b) Deposit Accounts. For each deposit account that any Grantor at any time opens or maintains (other than Convenience Accounts), such Grantor shall, at the Collateral Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the depositary bank to agree to comply at any time with instructions from the Collateral Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor, or (ii) arrange for the Collateral Agent to become the customer of the depositary bank with respect to the deposit account, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw funds from such deposit account. The Collateral Agent agrees with each Grantor that the Collateral Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. As used herein, "Convenience Accounts" means the individual deposit accounts used for daily deposits for individual restaurants, bakeries, cafes and other units that do not have and are not expected to ever have, a daily average deposit balance in excess of $25,000 over any fiscal year of Grantor.

                  (c) Investment Property. If any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly endorsed in blank by an "effective indorsement" (as defined in the UCC) in a manner acceptable to the Collateral Agent. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor or such nominee, or
         (ii) arrange for the Collateral Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Collateral Agent thereof and, at the Collateral Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (A) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Collateral Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Collateral Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Collateral Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Collateral Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Collateral Agent agrees with each of the Grantors that the Collateral Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur.

                  (d) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in
         Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the face amount of which shall exceed $25,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control under UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be,
         Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Collateral Agent agrees with such Grantor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent's loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

                  (e) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of such Grantor which has a maximum draw amount in excess of $100,000, such Grantor shall promptly notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Pledgor unless an Event of Default has occurred or is continuing.

                  (f) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a commercial tort claim in a total claim amount in excess of $100,000, the Grantor shall promptly notify the Collateral Agent thereof in writing by executing and delivering to the Collateral Agent a completed Pledge Supplement, substantially in the form of
         Exhibit III attached hereto, identifying such Commercial Tort Claims, including a summary description of such claim.

         SECTION 4.05 Covenants regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, and will not permit any of its licensees to, do any act, or omit do to any act, whereby any Patent that is material to the conduct of the business of the Borrower and its Subsidiaries (considered as a whole) may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

         (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the business of the Borrower and its Subsidiaries (considered as a whole), (1) maintain the quality of products and services offered under such Trademark, (2) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (3) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

         (c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by Copyright material to the conduct of the business of the Borrower and its Subsidiaries (considered as a whole), continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

         (d) Each Grantor shall promptly notify the Collateral Agent if it knows that any Patent, Trademark or Copyright material to the conduct of the business of the Borrower and its Subsidiaries (considered as a whole) may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

         (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent thereof (but in no event more than 90 days after any Grantor obtains knowledge thereof), and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

         (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of the Borrower and its Subsidiaries (considered as a whole), including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (g) In the event that any Grantor has reason to believe that any
Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the conduct of the business of the Borrower and its Subsidiaries (considered as a whole) has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent as such notice is required by Section 4.04(f) herein, and shall promptly take all reasonable actions to stop such infringement, misappropriation or dilution and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral including, but not limited to, the initiation of a suit to recover any and all damages for such infringement, misappropriation or dilution.

         (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor's right, title and interest thereunder to the Collateral Agent or its designee.

                                   ARTICLE V

                                    Remedies

         SECTION 5.01 Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such
Article 9 Collateral by the applicable Grantors to the Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor or Pledgor, and the Grantors and Pledgors hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor or Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give the applicable Grantors and Pledgors 10 days' written notice (which each Grantor or Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the UCC or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Article 9 Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale the Collateral or portion thereof to be sold may be sold in one lot as an entirety or in separate parcels as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given.

The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor or Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may (with the consent of the Collateral Agent) make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor or Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor or Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor or Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this
Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the UCC or its equivalent in other jurisdictions.

         SECTION 5.02 Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of Collateral as well as any Collateral consisting of cash as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel incurred, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any Grantor or Pledgor and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Grantors and Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement and the Credit Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 5.03 Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

         SECTION 5.04 Securities Act, etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the

Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

                                   ARTICLE VI

                    Indemnity, Subrogation and Subordination

         SECTION 6.01 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), the Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrower, then the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy an Obligation of the Borrower, then the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         SECTION 6.02 Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrower as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to

Section 7.16, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 to the extent of such payment.

         SECTION 6.03 Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and
6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 6.01 and
6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         (b) The Borrower and Subsidiary Parties hereby agree that all Indebtedness and other monetary obligations owed by it to the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations provided that, for so long as no Default shall have occurred and be continuing, all such Indebtedness may be paid in accordance with the terms of the instruments evidencing such Indebtedness.

                                  ARTICLE VII

                                  Miscellaneous

         SECTION 7.01 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 9.01 of the Credit Agreement.

         SECTION 7.02 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Pledgor in respect of the Obligations or this Agreement.

         SECTION 7.03 Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Collateral Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. SECTION 7.04 ....Binding Effect; Several Agreement. This Agreement
shall become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Loan Party and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

         SECTION 7.05 Successors and Assigns. Subject to Section 9.04 of the Credit Agreement, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Loan Party or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.06 Collateral Agent's Expenses; Indemnification(a) . The provisions of Section 9.03 of the Credit Agreement shall apply hereto as if fully set forth herein.

         SECTION 7.07 Collateral Agent Appointed Attorney-in-Fact. Each Grantor and each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor or Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes hereof upon the occurrence and continuation of a Default (except as otherwise provided in Section 4.01(b) herein), which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Grantor or Pledgor (a) in the case of a Grantor (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Article 9 Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Article 9 Collateral;
(iii) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Article 9 Collateral; (iv) to send verifications of Accounts Receivable to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Article 9 Collateral or to enforce any rights in respect of any Article 9 Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Article 9 Collateral; (vii) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Article 9 Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; and (b) in the case of a Pledgor (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (ii) to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge of the same; (iii) to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto; and (iv) to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor or Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         SECTION 7.08 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.09 Waivers; Amendment. (a) No failure or delay by the Collateral Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Collateral Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

         SECTION 7.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 7.11 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 7.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute a single contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 7.13 Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

         SECTION 7.14 Jurisdiction; Consent to Service of Process. (a) Each of the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Collateral Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

         (b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.15 Termination or Release. (a) This Agreement, the Guarantees, the Security Interest and all other security interests granted hereby shall terminate when all the Obligations (other than contingent or inchoate indemnification and reimbursement obligations) have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

         (b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of the Borrower; provided that the Required Lenders shall have consented to such transaction

(to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

         (c) Upon any sale or other transfer by any Grantor or Pledgor of any Collateral that is permitted under the Credit Agreement to any Person that is not the Borrower or a Subsidiary Party, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Sections 8.01 and 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

         (d) In connection with any termination or release pursuant to subparagraphs (a), (b) or (c), the Collateral Agent shall execute and deliver to any Grantor or Pledgor, as the case may be, at such Grantor's or Pledgor's expense, all documents that such Grantor or Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent.

         SECTION 7.16 Additional Subsidiaries. Pursuant to Section 5.11 of the Credit Agreement, each wholly owned Subsidiary Loan Party that was not in existence on the date of the Credit Agreement and certain entities that are not wholly owned Subsidiaries that were not in existence on the date of this Agreement, are required to enter in this Agreement as a Subsidiary Party. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Party as a party to this Agreement.

         SECTION 7.17 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Subsidiary Party against any of and all the obligations of such Subsidiary Party now or hereafter existing under this agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

         SECTION 7.18 Collateral Agent. The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this

Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of the Secured Parties in accordance with the terms of this Section. The Collateral Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Grantors. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Grantors, to appoint a successor Collateral Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereby also be deemed the successor Collateral Agent and such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement. The retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement, and (ii) execute and deliver to such successor Collateral Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created hereunder, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation hereunder as the Collateral Agent, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent hereunder.

         [The remainder of this page has been left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                         AFC ENTERPRISES, INC.

                                              by
                                                  --------------------------
                                                  Name:
                                                  Title:


                                         THE SUBSIDIARY PARTIES SET
                                         FORTH ON SCHEDULE I HERETO,

                                              by
                                                  --------------------------
                                                  Name:
                                                  Title:


                                         JPMORGAN CHASE BANK, as
                                         Collateral Agent,

                                              by
                                                  --------------------------
                                                  Name:
                                                  Title:

                                                                   SCHEDULE I to
                                                               the Guarantee and
                                                            Collateral Agreement

                             SUBSIDIARY LOAN PARTIES

AFC Properties, Inc.

AFC of Louisiana, Inc.

Church's Texas Holdings, LLC

AFC Holdings of Texas, LLC

Seattle Coffee Company

Cinnabon International, Inc.

CT Restaurants, L.P.

Seattle's Best Coffee LLC

Torrefazione Italia LLC

Cinnabon, Inc.

                                                                  SCHEDULE II to
                                                               the Guarantee and
                                                            Collateral Agreement

                    CAPITAL STOCK AND OTHER EQUITY INTERESTS

 See Appendix A to the executed UCC Pre-Closing Diligence Certificate which is attached to and made a part of the form of Perfection Certificate in Exhibit II hereto.

                                 DEBT SECURITIES

------------------------ -------------------- --------------------- --------------------- --------------- -------------------
                                               Original Principal       Outstanding       Issue Date of
    Grantor/ Lender            Issuer                Amount          Principal Balance         Note         Maturity Date
------------------------ -------------------- --------------------- --------------------- --------------- -------------------
AFC Enterprises, Inc.    Cedar Contracting,             400,000.00        375,353.64      April 23, 1999  April 1, 2004
                         Inc.
------------------------ -------------------- --------------------- --------------------- --------------- -------------------
AFC Enterprises, Inc.    The Restaurant                 577,961.50        468,296.83      June 28, 1999   May 26, 2014
                         Group of South
                         Florida, L.L.C.
------------------------ -------------------- --------------------- --------------------- --------------- -------------------
*AFC Enterprises, Inc.   CBB Acquisition              1,500,000.00      1,500,000.00      August 30,      August 31, 2004
                         Corp.                                                            1999
------------------------ -------------------- --------------------- --------------------- --------------- -------------------
AFC Enterprises, Inc.    POP Investments,             2,655,000.00      2,589,105.78      December 3,     December 3,
                         LLC                                                              2001            2011
------------------------ -------------------- --------------------- --------------------- --------------- -------------------

------------------------ -------------------- --------------------- --------------------- --------------- -------------------

------------------------ -------------------- --------------------- --------------------- --------------- -------------------

------------------------ -------------------- --------------------- --------------------- --------------- -------------------

------------------------ -------------------- --------------------- --------------------- --------------- -------------------

------------------------ -------------------- --------------------- --------------------- --------------- -------------------

         * The note made by CBB Acquisition Corp. was previously pledged to Canadian Imperial Bank of Commerce ("CIBC"). CIBC has misplaced this note. Upon Grantor's receipt of the note or a replacement note, Grantor shall deliver the note to the Collateral Agent.

                                                                    SCHEDULE III
                                                            to the Guarantee and
                                                            Collateral Agreement

                        U.S. COPYRIGHTS OWNED BY GRANTORS

     See Schedule B-1 to the executed UCC Pre-Closing Diligence Certificate which is attached to and made a part of the form of Perfection Certificate in
                               Exhibit II hereto.

                                                                 SCHEDULE III to
                                                               the Guarantee and
                                                            Collateral Agreement

                            PATENTS OWNED BY GRANTORS

     See Schedule B-1 to the executed UCC Pre-Closing Diligence Certificate which is attached to and made a part of the form of Perfection Certificate in
                               Exhibit II hereto.

                                                                 SCHEDULE III to
                                                               the Guarantee and
                                                            Collateral Agreement

                     TRADEMARK/TRADE NAMES OWNED BY GRANTORS

     See Schedule B-1 to the executed UCC Pre-Closing Diligence Certificate which is attached to and made a part of the form of Perfection Certificate in
                               Exhibit II hereto.

                                                                  SCHEDULE IV to
                                                               the Guarantee and
                                                            Collateral Agreement

                             Insurance Requirements

         (a) The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies:

         (i) fire, boiler and machinery, and extended coverage insurance, on a replacement cost basis, with respect to all personal property and improvements to real property, in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations;

         (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it, providing coverage on an occurrence basis with a combined single limit of not less than $1,000,000 and including the broad form CGL endorsement;

         (iii) business interruption insurance, insuring against loss of gross earnings for a period of not less than 12 months arising from any risks or occurrences required to be covered by insurance pursuant to clause (i) above; and

         (iv) such other insurance as may be required by law.

         Deductibles or self-insured retention shall not exceed $100,000 for fire, boiler and machinery and extended coverage policies, $2,000,000 for commercial general liability policies or 10 Business Days for business interruption policies.

         (b) Fire, boiler and machinery and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders' loss payable clause in favor of the Collateral Agent and providing for losses thereunder to be payable to the Collateral Agent or its designee; provided, however, that as long as no Event of Default shall have occurred and be continuing, Borrower or its Subsidiaries may retain and apply such Net Proceeds in accordance with the Credit Agreement, (ii) a provision to the effect that neither the Borrower, the Collateral Agent nor any other party shall be a coinsurer, and (iii) such other provisions as the Collateral Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Collateral Agent as an additional insured. Business interruption policies shall name the Collateral Agent as loss payee. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Collateral Agent (giving the Collateral Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Collateral Agent. The Borrower shall deliver to the Collateral

Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Collateral Agent) together with evidence satisfactory to the Collateral Agent of payment of the premium therefor.

                                                                   SCHEDULE V to
                                                               the Guarantee and
                                                            Collateral Agreement

Name of Grantor                                            Commercial Claims
---------------                                            -----------------

NONE

                                                                  SCHEDULE VI to
                                                               the Guarantee and
                                                            Collateral Agreement

                              FINANCING STATEMENTS

Name of Grantor                                      Filing Jurisdiction(s)
---------------                                      ----------------------

AFC Enterprises, Inc.                        Minnesota Secretary of State

AFC Properties, Inc.                         Georgia (Clerk of Superior Court of
                                             Cobb County)

AFC of Louisiana, Inc.                       Georgia (Clerk of Superior Court of
                                             Cobb County)

Church's Texas Holdings, LLC                 Georgia (Clerk of Superior Court of
                                             Cobb County)

AFC Holdings of Texas, LLC                   Georgia (Clerk of Superior Court of
                                             Cobb County)

Seattle Coffee Company                       Georgia (Clerk of Superior Court of
                                             Cobb County)

Cinnabon International, Inc.                 Delaware Secretary of State

CT Restaurants, L.P.                         Texas Secretary of State

Seattle's Best Coffee LLC                    Washington Department of Licensing

Torrefazione Italia LLC                      Washington Department of
                                             Licensing

Cinnabon, Inc.                               Washington Department of
                                             Licensing

                                                                    EXHIBIT I to
                                                               the Guarantee and
                                                            Collateral Agreement

                                    SUPPLEMENT NO. __ dated as of __________, to
                           the Guarantee and Collateral Agreement (the
                           "Collateral Agreement") dated as of May ___, 2002, among AFC Enterprises, Inc., a Minnesota Corporation, each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the "Grantors") and JP MORGAN CHASE BANK, a New York banking corporation ("JP Morgan"), as Collateral Agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Collateral Agreement).

         A. Reference is made to the Credit Agreement dated as of May ___, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), Chase, as Administrative Agent for the Lenders, J.P. Morgan Securities Inc., as Joint Bookrunner and Co-Lead Arranger and Credit Suisse First Boston, as Joint Bookrunner and Co-Lead Arranger.

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement.

         C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 7.16 of the Collateral Agreement provides that additional Subsidiaries of the Borrower may become Guarantors, Pledgors and Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Subsidiary") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

         SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor, Pledgor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor, Pledgor and Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor, Pledgor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor, Pledgor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as collateral security for the prompt and complete payment or performance, as the case may be, in full of the Obligations (as defined in the Collateral Agreement), whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, does hereby grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest and continuing lien in all of the New Subsidiary's right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary, whether now owned or existing or at any time hereafter arising or acquired by such New Subsidiary or in which such New Subsidiary now has or at any time in the future may acquire any right, title or interest and wherever the same may be located. Each reference to a "Pledgor" in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Subsidiary hereby represents and warrants that it has attached hereto, in a form satisfactory to the Collateral Agent, (a) a completed and accurate Perfection Certificate (as such term is defined in the Collateral Agreement) and (b) completed and accurate supplements to Schedules I, II, III, V, and VI to the Collateral Agreement. The New Subsidiary further represents and warrants that the attachments described in (a) and (b) of this Section set forth all additional information required pursuant to the Collateral Agreement and agrees that such attachments shall hereby constitute part of the Collateral Agreement.

         SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

         SECTION 9. The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

                                          [Name Of New Subsidiary],

                                               by
                                                   -------------------------
                                                   Name:
                                                   Title:
                                                   Address:


                                          JPMORGAN CHASE BANK,
                                          as Collateral Agent,

                                               by
                                                   -------------------------
                                                   Name:
                                                   Title:

                                                                   EXHIBIT II to
                                                               the Guarantee and
                                                            Collateral Agreement

                             PERFECTION CERTIFICATE

       See attached copy of executed Pre-Closing UCC Diligence Certificate attached and made a part hereof.

                                                                  EXHIBIT III to
                                                               the Guarantee and
                                                            Collateral Agreement

                                PLEDGE SUPPLEMENT

         This PLEDGE SUPPLEMENT, dated ____________, is delivered pursuant to the Guarantee and Collateral Agreement (the "Collateral Agreement") dated as of May ___, 2002, among AFC Enterprises, Inc., a Minnesota Corporation, each subsidiary of the Borrower listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors and the Borrower are referred to collectively herein as the "Grantors") and JP MORGAN CHASE BANK, a New York banking corporation ("JP Morgan"), as Collateral Agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined in the Collateral Agreement). Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Collateral Agreement.

         Grantor hereby confirms the grant to the Collateral Agent set forth in the Collateral Agreement of the Collateral and, as collateral security for the prompt and complete payment or performance, as the case may be, in full of the Obligations (as defined in the Collateral Agreement), whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, does hereby grant to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, their successors and assigns, a security interest and continuing lien in all of Grantor's right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of Grantor, whether now owned or existing or at any time hereafter arising or acquired by Grantor or in which Grantor now has or at any time in the future may acquire any right, title or interest and wherever the same may be located.

         Grantor hereby represents and warrants that it has attached hereto, in a form satisfactory to the Collateral Agent, (a) a completed and accurate Perfection Certificate (as such term is defined in the Collateral Agreement) and
(b) completed and accurate supplements to Schedules I, II, III, V, and VI to the Collateral Agreement. Grantor further represents and warrants that the attachments described in (a) and (b) of the preceding sentence set forth all additional information required pursuant to the Collateral Agreement and agrees that such attachments shall hereby constitute part of the Collateral Agreement.

         IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of _____________.


                                       [NAME OF GRANTOR]


                                       By:
                                          -----------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT D

                      PRE-CLOSING UCC DILIGENCE CERTIFICATE

         In connection with a proposed transaction by and among AFC Enterprises, Inc. (the "Borrower") and J.P. Morgan Securities Inc. ("JPMorgan"), Credit Suisse First Boston ("CSFB"), and The JPMorgan Chase Bank ("JPMCB"), the Borrower hereby certifies on behalf of itself and the subsidiary guarantors (the "Grantors") as follows:

I.       CURRENT INFORMATION

         A. LEGAL NAMES, ORGANIZATIONS, JURISDICTIONS OF ORGANIZATION AND ORGANIZATIONAL IDENTIFICATION NUMBERS. THE FULL AND EXACT LEGAL NAME(1) (AS IT APPEARS IN EACH RESPECTIVE CERTIFICATE OR ARTICLES OF INCORPORATION, LIMITED LIABILITY MEMBERSHIP AGREEMENT OR SIMILAR ORGANIZATIONAL DOCUMENTS, IN EACH CASE AS AMENDED TO DATE), THE TYPE OF ORGANIZATION (OR IF THE BORROWER OR A PARTICULAR GRANTOR IS AN INDIVIDUAL, PLEASE INDICATE SO), THE JURISDICTION OF ORGANIZATION (OR FORMATION, AS APPLICABLE), AND THE ORGANIZATIONAL IDENTIFICATION NUMBER(2) (NOT TAX I.D. NUMBER) OF THE BORROWER AND EACH OTHER GRANTOR ARE AS FOLLOWS:

         SEE ATTACHED CORPORATE STRUCTURE CHART.


                                              Type of Organization
                                          (e.g. corporation, limited       Jurisdiction of     Organizational
                                          liability company, limited        Organization/      Identification
          Name of Borrower                       partnership)                 Formation           Number(3)
          ----------------                --------------------------        -------------      --------------
AFC Enterprises, Inc.                            Corporation                  Minnesota            7M-704
AFC Properties, Inc.                             Corporation                   Georgia             9635976
AFC of Louisiana, LLC                     Limited Liability Company            Georgia             K927414
Church's Texas Holdings, LLC              Limited Liability Company            Georgia             0153827
AFC Holdings of Texas, LLC                Limited Liability Company            Georgia             0140734
Seattle Coffee Company                           Corporation                   Georgia             9801966
Cinnabon International, Inc.                     Corporation                  Delaware             9354280
CT Restaurants, L.P.                         Limited Partnership                Texas             800026555
Seattle's Best Coffee LLC                 Limited Liability Company          Washington           601860728
Torrefazione Italia LLC                   Limited Liability Company          Washington           601860436
Cinnabon, Inc.                                   Corporation                 Washington           601272246

         B. CHIEF EXECUTIVE OFFICES AND MAILING ADDRESSES. THE CHIEF EXECUTIVE OFFICE ADDRESS (OR THE PRINCIPAL RESIDENCE IF THE BORROWER OR A PARTICULAR GRANTOR IS A NATURAL PERSON) AND THE PREFERRED MAILING ADDRESS (IF DIFFERENT THAN CHIEF EXECUTIVE OFFICE OR RESIDENCE) OF THE BORROWER AND EACH OTHER GRANTOR ARE AS FOLLOWS:



                                        Address of Chief Executive Office    Mailing Address (if different than
          Name of Borrower             (or for natural persons, residence)            CEO or residence)
          ----------------             -----------------------------------            -----------------
AFC Enterprises, Inc.                 Six Concourse Parkway, Suite 1700                     SAME
                                      Atlanta, Georgia  30328

AFC Properties, Inc.                  Six Concourse Parkway, Suite 1700                     SAME
                                      Atlanta, Georgia  30328

AFC of Louisiana, LLC                 Six Concourse Parkway, Suite 1700                     SAME
                                      Atlanta, Georgia  30328

Church's Texas Holdings, LLC          Six Concourse Parkway, Suite 1700                     SAME
                                      Atlanta, Georgia  30328

AFC Holdings of Texas, LLC            Six Concourse Parkway, Suite 1700                     SAME
                                      Atlanta, Georgia  30328

Seattle Coffee Company                413 Pine Street, Suite 500                            SAME
                                      Seattle, Washington, 98101

Cinnabon International, Inc.          Six Concourse Parkway, Suite 1700                     SAME
                                      Atlanta, Georgia  30328

CT Restaurants, L.P.                  Six Concourse Parkway, Suite 1700                     SAME
                                      Atlanta, Georgia  30328

Seattle's Best Coffee LLC             Six Concourse Parkway, Suite 1700                     SAME
                                      Atlanta, Georgia  30328

Torrefazione Italia LLC               Six Concourse Parkway, Suite 1700                     SAME
                                      Atlanta, Georgia  30328

Cinnabon, Inc.                        Six Concourse Parkway, Suite 1700                     SAME
                                      Atlanta, Georgia  30328

      C. CHANGES IN NAMES, JURISDICTION OF ORGANIZATION OR CORPORATE
STRUCTURE.

Except as set forth below, neither the Borrower nor any other Grantor has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past five (5) years:


            Borrower/Grantor                   Date of Change                    Description of Change
            ----------------                   --------------                    ---------------------
Seattle's Best Coffee LLC
                                           3/16/98                  Merger & Name Change (Seattle's Best Coffee,
                                                                    Inc. and SBC Acquisition LLC merged and
                                                                    changed it's name to Seattle's Best Coffee LLC

Torrefazione Italia LLC                    3/16/98                  Merger & Name Change (Torrefazione Italia,
                                                                    Inc. and TI Acquisition LLC merged and changed
                                                                    it's name to Torrefazione Italia LLC

Cinnabon International, Inc.               10/14/98                 Merger (AFC Franchise Acquisition Corp. merged
                                                                    into Cinnabon International, Inc.)


      D. PRIOR ADDRESSES.

         Except as set forth below, neither the Borrower nor any other Grantor has changed its chief executive office, or principal residence if the Borrower or a particular Grantor is a natural person, within the past five (5) years:


            Borrower/Grantor                                  Prior Address/City/State/Zip Code
            ----------------                                  ---------------------------------
                                                                1321 Second Avenue, Suite 200
         Seattle Coffee Company                                   Seattle, Washington 98101



      E. ACQUISITIONS OF EQUITY INTERESTS OR ASSETS.

         Except as set forth below, neither the Borrower nor any Grantor has acquired the equity interests of another entity or substantially all the assets of another entity within the past five (5) years:

                Borrower                      Date of Acquisition               Description of Acquisition
                --------                      -------------------               --------------------------
AFC Enterprises, Inc.                               3/18/98            Merger with Seattle Coffee Company
AFC Enterprises, Inc.                               10/14/98           Acquisition of Cinnabon International, Inc.
AFC Enterprises, Inc.                                5/5/97            Chesapeake Bagel Bakery

II. ADDITIONAL INFORMATION.

         A. TANGIBLE PERSONAL PROPERTY. SET FORTH BELOW ARE ALL THE LOCATIONS WHERE THE BORROWER OR ANY OTHER GRANTOR CURRENTLY MAINTAINS OR HAS MAINTAINED ANY MATERIAL AMOUNT (FAIR MARKET VALUE OF $10,000 OR MORE) OF ITS TANGIBLE PERSONAL PROPERTY (INCLUDING GOODS, INVENTORY AND EQUIPMENT) OF SUCH BORROWER OR ANY OTHER GRANTOR (WHETHER OR NOT IN THE POSSESSION OF SUCH BORROWER OR ANY OTHER GRANTOR) WITHIN THE PAST FIVE (5) YEARS:


See entire owned and leased real estate schedule attached hereto as Schedule
II.A.

III. MISCELLANEOUS

         A. AUTHORITY TO FILE FINANCING STATEMENTS. THE UNDERSIGNED, ON BEHALF OF THE BORROWER AND EACH OTHER GRANTOR, HEREBY AUTHORIZES, AFTER THE EFFECTIVE DATE OF THE CLOSING, JPMORGAN AND CSFB, AS CO-LEAD ARRANGERS, TO FILE FINANCING OR CONTINUATION STATEMENTS, AND AMENDMENTS THERETO, IN ALL JURISDICTIONS AND WITH ALL FILING OFFICES AS JPMORGAN AND CSFB, AS CO-LEAD ARRANGERS, MAY DETERMINE, IN THEIR SOLE DISCRETION, ARE NECESSARY OR ADVISABLE TO PERFECT THE SECURITY INTEREST GRANTED OR TO BE GRANTED TO JPMORGAN AND CSFB, AS CO-LEAD ARRANGERS, UNDER THE CREDIT AGREEMENT BY AND BETWEEN THE BORROWER, JPMORGAN, CSFB, AND OTHER GRANTORS ENTERED INTO ON MAY [ ], 2002 (THE "CREDIT AGREEMENT"). SUCH FINANCING STATEMENTS MAY DESCRIBE THE COLLATERAL IN THE SAME MANNER AS DESCRIBED IN THE SECURITY DOCUMENTS (AS DEFINED IN THE CREDIT AGREEMENT) OR MAY CONTAIN AN INDICATION OR DESCRIPTION OF COLLATERAL THAT DESCRIBES SUCH PROPERTY IN ANY OTHER MANNER AS JPMORGAN AND CSFB, AS CO-LEAD ARRANGERS, MAY DETERMINE, IN THEIR SOLE DISCRETION, IS NECESSARY, ADVISABLE OR PRUDENT TO ENSURE THE PERFECTION OF THE SECURITY INTEREST IN THE COLLATERAL GRANTED TO JPMORGAN AND CSFB, AS CO-LEAD ARRANGERS, INCLUDING, WITHOUT LIMITATION, DESCRIBING SUCH PROPERTY AS "ALL ASSETS" OR "ALL PERSONAL PROPERTY."


         IN WITNESS WHEREOF, the undersigned hereto has caused this Pre-Closing UCC Diligence Certificate to be executed as of this ___day of ____________, 2002 by its officer thereunto duly authorized.

                                    BORROWER:

                                    AFC Enterprises, Inc.


                                    By:______________________________________
                                         Name:
                                         Title:

                                    GRANTORS:


                                    AFC Properties, Inc.


                                    By:______________________________________
                                         Name:
                                         Title:

                                    AFC of Louisiana, LLC


                                    By:______________________________________
                                         Name:
                                         Title:


                                    Church's Texas Holdings, LLC


                                    By:______________________________________
                                         Name:
                                         Title:


                                    AFC Holdings of Texas, LLC


                                    By:______________________________________
                                         Name:
                                         Title:


                                    Seattle Coffee Company


                                    By:______________________________________
                                         Name:
                                         Title:


                                    Cinnabon International, Inc.


                                    By:______________________________________
                                         Name:
                                         Title:


                     [SIGNATURES CONTINUE ON THE NEXT PAGE]

                                   CT Restaurants, L.P.


                                   By:______________________________________
                                        Name:
                                        Title:


                                   Seattle's Best Coffee LLC


                                   By:______________________________________
                                        Name:
                                        Title:

                                   Torrefazione Italia LLC


                                   By:______________________________________
                                        Name:
                                        Title:


                                   Cinnabon, Inc.


                                   By:______________________________________
                                        Name:
                                        Title:

                                                                      Appendix A
                                        to Pre-Closing UCC Diligence Certificate


                           INVESTMENT RELATED PROPERTY

1. SECURITIES. Set forth below is a list of all equity interests owned by the Borrower and each Grantor together with the type of organization which issued such equity interests (e.g. corporation, limited liability company, partnership or trust):



                                                                                                   Total
                                                           Type of               # of             Shares           % of Interest
        Borrower                   Issuer                Organization        Shares Owned       Outstanding          Pledged*
        --------                   ------                ------------        ------------       -----------          --------
AFC Enterprises, Inc.     AFC Properties, Inc.      Corporation                  500                500                100%
                          AFC of Louisiana, LLC     Limited Liability            100%               N/A                100%
                                                    Company                   Membership
                                                                               Interest

                          Seattle Coffee Company    Corporation                  500                500                100%
                          Cinnabon International,   Corporation                 9,950              9,950               100%
                          Inc.

                          Church's Texas            Limited Liability            100%               N/A                100%
                          Holdings, LLC             Company                   Membership
                                                                               Interest

                          AFC Holdings of Texas,    Limited Liability            100%               N/A                100%
                          LLC                       Company                   Membership
                                                                               Interest

Seattle Coffee Company    Seattle's Best Coffee     Limited Liability            100%               N/A                100%
                          LLC                       Company                   Membership
                                                                               Interest

                          Torrefazione Italia LLC   Limited Liability            100%               N/A                100%
                                                    Company                   Membership
                                                                               Interest

(continuation of above table)

     Certificate No.
   (if uncertificated,
   please indicate so)    Par Value
   -------------------    ---------
            1                No
     uncertificated          N/A



            2                No
           141               No


     uncertificated          N/A



     uncertificated          N/A



     uncertificated          N/A



     uncertificated          N/A

                                                                                                   Total
                                                           Type of               # of             Shares           % of Interest
        Borrower                   Issuer                Organization        Shares Owned       Outstanding          Pledged*
        --------                   ------                ------------        ------------       -----------          --------
Cinnabon International,   Cinnabon, Inc.            Corporation                  100                100                100%
Inc.
Church's Texas            CT Restaurants, L.P.      Limited Partnership       1% General            N/A                100%
Holdings, LLC                                                                  Partner
                                                                               Interest

AFC Holdings of Texas,    CT Restaurants, L.P.      Limited Partnership      99% Limited            N/A                100%
LLC                                                                            Partner
                                                                               Interest

(continuation of above table)


     Certificate No.
   (if uncertificated,
   please indicate so)    Par Value
   -------------------    ---------
            2               $.01

     uncertificated          N/A



     uncertificated          N/A



*ALL INTEREST IS PLEDGED TO SECURE BORROWER'S CURRENT CREDIT FACILITIES

2. SECURITIES ACCOUNTS. Set forth below is a list of all securities accounts in which the Borrower or any other Grantor customarily maintains securities or other assets having an aggregate value in excess of $10,000:


                                                                                    Name & Address of
       Borrower/Grantor                   Type of Account                        Financial Institutions
       ----------------                   ---------------                        ----------------------
             NONE


3. DEPOSIT ACCOUNTS. Set forth below is a list of all bank accounts (checking, savings, money market or the like) in which the Borrower or any other Grantor customarily maintains in excess of $10,000:




           Borrower/Grantor                    Type of Account          Name & Address of Financial Institutions
           ----------------                    ---------------          ----------------------------------------
           See Schedule A-3


4. INSTRUMENTS. Set forth below is a list of all instruments owed to the Borrower or any other Grantor in the principal amount of greater than $10,000:

         See Schedule A-4

                                                                      Appendix B
                                        to Pre-Closing UCC Diligence Certificate

                              INTELLECTUAL PROPERTY

1. Set forth below is a list of all copyrights, patents and trademarks and other intellectual property owned or used, or hereafter adopted, held or used, by the Borrower and each other Grantor:




         Borrower/Grantor               Copyrights       Filing Date           Status           Registration No.
         ----------------               ----------       -----------           ------           ----------------
         See Schedule B-1


         Borrower/Grantor                Patents         Filing Date           Status           Registration No.

         See Schedule B-1



         Borrower/Grantor               Trademarks       Filing Date           Status           Registration No.

         See Schedule B-1

                                                                      Appendix C
                                        to Pre-Closing UCC Diligence Certificate

                             INVENTORY AND EQUIPMENT

1. INVENTORY AND EQUIPMENT. Set forth below are all the locations where the Borrower or any other Grantor currently maintains any material amount (aggregate fair market value of $10,000 or more) of inventory and equipment of such Borrower or any other Grantor (whether or not in the possession of such Borrower or any other Grantor):

         See Schedule II.A.

         In Schedule II.A., the letter codes under the column "Location Code" are coded as follows:


         CFC and PFC                       Church's Fried Chicken and Popeye's Fried Chicken & Biscuits, both of which are AFC Enterprises, Inc. restaurants

         CII                               Cinnabon International, Inc. or Cinnabon, Inc.

         SBC                               Seattle's Best Coffee LLC

         TIC                               Torrefazione Italia LLC


2. WAREHOUSEMEN AND BAILEES. Except as set forth below, no persons (including warehousemen and bailees) other than the Borrower or any other Grantor have possession of any material amount (fair market value of $10,000 or more) of assets of the Borrower or any other Grantor:

         NONE.

                                                                      Appendix D
                                        to Pre-Closing UCC Diligence Certificate

                       REAL ESTATE RELATED UCC COLLATERAL

1. FIXTURES. Set forth below are all the locations where the Borrower or any other Grantor owns or leases any real property:

         SEE SCHEDULE II.A.

2. "AS EXTRACTED" COLLATERAL. Set forth below are all the locations where the Borrower or any other Grantor owns, leases or has an interest in any wellhead or minehead:

         NONE.

3. TIMBER TO BE CUT. Set forth below are all locations where the Borrower or any other Grantor owns goods that are timber to be cut:

         NONE.

4. TRADE NAMES.

         Current Names. Set forth below is each trade name or assumed name currently used by the Borrower or any other Grantor or by which the Borrower or any Grantor is known or is transacting any business:

                             Borrower                               Trade/Assumed Name
                             --------                               ------------------
              AFC Enterprises, Inc.                    Popeyes(R) Chicken & Biscuits
              AFC Enterprises, Inc.                    Church's Chicken(TM)
              AFC Enterprises, Inc.                    Cinnabon(R) World Famous Cinnamon Rolls
              AFC Enterprises, Inc.                    Seattle's Best Coffee(R)
              AFC Enterprises, Inc.                    Torrefazione Italia(R) Coffee

         Past Names. Set forth below is each trade name or assumed name used by the Borrower or any Grantor during the past five (5) years or by which the Borrower or any Grantor has been known or has transacted any business during the past five (5) years other than the names identified in Section I.A. of this Pre-Closing UCC Diligence Certificate:


                             Borrower                               Trade/Assumed Name
                             --------                               ------------------
              AFC Enterprises, Inc.                    Ultrafryer Systems (Sold)
              AFC Enterprises, Inc.                    Far West (Sold)
              AFC Enterprises, Inc.                    Chesapeake Bagel Bakery (Sold)

                                    End Notes



--------

1. It is crucial that the full and exact name of each Grantor is given. Even seemingly minor errors such as substituting "n.a." for "national association" or "inc." for "incorporated" may be seriously misleading in many states.

2. Please note that the organizational identification number is not the same as the federal employer's tax identification number. The organizational identification number is customarily issued by the Secretary of State or State Corporations Department in the State under which the particular entity had been organized or formed and may be found on its organizational documents.

3. If a Grantor does not have an organizational identification number, please indicate "none." Additionally, organizational identification numbers are not required for corporations organized under the laws of New York or Delaware.

SCHEDULE IIA

Computer Equipment Warehouse as of 4/24/02

                               Address                                               City, State                Zip
                               -------                                               -----------                ---

Spartan Computer Services      305 W. Phillips Road                                  Greer, SC                           29650


AFC Location Owned and Leased as of 4/24/02

     Location Code             Address                                               City, State                Zip
     -------------             -------                                               -----------                ---
   1 AFC-03470                 Six Concourse Parkway                                 Atlanta, GA                    30328-5352
   2 AFC-03476                 355 Spencer Lane                                      San Antonio, TX                     78201
   3 AFC-03481                 6300 Interstate 10 W                                  San Antonio, TX                     78201
   4 AFC-03482                 302 Spencer Lane                                      San Antonio, TX                     78201
   5 AFC-03655                 2241 Perimeter Park Drive                             Atlanta, GA                         30341
   6 AFC-04132                 3420 E. Shea Blvd, Suites 223 and 224                 Phoenix, AZ                    85028-3348
   7 AFC-09007                 352 Spencer Street                                    San Antonio, TX                     78201
   8 AFC-09045                 Tract 8, Area 11                                      New Orleans, LA
   9 CBB-05062                 2949 Cobb Parkway, NW                                 Atlanta, GA                         30339
  10 CFC-00002                 415 Valley-Hi Drive                                   San Antonio, TX                     78227
  11 CFC-00003                 430 S. New Braunfels                                  San Antonio, TX                     78203
  12 CFC-00005                 1003 Culebra Road                                     San Antonio, TX                     78201
  13 CFC-00006                 345 N. Acadian Thruway                                Baton Rouge, LA                     70806
  14 CFC-00008                 1923 Goliad Road                                      San Antonio, TX                     78223
  15 CFC-00009                 3119 S.W. Military                                    San Antonio, TX                     78224
  16 CFC-00010                 1431 E. Durango Blvd.                                 San Antonio, TX                     78210
  17 CFC-00011                 319 S. Zarzamora                                      San Antonio, TX                     78207
  18 CFC-00013                 460 Mary Esther Cutoff                                Mary Esther, FL                     32569
  19 CFC-00014                 1701 N. Nebraska Ave.                                 Miami, FL                           33602
  20 CFC-00022                 1702 Guadalupe St.                                    Laredo, TX                          78040
  21 CFC-00024                 510 West Oltorf                                       Austin, TX                          78704
  22 CFC-00025                 1150 Airport Blvd.                                    Austin, TX                          78704
  23 CFC-00030                 2200 Gulfway                                          Port Arthur, TX                     77640
  24 CFC-00031                 501 N. O'Connor Road                                  Irving, TX                          75061
  25 CFC-00034                 2019 Singleton Blvd.                                  Dallas, TX                          75212
  26 CFC-00035                 4656 Scyene                                           Dallas, TX                          75210
  27 CFC-00036                 9116 Bruton Road                                      Dallas, TX                          75217

  28 CFC-00039                 606 North Hampton                                     Dallas, TX                          75208
  29 CFC-00040                 2026 Pleasanton Road                                  San Antonio, TX                     78221
  30 CFC-00041                 2999 Magnolia                                         Beaumont, TX                        77703
  31 CFC-00043                 615 Washington Blvd.                                  Beaumont, TX                        77705
  32 CFC-00046                 702 13th Street                                       Harlingen, TX                       78550
  33 CFC-00048                 3420 San Bernardo                                     Laredo, TX                          78040
  34 CFC-00050                 620 North Dixie                                       Odessa, TX                          79761
  35 CFC-00051                 1301 N. W. 28th St.                                   Fort Worth, TX                      76106
  36 CFC-00055                 2120 W. Seminary                                      Fort Worth, TX                      76115
  37 CFC-00056                 7848 N. Oracle Road                                   Tucson, AZ                          85704
  38 CFC-00057                 11500 Blue Ridge Blvd.                                Kansas City, MO                     64134
  39 CFC-00059                 1144 Adams Avenue                                     Montgomery, AL                      36104
  40 CFC-00062                 1201 East Berry                                       Fort Worth, TX                      76110
  41 CFC-00066                 410 Fort Hood                                         Killeen, TX                         76541
  42 CFC-00067A - Victoria     2601 N Laurent                                        Victoria, TX                        77901
  43 CFC-00068                 1000 East Abrams                                      Arlington, TX                       76010
  44 CFC-00069                 4026 N 1st St                                         Abilene, TX                         79603
  45 CFC-00070                 212 S. Evangeline Trwy                                Lafayette, LA                       70501
  46 CFC-00072                 2321 Highland Road                                    Baton Rouge, LA                     70802
  47 CFC-00073                 1318 S. WW White Road                                 San Antonio, TX                     78220
  48 CFC-00078                 1105 W. Waco Drive                                    Waco, TX                            76707
  49 CFC-00080                 3605 S. Lancaster Rd.                                 Dallas, TX                          75216
  50 CFC-00083                 2509 S. Westmoreland                                  Dallas, TX                          75211
  51 CFC-00087                 200 Cleveland Ave.                                    Atlanta, GA                         30315
  52 CFC-00092                 1500 N. Valley Mills                                  Waco, TX                            76710
  53 CFC-00094                 2856 Culebra Road                                     San Antonio, TX                     78228
  54 CFC-00095                 1738 Louisiana Ave.                                   New Orleans, LA                     70115
  55 CFC-00096                 2506 St. Benard                                       New Orleans, LA                     70119
  56 CFC-00097                 3116 Nogalitos                                        San Antonio, TX                     78225
  57 CFC-00098                 860 Bankhead Hwy N.W.                                 Atlanta, GA                         30318
  58 CFC-00099                 8635 Earhart                                          New Orleans, LA                     70118
  59 CFC-00100                 1710 McCullough Ave.                                  San Antonio, TX                     78212
  60 CFC-00109                 1624 Newton Street                                    New Orleans, LA                     70114
  61 CFC-00111                 2638 Elysian Fields                                   New Orleans, LA                     70117
  62 CFC-00112                 1325 E. Waco Drive                                    Waco, TX                            76704

  63 CFC-00113                 840 Simpson Street, N. W.                             Atlanta, GA                         30314
  64 CFC-00114                 217 N Central                                         Compton, CA                         90220
  65 CFC-00115                 2530 N. Story Road                                    Irving, TX                          75062
  66 CFC-00119                 5503 E. Grand                                         Dallas, TX                          75223
  67 CFC-00121                 529 N. Broadway                                       Dayton, OH                          45407
  68 CFC-00122                 300 N. 12th St.                                       Gadsden, AL                         35901
  69 CFC-00127                 1515 S. Valley Mills                                  Waco, TX                            76711
  70 CFC-00128                 261 E Vernon                                          Los Angeles, CA                     90011
  71 CFC-00129                 2515 E. 12th St.                                      Kansas City, MO                     64127
  72 CFC-00131                 3900 Indiana                                          Kansas City, MO                     64130
  73 CFC-00132                 1302 Castroville Rd.                                  San Antonio, TX                     78237
  74 CFC-00134                 1623 E. 7th Street                                    Austin, TX                          78702
  75 CFC-00136                 5500 Prospect Ave.                                    Kansas City, MO                     64130
  76 CFC-00142                 3052 Jefferson Ave. S.W.                              Birmingham, AL                      35211
  77 CFC-00143                 3400 Roxboro Road                                     Durham, NC                          27704
  78 CFC-00145                 402 W. Valencia Rd.                                   Tucson, AZ                          85706
  79 CFC-00147                 1811 Jefferson                                        Los Angeles, CA                     90018
  80 CFC-00149                 656 E Hopkins St                                      San Marcos, TX                      78666
  81 CFC-00152                 2401 Van Brunt Blvd.                                  Kansas City, MO                     64127
  82 CFC-00153                 4001 Glenwood                                         Decatur, GA                         30032
  83 CFC-00155                 8212 Scenic Highway                                   Baton Rouge, LA                     70807
  84 CFC-00158                 2443 N. Gettysburg                                    Dayton, OH                          45406
  85 CFC-00160                 1136 25th Street N.                                   Birmingham, AL                      35234
  86 CFC-00161                 2615 N. Florissant Road                               St. Louis, MO                       63106
  87 CFC-00168                 1405 Moreland Ave.                                    Atlanta, GA                         30316
  88 CFC-00169                 333 Auburn Ave. NE.                                   Atlanta, GA                         30303
  89 CFC-00171                 1199 E Anaheim St                                     Long Beach, CA                      90813
  90 CFC-00173                 2324 29th Ave. North                                  Birmingham, AL                      35234
  91 CFC-00174                 1113 N. Gettysburg                                    Dayton, OH                          45417
  92 CFC-00175                 2131 W. 3rd Street                                    Dayton, OH                          45417
  93 CFC-00181                 4155 Telegraph                                        Oakland, CA                         94609
  94 CFC-00182                 7301 Bancroft Ave                                     Oakland, CA                         94605
  95 CFC-00184                 1200 San Pablo                                        Berkeley, CA                        94706
  96 CFC-00185                 11575 San Pablo Ave                                   El Cerrito, CA                      94530
  97 CFC-00186                 1455 High St                                          Oakland, CA                         94601

  98 CFC-00187                 1390 Freemont                                         Seaside, CA                         93955
  99 CFC-00188                 345 E 18th St                                         Oakland, CA                         94612
 100 CFC-00190                 3344 Lackland Road                                    Fort Worth, TX                      76116
 101 CFC-00191                 3012 N. 27th St.                                      Kansas City, KS                     66104
 102 CFC-00193                 1822 S. Zarzamora St.                                 San Antonio, TX                     78207
 103 CFC-00196                 1819 N. 10th Street                                   McAllen, TX                         78501
 104 CFC-00197                 205 W. Highway 83                                     Weslaco, TX                         78596
 105 CFC-00199                 2442 Summer Avenue                                    Memphis, TN                         38112
 106 CFC-00201                 10295 Ferguson Road                                   Dallas, TX                          75228
 107 CFC-00202                 3012 N. Henderson                                     Dallas, TX                     75206-6405
 108 CFC-00212                 701 N. Noland                                         Independence, MO                    64050
 109 CFC-00215                 7700 First Ave. North                                 Birmingham, AL                      35206
 110 CFC-00217                 2501 E. Ensley Ave.                                   Birmingham, AL                      35218
 111 CFC-00218                 1322 16th Street                                      Orange, TX                          77630
 112 CFC-00224                 2410 S. Zang Blvd.                                    Dallas, TX                          75224
 113 CFC-00225                 4601 NE Vivion Rd.                                    Kansas City, MO                     64119
 114 CFC-00228                 2780 Washington Blvd.                                 Beaumont, TX                        77705
 115 CFC-00231                 6425 Burnet Rd                                        Austin, TX                          78757
 116 CFC-00233                 9929 Parkway East                                     Birmingham, AL                      35215
 117 CFC-00235                 3095 Calder Street                                    Beaumont, TX                        77702
 118 CFC-00236                 1222 Central Ave.                                     Kansas City, KS                     66102
 119 CFC-00237                 1801 Caroline Street                                  Bessemer, AL                        35020
 120 CFC-00238                 2501 N. Keystone                                      Indianapolis, IN                    46218
 121 CFC-00239                 3900 N. E. 28th                                       Haltom City, TX                     76111
 122 CFC-00241                 1694 Santa Clara                                      San Jose, CA                        95116
 123 CFC-00242                 1712 Tully Rd                                         San Jose, CA                        95148
 124 CFC-00247                 240 E. 22nd Street                                    Indianapolis, IN                    46202
 125 CFC-00254                 1401 High Street                                      Little Rock, AR                     72202
 126 CFC-00260                 1404 E. Prospect                                      Indianapolis, IN                    46203
 127 CFC-00262                 2502 M.L.K. Drive                                     Indianapolis, IN                    46208
 128 CFC-00266                 5129 E. Washington                                    Indianapolis, IN                    46219
 129 CFC-00269                 1261 Copley Road                                      Akron, OH                           44320
 130 CFC-00274                 2964 South Shelby                                     Indianapolis, IN                    46203
 131 CFC-00283                 5423 W. 12th St.                                      Little Rock, AR                     72204
 132 CFC-00286                 1601 Cherry Street                                    Pine Bluff, AR                      71601

 133 CFC-00288                 2701 NW 54th St.                                      Miami, FL                           33142
 134 CFC-00290                 713 N. Main St.                                       Akron, OH                           44310
 135 CFC-00291                 2626 E. 79th Street                                   Chicago, IL                         60649
 136 CFC-00295                 3227 Texas Avenue                                     Bryan, TX                           77801
 137 CFC-00299                 2431 Basse Rd                                         San Antonio, TX                     78213
 138 CFC-00300                 4620 S. Flores Street                                 San Antonio, TX                     78214
 139 CFC-00301                 830 Jackson Ave.                                      Memphis, TN                         38107
 140 CFC-00302                 7060 Michigan Ave.                                    Detroit, MI                         48210
 141 CFC-00307                 1104 East Main                                        Alice, TX                           78332
 142 CFC-00309                 2304 Chelsea Avenue                                   Memphis, TN                         38108
 143 CFC-00312                 3344 Williams Blvd.                                   Kenner, LA                          70065
 144 CFC-00319                 1250 Michigan Ave.                                    Mobile, AL                          36605
 145 CFC-00321                 200 E Houston                                         Sherman, TX                         75090
 146 CFC-00327                 2325 St. Stephens Rd.                                 Mobile, AL                          36610
 147 CFC-00328                 3016 Lee Street                                       Alexandria, LA                      71301
 148 CFC-00330                 3201 E. Hillsborough                                  Tampa, FL                           33610
 149 CFC-00334                 543 S.W. 29th Street                                  Oklahoma City, OK                   73109
 150 CFC-00337                 605 Cypress St.                                       West Monroe, LA                     71291
 151 CFC-00339                 2410 Desaird                                          Monroe, LA                          71201
 152 CFC-00340                 3815 Armenia Ave.                                     Tampa, FL                           33607
 153 CFC-00342                 5903 San Pedro                                        San Antonio, TX                     78212
 154 CFC-00343                 2899 NW 7th Ave.                                      Miami, FL                           33150
 155 CFC-00344                 2101 NW 79th St                                       Miami, FL                           33147
 156 CFC-00347                 1025 W. Camp Wisdom                                   Dallas, TX                          75232
 157 CFC-00348                 2212 Halls Mill Rd.                                   Mobile, AL                          36606
 158 CFC-00349                 1424 N. E. 23rd                                       Oklahoma City, OK                   73111
 159 CFC-00350                 2963 Park Avenue                                      Memphis, TN                         38114
 160 CFC-00355                 528 Brown Avenue                                      Columbus, GA                        31902
 161 CFC-00357                 1805 Hamilton Rd                                      Columbus, GA                        31904
 162 CFC-00358                 1261 Springhill Road                                  Mobile, AL                          36604
 163 CFC-00359                 1055 W. Cervantes                                     Pensacola, FL                       32501
 164 CFC-00361                 3325 8th Street                                       Meridian, MS                        39301
 165 CFC-00363                 1401 S. Second St.                                    Monroe, LA                          71201
 166 CFC-00365                 3728 South Third St.                                  Memphis, TN                         38109
 167 CFC-00366                 1655 North 9th Ave.                                   Pensacola, FL                       32503

 168 CFC-00372                 1839 W. Hildebrand                                    San Antonio, TX                     78201
 169 CFC-00373                 1151 S.Country Club                                   Mesa, AZ                            85210
 170 CFC-00375                 3860 Houston Avenue                                   Macon, GA                           31206
 171 CFC-00376                 2555 E. Pine                                          Tulsa, OK                           74110
 172 CFC-00377                 4010 Barrancas Ave.                                   Pensacola, FL                       32507
 173 CFC-00378                 3280 Medger Evers Blvd.                               Jackson, MS                         39207
 174 CFC-00381                 1635 Broad Street                                     Lake Charles, LA                    70601
 175 CFC-00383                 102 Mississippi Hwy                                   Greenville, MS                      38701
 176 CFC-00384                 1503 E. Broadway                                      West Memphis, AR                    72301
 177 CFC-00386                 1945 W. Wm. Cannon                                    Austin, TX                          78745
 178 CFC-00389                 590 NW 7th Ave.                                       Ft Lauderdale, FL                   33311
 179 CFC-00393                 2003 Lejeune Blvd.                                    Jacksonville, NC                    28540
 180 CFC-00394                 3205 N. Pace Blvd.                                    Pensacola, FL                       32505
 181 CFC-00395                 1155 S. Bellvue Blvd.                                 Memphis, TN                         38104
 182 CFC-00401                 2321 25th Street                                      Gulfport, MS                        39501
 183 CFC-00403                 1300 North Main St.                                   Hattiesburg, MS                     39401
 184 CFC-00404                 215 Beacon St.                                        Laurel, MS                          39440
 185 CFC-00411                 1155 NW 54th St.                                      Miami, FL                           33147
 186 CFC-00412                 5711 N. Dixie Road                                    Dayton, OH                          45414
 187 CFC-00419                 2003 Lejeune Blvd.                                    Jacksonville, NC                    28540
 188 CFC-00423                 905 E. U.S. Hwy #83                                   Mission, TX                         78572
 189 CFC-00424                 2473 Wesley Chapel Rd.                                Decatur, GA                         30035
 190 CFC-00428                 1320 Clay Street                                      Vicksburg, MS                       39180
 191 CFC-00432                 1302 N. Broadway                                      Wichita, KS                         67214
 192 CFC-00433                 3808 East Harry St.                                   Wichita, KS                         67218
 193 CFC-00434                 4119 Montgomery Street                                Savannah, GA                        31401
 194 CFC-00435                 1503 Montgomery Street                                Savannah, GA                        31401
 195 CFC-00443                 3403 Wesley                                           Greenville, TX                      75401
 196 CFC-00444                 1235 N. Santa Fe                                      Moore, OK                           73160
 197 CFC-00448                 2121 International                                    Brownsville, TX                     78520
 198 CFC-00450                 202 S. Midkiff                                        Midland, TX                         79701
 199 CFC-00451                 3402 N. Kings Highway                                 St. Louis, MO                       63115
 200 CFC-00453                 MARTIN LUTHER KING STREET                             Natchez, MS                         39120
 201 CFC-00454                 1305 N. Hillside                                      Wichita, KS                         67214
 202 CFC-00455                 3800 Andrews Highway                                  Odessa, TX                          79762

 203 CFC-00456                 19741 W. McNichols Rd.                                Detroit, MI                         48219
 204 CFC-00457                 2100 Broadway S.E.                                    Albuquerque, NM                     87102
 205 CFC-00458                 3171 Moffatt Road                                     Mobile, AL                          36607
 206 CFC-00461                 5660 E. Lancaster                                     Fort Worth, TX                      76112
 207 CFC-00462                 1817 W. Sligh Avenue                                  Tampa, FL                           33604
 208 CFC-00464                 1575 Gulf-To-Bay Blvd.                                Clearwater, FL                      34615
 209 CFC-00465                 1201 S. Closner                                       Edinburg, TX                        78539
 210 CFC-00466                 1105 W Mission                                        Pomona, CA                          91766
 211 CFC-00468                 507 N. Texas Avenue                                   Bryan, TX                           77801
 212 CFC-00470                 618 Hwy 90 West                                       San Antonio, TX                     78237
 213 CFC-00471                 404 W. Court                                          Seguin, TX                          78155
 214 CFC-00480                 3020 Broadway                                         San Antonio, TX                     78209
 215 CFC-00481                 611 N. Washington                                     Beeville, TX                        78102
 216 CFC-00482                 611 Martin Luther King Jr Dr.                         Greensboro, NC                      27406
 217 CFC-00483                 1755 West Jackson                                     Chicago, IL                         60612
 218 CFC-00491                 2302 S. Collins                                       Arlington, TX                       76014
 219 CFC-00492                 501 W. Rosedale                                       Fort Worth, TX                      76104
 220 CFC-00493                 410 W. Thomas                                         Hammond, LA                         70403
 221 CFC-00496                 311 W. Fairview Ave.                                  Montgomery, AL                      36105
 222 CFC-00500                 1301 Patterson Ave.                                   Winston-Salem, NC              27105-6027
 223 CFC-00501                 700 NW Avenue                                         Eldorado, AR                   71730-4655
 224 CFC-00502                 195 Gause Blvd.                                       Slidell, LA                         70458
 225 CFC-00510                 329 East 4th Street                                   Hutchinson, KS                      67501
 226 CFC-00512                 123 West Main                                         Uvalde, TX                          78801
 227 CFC-00516                 1105 Washington                                       Junction City, KS                   66441
 228 CFC-00518                 824 W San Antonio                                     New Braunfels, TX                   78130
 229 CFC-00519                 601 W. St. Peters                                     New Iberia, LA                      70560
 230 CFC-00520                 104 W. Madison                                        Bastrop, LA                         71220
 231 CFC-00523                 1208 Broad Street                                     Selma, AL                           36701
 232 CFC-00536                 17331 US Hwy. 1 South                                 Perrine, FL                         33157
 233 CFC-00549                 1400 E. E. Newbernie Ave.                             Raleigh, NC                         27610
 234 CFC-00553                 5400 Partridge Ave.                                   St Louis, MO                   63120-2416
 235 CFC-00556                 616 N Main                                            Cleburne, TX                        76031
 236 CFC-00557                 921 W. Tyler                                          Harlingen, TX                       78550
 237 CFC-00563                 3740 Airline Hwy                                      Metairie, LA                        70002

 238 CFC-00564                 11910 Perrin Beitel                                   San Antonio, TX                     78217
 239 CFC-00565                 11623 West Avenue                                     San Antonio, TX                     78213
 240 CFC-00568                 9331 Wurzbach Road                                    San Antonio, TX                     78240
 241 CFC-00574                 3355 Isleta S.W.                                      Albuquerque, NM                     87105
 242 CFC-00579                 501 E. US 190                                         Copperas Cove, TX                   76522
 243 CFC-00581                 1400 W. 7th St.                                       Corsicana, TX                       75110
 244 CFC-00582                 1055 Main Street                                      Opelousas, LA                       70570
 245 CFC-00585                 630 Brashear Ave.                                     Morgan City, LA                     70380
 246 CFC-00587                 200 West Pipeline                                     Hurst, TX                           76053
 247 CFC-00588                 4401 34th Street                                      Lubbock, TX                         79410
 248 CFC-00589                 1702 South 50th St.                                   Lubbock, TX                         79412
 249 CFC-00590                 702 Del Paso (North)                                  Hobbs, NM                           88240
 250 CFC-00591                 200 Amarillo                                          Amarillo, TX                        79107
 251 CFC-00592                 2002 Georgia                                          Amarillo, TX                        79109
 252 CFC-00595                 1141 S Main                                           Roswell, NM                         88201
 253 CFC-00598                 3443 Wilkinson Blvd.                                  Charlotte, NC                       28208
 254 CFC-00599                 2700 Candler Road                                     Decatur, GA                         30034
 255 CFC-00600                 1104 Main Street                                      Baker, LA                           70714
 256 CFC-00605                 1624 4th Street                                       Lubbock, TX                         79401
 257 CFC-00610                 400 East 87th Street                                  Chicago, IL                         60619
 258 CFC-00613                 5901 State Street                                     East St. Louis, IL             62203-1402
 259 CFC-00616                 410 N. Highway 67                                     Florissant, MO                      63031
 260 CFC-00617                 4525 North Belt W.                                    Belleville, IL                      62223
 261 CFC-00619                 3036 S. Garnett Road                                  Tulsa, OK                           74129
 262 CFC-00621                 15816 Pioneer                                         Norwalk, CA                         90650
 263 CFC-00622                 8522 S Western Ave                                    Los Angeles, CA                     90047
 264 CFC-00624                 1735 W. Trade St.                                     Charlotte, NC                       28216
 265 CFC-00627                 907 Waughton St.                                      Winston-Salem, NC                   27107
 266 CFC-00628                 4139 Spring Garden                                    Greensboro, NC                      27407
 267 CFC-00632                 5170 Washington Street                                Indianapolis, IN                    46241
 268 CFC-00633                 2910 Westlane                                         Indianapolis, IN                    46268
 269 CFC-00634                 1100 Cleveland                                        Columbus, OH                        43201
 270 CFC-00655                 7621 Geyer Spring Road                                Little Rock, AR                     72209
 271 CFC-00657                 201 S.E. 29th Street                                  Topeka, KS                          66605
 272 CFC-00662                 5702 S. Lindbergh Blvd.                               St. Louis, MO                       63123

 273 CFC-00663                 7205 S Vermont                                        Los Angeles, CA                     90062
 274 CFC-00670                 4296 W. Thomas Rd.                                    Phoenix, AZ                         85019
 275 CFC-00675                 4245 S. Central Ave.                                  Phoenix, AZ                         85040
 276 CFC-00679                 12040 N. 35th Ave.                                    Phoenix, AZ                         85029
 277 CFC-00681                 1546 E. Roosevelt                                     Phoenix, AZ                         85006
 278 CFC-00683                 3350 W. Van Buren                                     Phoenix, AZ                         85009
 279 CFC-00685                 7538 E. McDowell Road                                 Scottsdale, AZ                      85257
 280 CFC-00686                 3150 E. Thomas Rd.                                    Phoenix, AZ                         85016
 281 CFC-00688                 546 North Grand Ave.                                  Nogales, AZ                         85621
 282 CFC-00689                 489 N. Grande Ave.                                    Tucson, AZ                          85745
 283 CFC-00690                 7451 W. Indian School                                 Phoenix, AZ                         85033
 284 CFC-00691                 2420 S 4th Ave                                        Yuma, AZ                            85364
 285 CFC-00694                 5112 4th St. N.W.                                     Albuquerque, NM                     87107
 286 CFC-00695                 5407 Central Ave. N.W.                                Albuquerque, NM                     87105
 287 CFC-00696                 4925 Walzem Road                                      San Antonio, TX                     78218
 288 CFC-00698                 480 N Imperial Ave                                    El Centro, CA                       92243
 289 CFC-00700                 2616 East Hwy 190                                     Killeen, TX                         76543
 290 CFC-00701                 2937 San Mateo NE                                     Albuquerque, NM                     87110
 291 CFC-00702                 1275 McArthur Dr.                                     Alexandria, LA                      71301
 292 CFC-00705                 930 Nederland Ave.                                    Nederland, TX                       77627
 293 CFC-00706                 7717 Menaul Blvd Ne                                   Albuquerque, NM                     87110
 294 CFC-00707                 2307 Juan Tabo Rd N.E.                                Albuquerque, NM                     87112
 295 CFC-00708                 1298 Hwy 121                                          Lewisville, TX                      75067
 296 CFC-00709                 3234 S 14th St                                        Abilene, TX                         79605
 297 CFC-00711                 6108 Lomas Blvd Ne                                    Albuquerque, NM                     87110
 298 CFC-00712                 1615 Bandera Road                                     San Antonio, TX                     78228
 299 CFC-00713                 5339 Cameron Road                                     Austin, TX                          78723
 300 CFC-00714                 822 W. Gentry Parkway                                 Tyler, TX                           75702
 301 CFC-00718                 1601 W. Airline Hwy.                                  La Place, LA                        70068
 302 CFC-00719                 10785 Florida Blvd.                                   Baton Rouge, LA                     70815
 303 CFC-00720                 5460 Airline Hwy.                                     Baton Rouge, LA                     70814
 304 CFC-00721                 5728 Government St.                                   Baton Rouge, LA                     70806
 305 CFC-00722                 300 S. Craft Hwy.                                     Chickasaw, AL                       36611
 306 CFC-00724                 8958 N. Pensacola Blvd.                               Pensacola, FL                       32504
 307 CFC-00725                 3561 M L King Jr. Dr.                                 Atlanta, GA                         30331

 308 CFC-00726                 3056 US Hwy. 80                                       Pearl, MS                           39208
 309 CFC-00727                 3667 Campbelton Rd.                                   Atlanta, GA                         30331
 310 CFC-00730                 1213 Savannah Hwy.                                    Charleston, SC                      29407
 311 CFC-00732                 75 Powder Springs Rd.                                 Marietta, GA                        30060
 312 CFC-00733                 4498 Jonesboro Road                                   Forest Park, GA                     30050
 313 CFC-00738                 11251 S Western Ave                                   Los Angeles, CA                     90047
 314 CFC-00739                 344 Imperial Ave                                      Calexico, CA                        92231
 315 CFC-00741                 710 N Fair Oaks                                       Pasadena, CA                        91103
 316 CFC-00742                 2558 M L King Jr Dr.                                  Atlanta, GA                         30311
 317 CFC-00743                 6224 Roswell Rd.                                      Sandy Springs, GA                   30328
 318 CFC-00745                 629 Cascade Road S.W.                                 Atlanta, GA                         30310
 319 CFC-00749                 1801 Watson Blvd.                                     Warner Robins, GA                   31093
 320 CFC-00751                 777 Shurling Dr.                                      Macon, GA                           31201
 321 CFC-00755                 104 S. Tyndall Parkway                                Panama City, FL                     32404
 322 CFC-00757                 5543 Dorchester Rd.                                   Charleston, SC                      29403
 323 CFC-00759                 4502 Mobile Hwy                                       Pensacola, FL                       32506
 324 CFC-00760                 538 Lee Street SW                                     Atlanta, GA                         30310
 325 CFC-00762                 535 S. Beckham Avenue                                 Tyler, TX                           75702
 326 CFC-00763                 201 E. Camp Wisdom                                    Duncanville, TX                     75116
 327 CFC-00765                 8545 Research Blvd.                                   Austin, TX                          78758
 328 CFC-00767                 1600 S. Braham Blvd.                                  Kingsville, TX                      78363
 329 CFC-00771                 2405 Airway Blvd.                                     Memphis, TN                         38114
 330 CFC-00774                 3149 Perkins Rd.                                      Memphis, TN                         38113
 331 CFC-00775                 5034 N. Peoria                                        Tulsa, OK                           74126
 332 CFC-00778                 7090 E. Golf Links                                    Tucson, AZ                          85730
 333 CFC-00779                 1030 E Manchester                                     Los Angeles, CA                     90001
 334 CFC-00780                 423 San Ysidro                                        San Ysidro, CA                      92073
 335 CFC-00781                 10967 Garvey Ave                                      El Monte, CA                        91733
 336 CFC-00784                 10038 West 7-Mile Rd.                                 Detroit, MI                         48221
 337 CFC-00786                 1180 N Hacienda Blvd                                  La Puente, CA                       91747
 338 CFC-00787                 14155 Ramona Blvd                                     Baldwin Park, CA                    91706
 339 CFC-00789                 1130 Roswell Rd.                                      Marietta, GA                        30062
 340 CFC-00794                 2395 Boca Chica Blvd.                                 Brownsville, TX                     78520
 341 CFC-00795                 1430 Main Street                                      Eagle Pass, TX                      78852
 342 CFC-00796                 365 E. Highway 77                                     San Benito, TX                      78586

 343 CFC-00797                 3704 Sheppard Rd                                      Wichita Falls, TX                   76306
 344 CFC-00798                 7200 Federal Blvd.                                    Westminister, CO                    80030
 345 CFC-00801                 144 6th Avenue                                        Birmingham, AL                      35211
 346 CFC-00803                 1336 W. Country Rd.                                   Odessa, TX                          79763
 347 CFC-00808                 2626 Decatur Rd. N.E.                                 Decatur, GA                         30033
 348 CFC-00813                 1112 W. Judge Perez                                   Chalmette, LA                       70043
 349 CFC-00815                 9708 Chef Menteur Hw                                  New Orleans, LA                     70127
 350 CFC-00816                 601 Terry Parkway                                     Gretna, LA                          70053
 351 CFC-00818                 911 Cleveland Ave.                                    East Point, GA                      30344
 352 CFC-00819                 238 W. Woodrow Wilson                                 Jackson, MS                         39213
 353 CFC-00824                 1264 Ellis Avenue                                     Jackson, MS                         39209
 354 CFC-00826                 4458 Elvis Presley Blvd.                              Memphis, TN                         38116
 355 CFC-00827                 4970 S. Peoria                                        Tulsa, OK                           74105
 356 CFC-00829                 6190 Delmar Blvd.                                     St. Louis, MO                       63112
 357 CFC-00830                 2129 Quintard Ave.                                    Anniston, AL                        36201
 358 CFC-00832                 703 S. Collins St.                                    Plant City, FL                      33566
 359 CFC-00840                 1906 W. Camelback                                     Phoenix, AZ                         85015
 360 CFC-00841                 7444 S. Central Ave.                                  Phoenix, AZ                         85040
 361 CFC-00843                 3950 W Century Blvd                                   Inglewood, CA                       90303
 362 CFC-00846                 1102 E. Baseline Rd.                                  Tempe, AZ                           85283
 363 CFC-00848                 1233 E Florence Blvd                                  Casa Grande, AZ                     85222
 364 CFC-00850                 912 E Foothill Blvd                                   Rialto, CA                          92376
 365 CFC-00852                 7100 Downman Rd.                                      New Orleans, LA                     70126
 366 CFC-00853                 299 E Baseline                                        San Bernardino, CA                  92410
 367 CFC-00862                 12045 North 32rd St.                                  Phoenix, AZ                         85032
 368 CFC-00863                 2757 W. Davidson Avenue                               Detroit, MI                         48238
 369 CFC-00864                 4662 Woodward Avenue                                  Detroit, MI                         48210
 370 CFC-00865                 27360 Michigan Ave.                                   Inkster, MI                         48141
 371 CFC-00870                 1341 Halstead                                         Chicago Heights, IL                 60411
 372 CFC-00871                 1425 Georgia Avenue                                   Macon, GA                           31206
 373 CFC-00874                 2561 French Ave.                                      Sanford, FL                         32773
 374 CFC-00891                 1849 Jefferson Dr.                                    Port Arthur, TX                     77640
 375 CFC-00892                 7003 Bandera Rd                                       Leon Valley, TX                     78238
 376 CFC-00893                 7919 Marbach Road                                     San Antonio, TX                     78227
 377 CFC-00896                 1400 N. Big Springs                                   Midland, TX                         79701

 378 CFC-00897                 1309 Grape St                                         Abilene, TX                         79603
 379 CFC-00899                 3221 Mansfield Hwy                                    Fort Worth, TX                      76119
 380 CFC-00903                 1209 Charleston                                       W Columbia, SC                      29169
 381 CFC-00907                 1821 S. Lumpkin Rd.                                   Columbus, GA                        31903
 382 CFC-00908                 1304 US 280 By-Pass                                   Phenix City, AL                     36867
 383 CFC-00909                 4720 Devine St.                                       Columbia, SC                        29209
 384 CFC-00911                 4256 Buena Vista Rd.                                  Columbus, GA                        31907
 385 CFC-00912                 942 N. Miami Blvd.                                    Durham, NC                          27703
 386 CFC-00913                 2540 Fayetteville                                     Durham, NC                          27707
 387 CFC-00915                 1322 E. Lamar Street                                  Americus, GA                        31709
 388 CFC-00916                 213 Northeast Franklin Rd.                            LaGrange, GA
 389 CFC-00919                 526 West Taylor St.                                   Griffin, GA                         30223
 390 CFC-00926                 2823 Washington Road                                  Augusta, GA                         30904
 391 CFC-00931                 9253 N Pennsylvania                                   Village, OK                         73120
 392 CFC-00934                 1868 S. Third Street                                  Memphis, TN                         38109
 393 CFC-00938                 4201 N. 10th Avenue                                   Birmingham, AL                      35212
 394 CFC-00939                 1805 Candler Road                                     Decatur, GA                         30032
 395 CFC-00945                 1415 E Rosecrans                                      Compton, CA                         90222
 396 CFC-00946                 1203 E 66th Ave                                       Gallup, NM                          87301
 397 CFC-00947                 110 E Charter Way                                     Stockton, CA                        95206
 398 CFC-00948                 2901 Florin Road                                      Sacramento, CA                      95822
 399 CFC-00949                 2206 W Rosecrans                                      Gardena, CA                         90249
 400 CFC-00955                 U. S. Hwy. 60                                         Claypool, AZ                        85532
 401 CFC-00956                 4840 Watt Ave                                         N Highlands, CA                     95660
 402 CFC-00958                 701 E Huntington Dr                                   Monrovia, CA                        91016
 403 CFC-00959                 5325 S Figueroa St                                    Los Angeles, CA                     90037
 404 CFC-00965                 8531 S Figueroa                                       Los Angeles, CA                     90044
 405 CFC-00970                 2 South Polaski Road                                  Chicago, IL                         60624
 406 CFC-00982                 58 West 79th St.                                      Chicago, IL                         60620
 407 CFC-00991                 18138 W. 7 Mile Rd.                                   Detroit, MI                         48219
 408 CFC-00992                 1956 W. 79th St.                                      Chicago, IL                         60620
 409 CFC-00993                 2010 St. Stephens Rd.                                 Pritchard, AL
 410 CFC-00996                 2275 Elvis Presley Blvd.                              Memphis, TN                         38106
 411 CFC-00999                 3715 Peoria St                                        Denver, CO                          80239
 412 CFC-01009                 1035 W. Mockingbird                                   Dallas, TX                          75247

 413 CFC-01011                 15199 E Colfax Ave                                    Aurora, CO                          80011
 414 CFC-01012                 2139 Lamar Avenue                                     Memphis, TN                         38114
 415 CFC-01015                 6060 W. Vernor Hwy.                                   Detroit, MI                         48209
 416 CFC-01020                 2237 Frayser Blvd.                                    Memphis, TN                         38127
 417 CFC-01021                 4720 S Crenshaw Blvd                                  Los Angeles, CA                     90043
 418 CFC-01023                 104 E. 16th Avenue                                    Cordele, GA                         31015
 419 CFC-01035                 820 N Main St                                         Altus, OK                           73521
 420 CFC-01040                 2711 E 20th St                                        Farmington, NM                      87401
 421 CFC-01042                 5410 Bessemer Super Hwy                               Midfield, AL                        35228
 422 CFC-01043                 401 W. Hwy 303                                        Grand Prairie, TX                   75051
 423 CFC-01047                 714 W. Grand Avenue                                   Phoenix, AZ                         85007
 424 CFC-01050                 3898 N. Davis Highway                                 Pensacola, FL                       32503
 425 CFC-01051                 10545 Harry Hines Blvd.                               Dallas, TX                          75220
 426 CFC-01052                 1022 N. State Street                                  Jackson, MS                         39201
 427 CFC-01053                 1151 S. Independence                                  Chicago, IL                         60624
 428 CFC-01059                 1533 W. Wayside                                       Houston, TX                         77020
 429 CFC-01060                 1200 Lemay Ferry Rd.                                  St. Louis, MO                       63125
 430 CFC-01061                 515 West 2nd Street                                   Mercedes, TX                        78570
 431 CFC-01064                 10800 Mac Arthur Blvd                                 Oakland, CA                         94605
 432 CFC-01065                 1213 College Street                                   South Houston, TX                   77587
 433 CFC-01067                 465 South Broad St.                                   Mobile, AL                          36603
 434 CFC-01069                 500 E Holt                                            Pomona, CA                          91767
 435 CFC-01070                 2201 East Saunders Street                             Laredo, TX                          78041
 436 CFC-01072                 3801 Stockton Blvd                                    Sacramento, CA                      95820
 437 CFC-01077                 401 Marine Blvd                                       Jacksonville, NC                    28540
 438 CFC-01081                 4030 Chef Menteur Highway                             New Orleans, LA                     70126
 439 CFC-01083                 8926 Jensen                                           Houston, TX                         77093
 440 CFC-01089                 6405 Telephone                                        Houston, TX                         77061
 441 CFC-01101                 13200 NW. 27th Ave.                                   Opa-Locka, FL                       33054
 442 CFC-01102                 7445 Harrisburg                                       Houston, TX                         77011
 443 CFC-01104                 1931 Garth Road                                       Baytown, TX                         77521
 444 CFC-01105                 2401 Shaver                                           Pasadena, TX                        77502
 445 CFC-01109                 17495 NW. 27th Ave.                                   Carol City, FL                      33056
 446 CFC-01117                 9403 Homestead St                                     Houston, TX                         77016
 447 CFC-01120                 2029 N. Acadian Thruway                               Baton Rouge, LA                     70805

 448 CFC-01136                 1145 3rd Ave. West                                    Birmingham, AL                      35204
 449 CFC-01137                 2401 W. Sunrise Blvd.                                 Ft Lauderdale, FL                   33311
 450 CFC-01139                 4301 Saint Claude Ave.                                New Orleans, LA                     70117
 451 CFC-01141                 3111 Loyola Drive                                     Kenner, LA                          70062
 452 CFC-01142                 6TH West 59th Street                                  Chicago, IL                         60621
 453 CFC-01143                 309 S. Lockwood                                       Houston, TX                         77011
 454 CFC-01147                 5800 Hamilton Avenue                                  Cincinnati, OH                      45224
 455 CFC-01153                 1600 S. Claiborne Avenue                              New Orleans, LA                     70125
 456 CFC-01154                 4575 Griggs Road                                      Houston, TX                         77021
 457 CFC-01159                 3726 Del Sol Blvd                                     San Diego, CA                       92154
 458 CFC-01161                 1530 Hayden Ave.                                      Cleveland, OH                       44112
 459 CFC-01162                 504 Euclid Ave                                        San Diego, CA                       92114
 460 CFC-01163                 2706 Fulton St.                                       Houston, TX                         77009
 461 CFC-01164                 3040 E 8th St                                         National City, CA                   92050
 462 CFC-01167                 3869 E. Grand Road                                    Tucson, AZ                          85716
 463 CFC-01168                 278 Parkway Ave                                       Trenton, NJ                          8618
 464 CFC-01169                 1710 South 31st St.                                   Temple, TX                          76501
 465 CFC-01170                 4044 Peck Road                                        El Monte, CA                        91732
 466 CFC-01172                 5415 Plank Rd.                                        Baton Rouge, LA                     70805
 467 CFC-01174                 1122 Fort Benning Rd.                                 Columbus, GA                        31903
 468 CFC-01181                 5725 Lockwood Drive                                   Houston, TX                         77026
 469 CFC-01182                 2138 Pio Nino Avenue                                  Macon, GA                           31206
 470 CFC-01187                 1850 S. General McMullen                              San Antonio, TX                     78226
 471 CFC-01191                 6210 Broadway                                         Los Angeles, CA                     90003
 472 CFC-01193                 11105 NW. 7th Ave.                                    Miami, FL                           33168
 473 CFC-01205                 7941 Airline Highway                                  Baton Rouge, LA                     70815
 474 CFC-01209                 4009 Vanderbilt Road                                  Birmingham, AL                      35217
 475 CFC-01211                 4224 Miller St.                                       Fort Worth, TX                      76119
 476 CFC-01212                 3495 El Cajon                                         San Diego, CA                       92104
 477 CFC-01214                 3512 Jefferson Ave.                                   Newport News, VA                    23607
 478 CFC-01219                 1900 Mechanicsville                                   Richmond, VA                        23223
 479 CFC-01224                 9 Jeff Davis Hwy                                      Richmond, VA                        23224
 480 CFC-01227                 108 South Sycamore                                    Petersburg, VA                      23803
 481 CFC-01231                 2600 E. Gregory                                       Kansas City, MO                     64132
 482 CFC-01245                 NW El Segundo Center                                  Los Angeles, CA                     90061

 483 CFC-01246                 8757 Huebner Road                                     San Antonio, TX                     78240
 484 CFC-01248                 230 N. Broad Street                                   New Orleans, LA                     70119
 485 CFC-01254                 2305 Fry Road                                         Katy, TX                            77449
 486 CFC-01255                 3146 3180 Main                                        San Diego, CA                       92113
 487 CFC-01260                 700 E Holt Blvd                                       Ontario, CA                         91761
 488 CFC-01267                 2308 E. Princess Ann Road                             Norfolk, VA                         23504
 489 CFC-01268                 917 Pat Booker Rd.                                    Universal City, TX                  78148
 490 CFC-01271                 719 Hooks Street                                      Donna, TX                           78537
 491 CFC-01275                 128-1/2 130 E. Edinburg                               Elsa, TX                            78543
 492 CFC-01278                 8459 Five Palms                                       San Antonio, TX                     78242
 493 CFC-01281                 2915 Lower Wetumpka                                   Montgomery, AL                      36104
 494 CFC-01282                 400 Memorial Dr.                                      Prattville, AL                      36067
 495 CFC-01283                 1035 Eastern By-Pass                                  Montgomery, AL                      36117
 496 CFC-01284                 507 North Oates                                       Dothan, AL                          36303
 497 CFC-01289                 1889 Rigsby Avenue                                    San Antonio, TX                     78210
 498 CFC-01293                 8841 Cullen Blvd.                                     Houston, TX                         77051
 499 CFC-01294                 1000 S. Grand Avenue                                  St. Louis, MO                       63104
 500 CFC-01295                 7600 Hampton Blvd                                     Norfolk, VA                         23505
 501 CFC-01296                 694 East Hidalgo                                      Raymondville, TX                    78580
 502 CFC-01303                 4305 Ben Jordan                                       Victoria, TX                        77901
 503 CFC-01305                 350 Effingham St.                                     Portsmouth, VA                      23704
 504 CFC-01308                 1620 State Hwy. 105 & Hwy. 6                          Navasota, TX                        77868
 505 CFC-01313                 1001 Brazosport Blvd.                                 Freeport, TX                        77541
 506 CFC-01315                 6849 S. Western Avenue                                Chicago, IL                         60636
 507 CFC-01319                 Box 8015 U.S. 83 & FM 907                             Alamo, TX                           78516
 508 CFC-01321                 1005 3rd Ave                                          Chula Vista, CA                     92011
 509 CFC-01329                 Star Plaza S. U.S. 83 E.                              Rio Grande City, TX                 78582
 510 CFC-01330                 4414 Callaghan                                        San Antonio, TX                     78228
 511 CFC-01331                 206 W Rio Grande                                      Victoria, TX                        77901
 512 CFC-01338                 5181 River Oaks Blvd                                  River Oaks, TX                      76114
 513 CFC-01342                 806 N Hwy 259                                         Kilgore, TX                         75662
 514 CFC-01343                 1901 W. Wheeler                                       Aransas Pass, TX                    78336
 515 CFC-01345                 1159 Bankhead Hwy.                                    Birmingham, AL                      35204
 516 CFC-01349                 1714 S. 77 Sunshine Strip                             Harlingen, TX                       78550
 517 CFC-01352                 1018 2nd Street                                       Pleasanton, TX                      78064

 518 CFC-01354                 3600 E Amarillo Blvd                                  Amarillo, TX                        79107
 519 CFC-01359                 701 W. Hwy 100                                        Port Isabel, TX                     78578
 520 CFC-01362                 1317 10th Street                                      Floresville, TX                     78114
 521 CFC-01363                 5096 Farm Road 78                                     Kirby, TX                           78219
 522 CFC-01364                 304 Farm Road 78                                      Schertz, TX                         78154
 523 CFC-01367                 96 Crossroads                                         San Antonio, TX                     78201
 524 CFC-01370                 1203 N. Esplanade                                     Cuero, TX                           77954
 525 CFC-01372                 2195 34th St. South                                   St. Petersburg, FL                  33711
 526 CFC-01375                 3831 Main Street                                      Moss Point, MS                      39563
 527 CFC-01384                 1220 Buckner Blvd.                                    Dallas, TX                          75217
 528 CFC-01385                 3028 South First St.                                  Garland, TX                         75041
 529 CFC-01386                 4210 Gaston Avenue                                    Dallas, TX                          75246
 530 CFC-01388                 400 N. Main Hwy 506                                   La Feria, TX                        78559
 531 CFC-01391                 2205 Nolana                                           McAllen, TX                         78501
 532 CFC-01394                 2000 Toler Rd                                         Longview, TX                        75604
 533 CFC-01401                 901 E. Main                                           Grand Prairie, TX                   75050
 534 CFC-01412                 110 E Houston Hwy                                     Edna, TX                            77957
 535 CFC-01423                 820 E. University Dr.                                 Edinburg, TX                        78539
 536 CFC-01426                 1601 East Sixth St.                                   Beaumont, CA                        92223
 537 CFC-01427                 100 Vineville Street                                  Fort Valley, GA                     31030
 538 CFC-01431                 620 S. 10th Street                                    McAllen, TX                         78501
 539 CFC-01435                 9010 N.E. 23rd St.                                    Midwest City, OK                    73141
 540 CFC-01439                 2317 Ledbetter Drive                                  Dallas, TX                          75237
 541 CFC-01440                 1105 N. Main Street                                   Vidor, TX                           77662
 542 CFC-01442                 1104 Farm Road 802                                    Brownsville, TX                     78521
 543 CFC-01446                 2390 Prince of Orange Mall                            Orangeburg, SC                      29115
 544 CFC-01450                 8015 Beechnut                                         Houston, TX                         77036
 545 CFC-01452                 14450 South Post Oak                                  Houston, TX                         77045
 546 CFC-01453                 2514 Seventh Street                                   Bay City, TX                        77414
 547 CFC-01454                 3200 South Main                                       Stafford, TX                        77477
 548 CFC-01456                 606 North Mechanic                                    El Campo, TX                        77437
 549 CFC-01458                 2400 N. Richmond Rd.                                  Wharton, TX                         77488
 550 CFC-01463                 419 N Hwy 35 Bypass                                   Port Lavaca, TX                     77979
 551 CFC-01465                 13530 Highway 6                                       Santa Fe, TX                        77510
 552 CFC-01466                 3334 Mangum                                           Houston, TX                         77092

 553 CFC-01470                 10810 Westheimer                                      Houston, TX                         77042
 554 CFC-01475                 11121 Fondren Road                                    Houston, TX                         77096
 555 CFC-01476                 11334 Hughes Road                                     Houston, TX                         77089
 556 CFC-01477                 2401 Main Street                                      Dickinson, TX                       77539
 557 CFC-01478                 425 Crosstimbers                                      Houston, TX                         77022
 558 CFC-01486                 10803 Bissonet                                        Houston, TX                         77099
 559 CFC-01489                 21131 Aldine-Westfield                                Humble, TX                          77338
 560 CFC-01490                 Loop 197 @ 23rd St.                                   Texas City, TX                      77590
 561 CFC-01491                 7020 Woodridge                                        Houston, TX                         77087
 562 CFC-01492                 4701 Irvington                                        Houston, TX                         77009
 563 CFC-01493                 806 S. Columbia Dr.                                   West Columbia, TX                   77486
 564 CFC-01495                 925 East Tidwell                                      Houston, TX                         77022
 565 CFC-01501                 358 Live Oak                                          Marlin, TX                          76661
 566 CFC-01504                 206 West Houston                                      Cleveland, TX                       77327
 567 CFC-01510                 2711 11th Street                                      Huntsville, TX                      77340
 568 CFC-01511                 210 N. Washington                                     Livingston, TX                      77351
 569 CFC-01519                 1701 Fairway                                          Alvin, TX                           77511
 570 CFC-01520                 102 E. San Augustine                                  Deer Park, TX                       77536
 571 CFC-01523                 1011 South Jackson                                    Jacksonville, TX                    75766
 572 CFC-01524                 17340 N.W. Freeway                                    Jersey Village, TX                  77040
 573 CFC-01526                 419 W. Palestine                                      Palestine, TX                       75801
 574 CFC-01529                 9599 South Main                                       Houston, TX                         77025
 575 CFC-01533                 127 W. SW Loop 323                                    Tyler, TX                           75702
 576 CFC-01536                 535 W. Elizabeth                                      Brownsville, TX                     78520
 577 CFC-01537                 E. Bradley, S. Mcall                                  Sun City, CA                        92586
 578 CFC-01542                 21595 S. Dixie Hwy.                                   Goulds, FL                          33189
 579 CFC-01547                 601 Heights Blvd.                                     Houston, TX                         77007
 580 CFC-01550                 6601 Taft Street                                      Hollywood, FL                       33024
 581 CFC-01556                 9122 Mesa Drive                                       Houston, TX                         77028
 582 CFC-01558                 10397 Market Street                                   Jacinto City, TX                    77029
 583 CFC-01562                 207 Grant Street                                      Roma, TX                            78584
 584 CFC-01563                 6700 NW 7th Ave.                                      Miami, FL                           33150
 585 CFC-01564                 5602 Broadway Blvd.                                   Garland, TX                         75043
 586 CFC-01567                 12875 Palm Drive                                      Desert Hot Springs, CA              92240
 587 CFC-01570                 1801 Riverside Drive                                  Austin, TX                          78741

 588 CFC-01572                 1001 Rittiman Road                                    San Antonio, TX                     78218
 589 CFC-01579                 1701 Sycamore School Rd                               Ft Worth, TX                        76134
 590 CFC-01592                 5017 Cottage Hill Rd.                                 Mobile, AL                          36693
 591 CFC-01593                 105 Shelton Beach Rd.                                 Saraland, AL                        36571
 592 CFC-01597                 617 4th Ave.                                          York, AL                            36925
 593 CFC-01598                 119 Greensboro St.                                    Eutaw, AL                           35462
 594 CFC-01601                 316 Main Street                                       Lucedale, MS                        39452
 595 CFC-01608                 10088 Longpoint                                       Houston, TX                         77055
 596 CFC-01614                 1960 Staring Lane                                     Baton Rouge, LA                     70810
 597 CFC-01615                 2423 Commercial                                       San Antonio, TX                     78221
 598 CFC-01618                 2533 Long Beach                                       Long Beach, CA                      90806
 599 CFC-01619                 11917 Lake June Rd.                                   Balch Springs, TX                   75149
 600 CFC-01620                 7370 Old Pascagoula                                   Theodore, AL                        36592
 601 CFC-01624                 6800 Reserve A-Hwy. 6 So.                             Houston, TX                         77083
 602 CFC-01634                 Highway 171 North                                     Leesville, LA                       71446
 603 CFC-01640                 849 S. Wheeler Street                                 Jasper, TX                          75951
 604 CFC-01669                 7751 Moffatt                                          Mobile, AL                          36618
 605 CFC-01670                 501 N. Davis Drive                                    Warner Robins, GA                   31093
 606 CFC-01671                 1505 State Street                                     Greensboro, AL                      36744
 607 CFC-01674                 229 Dowlen                                            Beaumont, TX                        77706
 608 CFC-01675                 1702 E. Broadway                                      Lubbock, TX                         79403
 609 CFC-01678                 3332 N. Foster                                        Baton Rouge, LA                     70805
 610 CFC-01682                 2502 Palo Alto                                        San Antonio, TX                     78211
 611 CFC-01683                 3903 N. 19th Street                                   Waco, TX                            76708
 612 CFC-01689                 1923 E. Park Row                                      Arlington, TX                       76010
 613 CFC-01694                 7101 New Hwy 90 W.                                    San Antonio, TX                     78227
 614 CFC-01858                 510 Oceanside Blvd                                    Oceanside, CA                       92054
 615 CFC-03060                 1308 Texas Fm88                                       Weslaco, TX                         78596
 616 CFC-03079                 2650 Bankhead Highway                                 Atlanta, GA                         30318
 617 CFC-03082                 10 S. Cage                                            Pharr, TX                           78577
 618 CFC-03104                 5101 E Imperial Pky                                   Lynwood, CA                         90201
 619 CFC-03105                 1900 Avenue F                                         Del Rio, TX                         78840
 620 CFC-03118                 3701 Mac Donald St                                    Richmond, CA                        94805
 621 CFC-03219                 1264 E. Washington                                    Brownsville, TX                     78521
 622 CFC-03259                 2221 S Cobb Dr                                        Smyrna, GA                          30080

 623 CFC-03263                 94 Fifth Street                                       Douglas, AZ                         85607
 624 CFC-03280                 151 W. Bitters Road                                   San Antonio, TX                     78216
 625 CFC-03404                 1003 S.E. Military Drive                              San Antonio, TX                     78214
 626 CFC-03440                 7125 Hwy 85                                           Riverdale, GA                       30274
 627 CFC-03878                 4995 Buford Highway                                   Chamblee, GA
 628 CFC-04061                 1900 E. Golf Road, Ofs. No. 40                        Schaumburg, IL
 629 CFC-04131                 327 W. Northside Drive                                Jackson, MS
 630 CFC-04141                 801 South Jackson                                     Pharr, TX                           78577
 631 CFC-04142                 2020 E. Beltline                                      Carrollton, TX                      75006
 632 CFC-04313                 SE 44th St & Sunnylane Plaza                          Del City, OK                        73135
 633 CFC-04314                 1012 S.W. 59th St.                                    Oklahoma City, OK                   73109
 634 CFC-04467                 4438 N.W. 10th Street                                 Oklahoma City, OK                   73107
 635 CFC-04478                 3515 Day Street                                       Montgomery, AL                      36108
 636 CFC-04537                 1901 Highway 1765                                     LaMarque, TX                        77568
 637 CFC-04538                 1006 Shorter Avenue                                   Rome, GA                            30165
 638 CFC-04544                 7980 East Broadway                                    Tucson, AZ                          85710
 639 CFC-04556                 7650 Glenview Drive                                   Richland Hills, TX                  76118
 640 CFC-04560                 201 W. Jefferson Blvd.                                Dallas, TX                          85713
 641 CFC-04576                 3970 E 22nd St                                        Tucson, AZ                          85711
 642 CFC-04577                 4604 E. Broadway                                      N. Little Rock, AR                  72114
 643 CFC-04588                 Shiloh Road                                           Garland, TX                         75042
 644 CFC-04598                 9363 Forest Lane                                      Dallas, TX                          75243
 645 CFC-04599                 808 E. Battle Street                                  Talladega, AL                       35160
 646 CFC-04601                 311 N. Center Street                                  Thomaston, GA                       30286
 647 CFC-04608                 2408 E. South Blvd.                                   Montgomery, AL                      36116
 648 CFC-04609                 4770 Highway 31                                       Montgomery, AL                      36108
 649 CFC-04639                 1819 Roanoke Road                                     LaGrange, GA                        30240
 650 CFC-04672                 1704 West Ajo Way                                     Tucson, AZ                          85713
 651 CFC-04673                 1668 Sycamore View Road                               Memphis, TN                         38134
 652 CFC-04689                 2520 West Walnut                                      Garland, TX                         75042
 653 CFC-04707                 794 Allison Bonnet Drive                              Hueytown, AL                        35061
 654 CFC-04757                 2516 Inwood                                           Dallas, TX                          75235
 655 CFC-04758                 3602 South Sixth St                                   Tucson, AZ                          85714
 656 CFC-04768                 Two Lakeside Commons                                  Atlanta, GA                         30328
 657 CFC-04790                 Sebastian St                                          West Helena, AR                     72390

 658 CFC-04835                 3601 Forest Lane                                      Dallas, TX                          75234
 659 CFC-04836                 229 Harwood Rd                                        Bedford, TX                         76021
 660 CFC-04882                 131 North Park Street                                 Carrollton, GA                      30117
 661 CFC-04907                 Atlanta Galleria-Office Tower No. 400                 Atlanta, GA
 662 CFC-04924                 114 N. Hampton Rd                                     DeSoto, TX                          75115
 663 CFC-04961                 Hickory Hill Road @ Knight Arnold Road                Memphis, TN                         38115
 664 CFC-04988                 785-787 Division Street                               Biloxi, MS                          39530
 665 CFC-04995                 604 S. Saginaw Blvd.                                  Saginaw, TX                         76179
 666 CFC-05297                 3061 Terry Road                                       Jackson, MS                         39212
 667 CFC-05338                 4826 Southmost                                        Brownsville, TX                     78521
 668 CFC-05340                 Popps Ferry @ Hinman Avenue                           Biloxi, MS                          39530
 669 CFC-05342                 728 N. Galloway                                       Mesquite, TX
 670 CFC-05343                 Aldine Westfield @ FM 1960                            Houston, TX
 671 CFC-05344                 847 Dunn Avenue                                       Jacksonville, FL                    32218
 672 CFC-05345                 14100 W. Dixie Hwy.                                   North Miami, FL                     33161
 673 CFC-05393                 3450 State Rd. 7                                      Lauderdale Lakes, FL                33319
 674 CFC-05426                 Getwell @ Oakcliff                                    Memphis, TN
 675 CFC-05566                 500 South International Blvd.                         Hidalgo, TX                         78557
 676 CFC-05631                 5841 University Avenue                                San Diego, CA                       92215
 677 CFC-05734                 Allessandro Blvd. @ Indian                            Moreno Valley, CA
 678 CFC-05735                 Olive Drive @ Roberts                                 Bakersfield, CA
 679 CFC-05769                 801 N. Thirteenth Street                              Harlingen, TX                       78550
 680 CFC-05801                 5700 Bik-Nuckols Crossing                             Austin, TX
 681 CFC-05845                 13th Street & Highway 77                              Harlingen, TX
 682 CFC-05872                 10120 Westminister Blvd.                              Garden Grove, CA
 683 CFC-05873                 Nuckols Crossing @ Stassney                           Austin, TX
 684 CFC-05889                 Hwy 78 & FM 802                                       Brownsville, TX
 685 CFC-05975                 770 East Arrow Highway                                Pomona, CA                          91767
 686 CFC-08438                 1945 William Cannon                                   Austin, TX                          78745
 687 CFC-08446                 4210 Gaston Avenue                                    Dallas, TX                          75246
 688 CII-00001                 SeaTac Mall                                           Federal Way, WA                     90801
 689 CII-00003                 Columbia Center                                       Kennewick, WA                       99336
 690 CII-00004                 Yakima Mall                                           Yakima, WA                          98901
 691 CII-00005                 Coddingtown Mall                                      Santa Rosa, CA                      95401
 692 CII-00007                 Northgate Mall                                        Seattle, WA                         98125

 693 CII-00008                 Kitsap Mall                                           Silverdale, WA                      98383
 694 CII-00009                 Cherryvale Mall                                       Rockford, IL                        61112
 695 CII-00010                 Vancouver Mall                                        Vancouver, WA                       98662
 696 CII-00011                 Stratford Square                                      Bloomingdale, IL                    60108
 697 CII-00012                 Whittwood Mall                                        Whittier, CA                        90603
 698 CII-00013                 Chicago Ridge Mall                                    Chicago Ridge, IL                   60415
 699 CII-00015                 Montclair Plaza                                       Montclair, CA                       91763
 700 CII-00018                 Windward Mall                                         Kaneohe, HI                         96744
 701 CII-00019                 Lancaster Mall                                        Salem, OR                           97301
 702 CII-00022                 Eastridge Mall                                        San Jose, CA                        95122
 703 CII-00025                 Mayfair Mall                                          Wauwatosa, WI                       53226
 704 CII-00028                 Southlake Mall                                        Merrillville, IN                    46410
 705 CII-00029                 Louis Joilet Mall                                     Joliet, IL                          60431
 706 CII-00033                 Tippecanoe Mall                                       Lafayette, IN                       47905
 707 CII-00035                 Lincoln Mall                                          Matteson, IL                        60443
 708 CII-00036                 Northridge Fashion Center                             Northridge, CA                      91324
 709 CII-00037                 Harlem-Irving Mall                                    Norridge, IL                        60634
 710 CII-00038                 Spring Hill Mall                                      West Dundee, IL                     60118
 711 CII-00040                 Meridian Mall                                         Okemos, MI                          48864
 712 CII-00042                 Del Amo Fashion Center                                Torrance, CA                        90503
 713 CII-00043                 Pearlridge Shopping Center                            Oahu, HI                            96701
 714 CII-00044                 The Meadows Mall                                      Las Vegas, NV                       89107
 715 CII-00046                 West Towne Mall                                       Madison, WI                         53719
 716 CII-00047                 Tri County Mall                                       Cincinnati, OH                      45251
 717 CII-00049                 Parkway Plaza                                         El Cajon, CA                        92020
 718 CII-00056                 Brea Mall                                             Brea, CA                            92821
 719 CII-00057                 Sunnyvale Town Center                                 Sunnyvale, CA                       94086
 720 CII-00061                 Lima Mall                                             Lima, OH                            45805
 721 CII-00062                 Southridge Mall                                       Greendale, WI                       53129
 722 CII-00064                 Fairlane Town Center                                  Dearborn, MI                        48126
 723 CII-00065                 Lakeside Mall                                         Sterling Heights, MI                48313
 724 CII-00067                 Woodfield Mall                                        Schaumburg, IL                      60173
 725 CII-00068                 Southcenter Mall                                      Tukwila, WA                         98188
 726 CII-00070                 Kahala Mall                                           Honolulu, HI                        96816
 727 CII-00071                 Capitola Mall                                         Capitola, CA                        95010

 728 CII-00072                 Westgate Mall                                         Fairview Park, OH                   44126
 729 CII-00074                 Dayton Mall                                           Dayton, OH                          45459
 730 CII-00075                 Columbus City Center                                  Columbus, OH                        43215
 731 CII-00077                 Westminster Mall                                      Westminster, CA                     92683
 732 CII-00078                 Plaza Camino Real                                     Carlsbad, CA                        92008
 733 CII-00079                 Belden Village                                        Canton, OH                          44718
 734 CII-00080                 Arden Fair Mall                                       Sacramento, CA                      95815
 735 CII-00082                 Twelve Oaks                                           Novi, MI                            48377
 736 CII-00083                 Stoneridge Mall                                       Pleasanton, CA                      94588
 737 CII-00085                 Del Amo II                                            Torrance, CA                        90503
 738 CII-00086                 Sun Valley                                            Concord, CA                         94520
 739 CII-00087                 Tyler Mall                                            Riverside, CA                       92503
 740 CII-00088                 Volusia Mall                                          Daytona Beach, FL                   32014
 741 CII-00089                 Governor's Square                                     Tallahassee, FL                     32301
 742 CII-00091                 Boulevard Mall                                        Las Vegas, NV                       89109
 743 CII-00092                 Fair Oaks                                             Fairfax, VA                         22033
 744 CII-00093                 Lake Forest                                           Gaithersburg, MD                    20877
 745 CII-00094                 Solano Mall                                           Fairfield, CA                       94533
 746 CII-00096                 Lakewood Center Mall                                  Lakewood, CA                        90712
 747 CII-00098                 Montgomery Mall                                       Bethesda, MD                        20817
 748 CII-00099                 Broward Mall                                          Plantation, FL                      33388
 749 CII-00100                 Hilltop Mall                                          Richmond, CA                        94806
 750 CII-00101                 Marley Station                                        Glen Burnie, MD                     21061
 751 CII-00102                 Moreno Valley Mall                                    Moreno Valley, CA                   92553
 752 CII-00104                 Glendale Galleria                                     Glendale, CA                        91210
 753 CII-00106                 Meadowood Mall                                        Reno, NV                            89502
 754 CII-00109                 West Covina Mall                                      West Covina, CA                     91790
 755 CII-00110                 Annapolis Mall                                        Annapolis, MD                       21401
 756 CII-00111                 Plaza Bonita                                          National City, CA                   91950
 757 CII-00112                 Yorktown Mall                                         Lombard, IL                         60148
 758 CII-00113                 Quality Food Center                                   Redmond, WA                         98052
 759 CII-00116                 Hickory Hollow Mall                                   Antioch, TN                         37013
 760 CII-00117                 West Towne Mall                                       Knoxville, TN                       37919
 761 CII-00118                 Valley Plaza                                          Bakersfield, CA                     93304
 762 CII-00119                 Northgate Mall                                        Cinncinnati, OH                     45251

 763 CII-00122                 Greenbrier Mall                                       Chesapeake, VA                      23320
 764 CII-00124                 Montebello Town Center                                Montebello, CA                      90640
 765 CII-00125                 Northridge Mall                                       Salinas, CA                         93906
 766 CII-00126                 Los Cerritos Center                                   Cerritos, CA                        90703
 767 CII-00128                 Avenues Mall                                          Jacksonville, FL                    32256
 768 CII-00129                 River Oaks                                            Calumet City, IL                    60409
 769 CII-00131                 Great Mall of the Bay Area                            Milpitas, CA                        95035
 770 CII-00132                 Northpark Mall                                        Davenport, IA                       52806
 771 CII-00133                 Southridge Mall                                       Des Moines, IA                      50315
 772 CII-00134                 North County Faire                                    Escondido, CA                       92025
 773 CII-00137                 Altamonte Springs Mall                                Altamonte Springs, FL               32701
 774 CII-00140                 King of Prussia Court                                 King of Prussia, PA                 19406
 775 CII-00141                 Echelon Mall                                          Voorhees, NJ                         8043
 776 CII-00142                 Hamilton Mall                                         Mays Landing, NJ                     8330
 777 CII-00143                 Montgomery Mall                                       North Wales, PA                     19454
 778 CII-00144                 Oxford Valley Mall                                    Langhorne, PA                       19047
 779 CII-00146                 Gallery at Market East                                Philadelphia, PA                    19107
 780 CII-00148                 Gallery at Market East - Satellite                    Philadelphia, PA                    19107
 781 CII-00149B                Christiana Mall                                       Newark, DE                          19702
 782 CII-00151                 Cherry Hill Mall                                      Cherry Hill, NJ                      8002
 783 CII-00153                 Lehigh Valley Mall                                    Whitehall, PA                       18052
 784 CII-00154                 Plaza at King of Prussia                              King of Prussia, PA                 19406
 785 CII-00156                 Westgate Mall                                         Amarillo, TX                        79160
 786 CII-00158                 Von's Food Pavilion                                   Laguna Niguel, CA                   92656
 787 CII-00160                 South Hill Mall                                       Puyallup, WA                        98373
 788 CII-00162                 Seminole Towne Center                                 Sanford, FL                         32771
 789 CII-00163                 Eastwood Mall                                         Niles, OH                           44446
 790 CII-00167                 Miami International Mall                              Miami, FL                           33172
 791 CII-00168                 Vintage Faire Mall                                    Modesto, CA                         95350
 792 CII-00170                 Randhurst Mall                                        Mount Prospect, IL                  60056
 793 CII-00171                 Oakridge Mall                                         San Jose, CA                        95123
 794 CII-00172                 Regency Square                                        Jacksonville, FL                    32225
 795 CII-00174                 SuperMall of the Great Northwest                      Auburn, WA                          98001
 796 CII-00175                 Circle Center Mall                                    Indianapolis, IN                    46204
 797 CII-00177                 Ronald Reagan Washington National Airport             Washington, DC                      20001

 798 CII-00180                 Fred Meyer  (Tenant # 001801501)                      Lynnwood, WA                        98036
 799 CII-00191                 Topanga Plaza                                         Canoga Park, CA                     91303
 800 CII-00192                 Alderwood Mall                                        Lynnwood, WA                        98037
 801 CII-00198                 Galleria at Sunset                                    Henderson, NV                       89014
 802 CII-00199                 Sarasota Square                                       Sarasota, FL                        34238
 803 CII-00203                 Fred Meyer                                            Gresham, OR                         97080
 804 CII-00204                 Fred Meyer                                            Marysville, WA                      98270
 805 CII-00205                 The Oaks Mall                                         Gainesville, FL                     32605
 806 CII-00208                 Cambridgeside Galleria                                Cambridge, MA                        2141
 807 CII-00211                 Square One Mall                                       Saugus, MA                           1906
 808 CII-00212                 Antelope Valley Mall                                  Palmdale, CA                        93551
 809 CII-00215                  Fred Meyer                                           Lacey, WA                           98503
 810 CII-00216                 Prince Kuhio Mall                                     Hilo, HI                            96720
 811 CII-00217                 Westland Mall                                         Westland, MI                        48185
 812 CII-00219                 Bellis Fair Mall                                      Bellingham, WA                      98226
 813 CII-00220                 Valencia Town Center                                  Valencia, CA                        91355
 814 CII-00221                 East Towne Mall                                       Madison, WI                         53704
 815 CII-00222                 QFC - University Village                              Seattle, WA                         98105
 816 CII-00224                 Parmatown Mall                                        Parma, OH                           44129
 817 CII-00227                 Moorestown Mall                                       Moorestown, NJ                       8057
 818 CII-00228                 Citicorp Center                                       New York, NY                        10022
 819 CII-00232                 West Oaks Mall                                        Ocoee, FL                           34761
 820 CII-00233                 Rim Rock Mall                                         Billings, MT                        59102
 821 CII-00235                 Honey Creek Mall                                      Terre Haute, IN                     47802
 822 CII-00236                 Great Mall of The Great Plains                        Olathe, KS                          66061
 823 CII-00237                 Coastland Center                                      Naples, FL                          34102
 824 CII-00238                 MacArthur Center                                      Norfolk, VA                         23510
 825 CII-00241                 Fred Meyer - Hillsboro (Tenant # 001430201)           Hillsboro, OR                       97123
 826 CII-00243                 Briarwood Shopping Center                             Ann Arbor, MI                       48104
 827 CII-00244                 St. Matthews Mall                                     Louisville, KY                      40207
 828 CII-00248                 Solomon Pond Mall                                     Marlborough, MA                      1752
 829 CII-00249                 University Mall                                       Tampa, FL                           33612
 830 CII-00250                 Southpark Center                                      Strongsville, OH, OH                44136
 831 CII-00258                 Lafayette Square Shopping Center                      Indianapolis, IN                    46254
 832 CII-00259                 Hillsdale Mall                                        San Mateo, CA                       94403

 833 CII-00260                 Santa Rosa Plaza                                      Santa Rosa, CA                      95401
 834 CII-00261                 Cherry Creek Mall                                     Denver, CO                          80206
 835 CII-00262                 Brookfield Square Mall                                Brookfield, WI                      53005
 836 CII-00264                 Carolina Factory Shops                                Gaffney, SC                         29341
 837 CII-00267                 Summit Mall                                           Akron, OH                           44313
 838 CII-00268                 Eastland Mall                                         Evansville, IN                      47716
 839 CII-00270                 North Riverside Park                                  North Riverside, IL                 60545
 840 CII-00272                 Augusta Mall                                          Augusta, GA                         30909
 841 CII-00273                 Fred Meyer Store                                      Kent, WA                            98042
 842 CII-00274                 Ronald Reagan National Airport                        Washington, DC                      20001
 843 CII-00275                 Main Place/Santa Ana                                  Santa Ana, CA                       92701
 844 CII-00276                 Montgomery Mall                                       Montgomery, AL                      36117
 845 CII-00278                 South Shore Plaza                                     Braintree, MA                        2184
 846 CII-00279                 Westside Pavilion                                     Los Angeles, CA                     90064
 847 CII-00280                 Arbor Place Mall                                      Douglasville, GA                    30135
 848 CII-00281                 Deptford Mall                                         Deptford, NJ                         8096
 849 CII-00282                 Mall of New Hampshire                                 Manchester, NH                       3103
 850 CII-00284                 University Towne Center                               San Diego, CA                       92122
 851 CII-00285                 Mall at Tuttle Crossing                               Dublin, OH                          43016
 852 CII-00288                 Fashion Valley Shopping Center                        San Diego, CA                       92108
 853 CII-00289                 Cumberland Mall                                       Atlanta, GA                         30339
 854 CII-00290                 Northpoint Mall                                       Alpharetta, GA                      30022
 855 CII-00293                 Flat Iron Crossing                                    Broomfield, CO                      80021
 856 CII-00294                 Westfield Shoppingtown Santa Anita                    Arcadia, CA                         91007
 857 CII-00295                 Westminster Mall                                      Westminster, CO                     80030
 858 CII-00296                 Aurora Mall                                           Aurora, CO                          80012
 859 CII-00297                 Southglenn Mall                                       Littleton, CO                       80122
 860 CII-00298                 Chapel Hills Mall                                     Colorado Springs, CO
 861 CII-00299                 Mall of Georgia                                       Atlanta, GA
 862 CII-00300                 Orland Square                                         Orland Park, IL
 863 CII-00301                 The Shops at Willow Bend                              Plano, TX                           75093
 864 CII-00302                 International Plaza                                   Tampa, FL                           33607
 865 CII-00303                 Willow Grove Park                                     Willow Grove, PA                    19090
 866 CII-00304                 Exton Square                                          Exton, PA                           19341
 867 CII-00305                 Valley Fair Mall                                      San Jose, CA                        95050

 868 CII-00306                 4954 Great Northern Mall                              North Olmsted, OH                   44070
 869 CII-00307                 Lenox Square Mall                                     Atlanta, GA                         30326
 870 CII-00308                 Concord Mall                                          Wilmington, DE                      19803
 871 CII-00309                 Westfield Shoppingtown                                Palm Desert, CA                     92260
 872 CII-00310                 Polaris Fashion Place                                 Columbus, OH                        43240
 873 CII-00311                 The Galleria at Southbay                              Redondo Beach, CA                   90278
 874 CII-00312                 Chapel Hills Microbakery                              Colorado Springs, CO                80920
 875 CII-00313                 Bellevue Square                                       Bellevue, WA                        98004
 876 CII-00314                 The Mall at Rockingham Park                           Salem, NH                            3079
 877 CII-00315                 Maine Mall                                            South Portland, ME                   4106
 878 CII-00317                 Southwest Plaza Shopping Center                       Littleton, CO
 879 PFC-00016                 800 S. Broad Street                                   Philadelphia, PA                    19146
 880 PFC-00017                 6430 McCart                                           Fort Worth, TX                      76133
 881 PFC-00082                 10105 N.W. Hwy East                                   Dallas, TX                          75238
 882 PFC-00084                 14350 Josey Lane                                      Farmers Branch, TX                  75234
 883 PFC-00124                 8901 Airline Hwy                                      Metairie, LA                        70003
 884 PFC-00192                 2767 Clairmont Rd.                                    Atlanta, GA                         30329
 885 PFC-00204                 609 Gallaway                                          Mesquite, TX                        75149
 886 PFC-00223                 13302 Preston Road                                    Dallas, TX                          75240
 887 PFC-00370                 1601 West Division                                    Arlington, TX                       76011
 888 PFC-00534                 314 W. Lehigh Ave.                                    Philadelphia, PA                    19133
 889 PFC-00586                 212 Continental                                       Dallas, TX                          75207
 890 PFC-00764                 6036 Lakeworth Blvd.                                  Fort Worth, TX                      76135
 891 PFC-01037                 12435 Plano                                           Garland, TX                         75243
 892 PFC-01049                 1553 Mirabeau Avenue                                  New Orleans, LA                     70122
 893 PFC-01082                 4400 Federal Blvd                                     Denver, CO                          80202
 894 PFC-01213                 4744 Maple Avenue                                     Dallas, TX                          75219
 895 PFC-01300                 3502 Simpson Stuart                                   Dallas, TX                          75241
 896 PFC-01304                 6324 Rufe Snow                                        North Richland Hills, TX            76148
 897 PFC-01318                 12436 Bissonnet                                       Houston, TX                         77099
 898 PFC-01409                 3308 West Davis                                       Dallas, TX                          75211
 899 PFC-01424                 9287 Richmond Avenue                                  Houston, TX                         77063
 900 PFC-01449                 1436 Beltline Road                                    Garland, TX                         75042
 901 PFC-01488                 1701 Herman Drive #1304                               Houston, TX                         77004
 902 PFC-01507                 902 1/2 W Davis                                       Conroe, TX                          77304

 903 PFC-01515                 6502 Lemmon Avenue                                    Dallas, TX                          75209
 904 PFC-01517                 2528 14th Street                                      Plano, TX                           75074
 905 PFC-01686                 3130 W. Northwest Hwy                                 Dallas, TX                          75220
 906 PFC-01693                 306 N. Main St.                                       Euless, TX                          76039
 907 PFC-02003                 1301 Veterans Memorial                                Metairie, LA                        70002
 908 PFC-02004                 9120 Chef Menteur                                     New Orleans, LA                     70127
 909 PFC-02005                 1501 Elysian Fields                                   New Orleans, LA                     70117
 910 PFC-02007                 2201 St. Bernard                                      New Orleans, LA                     70119
 911 PFC-02008                 260 Hwy 35 Bypass                                     Alvin, TX                           77511
 912 PFC-02009                 4905 Westbank Expres                                  Marrero, LA                         70072
 913 PFC-02010                 18562 Kuykendahl                                      Spring, TX                          77338
 914 PFC-02011                 301 N. Broad Avenue                                   New Orleans, LA                     70119
 915 PFC-02016                 3103 Fm 1960 West                                     Humble, TX                          77338
 916 PFC-02017                 4701 Veterans Memorial                                Metairie, LA                        70005
 917 PFC-02018                 4433 Jefferson Hwy                                    New Orleans, LA                     70121
 918 PFC-02019                 620 W. Judge Perez Dr                                 Chalmette, LA                       70043
 919 PFC-02020                 1243 St. Charles Ave                                  New Orleans, LA                     70115
 920 PFC-02021                 3008 Napoleon Avenue                                  New Orleans, LA                     70125
 921 PFC-02022                 445 Terry Parkway                                     Gretna, LA                          70053
 922 PFC-02023                 3444 Williams Blvd                                    Kenner, LA                          70062
 923 PFC-02025                 7118 Downman Road                                     New Orleans, LA                     70126
 924 PFC-02026                 2500-06 St. Claude St.                                New Orleans, LA                     70117
 925 PFC-02027                 4041 Magazine Street                                  New Orleans, LA                     70115
 926 PFC-02028                 1414 Carrollton Ave                                   New Orleans, LA                     70125
 927 PFC-02030                 621 Canal Street                                      New Orleans, LA                     70130
 928 PFC-02031                 8515 Jensen Drive                                     Houston, TX                         77093
 929 PFC-02032                 5817 Lockwood Drive                                   Houston, TX                         77026
 930 PFC-02033                 9222 Cullen St.                                       Houston, TX                         77051
 931 PFC-02036                 1101 N. Shepherd                                      Houston, TX                         77008
 932 PFC-02037                 9830 Homestead                                        Houston, TX                         77016
 933 PFC-02040                 2912 Highway 90 West                                  Avondale, LA                        70094
 934 PFC-02042                 3409 Jensen Drive                                     Houston, TX                         77026
 935 PFC-02056                 14467 Memorial Drive                                  Houston, TX                         77079
 936 PFC-02068                 2148 Belle Chase                                      Gretna, LA                          70053
 937 PFC-02069                 6625 Jefferson Hwy                                    Harahan, LA                         70123

 938 PFC-02070                 683 Boulevard, N.E.                                   Atlanta, GA                         30308
 939 PFC-02079                 3825 General Degaulle                                 New Orleans, LA                     70114
 940 PFC-02080                 1110 Edgebrook                                        Houston, TX                         77034
 941 PFC-02094                 4605 Airline Hwy                                      Metairie, LA                        70001
 942 PFC-02100                 7212 Veterans Memorial                                Metairie, LA                        70003
 943 PFC-02107                 6717 Highway 85                                       Riverdale, GA                       30274
 944 PFC-02108                 515 Lee Street, S.W.                                  Atlanta, GA                         30310
 945 PFC-02113                 610 Cascade Avenue                                    Atlanta, GA                         30310
 946 PFC-02117                 3705 Little York Rd                                   Houston, TX                         77093
 947 PFC-02128                 2120 N. Alexander Dr                                  Baytown, TX                         77520
 948 PFC-02129                 3027 Broadway                                         Galveston, TX                       77550
 949 PFC-02140                 3019 Ella  Blvd.                                      Houston, TX                         77018
 950 PFC-02146                 5026 Antoine Dr.                                      Houston, TX                         77092
 951 PFC-02164                 7159 Scott Road                                       Houston, TX                         77021
 952 PFC-02166                 6819 Lyons                                            Houston, TX                         77020
 953 PFC-02167                 3432 Scott Street                                     Houston, TX                         77004
 954 PFC-02168                 995 Federal Road E.                                   Jacinto City, TX                    77029
 955 PFC-02169                 32nd Naval Station                                    San Diego, CA                       92124
 956 PFC-02171                 506 Sheldon Road                                      Channelview, TX                     77530
 957 PFC-02211                 10903 Market Street                                   Jacinto City, TX                    77029
 958 PFC-02239                 3100 Carrollton Ave.                                  New Orleans, LA                     70118
 959 PFC-02244                 1920 E. Judge Perez                                   Chalmette, LA                       70043
 960 PFC-02245                 4480 Chef Menteur                                     New Orleans, LA                     70126
 961 PFC-02249                 1401 Lafayette St                                     Gretna, LA                          70053
 962 PFC-02301                 3301 Veterans Memorial                                Metairie, LA                        70002
 963 PFC-02364                 7100 Lawndale                                         Houston, TX                         77023
 964 PFC-02383                 2000 Gentilly Blvd.                                   New Orleans, LA                     70119
 965 PFC-02407                 5600 St. Claude Ave                                   New Orleans, LA                     70117
 966 PFC-02464                 4305 Transcontinentl                                  Metairie, LA                        70002
 967 PFC-02474                 3016 Loyola Dr.                                       Kenner, LA                          70065
 968 PFC-02483                 3850 Veterans Memorial Blvd                           Metairie, LA                        70002
 969 PFC-02485                 5711 Read Road                                        New Orleans, LA                     70127
 970 PFC-02511                 1101 Canal Street                                     New Orleans, LA                     70112
 971 PFC-02587                 3506 Memorial Drive                                   Atlanta, GA                         30032
 972 PFC-02601                 5950 Lapalco                                          Marrero, LA                         70072

 973 PFC-02624                 Rt 77                                                 Lynn Haven, FL                      32470
 974 PFC-02662                 1737 Fm 2234                                          Missouri City, TX                   77459
 975 PFC-02676                 3189 Norcross-Tucker Road                             Tucker, GA                          30084
 976 PFC-02754                 8519 W. Bellfort                                      Houston, TX                         77071
 977 PFC-02787                 4862 Willowbend Rd.                                   Houston, TX                         77035
 978 PFC-02797                 8618 Stella Link                                      Houston, TX                         77025
 979 PFC-02945                 3416 E. Broadway                                      Pearland, TX                        77581
 980 PFC-02946                 4502 W. Fuqua                                         Houston, TX                         77048
 981 PFC-02947                 9120 S. Main Street                                   Houston, TX                         77025
 982 PFC-02948                 5625 Richmond Avenue                                  Houston, TX                         77057
 983 PFC-03058                 808 W. Centerville                                    Garland, TX                         75041
 984 PFC-03059                 6232 Elysian Fields                                   New Orleans, LA                     70122
 985 PFC-03121                 2691 Windy Hill Rd Se                                 Marietta, GA                        30067
 986 PFC-03243                 2591 Piedmont Rd                                      Atlanta, GA                         30324
 987 PFC-03287                 1635 Pleasant Hill Road                               Duluth, GA                          30136
 988 PFC-03441                 8059 Tara Blvd.                                       Jonesboro, GA                       30230
 989 PFC-03535                 2330 Ronald Reagan Pkwy                               Snellville, GA                      30278
 990 PFC-03584                 1200 S.W. Green Oaks                                  Arlington, TX                       76001
 991 PFC-03677                 2385 Wesley Chapel                                    Atlanta, GA                         30034
 992 PFC-03689                 12325 South Hairston Rd                               Stone Mountain, GA
 993 PFC-03695                 3651 Peachtree Parkway                                Suwanee, GA                         30174
 994 PFC-03730                 910 Highway 78                                        Loganville, GA                      30052
 995 PFC-03735                 2685 Stewart Ave                                      Atlanta, GA                         30315
 996 PFC-03761                 10779 Alpharetta Highway                              Roswell, GA                         30076
 997 PFC-03770                 Riverwalk Mall                                        New Orleans, LA                     70130
 998 PFC-03841                 Oakwood Mall                                          Gretna, LA                          70056
 999 PFC-04091                 1394 Main Street                                      Lewisville, TX                      75067
1000 PFC-04247                 3128 Nifda Blvd.                                      Smyrna, GA                          27910
1001 PFC-04385                 401 East Memorial Drive                               Ahoskie, NC                         27910
1002 PFC-04387                 Hwy. 17 Bypass & Church St.                           Hertford, NC                        27944
1003 PFC-04390                 315 W. Main St.                                       Murfreesboro, NC                    27855
1004 PFC-04391                 116 Highway 64                                        Plymouth, NC                        28711
1005 PFC-04394                 1507 N. Main St.                                      Tarboro, NC                    27886-2519
1006 PFC-04395                 1188 W. 15th St.                                      Washington, NC                      27889
1007 PFC-04402                 61 Hendersonville Rd.                                 Asheville, NC                  28803-2648

1008 PFC-04403                 307 Smokey Park Hwy.                                  Asheville, NC                       28806
1009 PFC-04405                 462 New Leicester Hwy.                                Asheville, NC                  28806-2121
1010 PFC-04408                 U.S. Highway 129                                      Robbinsville, NC                    28771
1011 PFC-04411                 220 East Main                                         Sylva, NC                           28779
1012 PFC-04412                 1803 N. Main St.                                      Anderson, SC                   29621-4763
1013 PFC-04413                 106 Bypass 28 S.                                      Anderson, SC                   29624-3742
1014 PFC-04417                 72 N. 3rd 630 Bypass N.                               Greenwood, SC                       29646
1015 PFC-04421                 313 Edgefield Road                                    Belvedere, SC                  29841-2410
1016 PFC-04428                 Highway 49                                            Byron, GA                           31088
1017 PFC-04435                 606 W. Oak Street, S.E.                               McRae, GA                      31055-1527
1018 PFC-04436                 1232 S. Harris St.                                    Sandersville, GA               31082-4800
1019 PFC-04437                 1515 E. Union St.                                     Vienna, GA                          31092
1020 PFC-04440                 Gray Highway 129                                      Gray, GA                            31032
1021 PFC-04441                 4501 River Rd.                                        Columbus, GA                   31904-5828
1022 PFC-04442                 4471 Victory Dr.                                      Columbus, GA                   31903-4159
1023 PFC-04443                 1401 S. Slappey Blvd.                                 Albany, GA                          31701
1024 PFC-04444                 2533 Dawson Rd.                                       Albany, GA                          31701
1025 PFC-04445                 515 N. Irwin Ave.                                     Ocilla, GA                          31774
1026 PFC-04446                 106 E. Franklin St.                                   Sylvester, GA                       31791
1027 PFC-04448                 100 West Walnut St.                                   Eatonton, GA                   31024-1116
1028 PFC-04450                 71 Highway 19                                         Camilla, GA                    31730-0196
1029 PFC-04451                 201 Broad St.                                         Cuthbert, GA                   31740-1403
1030 PFC-04455                 214 Central Drive                                     East Dublin, GA                31027-7447
1031 PFC-04456                 846 Shurling Dr.                                      Macon, GA                      31221-1940
1032 PFC-04459                 2350 N. Columbia St.                                  Milledgeville, GA              31061-2091
1033 PFC-04460                 101 West Old U.S. 70 Hwy.                             Black Mountain, NC                  28711
1034 PFC-04465                 1903 Highway 301 S.                                   Wilson, NC                          27896
1035 PFC-04480                 8901 Patterson Avenue                                 Richmond, VA                        23229
1036 PFC-04500                 One Glenridge Highlands Dr                            Atlanta, GA                         30342
1037 PFC-04506                 1011 E. Pleasant Run                                  DeSoto, TX                          75115
1038 PFC-04507                 4700 - 4712 Ross Avenue                               Dallas, TX                          75204
1039 PFC-04508                 8393 Grapevine Highway                                North Richland Hills, TX            76180
1040 PFC-04510                 South Dekalb Mall                                     Decatur, GA                         30034
1041 PFC-04512                 8th Ave. & West Cantley                               Ft Worth, TX
1042 PFC-04520                 2125 Pioneer Parkway                                  Arlington, TX                       76010

1043 PFC-04522                 Stewart Square Shopping Center                        Atlanta, GA                         30315
1044 PFC-04528                 1747 South Cherry Lane                                White Settlement, TX                76108
1045 PFC-04531                 8835 Forest Lane                                      Dallas, TX
1046 PFC-04552                 Carrier Parkway                                       Grand Prairie, TX
1047 PFC-04626                 Hartsfield International Airport                      Atlanta , GA                        30309
1048 PFC-04640                 LaGrange Plaza Shopping Center                        LaGrange, GA                        30240
1049 PFC-04701                 3389 Buford Highway                                   Atlanta, GA
1050 PFC-04749                 3308 Bragg Blvd.                                      Fayetteville, NC                    28303
1051 PFC-04756                 2313 Gillespie                                        Fayetteville, NC                    28306
1052 PFC-04772                 Cajun Kitchen                                         Rolling Meadows, IL
1053 PFC-04974                 Cajun Cafe by Popeyes                                 New Orleans, LA                     70130
1054 PFC-04975                 Southlake Mall - Cajun Cafe                           Morrow, GA                          30260
1055 PFC-05336                 Lake City Commons                                     Lake City, GA                       30342
1056 PFC-05589                 3559 Forest Lane                                      Dallas, TX                          75234
1057 PFC-05614                 3352 Broad Street                                     Chattanooga, TN                     37408
1058 PFC-05627                 1691 South Highland                                   Jackson, TN                         38301
1059 PFC-05655                 900 N. Rivers Avenue                                  Charleston, SC                      29406
1060 PFC-05656                 East/West Connector                                   Austell, GA                         30106
1061 PFC-05657                 5749 Brainerd Road                                    Chattanooga, TN                     37411
1062 PFC-05973                 4555 Roswell Road                                     Atlanta, GA                         30342
1063 PFC-07000                 Highway 78                                            Stone Mountain, GA                  30087
1064 PFC-07036                 Cumming Marketplace                                   Cumming, GA
1065 PFC-07037                 Old Milton Parkway                                    Alpharetta, GA                      30004
1066 SBC-00011                 Westlake Center                                       Seattle, WA                         98101
1067 SBC-00012                 Bellevue Square Shopping Center                       Bellevue, WA                        98004
1068 SBC-00014                 Post Alley Market                                     Seattle, WA                         98101
1069 SBC-00015                 Wallingford                                           Seattle, WA                         98103
1070 SBC-00016                 Pacific Plaza Hotel                                   Seattle, WA                         98101
1071 SBC-00018                 1702 B Auburn Way                                     Auburn, WA                          98002
1072 SBC-00019                 Green Lake Park Building                              Seattle, WA                         98115
1073 SBC-00020                 1379 Beacon Street                                    Brookline, MA                        2446
1074 SBC-00022                 Museum Plaza - Retail Space                           Seattle, WA                         98101
1075 SBC-00023                 Chicago/Huron & Wells                                 Chicago, IL                         60610
1076 SBC-00024                 1015 Montana Avenue                                   Santa Monica, CA                    90403
1077 SBC-00027                 Newton Center                                         Newton, MA                           2159

1078 SBC-00028                 Chicago/Broadway                                      Chicago, IL                         60657
1079 SBC-00030                 The Marketplace at Queen Anne                         Seattle, WA                         98109
1080 SBC-00031                 Northgate Village Shopping Center                     Seattle, WA                         98125
1081 SBC-00032                 Capital Hill                                          Seattle, WA                         98102
1082 SBC-00034                 Corona Del Mar                                        Corona Del Mar, CA                  92625
1083 SBC-00035                 Standard Insurance Building                           Portland, OR                        97204
1084 SBC-00036                 Factoria Square Mall                                  Bellevue, WA                        98006
1085 SBC-00037                 Renton Fred Meyer (Tenant # 004592101)                Renton, WA                          98055
1086 SBC-00038                 Renton Fairwood                                       Renton, WA                          98058
1087 SBC-00039                 Green Coffee Production                               Vashon Island, WA                   98070
1088 SBC-00052A                121B Tremont Street                                   Brighton, MA                         2135
1089 SBC-00053                 Chicago Wholesale                                     Chicago, IL                         60622
1090 SBC-00054                 San Francisco Wholesale                               San Francisco, CA                   94105
1091 SBC-00055                 Los Angeles Wholesale                                 Marina Del Rey, CA                  90292
1092 SBC-00056                 Minneapolis Wholesale                                 Minneapolis, MN                     55414
1093 SBC-00058                 1137 Hamilton St                                      Vancouver B.C.                     V6B5P6
1094 SBC-00059                 Washington DC Wholesale                               Washington, DC                      20036
1095 SBC-00059B                Executive Office Club                                 Washington, DC                      20036
1096 SBC-00070B                North 405 Distribution Ctr                            Renton, WA                          98005
1097 SBC-00071                 SCC Roasterie (Production)                            Vashon Island, WA                   98070
1098 SBC-00098                 Museum Plaza Bldg - Office Space                      Seattle, WA                         98101
1099 SBC-00501                 Citicorp Center                                       Chicago, IL                         60610
1100 SBC-00502                 Wilshire-Borgata                                      Los Angeles, CA                     90025
1101 SBC-00503                 Alderwood Mall                                        Lynnwood, WA                        98037
1102 SBC-00504                 PDX - 6th & Alder (Key Bank)                          Portland, OR                        97204
1103 SBC-00507                 Ballard                                               Seattle, WA                         98107
1104 SBC-00508                 Auburn Super Mall #1 (Food Court)                     Auburn, WA                          98001
1105 SBC-00510                 The Tower                                             Yakima, WA                          98901
1106 SBC-00511                 Redmond Creekside Crossing Shopping Center            Redmond, WA                         98052
1107 SBC-00513                 1700-1702 North Wells Street                          Chicago, IL                         60614
1108 SBC-00514                 Broderick Building                                    Seattle, WA                         98101
1109 SBC-00515                 Brea Union Plaza, Phase I                             Brea, CA                            92821
1110 SBC-00516                 Kentlands Market Square                               Gaithersburgh, MD                   20878
1111 SBC-00517                 Pikesville Shopping Center                            Pikesville, MD                      21208
1112 SBC-00518                 Six Cambridge Center                                  Cambridge, MA                        2142

1113 SBC-00519                 North Michigan                                        Chicago, IL                         60601
1114 SBC-00520                 Grand Pavilion                                        Alpharetta, GA                      30022
1115 SBC-00521                 Denver - Alameda                                      Denver, CO                          80209
1116 SBC-00523                 Avenue at East Cobb                                   Marietta, GA                        30062
1117 SBC-00524                 The Shops at Mission Viejo                            Mission Viejo, CA                   92675
1118 SBC-00525                 Center Oak Plaza                                      Thousand Oaks, CA                   93003
1119 SBC-00527                 Seaboard Building                                     Seattle, WA
1120 SBC-00527A                Westlake Place                                        Seattle, WA                         98101
1121 SBC-00528                 Broderick Building                                    Seattle, WA
1122 SBC-00529                 22828 - 100th Avenue West                             Edmonds, WA
1123 SBC-00530                 Urban Center Bldg/Portland State U                    Portland, OR                        97201
1124 SBC-00560B                875 Sixth Ave                                         New York, NY                        10017
1125 SBC-00601                 Lucky Store #120                                      San Ramone, CA                      94583
1126 SBC-00602                 Lucky Store #153                                      Los Altos, CA                       94024
1127 SBC-00604                 Lucky Store #28                                       San Francisco, CA                   94132
1128 SBC-00605                 Kroger                                                Alpharetta, GA                      30004
1129 SBC-00606                 Virginia Commonwealth University                      Richmond, VA                        23284
1130 SBC-00608                 ECK Center                                            Notre Dame, IL                      46556
1131 SBC-00611                 Buckhead Location                                     Atlanta, GA
1132 SBC-00612                 Dunwoody Location                                     Atlanta, GA
1133 SBC-00613                 Mid-Town Location                                     Atlanta, GA
1134 SBC-00901                 Holiday Store                                         Seattle, WA                         98101
1135 SBC-00903                 1402 SE Everett Mall Way                              Everett, WA                         98208
1136 SBC-00904                 3500 S. Meridian                                      Puyallup, WA                        98373
1137 SBC-0098A                 Fifth and Pine Building                               Seattle, WA
1138 TIC-00002                 Portland - TI Food Service                            Portland, OR                   97209-1612
1139 TIC-00004                 Victoria - TI Food Service                            Victoria BC                       V8T 5A4
1140 TIC-00801                 Occidental                                            Seattle, WA                         98104
1141 TIC-00802                 Olive                                                 Seattle, WA                         98104
1142 TIC-00803                 Portland NW                                           Portland, OR                        97210
1143 TIC-00804                 Rainer Square                                         Seattle, WA                         98101
1144 TIC-00805                 Victoria                                              Victoria BC                        V8V 3K
1145 TIC-00806                 Vancouver                                             Vancouver BC                      V6M 1Z1
1146 TIC-00808                 Palo Alto                                             Palo Alto, CA                       94301
1147 TIC-00809                 Chicago on Michigan                                   Chicago, IL                         60611

1148 TIC-00810                 Portland NE                                           Portland, OR                        97232
1149 TIC-00811                 San Francisco - Montgomery & Bush                     San Francisco, CA                   94104
1150 TIC-00812                 San Francisco - California & Battery                  San Francisco, CA                   94111
1151 TIC-00813                 Chicago on Lakeshore                                  Chicago, IL                         60611
1152 TIC-00814                 Chicago on LaSalle                                    Chicago, IL                         60602
1153 TIC-00816                 Pearl District                                        Portland, OR                        97209
1154 TIC-00817                 West Vancouver                                        W Vancouver BC                    V7V 1J6
1155 TIC-00818                 Dallas                                                Dallas, TX                          75205
1156 TIC-00819                 Freemont - Seattle                                    Seattle, WA                         98103
1157 TIC-00820                 Newbury Street                                        Boston, MA                           2116
1158 TIC-00822                 1909-B Union Street                                   San Francisco, CA                   94123
1159 TIC-00823                 Financial Center                                      Seattle, WA                         98101
1160 TIC-00824                 Sixth & Main - Portland (Kiosk)                       Portland, OR                        97204
1161 TIC-00912                 Vancouver - TI Food Service                           Vancouver BC                      V6J 1K7

                                  SCHEDULE A-3

                                DEPOSIT ACCOUNTS

I.       AFC ENTERPRISES, INC.

         BANK NAME                                            ACCOUNT NUMBER
         ---------                                            --------------
         SouthTrust Bank                                           #0299790
         One Georgia Center                                       #66852439
         600 West Peachtree Street                                #68896514
         Atlanta, Georgia  30308                                  #68896525
                                                                  #81457315
                                                                  #81457326

         Bank of America
         C.P.O. Box 3026                                          #40687010
         Seoul, Korea 100-630

         Hibernia National Bank
         Main Office                                              #812395955
         313 Carondelet Street
         New Orleans, Louisiana 70130

         Eastside Bank
         P.O. Box 549                                             #20108098
         Snellville, Georgia  30078

         Fleet Bank
         Cash Reserve
         P.O. Box 40000                                         #9429022043
         Department 602
         Hartford, Connecticut 06151

         Citibank, N.A.
         c/o Citibank Delaware
         SIMMS Department                                         #38343615
         One Penn's Way
         New Castle, Delaware 19720

         SunTrust Bank
         P.O. Box 1638                                             #0141291
         Chattanooga, Tennessee 37402

         SunTrust Bank
         3535 Brainerd Road                                     #6801006971
         Chattanooga, Tennessee 37411

         Nevada State Bank
         850 S. Rancho Boulevard                                 #342000759
         Las Vegas, Nevada 89125

         BB & T Bank
         2507 Bragg Blvd.                                       #5219086247
         Fayetteville, North Carolina 28303

II.      CT RESTAURANTS L.P.

         BANK NAME                                             ACCOUNT NUMBER
         ---------                                             --------------
         BankOne                                                  #1596029544
         105 South St. Mary's                                     #1821316823
         San Antonio, Texas 78205

         International Bank of Commerce
         2501 West Wheeler                                        #0170128201
         Aransas Pass, Texas 78336

         Liberty Bank
         P.O. Box 2167                                             #021028778
         Austin, Texas 78768

         SouthTrust Bank
         One Georgia Center                                         #73901569
         600 West Peachtree Street
         Atlanta, Georgia  30308

III.     AFC PROPERTIES, INC.

         BANK NAME                                               ACCOUNT NUMBER
         ---------                                               --------------
         SouthTrust Bank
         One Georgia Center                                          #62065470
         600 West Peachtree Street
         Atlanta, Georgia  30308

IV.      SEATTLE'S BEST COFFEE LLC

         BANK NAME                                               ACCOUNT NUMBER
         ---------                                               --------------
         Sanwa Bank
         180 North Moorpark Road                                    #184513114
         Thousand Oaks, California 91360

         US Bank
         704 Bellevue Way NE                                     #153590847130
         Bellevue, Washington 98004

         US Bank
         1420 Fifth Avenue                                       #153590847205
         Seattle, Washington 98101                               #153590794340

         SouthTrust Bank
         One Georgia Center                                          #92090839
         600 West Peachtree Street                                   #81457337
         Atlanta, Georgia  30308

         Toronto Dominion Bank                                    #09870822489
         1933 Willingdon Avenue nr. Lougheed Highway
         Burnaby, B.C., CANADA V5C 5J3


V.       TORREFAZIONE ITALIA LLC

         BANK NAME                                               ACCOUNT NUMBER
         ---------                                               --------------
         Toronto Dominion Bank                                    #09870897047
         1933 Willingdon Avenue nr. Lougheed Highway
         Burnaby, B.C., CANADA V5C 5J3

         Bank of Montreal                                             #1054276
         546-4567 Lougheed Highway
         Burnaby, B.C., CANADA  V5C 3Z6

         US Bank                                                 #153590794373
         1420 Fifth Avenue
         Seattle, WA  98101

         SouthTrust Bank                                             #92090872
         One Georgia Center                                          #92090894
         600 West Peachtree
         Atlanta, Georgia  30308

VI.      CINNABON INTERNATIONAL

         BANK NAME                                                ACCOUNT NUMBER
         ---------                                                --------------
         SouthTrust Bank                                             #92176364
         One Georgia Center                                          #81457359
         600 West Peachtree
         Atlanta, Georgia  30308

         Bank of America                                             #68508803
         P.O. Box 34414
         Seattle, Washington 98124

         Commerce Bank
         101 Haddonfield Road                                      #7850678256
         Cherry Hill, New Jersey 08002

         Washington Mutual Bank
         1201 Third Avenue                                         #3043010333
         Seattle, Washington 98101

         SouthTrust Bank
         433 McGehee                                                 #68243774
         Montgomery, Alabama 36111

         Bank of America                                             #68508803
         P.O. Box 34414
         Seattle, Washington 98124

         SunTrust Bank
         P.O. Box 4418                                             #8800649371
         Atlanta, Georgia 30302

                                AFC ENTERPRISES                   WORKPAPER 1050
                        NOTES RECEIVABLE-CURRENT (1050)
                                 PERIOD 3, 2002

                                                                                               -------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                               MATURITY                                               RCL FR
 N/R #                     NAME                  TYPE  INT       DATE          DESCRIPTION         BEG BAL           LONG TERM
------------------------------------------------------------------------------------------------------------------------------------

          CHURCHS 100100
------------------------------------------------------------------------------------------------------------------------------------
  706      ROBERT TOLBERT                        CFC              6/1/2002 STORE #150                 11,959.91
------------------------------------------------------------------------------------------------------------------------------------
  760      THE REST GROUP OF SO FL               CFC             5/26/2014 ROLL FR #678               32,603.01            8,891.73
------------------------------------------------------------------------------------------------------------------------------------
  762      AFDC                                  CFC             9/24/2003 FEES                      100,000.00
------------------------------------------------------------------------------------------------------------------------------------
  775      WHITFIELD ASSOCIATES INC              CFC            10/11/2001 FEES                       99,999.00
------------------------------------------------------------------------------------------------------------------------------------
  776      GENLENDERKEI INC                      CFC             9/18/2004 FEES                        7,692.54            2,048.98
------------------------------------------------------------------------------------------------------------------------------------
  780      QUICK SERVICE FOODS-TAMPA             CFC            12/17/2006 PURCHASE MONEY                  0.00
------------------------------------------------------------------------------------------------------------------------------------
  781      COOK & COOK ENT INC                   CFC             1/31/2002 FEES                       15,000.00
------------------------------------------------------------------------------------------------------------------------------------
  782      WETCO REST GROUP LLC                  CFC              5/1/2007 DEED OF TRUST                                  19,379.78
------------------------------------------------------------------------------------------------------------------------------------
  783      GALLEGOS, MICHAEL & MEL               CFC              2/1/2007 TURNKEY                                         7,356.05
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     267,254.46           37,676.54
           RCL CURRENT N/R TO L/T DEBT                                                                                         0.00
                                                                                               -------------------------------------
                                                                                                     267,254.46           37,676.54
                                                                                               =====================================
         POPEYES 100200
------------------------------------------------------------------------------------------------------------------------------------
  655      WILSON M. & FABIOLA L. GARCIA         PFC             4/18/1997 PIONEER CONVR              27,563.31
------------------------------------------------------------------------------------------------------------------------------------
  711      VANNA WORARATANADHARM                 PFC             8/31/2003 PIONEER CONVR               5,089.29            1,179.84
------------------------------------------------------------------------------------------------------------------------------------
  724      MSE ENTERPRISES, LLC                  PFC                   N/A MISCELLANEOUS                   0.00
------------------------------------------------------------------------------------------------------------------------------------
  763      JUDITH ROUNDTREE                      PFC            10/15/2001                                 0.01
------------------------------------------------------------------------------------------------------------------------------------
  772      BOYD REST GROUP                       PFC             8/29/2007                                 0.00           16,765.93
------------------------------------------------------------------------------------------------------------------------------------
  773      NIRVANA ENTERPRISES INC               PFC             12/1/2020                            11,051.59
------------------------------------------------------------------------------------------------------------------------------------
  774      NIRVANA ENTERPRISES INC               PFC             12/1/2001                                 0.00
------------------------------------------------------------------------------------------------------------------------------------
  777      SPRINGFIELD FOOD CT                   PFC             8/10/2002                           (2,000.00)           18,000.00
------------------------------------------------------------------------------------------------------------------------------------
  778      J STARR FIVE ENT INC                  PFC              4/2/2002                            50,000.00
------------------------------------------------------------------------------------------------------------------------------------
  779      POP INVESTMENTS LLC                   PFC             12/3/2011                           162,862.58           43,313.58
------------------------------------------------------------------------------------------------------------------------------------
  802      LINSYL ENTERPRISES, INC.              PFC             3/30/2002 ROLL FR #621                1,368.90
------------------------------------------------------------------------------------------------------------------------------------
  803      LAM TRUONG                            PFC             3/30/2002 ROLL FR #611                1,406.68
------------------------------------------------------------------------------------------------------------------------------------
  806      LINSYL ENTERPRISES, INC.              PFC             3/30/2002 ROLL FR #613                1,027.23
------------------------------------------------------------------------------------------------------------------------------------
  807      CHIN HWA LEE                          PFC             3/30/2002 ROLL FR #608                2,224.40
------------------------------------------------------------------------------------------------------------------------------------
  809      MOHAMED HAQUE                         PFC             4/27/2002 ROLL FR #649                2,905.08
------------------------------------------------------------------------------------------------------------------------------------
  810      GARRY LOUIE                           PFC              4/6/2002 ROLL FR #629                  967.55
------------------------------------------------------------------------------------------------------------------------------------
  811      PATON K. & EUN J. LEE                 PFC             4/13/2002 ROLL FR #639                1,097.39
------------------------------------------------------------------------------------------------------------------------------------
  812      KHALID M GAREEB                       PFC             4/13/2002 ROLL FR #636                1,041.78
------------------------------------------------------------------------------------------------------------------------------------
  813      MAU & ALICE LIN                       PFC              5/4/2002 ROLL FR #657                1,527.34
------------------------------------------------------------------------------------------------------------------------------------
  814      EDSON CORP                            PFC             4/13/2002 ROLL FR #640                1,148.01
------------------------------------------------------------------------------------------------------------------------------------
  820      HARSHAD & HINA DESAI                  PFC             4/20/2002 ROLL FR #648                1,225.62              514.82
------------------------------------------------------------------------------------------------------------------------------------
  822      FARROKH & CYNTHIA YOUSEFI             PFC             4/20/2002 ROLL FR #645                2,726.82
------------------------------------------------------------------------------------------------------------------------------------
  823      DENNIS K. JOHNSON                     PFC             3/30/2002 ROLL FR #617                  860.07
------------------------------------------------------------------------------------------------------------------------------------
  824      AMCO FOODS INC                        PFC             3/30/2002 ROLL FR #595                  629.69
------------------------------------------------------------------------------------------------------------------------------------
  825      INAYAT & HASEENA QUAZI                PFC              4/6/2002 ROLL FR #627                1,550.64
------------------------------------------------------------------------------------------------------------------------------------
  826      HAREN B & KALPANA GHANDI              PFC             3/30/2002 ROLL FR #604                1,660.85
------------------------------------------------------------------------------------------------------------------------------------
  827      MUKHTIAR S. MAROK                     PFC             4/20/2002 ROLL FR #646                2,231.94
------------------------------------------------------------------------------------------------------------------------------------
  828      AMCO FOODS INC                        PFC             4/20/2002 ROLL FR #643                1,890.00
------------------------------------------------------------------------------------------------------------------------------------
  829      SALIBA A. KHOURY                      PFC              5/4/2002 ROLL FR #658                2,602.38
------------------------------------------------------------------------------------------------------------------------------------
  831      AMCO FOODS INC                        PFC              9/7/2002 ROLL FR #694                4,318.17
------------------------------------------------------------------------------------------------------------------------------------
  832      AMCO FOODS INC                        PFC             4/27/2002 ROLL FR #652                1,621.81
------------------------------------------------------------------------------------------------------------------------------------
  833      AMELIA LEE                            PFC              4/6/2002 ROLL FR #631                  310.66
------------------------------------------------------------------------------------------------------------------------------------
  835      AMCO FOODS INC                        PFC             4/13/2002 ROLL FR #634                5,834.39
------------------------------------------------------------------------------------------------------------------------------------
  837      RONI & HOWARD ROVNER                  PFC             4/27/2002 ROLL FR #650                1,836.94
------------------------------------------------------------------------------------------------------------------------------------
  838      SHEPCO, INC.                          PFC             7/13/2002 ROLL FR #619                4,761.72
------------------------------------------------------------------------------------------------------------------------------------
  839      SHEPCO, INC.                          PFC             7/13/2002 ROLL FR #626                  598.90
------------------------------------------------------------------------------------------------------------------------------------
  840      GUS & GUS INC.                        PFC             7/13/2002 ROLL FR #623                1,820.43
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     305,762.17           79,774.17
           RCL CURRENT N/R TO L/T DEBT                                                              (30,696.17)            3,132.86
                                                                                               -------------------------------------
                                                                                                     275,066.00           82,907.03
                                                                                               =====================================

  519      RONALD STILLMAN                       PFC              RECOVERY
  577      WILLIE KENDRICK                       PFC              RECOVERY


         THIRD PARTY 100300
------------------------------------------------------------------------------------------------------------------------------------
  710      SAEED LEBASTCHI                        TP              9/1/2002 STORE #961                 53,429.91
------------------------------------------------------------------------------------------------------------------------------------
  757      CEDAR CONTRACTING INC                  TP              4/1/2004 PROPERTY                    9,443.31            2,496.13
------------------------------------------------------------------------------------------------------------------------------------
  761      NEW WORLD MANHATTAN BAGEL              TP             8/31/2004 BOUGHT CBB                      0.00          262,500.00
------------------------------------------------------------------------------------------------------------------------------------
  771      ULTRAFRYER                             TP              6/1/2010                           200,000.00           75,000.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                     262,873.22          339,996.13
           RCL N/R PORTION OF ALLOWANCE         1003001051 1011
           RCL CURR N/R TO L/T DEBT             SUB 0                                                                          0.00
                                                                                               -------------------------------------
                                                                                                     262,873.22          339,996.13
                                                                                               =====================================





                                                                                    CFC TOTALS       267,254.46           37,676.54
                                                                                    PFC TOTALS       275,066.00           82,907.03
                                                                                     TP TOTALS       262,873.22          339,996.13
                                                                                               -------------------------------------
                                                                                                     805,193.68          460,579.70
                                                                                               =====================================

  519                RONALD STILLMAN             PFC           RECOVERY
  577                WILLIE KENDRICK             PFC           RECOVERY
           NOTE INSTALLMENTS O/S-PER 2 '02

(continuation of the above table)

------------------------------------------------------------------------------------------------------------------------
                                     NOTES RECEIVABLE
------------------------------------------------------------------------------------------------------------------------
                                                ACCT 1050          ACCT 1010          ACCT 1051
ADJ           INSTALL            W/0           (ENDING BAL)      (O/S INSTALL)      (ENDING BAL)           TOTAL
------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------
            (6,382.90)                             5,577.01                                 0.00           5,577.01
--------------------------------------------------------------------------------------------------------------------
            (8,891.73)                            32,603.01         2,963.91          438,657.73         474,224.65
--------------------------------------------------------------------------------------------------------------------
           (25,000.00)                            75,000.00        25,000.00           75,000.00         175,000.00
--------------------------------------------------------------------------------------------------------------------
                                                  99,999.00                                 0.00          99,999.00
--------------------------------------------------------------------------------------------------------------------
            (1,850.16)                             7,891.36                            13,454.93          21,346.29
--------------------------------------------------------------------------------------------------------------------
                                                       0.00                           400,000.00         400,000.00
--------------------------------------------------------------------------------------------------------------------
           (15,000.00)                                 0.00                                 0.00               0.00
--------------------------------------------------------------------------------------------------------------------
                                                  19,379.78                           255,620.22         275,000.00
--------------------------------------------------------------------------------------------------------------------
              (999.27)                             6,356.78           999.27           94,566.95         101,923.00
--------------------------------------------------------------------------------------------------------------------
 0.00      (58,124.06)            0.00           246,806.94        28,963.18        1,277,299.83       1,553,069.95   1,553,069.95
                                                       0.00                                 0.00
--------------------------------------------------------------------------------------------------------------------
 0.00      (58,124.06)            0.00           246,806.94        28,963.18        1,277,299.83       1,553,069.95
====================================================================================================================

--------------------------------------------------------------------------------------------------------------------
              (677.71)                            26,885.60                                 0.00          26,885.60
--------------------------------------------------------------------------------------------------------------------
            (1,105.62)                             5,163.51            92.77            2,321.10           7,577.38
--------------------------------------------------------------------------------------------------------------------
                                                       0.00                             2,500.00           2,500.00
--------------------------------------------------------------------------------------------------------------------
                                                       0.01                                 0.00               0.01
--------------------------------------------------------------------------------------------------------------------
                                                  16,765.93                           183,234.07         200,000.00
--------------------------------------------------------------------------------------------------------------------
            (1,723.76)                             9,327.83         2,774.68          423,776.15         435,878.66
--------------------------------------------------------------------------------------------------------------------
                                                       0.00        44,700.76                0.00          44,700.76
--------------------------------------------------------------------------------------------------------------------
            (6,000.00)                            10,000.00                                 0.00          10,000.00
--------------------------------------------------------------------------------------------------------------------
                                                  50,000.00                                 0.00          50,000.00
--------------------------------------------------------------------------------------------------------------------
           (39,207.99)                           166,968.17        13,177.94        2,448,823.84       2,628,969.95
--------------------------------------------------------------------------------------------------------------------
            (1,368.90)                                 0.00                                 0.00               0.00
--------------------------------------------------------------------------------------------------------------------
            (1,406.68)                                 0.00           156.44                0.00             156.44
--------------------------------------------------------------------------------------------------------------------
            (1,027.23)                                 0.00                                 0.00               0.00
--------------------------------------------------------------------------------------------------------------------
            (2,224.40)                                 0.00           318.27                0.00             318.27
--------------------------------------------------------------------------------------------------------------------
            (2,674.76)                               230.32           896.04                0.00           1,126.36
--------------------------------------------------------------------------------------------------------------------
              (967.55)                               (0.00)                                 0.00             (0.00)
--------------------------------------------------------------------------------------------------------------------
            (1,097.39)                                 0.00                                 0.00               0.00
--------------------------------------------------------------------------------------------------------------------
            (1,041.78)                                 0.00                                 0.00               0.00
--------------------------------------------------------------------------------------------------------------------
            (1,219.97)                               307.37           102.36                0.00             409.73
--------------------------------------------------------------------------------------------------------------------
            (1,148.01)                                 0.00                                 0.00               0.00
--------------------------------------------------------------------------------------------------------------------
            (1,544.46)                               195.98           259.02                0.00             455.00
--------------------------------------------------------------------------------------------------------------------
            (2,580.81)                               146.01           432.83                0.00             578.84
--------------------------------------------------------------------------------------------------------------------
              (860.07)                               (0.00)                                 0.00             (0.00)
--------------------------------------------------------------------------------------------------------------------
              (629.69)                                 0.00                                 0.00               0.00
--------------------------------------------------------------------------------------------------------------------
            (1,550.64)                                 0.00                                 0.00               0.00
--------------------------------------------------------------------------------------------------------------------
            (1,660.85)                               (0.00)                                 0.00             (0.00)
--------------------------------------------------------------------------------------------------------------------
            (2,201.61)                                30.33           553.50                0.00             583.83
--------------------------------------------------------------------------------------------------------------------
            (1,856.37)                                33.63                                 0.00              33.63
--------------------------------------------------------------------------------------------------------------------
            (1,821.44)                               780.94           152.83                0.00             933.77
--------------------------------------------------------------------------------------------------------------------
            (1,481.38)                             2,836.79         1,307.07                0.00           4,143.86
--------------------------------------------------------------------------------------------------------------------
            (1,389.19)                               232.62                                 0.00             232.62
--------------------------------------------------------------------------------------------------------------------
              (310.66)                                 0.00                                 0.00               0.00
--------------------------------------------------------------------------------------------------------------------
            (2,328.45)                             3,505.94                                 0.00           3,505.94
--------------------------------------------------------------------------------------------------------------------
            (1,796.77)                                40.17           751.93                0.00             792.10
--------------------------------------------------------------------------------------------------------------------
            (2,542.56)                             2,219.16                                 0.00           2,219.16
--------------------------------------------------------------------------------------------------------------------
              (598.90)                                 0.00                                 0.00               0.00
--------------------------------------------------------------------------------------------------------------------
            (1,023.76)                               796.67           171.69                0.00             968.36
--------------------------------------------------------------------------------------------------------------------
 0.00      (89,069.36)            0.00           296,466.98        65,848.13        3,060,655.16       3,422,970.27   3,422,970.27
                                                (27,563.31)                            27,563.31
--------------------------------------------------------------------------------------------------------------------
 0.00      (89,069.36)            0.00           268,903.67        65,848.13        3,088,218.47       3,422,970.27
====================================================================================================================

                                  0.00
                              2,369.12
                       ================
                              2,369.12

--------------------------------------------------------------------------------------------------------------------
           (11,980.26)                            41,449.65                                 0.00          41,449.65
--------------------------------------------------------------------------------------------------------------------
            (2,282.05)                             9,657.39                           367,246.28         376,903.67
--------------------------------------------------------------------------------------------------------------------
                                                 262,500.00                         1,237,500.00       1,500,000.00
--------------------------------------------------------------------------------------------------------------------
           (50,000.00)                           225,000.00                         4,206,944.95       4,431,944.95
--------------------------------------------------------------------------------------------------------------------
 0.00      (64,262.31)            0.00           538,607.04             0.00        5,811,691.23       6,350,298.27
                                                                                    (226,756.09)       (226,756.09)
                                                       0.00                                 0.00
--------------------------------------------------------------------------------------------------------------------
 0.00      (64,262.31)            0.00           538,607.04             0.00        5,584,935.14       6,123,542.18
====================================================================================================================





 0.00      (58,124.06)            0.00           246,806.94        28,963.18        1,277,299.83       1,553,069.95
 0.00      (89,069.36)            0.00           268,903.67        65,848.13        3,088,218.47       3,422,970.27
 0.00      (64,262.31)            0.00           538,607.04             0.00        5,584,935.14       6,123,542.18
--------------------------------------------------------------------------------------------------------------------
 0.00     (211,455.73)            0.00         1,054,317.65        94,811.31        9,950,453.44      11,099,582.40
====================================================================================================================

                                  0.00
                              2,369.12
             94,811.31
      ==============================================================================================================
          (116,644.42)        2,369.12         1,054,317.65                         9,950,453.44

                                                                           SS-20
                            AFC ENTERPRISES                       WORKPAPER 1054
                   EXECUTIVE NOTES RECEIVABLE (1054)            BECKEY ZIMMERMAN
                                 PERIOD 3, 2002

                                                                                              NOTES RECEIVABLE
                                                                  ------------------------------------------------------------------
  N/R #                 NAME                     DESCRIPTION         BEG BAL       ADJUSTMENTS       ADDITIONS       PAYMENTS
                                                                                                    (SECTION 2)     (SECTION 3)
------------------------------------------------------------------------------------------------------------------------------------
   903    LEE S. CHANNEL                    EXECUTIVE NOTE             40,387.00                                      (40,387.00)
------------------------------------------------------------------------------------------------------------------------------------
   905    GALE DECKER                       EXECUTIVE NOTE              7,405.00                                       (7,405.00)
------------------------------------------------------------------------------------------------------------------------------------
   908    ELLEN HARTMAN                     EXECUTIVE NOTE              8,019.00
------------------------------------------------------------------------------------------------------------------------------------
   912    BRIAN E. LACEY                    EXECUTIVE NOTE             11,195.00
------------------------------------------------------------------------------------------------------------------------------------
   916    HALA MODDELMOG                    EXECUTIVE NOTE             51,795.00
------------------------------------------------------------------------------------------------------------------------------------
   919    ANTHONY PAVESE                    EXECUTIVE NOTE             10,681.00
------------------------------------------------------------------------------------------------------------------------------------
   921    JOSEPH SCAFIDO                    EXECUTIVE NOTE              4,008.00
------------------------------------------------------------------------------------------------------------------------------------
   926    GERALD J. WILKINS                 EXECUTIVE NOTE             21,942.00
------------------------------------------------------------------------------------------------------------------------------------
   927    SAM FRANKEL                       EXECUTIVE NOTE            985,149.00
------------------------------------------------------------------------------------------------------------------------------------
   928    DICK HOLBROOK                     EXECUTIVE NOTE            985,149.00
------------------------------------------------------------------------------------------------------------------------------------
   929    FRANK BELATTI                     EXECUTIVE NOTE          1,985,178.00
------------------------------------------------------------------------------------------------------------------------------------
   931    FRANK BELATTI                     EXECUTIVE NOTE             93,548.00
------------------------------------------------------------------------------------------------------------------------------------
   932    DICK HOLBROOK                     EXECUTIVE NOTE             44,879.00
------------------------------------------------------------------------------------------------------------------------------------
   933    SAM FRANKEL                       EXECUTIVE NOTE             44,879.00
------------------------------------------------------------------------------------------------------------------------------------
   936    GERALD J. WILKINS                 EXECUTIVE NOTE            181,000.00
------------------------------------------------------------------------------------------------------------------------------------
   937    SAM FRANKEL                       EXECUTIVE NOTE            104,993.25
------------------------------------------------------------------------------------------------------------------------------------
   938    GERALD J. WILKINS                 EXECUTIVE NOTE            135,005.00
------------------------------------------------------------------------------------------------------------------------------------
  1000    G KAPLAN                          EXECUTIVE CIN NOTE         10,002.75
------------------------------------------------------------------------------------------------------------------------------------
  1001    D HOLBROOK                        EXECUTIVE CIN NOTE         75,000.00
------------------------------------------------------------------------------------------------------------------------------------
  1002    J LUTHER                          EXECUTIVE CIN NOTE         28,750.00
------------------------------------------------------------------------------------------------------------------------------------
  1004    G WILKINS                         EXECUTIVE CIN NOTE         87,187.50
------------------------------------------------------------------------------------------------------------------------------------
  1005    E HARTMAN                         EXECUTIVE CIN NOTE         15,387.00
------------------------------------------------------------------------------------------------------------------------------------
  1006    F BELATTI                         EXECUTIVE CIN NOTE        750,000.00
------------------------------------------------------------------------------------------------------------------------------------
  1007    S FRANKEL                         EXECUTIVE CIN NOTE        300,000.00
------------------------------------------------------------------------------------------------------------------------------------
  1008    L GRANDE                          EXECUTIVE CIN NOTE         20,000.00                                      (20,000.00)
------------------------------------------------------------------------------------------------------------------------------------
    0     NOTES RECEIVABLE-OFFICER                                      1,809.16
                                                                  ------------------------------------------------------------------
          TOTAL                                                     6,003,348.66             0.00            0.00     (67,792.00)
                                                                  ==================================================================


(continuation of the above table)




                NOTES RECEIVABLE
------------------------------------------------
WRITE-OFFS       ALLOWANCE        ACCT 1054        MATURITY      INTEREST    INCEPTION
(SECTION 4)     (SECTION 5)     (ENDING BAL)         DATE          RATE        DATE
------------------------------------------------
                                           0.00    12/31/03       6.250%     04/26/96
------------------------------------------------
                                           0.00    12/31/03       6.250%     04/26/96
------------------------------------------------
                                       8,019.00    12/31/03       6.250%     04/26/96
------------------------------------------------
                                      11,195.00    12/31/03       6.250%     04/26/96
------------------------------------------------
                                      51,795.00    12/31/03       6.250%     04/26/96
------------------------------------------------
                                      10,681.00    12/31/03       6.250%     04/26/96
------------------------------------------------
                                       4,008.00    12/31/03       6.250%     04/26/96
------------------------------------------------
                                      21,942.00    12/31/03       6.250%     04/26/96
------------------------------------------------
                                     985,149.00    12/31/03       6.250%     04/11/96
------------------------------------------------
                                     985,149.00    12/31/03       6.250%     04/11/96
------------------------------------------------
                                   1,985,178.00    12/31/03       6.250%     04/11/96
------------------------------------------------
                                      93,548.00    12/31/03       6.250%     05/22/97
------------------------------------------------
                                      44,879.00    12/31/03       6.250%     05/22/97
------------------------------------------------
                                      44,879.00    12/31/03       6.250%     05/22/97
------------------------------------------------
                                     181,000.00    12/31/03       7.000%     06/21/99
------------------------------------------------
                                     104,993.25    12/31/05       7.000%     10/14/99
------------------------------------------------
                                     135,005.00    12/31/05       7.000%     10/01/99
------------------------------------------------
                                      10,002.75    12/31/05       7.000%     10/07/98
------------------------------------------------
                                      75,000.00    12/31/05       7.000%     10/07/98
------------------------------------------------
                                      28,750.00    12/31/05       7.000%     10/07/98
------------------------------------------------
                                      87,187.50    12/31/05       7.000%     10/07/98
------------------------------------------------
                                      15,387.00    12/31/05       7.000%     10/07/98
------------------------------------------------
                                     750,000.00    12/31/05       7.000%     10/07/98
------------------------------------------------
                                     300,000.00    12/31/05       7.000%     10/07/98
------------------------------------------------
                                           0.00    12/31/05       7.000%     10/14/98
------------------------------------------------
   (1,809.16)                              0.00
------------------------------------------------
   (1,809.16)            0.00      5,933,747.50
================================================

                                                                           SS-40
                         AFC ENTERPRISES                          WORKPAPER 1034
                NOTES RECEIVABLE-INTEREST (1034)                BECKEY ZIMMERMAN
                         PERIOD 3, 2002

                                                                  -----------------------------------------------------------------

                                                                  -----------------------------------------------------------------
  N/R #                 NAME                     DESCRIPTION          BEG BAL        ADDITIONS        PAYMENTS     ADJUSTMENTS
                                                                                    (SECTION 2)      (SECTION 3)
-----------------------------------------------------------------------------------------------------------------------------------

   903    LEE S. CHANNEL                    EXECUTIVE NOTE              14,489.67           556.05     (14,905.61)        (140.11)
   905    GALE DECKER                       EXECUTIVE NOTE               2,666.43            83.79      (2,742.61)          (7.61)
   908    ELLEN HARTMAN                     EXECUTIVE NOTE               2,873.13           115.64                          (4.91)
   912    BRIAN E. LACEY                    EXECUTIVE NOTE               4,009.98           161.84                            9.94
   916    HALA MODDELMOG                    EXECUTIVE NOTE              18,582.33           748.44                         (11.91)
   919    ANTHONY PAVESE                    EXECUTIVE NOTE               3,823.95           154.28                            7.51
   921    JOSEPH SCAFIDO                    EXECUTIVE NOTE               1,446.90            58.24                          (2.32)
   926    GERALD J. WILKINS                 EXECUTIVE NOTE               7,875.27           317.24                          (3.23)
   927    SAM FRANKEL                       EXECUTIVE NOTE             353,519.01        14,235.48     (65,000.00)      (1,191.12)
   928    DICK HOLBROOK                     EXECUTIVE NOTE             353,519.01        14,235.48                      (1,191.12)
   929    FRANK BELATTI                     EXECUTIVE NOTE             714,804.10        28,686.28                      (4,822.49)
   931    FRANK BELATTI                     EXECUTIVE NOTE              27,218.24         1,351.84                        (262.74)
   932    DICK HOLBROOK                     EXECUTIVE NOTE              13,056.04           648.20                        (133.68)
   933    SAM FRANKEL                       EXECUTIVE NOTE              13,056.04                                         (133.68)
                                                                                            648.20
   936    GERALD J. WILKINS                 EXECUTIVE NOTE              55,142.73         3,668.07                     (23,857.83)
   937    SAM FRANKEL                       EXECUTIVE NOTE              16,393.59         1,691.76                        (120.47)
   938    GERALD J. WILKINS                 EXECUTIVE NOTE              21,074.58         2,174.76                          181.11
  1000    G KAPLAN                          EXECUTIVE CIN NOTE           2,236.80           161.28                           28.80
  1001    D HOLBROOK                        EXECUTIVE CIN NOTE          16,752.70         1,207.92                          215.70
  1002    J LUTHER                          EXECUTIVE CIN NOTE           6,419.15           462.84                           82.65
  1004    G WILKINS                         EXECUTIVE CIN NOTE          19,478.80         1,404.48                          250.80
  1005    E HARTMAN                         EXECUTIVE CIN NOTE           3,436.75           247.80                           44.25
  1006    F BELATTI                         EXECUTIVE CIN NOTE         167,573.60        12,082.56                        2,157.60
  1007    S FRANKEL                         EXECUTIVE CIN NOTE          67,022.45         4,832.52                          862.95
  1008    L GRANDE                          EXECUTIVE CIN NOTE           4,473.60           307.13      (4,811.45)           30.72
                                                                  -----------------------------------------------------------------
          TOTAL                                                      1,910,944.85        90,242.12     (87,459.67)     (28,011.19)
                                                                  =================================================================


(continuation of the above table)


------------------------------------------------
       NOTES RECEIVABLE
------------------------------------------------
  WRITE-OFFS       ALLOWANCE       ACCT 1034
  (SECTION 4)     (SECTION 5)    (ENDING BAL)
------------------------------------------------

                                         (0.00)
                                         (0.00)
                                       2,983.86
                                       4,181.76
                                      19,318.86
                                       3,985.74
                                       1,502.82
                                       8,189.28
                                     301,563.37
                                     366,563.37
                                     738,667.89
                                      28,307.34
                                      13,570.56
                                      13,570.56

                                      34,952.97
                                      17,964.88
                                      23,430.45
                                       2,426.88
                                      18,176.32
                                       6,964.64
                                      21,134.08
                                       3,728.80
                                     181,813.76
                                      72,717.92
                                           0.00
------------------------------------------------
           0.00            0.00    1,885,716.11
================================================

                                 AFC ENTERPRISES
                        NOTES RECEIVABLE-INTEREST (1034)
                                 PERIOD 3, 2002

                                            REASONABLENESS TEST:

  N/R #                 NAME                    ACCT 1054         MATURITY      INTEREST    INCEPTION    CURR PD     LIFE-TO-DATE
                                               (ENDING BAL)         DATE          RATE        DATE        DATE           CALC
                                            ----------------------------------------------------------------------------------------
   903    LEE S. CHANNEL                                  0.00    12/31/03       6.250%     04/26/96    03/24/02          -
   905    GALE DECKER                                     0.00    12/31/03       6.250%     04/26/96    03/24/02          -
   908    ELLEN HARTMAN                               8,019.00    12/31/03       6.250%     04/26/96    03/24/02       2,963.19
   912    BRIAN E. LACEY                             11,195.00    12/31/03       6.250%     04/26/96    03/24/02       4,136.78
   916    HALA MODDELMOG                             51,795.00    12/31/03       6.250%     04/26/96    03/24/02      19,139.32
   919    ANTHONY PAVESE                             10,681.00    12/31/03       6.250%     04/26/96    03/24/02       3,946.85
   921    JOSEPH SCAFIDO                              4,008.00    12/31/03       6.250%     04/26/96    03/24/02       1,481.04
   926    GERALD J. WILKINS                          21,942.00    12/31/03       6.250%     04/26/96    03/24/02       8,108.02
   927    SAM FRANKEL                               985,149.00    12/31/03       6.250%     04/11/96    03/24/02      366,563.15
   928    DICK HOLBROOK                             985,149.00    12/31/03       6.250%     04/11/96    03/24/02      366,563.15
   929    FRANK BELATTI                           1,985,178.00    12/31/03       6.250%     04/11/96    03/24/02      738,662.98
   931    FRANK BELATTI                              93,548.00    12/31/03       6.250%     05/22/97    03/24/02      28,304.68
   932    DICK HOLBROOK                              44,879.00    12/31/03       6.250%     05/22/97    03/24/02      13,578.97
   933    SAM FRANKEL                                44,879.00    12/31/03       6.250%     05/22/97    03/24/02      13,578.97
   936    GERALD J. WILKINS                         181,000.00    12/31/03       7.000%     06/21/99    03/24/02      34,955.32
   937    SAM FRANKEL                               104,993.25    12/31/05       7.000%     10/14/99    03/24/02      17,961.04
   938    GERALD J. WILKINS                         135,005.00    12/31/05       7.000%     10/01/99    03/24/02      23,431.69
  1000    G KAPLAN                                   10,002.75    12/31/05       7.000%     10/07/98    03/24/02       2,424.78
  1001    D HOLBROOK                                 75,000.00    12/31/05       7.000%     10/07/98    03/24/02      18,180.82
  1002    J LUTHER                                   28,750.00    12/31/05       7.000%     10/07/98    03/24/02       6,969.32
  1004    G WILKINS                                  87,187.50    12/31/05       7.000%     10/07/98    03/24/02      21,135.21
  1005    E HARTMAN                                  15,387.00    12/31/05       7.000%     10/07/98    03/24/02       3,729.98
  1006    F BELATTI                                 750,000.00    12/31/05       7.000%     10/07/98    03/24/02      181,808.22
  1007    S FRANKEL                                 300,000.00    12/31/05       7.000%     10/07/98    03/24/02      72,723.29
  1008    L GRANDE                                        0.00    12/31/05       7.000%     10/14/98    03/24/02          -
                                                          0.00
                                            -------------------                                                    -----------------
          TOTAL                                   5,933,747.50                                                         1,950,346.77
                                            ===================                                                    =================

(continuation of the above table)

   PRIOR YR      CURRENT YR     CALCULATED          G/L         INCOME OVER (UNDER)
   PAYMENTS       PAYMENTS        BALANCE         BALANCE           RECOGNIZED
-------------------------------------------------------------------------------
                    14,905.61            0.00           (0.00)          (0.00) Nte Paid p3 '02
                     2,742.61            0.00           (0.00)          (0.00) Nte Paid p3 '02
                         0.00        2,963.19         2,983.86           20.67
                         0.00        4,136.78         4,181.76           44.98
                         0.00       19,139.32        19,318.86          179.54
                         0.00        3,946.85         3,985.74           38.89
                         0.00        1,481.04         1,502.82           21.78
                         0.00        8,108.02         8,189.28           81.26
                    65,000.00      301,563.15       301,563.37            0.22
                         0.00      366,563.15       366,563.37            0.22
                         0.00      738,662.98       738,667.89            4.91
                         0.00       28,304.68        28,307.34            2.66
                         0.00       13,578.97        13,570.56          (8.41)
                         0.00       13,578.97        13,570.56          (8.41)
                         0.00       34,955.32        34,952.97          (2.35)
                         0.00       17,961.04        17,964.88            3.84
                         0.00       23,431.69        23,430.45          (1.24)
                         0.00        2,424.78         2,426.88            2.10
                         0.00       18,180.82        18,176.32          (4.50)
                         0.00        6,969.32         6,964.64          (4.68)
                         0.00       21,135.21        21,134.08          (1.13)
                         0.00        3,729.98         3,728.80          (1.18)
                         0.00      181,808.22       181,813.76            5.54
                         0.00       72,723.29        72,717.92          (5.37)
                     4,811.45            0.00             0.00            0.00 Nte Paid p3 '02

-------------------------------------------------------------------------------
          0.00      87,459.67    1,885,346.77     1,885,716.11          369.34
===============================================================================

            AFC ENTERPRISES PATENT AND COPYRIGHT LIST AS OF 05-17-02

PATENTS

None.


COPYRIGHTS

    Reg. No.        Reg. Date.                                   Description
   ---------        ---------                                    ------------
TXU 651-768   10-21-1994                AFC'sPerfect Food Cost: Version 3.05 (computer program)

AFC ENTERPRISES MISCELLANEOUS INTELLECTUAL PROPERTY ASSETS LIST AS OF 05-17-02

DOMAIN NAMES:

--------------------------------------- ---------------- ----------------- -------------- ---------------
                Domain                     Registrar       Record Owner      Reg. Date      Expiration
--------------------------------------- ---------------- ----------------- -------------- ---------------
1AFC.NET                                NSI              AFC Enterprises   09/29/2000     09/29/2001
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
1AFC.ORG                                NSI              AFC Enterprises   09/29/2000     09/29/2001
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
804-401K.COM                            NSI              AFC Enterprises   09/15/1999     09/16/2003
                                                         Encino, CA
--------------------------------------- ---------------- ----------------- -------------- ---------------
AFCE.COM                                Register.com     AFC Enterprises   10/21/1998     10/20/2011
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
AFCESAMPLE.ORG                          Register.com     AFC Enterprises   12/21/2001     12/21/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
AFCFRANCHISE.COM                        NSI              AFC Enterprises   02/15/2001     02/15/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
AFCFRANCHISE.COM                        Register.com     AFC Enterprises   02/15/2001     02/15/2004
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
AFCFRANCHISING.COM                      NSI              AFC Enterprises   03/31/1999     03/30/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
AFCFRANCHISING.COM                      Register.com     AFC Enterprises   03/31/1999     03/31/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
AFC-ONLINE.COM                          Register.com     AFC Enterprises   03/19/1996     03/20/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
AFCPROMOTIONS.COM                       NSI              AFC Enterprises   09/29/1998     09/23/2003
                                                         Garland, TX
--------------------------------------- ---------------- ----------------- -------------- ---------------
BIGPEICESLITTLEPRICES.COM               Register.com     AFC Enterprises   12/21/2001     12/21/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUN-CAFE.COM                          Register.com     AFC Enterprises   11/17/1999     11/17/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUN-CAFE.NET                          Register.com     AFC Enterprises   11/17/1999     11/17/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUN-CAFE.ORG                          Register.com     AFC Enterprises   11/17/1999     11/17/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUNFRIEDTURKEY.NET                    Register.com     AFC Enterprises   01/12/2000     01/12/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUNFRIEDTURKEY.ORG                    Register.com     AFC Enterprises   01/12/2000     01/12/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUN-KITCHEN.COM                       Register.com     AFC Enterprises   06/16/1999     06/16/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUNKITCHEN.NET                        Register.com     AFC Enterprises   06/18/1999     06/18/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUN-KITCHEN.NET                       Register.com     AFC Enterprises   06/18/1999     06/18/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUNKITCHEN.ORG                        Register.com     AFC Enterprises   06/18/1999     06/18/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUN-KITCHEN.ORG                       Register.com     AFC Enterprises   06/18/1999     06/18/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUNTURKEY.NET                         Register.com     AFC Enterprises   01/12/2000     01/12/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CAJUNTURKEY.ORG                         Register.com     AFC Enterprises   01/12/2000     01/12/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CHEFBILLY.COM                           Register.com     AFC Enterprises   05/24/2000     05/24/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CHEFBILLYJACOB.COM                      Register.com     AFC Enterprises   05/24/2000     05/24/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CHESAPEAKEBAGEL.COM                     Register.com     AFC Enterprises   04/04/1997     04/05/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CHURCHIES.COM                           Register.com     AFC Enterprises   12/21/2001     12/21/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CHURCHS.COM                             Register.com     AFC Enterprises   03/19/1996     03/20/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CHURCHSCHICKEN.COM                      Register.com     AFC Enterprises   04/15/2002     04/15/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------

--------------------------------------- ---------------- ----------------- -------------- ---------------
                Domain                     Registrar       Record Owner      Reg. Date      Expiration
--------------------------------------- ---------------- ----------------- -------------- ---------------
CHURCHSCHICKEN.NET                      Register.com     AFC Enterprises   06/04/2001     06/04/2011
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CHURCHSFRIEDCHICKEN.COM                 Register.com     AFC Enterprises   08/08/2000     08/08/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CINNABON.COM                            Register.com     AFC Enterprises   03/14/1997     03/15/2011
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CINNABONROLLS.COM                       NSI              AFC Enterprises   12/07/1998     12/07/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CINNABONROLLS.COM                       Register.com     AFC Enterprises   01/09/2002     01/09/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
EDUCAJUN.COM                            Register.com     AFC Enterprises   05/31/2000     05/31/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
EDUCAJUN.NET                            Register.com     AFC Enterprises   05/31/2000     05/31/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
EPOPEYES.COM                            Register.com     AFC Enterprises   12/15/1999     12/15/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
EPOPEYES.NET                            Register.com     AFC Enterprises   12/15/1999     12/15/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FOCENTERPRISES.COM                      Register.com     AFC Enterprises   02/24/2000     02/24/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FOCENTERPRISES.NET                      NSI              AFC Enterprises   02/24/2000     02/24/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FOCENTERPRISES.NET                      Register.com     AFC Enterprises   02/24/2000     02/24/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FOCENTERPRISES.ORG                      NSI              AFC Enterprises   02/24/2002     02/24/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FOCENTERPRISES.ORG                      Register.com     AFC Enterprises   02/24/2000     02/24/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEEBUSINESS.NET                  Register.com     AFC Enterprises   01/10/2002     04/18/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEECHOICE.COM                    Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEECHOICE.NET                    Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEECOMMERCE.COM                  Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEECOMMERCE.NET                  Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEEEXPRESS.COM                   Register.com     AFC Enterprises   01/22/2002     01/22/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEEEXPRESS.NET                   Register.com     AFC Enterprises   01/22/2002     01/22/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEEFORUM.COM                     Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEEFORUM.NET                     Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEEINFO.COM                      Register.com     AFC Enterprises   04/10/2000     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEEINFO.NET                      Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEENETWORK.COM                   Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEENETWORK.NET                   Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEENEWS.COM                      Register.com     AFC Enterprises   01/10/2002     06/08/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEENEWS.NET                      Register.com     AFC Enterprises   01/10/2002     06/08/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEEONLINE.COM                    Register.com     AFC Enterprises   01/10/2002     06/08/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEEONLINE.NET                    Register.com     AFC Enterprises   01/10/2002     06/08/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEESOLUTIONS.COM                 Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------

--------------------------------------- ---------------- ----------------- -------------- ---------------
                Domain                     Registrar       Record Owner      Reg. Date      Expiration
--------------------------------------- ---------------- ----------------- -------------- ---------------

FRANCHISEESOLUTIONS.NET                 Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISEESUPPORT.COM                   Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISESUPPORT.NET                    Register.com     AFC Enterprises   01/10/2002     04/10/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHISOROFCHOICE.COM                  Register.com     AFC Enterprises   08/21/1999     28/21/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANCHSIEENEWS.NET                      Register.com     AFC Enterprises   12/21/2001     12/21/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
FRANSCHISOROFCHOICE.COM                 NSI              AFC Enterprises   08/31/1999     08/31/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
HONEYBUTTERBISCUITS.COM                 Register.com     AFC Enterprises   12/21/2001     12/21/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
IBELIEVEINAFC.COM                       Register.com     AFC Enterprises   11/02/1999     11/02/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
INTPOPEYESDEVELOPMENT.COM               Register.com     AFC Enterprises   02/25/2002     02/25/2007
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
KRISPYTENDERS.COM                       Register.com     AFC Enterprises   12/21/2001     12/21/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
LOUISIANALEGENDS.COM                    Register.com     AFC Enterprises   07/29/1999     07/29/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
MSCONTHEWEB.COM                         NSI(1)           AFC Enterprises   08/24/2000     08/24/2002
                                                         San Antonio, TX
--------------------------------------- ---------------- ----------------- -------------- ---------------
ONEAFC.COM                              Register.com     AFC Enterprises   09/27/2000     09/27/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
ONEAFC.NET                              NSI              AFC Enterprises   09/29/2000     09/29/2001
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
ONEAFC.ORG                              NSI              AFC Enterprises   09/29/2000     09/29/2001
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POLLOCHURCHS.COM                        Register.com     AFC Enterprises   12/21/2001     12/21/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYES.COM                             Register.com     AFC Enterprises   07/10/1997     07/09/2011
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYES.ORG                             Register.com     AFC Enterprises   01/28/1999     01/28/2011
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESCAJUNGROCER.COM                  Register.com     AFC Enterprises   05/31/2000     05/31/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESCAJUNGROCER.NET                  Register.com     AFC Enterprises   05/31/2000     05/31/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESCAJUNMARKET.COM                  Register.com     AFC Enterprises   05/24/2000     05/24/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESCAJUNMARKET.NET                  Register.com     AFC Enterprises   05/24/2000     05/24/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESCHICKEN.NET                      Register.com     AFC Enterprises   06/30/1999     06/30/2004
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESCHICKEN.ORG                      Register.com     AFC Enterprises   06/18/1999     06/18/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESCHICKENANDBISCUITS.COM           Register.com     AFC Enterprises   02/01/2002     02/01/2007
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESCHICKENANDBISCUITS.NET           Register.com     AFC Enterprises   02/01/2002     02/01/2007
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESCHICKENANDBISCUITS.ORG           Register.com     AFC Enterprises   02/01/2002     02/01/2007
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESFRANCHISING.COM                  Register.com     AFC Enterprises   07/29/1999     07/29/2004
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESMARKET.COM                       Register.com     AFC Enterprises   05/24/2000     05/24/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
POPEYESTRAINING.COM                     Register.com     AFC Enterprises   10/18/2000     10/18/2004
                                                         Atlanta, GA

(1) Network Solutions Inc.

--------------------------------------- ---------------- ----------------- -------------- ---------------
                Domain                     Registrar       Record Owner      Reg. Date      Expiration
--------------------------------------- ---------------- ----------------- -------------- ---------------
--------------------------------------- ---------------- ----------------- -------------- ---------------
SBCFRANCHISING.COM                      Register.com     AFC Enterprises   05/10/2001     05/10/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
SEABEST.COM                             Register.com     AFC Enterprises   07/24/1995     07/23/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
SEATTLESBEST.COM                        Register.com     AFC Enterprises   10/03/1997     10/02/2011
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
SEATTLESBEST.ORG                        Register.com     AFC Enterprises   03/01/2002     03/01/2012
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
SEATTLESBESTCOFFEE.COM                  Register.com     AFC Enterprises   10/03/1997     10/02/2004
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
TENDERCRUNCHERS.COM                     Register.com     AFC Enterprises   12/21/2001     12/21/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
TEXASCHICKEN.COM                        Register.com     AFC Enterprises   01/09/2002     01/09/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
TITALIA.COM                             Register.com     AFC Enterprises   07/24/1995     07/23/2003
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
TORREFAZIONEITALIA.COM                  Register.com     AFC Enterprises   10/03/1997     10/02/2011
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
TORREFAZIONEITALIA.NET                  Register.com     AFC Enterprises   03/01/2002     03/01/2012
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
TORREFAZIONEITALIA.ORG                  Register.com     AFC Enterprises   03/01/2002     03/01/2012
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
ULTRAFRYER.COM                          NSI              AFC Enterprises   12/19/1997     12/20/2002
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
CHURCHSCHICKEN.COM                      NSI              AFC               02/05/2002     02/05/2004
                                                         Enterprises,
                                                         Inc.
                                                         Atlanta, GA
--------------------------------------- ---------------- ----------------- -------------- ---------------
AFCPROPERTIES.COM                       Melbourne IT     AFC Properties    06/02/2000     06/02/2001
                                                         South Norwalk,
                                                         CT
--------------------------------------- ---------------- ----------------- -------------- ---------------
SEATTLECOFFEECOMPANY.COM                Melbourne IT     Seattle Coffee    12/15/2000     12/15/2002
                                                         Company
                                                         Pembroke Pines,
                                                         FL
--------------------------------------- ---------------- ----------------- -------------- ---------------
TITALIA.COM                             NSI              Torrefazione      07/24/1995     07/25/2002
                                                         Italia
                                                         Seattle, WA
--------------------------------------- ---------------- ----------------- -------------- ---------------

SECURITY INTERESTS (IN FAVOR OF AFC):

Pursuant to an Intellectual Property Security Agreement dated June 1, 2000, by and between AFC Enterprises, Inc. ("AFC") and Ultrafryer Systems, Inc. ("Ultrafryer"), Ultrafryer assigned, transferred, granted and conveyed to AFC a first priority lien upon, all Ultrafryer's right and title to, and a security interest in, the following Intellectual Property:

----------------------------------------- --------------------- ----------------------------------
             U.S. TRADEMARK                     REG. NO.                    REG. DATE
                                              (SERIAL NO.)                (FILING DATE)
----------------------------------------- --------------------- ----------------------------------
FAR WEST                                  2,136,449             February 17, 1998
                                          (74/605,423)          (November 18,1994)
----------------------------------------- --------------------- ----------------------------------
ULTRAFRYER                                2,002,020             September 17, 1996
                                          (74/723,452)          (August 30, 1995)
----------------------------------------- --------------------- ----------------------------------
THE ULTIMATE FRYING MACHINE               2,250,660             June 1, 1999
                                          (75 /387,515)         (November 10, 1997)
----------------------------------------- --------------------- ----------------------------------
ULTRAFRYER SYSTEMS and Design             2,529,937             January 15, 2002
                                          (78 /009,956)         (May 25, 2000)
----------------------------------------- --------------------- ----------------------------------
ULTRASTAT21                               2,443,643             April 17, 2001
                                          (75 /404,218)         (December 12, 1997)
----------------------------------------- --------------------- ----------------------------------
ZRT EXPRESS
                                          (75 /900,942)         (January 21, 2000)
----------------------------------------- --------------------- ----------------------------------
ZRT EXPRESS stylized letters              2,541,380             February 19, 2002
                                          (75 /899,990)         (January 21, 2000)
----------------------------------------- --------------------- ----------------------------------


--------------------------------------- ---------------- --------------------- --------------------------
                TITLE                       COUNTRY           PATENT NO.              ISSUE DATE
                                                              (APP. NO.)              (APP. DATE)
--------------------------------------- ---------------- --------------------- --------------------------
Electric boost heater for deep fryer    US               6058245               05/02/2000
                                                         (09/129264)           (08/05/1998)
--------------------------------------- ---------------- --------------------- --------------------------
Vortex chamber for deep fryer heat      US               6016799               01/25/2000
exchanger                                                (09/224201)           (12/30/1998)
--------------------------------------- ---------------- --------------------- --------------------------
Dry fire limiting device for deep       US               5910206               06/08/1999
fryer                                                    (09/191698)           (11/13/1998)
--------------------------------------- ---------------- --------------------- --------------------------
Baffle for deep fryer heat exchanger    US               5901641               05/11/1999
                                                         (09/184719)           (11/02/1998)
--------------------------------------- ---------------- --------------------- --------------------------
Heating control system for a gas fryer  US               5706717               01/13/1998
                                                         (08/747597)           (11/12/1996)
--------------------------------------- ---------------- --------------------- --------------------------
Gas Fryer Heat Exchanger                US               5,417,202
--------------------------------------- ---------------- --------------------- --------------------------
Venturi Apparatus for Deep Fryer        US               09/432,622
--------------------------------------- ---------------- --------------------- --------------------------
Vat Bottom Configuration for Deep       US               09/425,345
Fryer
--------------------------------------- ---------------- --------------------- --------------------------
Filter Tub Assembly for a Deep Fryer    US               09/425,386
--------------------------------------- ---------------- --------------------- --------------------------
Spray Cleaning Apparatus for Deep       US               09/425,342
Fryer
--------------------------------------- ---------------- --------------------- --------------------------
Closed Loop Heating Control for Food    US               09/376,508
Warmer
--------------------------------------- ---------------- --------------------- --------------------------

--------------------------------------- ---------------- --------------------- --------------------------
                TITLE                       COUNTRY           PATENT NO.              ISSUE DATE
                                                              (APP. NO.)              (APP. DATE)
--------------------------------------- ---------------- --------------------- --------------------------
Vortex chamber for Baffle for deep      Brazil           --
fryer heat exchanger                    China            99127459.8
                                        EC               99310494.2
                                        Indonesia        P991174
                                        South Korea      10-1999-63209
--------------------------------------- ---------------- --------------------- --------------------------
Heat Control System for a Gas Fryer     Brazil           P19713022-2
                                        Canada           2271458
                                        China            97181328.0
                                        International    US97/20421
                                        Japan            506362/98
                                        Malaysia         P19705390
                                        Mexico           9904380
--------------------------------------- ---------------- --------------------- --------------------------
Baffle for Deep Fryer Heat Exchanger    Brazil           P19904987-2
                                        China            99123689.9
                                        EC               99308615.6
                                        International    US99/25612
                                        Japan            311256/99
                                        Malaysia         P19904656
                                        South Korea      10-1999-48072
                                        Taiwan           88118672
--------------------------------------- ---------------- --------------------- --------------------------
Vortex Chamber for Deep Fryer Heat      Japan            369520/99
Exchanger                               Malaysia         P19905786
                                        Taiwan           88122406
--------------------------------------- ---------------- --------------------- --------------------------
Fryer System and Method of Operating    Taiwan           86116907
a Heating System for a Fryer
--------------------------------------- ---------------- --------------------- --------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
    AFC      AFC ENTERPRISES & Design    United States    Registered    75/167398      09/17/96      2215069      12/29/98     35
------------------------------------------------------------------------------------------------------------------------------------
    AFC      AFC ENTERPRISES (word       United States    Registered    75/160522      08/27/96      2215059      12/29/98     35
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
    AFC      AFC ON-LINE                 United States    Registered     75/46534      04/09/98      2362931      06/27/00 35, 38 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    AFC      AFC Service Mark (logo)     United States    Registered    74/339478      12/14/92      1973182      05/07/96     35
------------------------------------------------------------------------------------------------------------------------------------
    AFC      AFC word mark               United States    Registered    74/339479      12/14/92      2010357      10/22/96     35
------------------------------------------------------------------------------------------------------------------------------------
    AFC      CRAVE APPEAL                United States     Pending      78/037737      12/04/00                            21, 29,
                                                                                                                           30, 35 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    AFC      FRANCHISER OF CHOICE        United States     Pending      76/200962      01/26/01                                35
------------------------------------------------------------------------------------------------------------------------------------
    AFC      FRANCHISOR OF CHOICE        United States    Registered    74/725852      09/06/95      2091908      08/26/97     35
------------------------------------------------------------------------------------------------------------------------------------
    AFC      NEW AGE OF OPPORTUNITY      United States    Registered    75/025210      11/28/95      2017585      11/19/96  35 & 42
------------------------------------------------------------------------------------------------------------------------------------
    AFC      NEW AGE OF OPPORTUNITY      United States    Registered    75/025202      11/28/95      2017586      11/19/96  35 & 42
                 (logo)
------------------------------------------------------------------------------------------------------------------------------------
    AFC      ONEAFC                      United States     Pending      78/036190      11/21/00                             35 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)            Antigua       Registered     99179264      02/27/98        5329       04/18/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Argentina      Registered     2139651       03/23/98      1733639      04/27/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Argentina      Registered     2139652       03/23/98      1733640      04/27/99     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S (word mark)            Aruba        Registered    93/100112      10/01/93       16484       01/24/94  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo          Aruba        Registered     98073111      07/31/98       19481       11/27/98  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS FRIED CHICKEN& logo       Aruba        Registered    93/100113      10/01/93       16485       01/24/94  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Church's Chicken                Aruba        Registered      21430        05/14/01       21430       08/22/01 16, 29, &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Church's Chicken                Aruba        Registered      21431        05/14/01       37125       05/13/01 16, 29 &
                 (Stylized)                                                                                                     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Australia      Registered      756016       02/28/98       756016      02/26/98  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & logo        Australia      Registered      756014       02/26/98       756014      02/26/98  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHIE                      Australia      Registered     A272302       05/24/71      A272302      05/24/71     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHIE P/D                  Australia      Registered     A248526       05/24/71      A248526      05/24/71     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S FRIED CHICKEN &      Australia      Registered                   07/01/81      B362127      07/01/88     42
                 C DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED          Australia      Registered                   01/05/81      A359743      01/05/88     42
                 CHICKEN & COWBOY
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Churchs Chicken & Logo         Austria       Registered    AM2634/97      05/15/97       172637      11/30/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)            Bahamas       Registered      19725        06/25/97       19725       03/13/98     16
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)            Bahamas       Registered      19727        06/25/97       19727       04/30/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED           Bahamas       Registered      10869        09/28/83       10869       09/28/83     42
                 CHICKEN & design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN & Logo           Bahrain       Registered     1009/97       06/29/97        2380       06/29/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)      Bahrain       Registered     1010/97       06/29/97        2381       06/29/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN in Arabic &      Bahrain       Registered     1007/97       06/29/97        2379       06/29/97     42
                 Logo
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN & Logo           Bahrain       Registered     1008/97       29JE1997       22237       06/29/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (wordmark)       Bahrain       Registered     1011/97       29JE1997       22238       06/29/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN in Arabic &      Bahrain       Registered     1006/97       29JE1997       22236       06/29/97     29
                 Logo
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                        Barbados      Registered                   11/12/96      81/14894     12/20/00     29
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                        Barbados      Registered                   11/12/96      81/14895     12/20/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (LOGO)                 Barbados      Registered                   11/12/96      81/14898     12/20/00     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (LOGO)                 Barbados      Registered                   11/12/96      81/14899     12/20/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS CHICKEN          Barbados      Registered                   11/12/96      81/14896     12/20/00     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS CHICKEN          Barbados      Registered                   11/12/96      81/14897     12/20/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS CHICKEN          Barbados      Registered     99192417      11/12/96      81/14900     12/20/00     29
                 (LOGO)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS CHICKEN          Barbados      Registered                   11/12/96      81/14901     12/20/00     42
                 (LOGO)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)            Bolivia       Registered       7074        05/15/97       68984       11/23/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)            Bolivia       Registered       7075        05/15/97       68987       11/23/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Botswana       Pending    BW/M/01/00583    12/13/01                             29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S (script)               Brazil       Registered                                811311430     12/26/84    29.1
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)             Brazil       Registered    820024805      08/19/97     820024805     12/21/99    36.6
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)             Brazil       Registered    820024821      08/19/97     820024821     04/04/00     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN           Brazil       Registered                                811311414     12/26/84    29.1
                 w/rainbow design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN           Brazil       Registered                                811311457     12/26/84    38.6
                 w/rainbow design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S (Script)               Canada       Registered      344686       07/23/71       184925      08/18/72     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)             Canada       Registered      741537       11/07/93       453732      02/09/96  42 & 29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo          Canada       Registered      741538       11/07/93       447634      09/15/95  42 & 29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS logo design             Canada       Registered      741359       11/07/93       447635      09/15/95  42 & 29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS POULET                  Canada       Registered      756381       06/08/94       445678      07/28/95  42 & 29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS POULET (logo)           Canada       Registered      756382       06/08/94       445679      07/28/95  42 & 29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    POULET CHURCHS CHICKEN          Canada       Registered      756379       06/08/94       445676      07/28/95  42 & 29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    POULET CHURCHS CHICKEN          Canada       Registered      756380       06/08/94       445677      07/28/95  42 & 29
                 (logo)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)             Chile        Registered     381.644       06/26/97       506097      03/05/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)             Chile        Registered     381.645       06/26/97       508317      03/25/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Blank Logo (without words)      China        Registered    95/016839      02/22/95       951719      02/21/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Blank logo (without words)      China        Registered    970028518                    1185394      06/21/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHRCHS                          China        Registered    970014692      02/19/97      1143844      01/14/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHRCHS                          China        Registered    970014691      02/19/97      1191709      07/14/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHIES (word mark)           China        Registered    970015033      02/21/97      1145781      01/21/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHIES (word mark)           China        Registered    970015032      02/21/97      1191707      07/14/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (Word Mark)             China        Registered    960095601      08/23/96      1136877      12/21/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)             China        Registered    970016184      02/27/97      1149779      02/07/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN in Chinese      China        Registered    9800038529     04/15/99      1445663      09/14/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN in Chinese      China        Registered    9900038528     04/15/99      1470345      11/07/00     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS CHICKEN           China         Pending      960100848      09/04/96                                29
                 (Chinese/word
                 mark/Adept & Lucky
                 Texas Chicken)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHZ (word mark)             China        Registered    970013836      02/14/97      1149738      02/07/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHZ (word mark)             China        Registered    970013837      02/14/97      1191708      07/14/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    DE KE SHAN (word mark -         China        Registered    970075809      07/23/97       35634       10/14/98     29
                 Moral
                 guests/customers meal)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    DE KE SHENG (Word Mark -        China        Registered    970081131      08/05/97      1219159      10/28/98     29
                 Moral
                 Guests/Customers will
                 win)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    DE KE SHENG (Word Mark -        China        Registered    970081985      08/07/97      1499738      12/28/00     42
                 Moral
                 Guests/Customers will
                 win)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    DE KE SHENG (Word Mark -        China        Registered    970078696      07/30/97      1219172      10/28/98     29
                 Room full of moral
                 guests/customers)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER (Chin.             China        Registered    95/016838      02/22/95       935392      01/21/97     29
                 charac/in Tx. Chicken
                 logo)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER (in Chinese        China        Registered    95/016841      02/22/95       903425      11/21/96     29
                 charac. - word mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO I ( MAN       China        Registered    970029041      04/03/98      1157702      03/07/98     42
                 WITH LASSO)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO I ( MAN       China        Registered    970029040      04/03/97      1168912      04/21/98     32
                 WITH LASSO)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO I (man        China        Registered    970029038      04/03/97      1166413      04/14/98     28
                 with lasso)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO I (MAN        China        Registered    970029039      04/03/97      1176989      05/21/98     30
                 WITH LASSO)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO II (          China        Registered    970029042      04/03/97      1166411      04/14/98     28
                 MAN ON TOY HORSE)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO II (          China        Registered    970029044      04/03/97      1168913      04/21/98     32
                 MAN ON TOY HORSE)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO II (          China        Registered    970029043      04/03/97      1176990      05/21/98     30
                 MAN ON TOY HORSE)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO III (         China        Registered    970029049      04/03/98      1157701      03/07/98     42
                 MAN SMILING)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO III (         China        Registered    970029046      04/03/97      1166412      04/14/98     28
                 MAN SMILING)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO III (         China        Registered    970029048      04/03/97      1168914      04/21/98     32
                 MAN SMILING)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO III (         China        Registered    970029047      04/03/97      1176954      05/21/98     30
                 MAN SMILING)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO IV (          China        Registered    970029053      04/03/98      1157703      03/07/98     42
                 MAN REACHING FOR GUN)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO IV (          China        Registered    970029052      04/03/97      1168915      04/21/98     32
                 MAN REACHING FOR GUN)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO IV (MAN       China        Registered    970029051      04/03/97      1176T953     05/21/98     30
                 REACHING FOR GUN)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO IV (MAN       China        Registered    970029050      04/03/97      1166417      04/14/98     28
                 WITH GUN)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEJAS (word mark)               China        Registered    970013975      02/14/97      1149705      02/07/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEJAS (word mark)               China        Registered    970013974      02/14/97      1167140      04/14/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEKSAS (wod mark)               China        Registered    970018869      03/07/97      1153771      02/21/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEKSAS (word mark)              China        Registered    970018870      03/07/97      1167132      04/14/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEX' (word mark)                China        Registered    970020325      03/11/97      1151849      02/14/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAN (Roxy-Chinese word        China         Pending      970059112      06/12/97                                42
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAN (Roxy-Chinese word        China         Pending      970059113      06/12/97                                29
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Texan (word mark w/star         China        Registered    970062629      06/20/97      1197812      08/07/98     42
                 in place of "x")
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Texan (word mark w/star         China        Registered    970062628      06/20/97      1559353      04/21/01     29
                 in place of "x")
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAN (word mark)               China        Registered    970015720      02/25/97      1149753      02/07/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS (Chinese                  China        Registered    970014412      02/18/97      1149706      02/07/98     42
                 Translation - client
                 of noble character
                 longing for something)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS (Chinese                  China        Registered    970014411      02/18/97      1167136      04/14/98     29
                 Translation - client
                 of noble character
                 longing for something)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Texas (word mark w/star         China        Registered    970062631      06/20/97      1197813      08/07/98     42
                 in place of "x")
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Texas (word mark w/star         China        Registered    970062630      06/20/97      1559354      04/21/01     29
                 in place of "x")
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAZ (word mark)               China        Registered    970017801      03/04/97      1149754      02/07/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAZ (word mark)               China        Registered    970017800      03/04/97      1167135      04/14/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXSAS (word mark)              China        Registered    970016800      02/28/97      1149752      02/07/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXSAS (word mark)              China        Registered    970016799      02/28/97      1167139      04/14/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXSAZ (word mark)              China        Registered    970014977      02/21/97      1149751      02/07/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXSAZ (word mark)              China        Registered    970014976      02/21/97      1167138      04/14/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)            Colombia      Registered     97049588      08/27/97       206674      03/18/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)            Colombia      Registered     97049587      08/27/97       206675      03/18/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark -          Costa Rica     Registered      111950       03/19/97       111950      02/17/99
                 commercial name)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Costa Rica     Registered      107950       03/13/97       108335      07/22/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Costa Rica     Registered      107949       03/19/97       108336      07/22/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo        Costa Rica     Registered      107947       03/19/97       108337      07/22/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo        Costa Rica     Registered      107948       03/19/97       108338      07/22/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S                    Czech Republic   Registered     83255/93      10/04/93       192697      08/21/96  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS FRIED CHICKEN (logo)  Czech Republic   Registered     83256/93      10/04/93       192698      08/21/96  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark -          Dominican      Registered      15206        04/22/97       80487       06/15/97
                 commercial name)           Republic
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Dominican      Registered      14962        03/20/97       90539       06/15/97     53
                                            Republic
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Dominican      Registered      14963        03/20/97       90540       06/15/97     54
                                            Republic
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo        Dominican      Registered      49123        03/20/97       95331       02/15/98     53
                                            Republic
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo        Dominican      Registered      49122        03/20/97       95332       02/15/98     54
                                            Republic
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S                       Ecuador        Pending        115300       07/03/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S                       Ecuador        Pending        115302       07/03/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Ecuador        Pending        115301       07/03/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Ecuador        Pending        115303       07/03/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Ecuador        Pending        115304       07/03/01                                42
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Ecuador        Pending        115305       07/03/01                                30
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Ecuador        Pending        115306       07/03/01                                29
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE         Ecuador        Pending        115307       07/03/01                                42
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE         Ecuador        Pending        115308       07/03/01                                30
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE         Ecuador        Pending        115309       07/03/01                                29
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo in          Egypt         Pending        96246        06/24/95                                29
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo in          Egypt         Pending        96247        06/24/95                                42
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)       Egypt         Pending        95901        05/29/95                                42
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)       Egypt        Registered      95900        05/29/95       95900       05/29/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo              Egypt         Pending        95903        05/29/95                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo              Egypt        Registered      95902        05/29/95       95902       05/29/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952        Egypt         Pending        140579       02/20/01                                29
                 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952        Egypt         Pending        140580       02/20/01                                42
                 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark -         El Salvador     Registered     1750/97       03/21/97        116        04/02/98
                 commercial name)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)          El Salvador     Registered     1324/97       02/26/97         48        03/05/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)          El Salvador     Registered     1325/97       02/26/97        136        06/05/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo       El Salvador     Registered     1323/97       02/26/97         47        03/05/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN logo         El Salvador      Pending       1322/97       02/26/97                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)            European      Registered      171231       04/01/96       171231      04/01/96  29 & 42
                                           Community
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)      European       Pending        171108       04/01/96                             29 & 42
                                           Community
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                         France       Registered                                 1649641      03/12/91 16, 35,
                                                                                                                            36 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN &         France       Registered                                 1685194      08/05/91  29 & 42
                 Rainbow "C" Design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS FRIED             France       Registered                                 1685195      08/10/91 29, 30 &
                 CHICKEN & cowboy                                                                                              42
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo)          Gaza Strip     Registered       4385        02/15/97        4385       01/03/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)     Gaza Strip     Registered       3184        08/03/95        3183       05/18/96     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)     Gaza Strip     Registered       4384        02/15/97        4384       01/03/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo            Gaza Strip     Registered       3183        08/03/95        3184       05/18/96     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH FRIED CHICKEN &         Germany       Registered                                 1052727      08/24/83     42
                 RAINBOW "C" DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS FRIED            Germany       Registered                                 1052728      08/24/83     42
                 CHICKEN & cowboy
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                Ghana         Pending        32151        12/19/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Guatemala       Pending         5721        07/15/97
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Guatemala      Registered       5722        07/15/97       111450      07/01/01     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Guatemala      Registered       5723        07/15/97       111499      07/03/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                         Guyana        Pending        16108A       07/31/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    BISCUIT HELADO (word mark)     Honduras      Registered     1242/98       01/30/98        4894       06/30/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    BISCUIT HELADO (word mark)     Honduras      Registered     1248/98       01/30/98       72039       06/30/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark -           Honduras      Registered     3531/97       03/24/97        1705       09/24/97
                 commercial name)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)            Honduras      Registered     1505/97       02/06/97        4362       07/31/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)            Honduras      Registered     1504/97       02/06/97       69189       07/12/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo         Honduras      Registered     1501/97       02/06/97        4917       07/22/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PANCHO (word mark)             Honduras      Registered     1246/98       01/30/98        4918       07/22/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHUGA MEJICANA (word         Honduras      Registered     1249/98       01/30/98       72050       06/30/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PENCHU SANDWICH (word          Honduras      Registered     1244/98       01/30/98        4895       06/30/98     42
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PENCHU SANDWICH (word          Honduras      Registered     1245/98       01/30/98       72410       08/31/98     29
                 mark)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PENCHU-JR. (word mark)         Honduras      Registered     1247/98       01/30/98       72051       06/30/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    BISCUIT HELADO                 Honduras       Pending       1241/98       01/30/98                                30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                        Honduras       Pending       6562/97       06/09/97                                30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN Logo           Honduras      Registered     1502/97       06FE1997       69.763      09/24/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Pechu Jr.                      Honduras      Registered     1240/98       01/30/98        4889       06/30/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Pechu Sandwich                 Honduras      Registered     1243/98       01/30/98       72414       08/31/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHUGA MEJICANA               Honduras       Pending       1251/98       01/30/98                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHUGA MEJICANA               Honduras      Registered     1250/98       30JA1998       72052       06/30/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN in            Hong Kong      Registered     4631/99       15AP1999     6717/2000     04/15/99     29
                 Chinese Characters
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN in            Hong Kong      Registered     4632/99       15AP1999     6718/2000     04/15/99     42
                 Chinese Characters
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                        Hungary       Registered     M93/4740      10/08/93       139916      08/15/96  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS FRIED CHICKEN            Hungary       Registered     M93/4741      10/08/93       139917      08/15/96  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS FRIED CHICKEN &          Iceland        Pending       D99-3390      03/09/99                                29
                 Cowboy Design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo)            India         Pending        661009       03/30/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)       India         Pending        661008       03/30/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Indonesia      Registered      10861        09/29/93       322302      01/02/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Indonesia      Registered      13264        07/27/95       359654      07/27/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo        Indonesia      Registered      13275        07/27/95       373245      11/07/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo        Indonesia      Registered      13274        07/27/95       383616      08/15/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN &       Indonesia      Registered                                  317362      03/21/84     29
                 Rainbow 'C' design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS CHICKEN &       Indonesia      Registered      22161        10/09/96       399489      10/15/97     42
                 Logo
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS CHICKEN &       Indonesia      Registered    D96-22160      10/09/96       399490      10/15/97     29
                 Logo
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED          Indonesia      Registered                                  317363      03/21/84     29
                 CHICKEN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED          Indonesia       Pending       D99-3390      03/09/99                                29
                 CHICKEN & Cowboy
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN & logo          Indonesia      Registered      13271        07/27/95       372857      10/31/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)     Indonesia      Registered      13266        07/27/95       372858      10/31/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo            Indonesia       Pending        13270        07/27/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN word mark       Indonesia       Pending        13267        07/27/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS FRIED CHICKEN &         Indonesia      Registered      10126        09/30/93       328120      02/17/95     29
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    RENYAHNYA NO. 1               Indonesia       Pending       J973710       03/05/97                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952      Indonesia       Pending     D00200108       04/20/01                                29
                 P/D                                                    226-8279
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952      Indonesia       Pending       D002001       04/20/01                                42
                 P/D                                                   8227-8280
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)       Israel       Registered      116087       11/23/97       116087      07/06/00     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)       Israel       Registered      116088       11/23/97       116088      07/06/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN Logo              Israel       Registered      116166       11/27/97       116166      10/11/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN Logo              Israel       Registered      116167       11/27/97       116167      10/11/99     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN &         Italy        Registered                   10/28/81       442531      10/28/81  29 & 30
                 rainbow 'C' design
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED            Italy        Registered                   28OC1981       442528      10/28/81 29, 30 &
                 CHICKEN & COWBOY                                                                                              42
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Jamaica        Pending        41731        12/26/01                             29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Jamaica        Pending        41729        01/01/01                             29 & 42
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE         Jamaica        Pending        41730        01/01/01                             29 & 42
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S                        Japan        Registered     5-083809      08/11/93      3325076      06/20/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S (in black script)      Japan        Registered     54-45685      06/14/79      2267657      09/21/90     32
----------------------------------------------------------------------                                                     ---------
  Churchs    CHURCHS (word mark)             Japan        Registered    2000-11692       2/14/2000   4456790        3/2/20  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo          Japan        Registered    2000-11693     02/14/00      4414870      06/22/01  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED            Japan        Registered     88518/79      11/21/79      2389781      03/31/92     32
                 CHICKEN w/COWBOY
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN Logo              Japan        Registered     9-171937      10/27/97      4392456      06/16/00  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                         Japan        Registered    2000-11692     14FE2000      4456790      03/02/01  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Church's Chicken                Japan        Registered   2000-102897     09/20/00      4501641      08/24/01  29 & 42
                 (Stylized)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN                   Japan         Pending       9-171936      10/27/97                             29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo)            Jordan       Registered      35324        07/17/94        4714       07/17/94     30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo)            Jordan       Registered      35317        07/17/94        4737       07/17/94     16
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo)            Jordan       Registered      35325        07/17/94        4853       07/17/94     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)       Jordan       Registered      36155        07/17/94        5287       07/17/94     30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)       Jordan       Registered      36150        07/17/94        5702       07/17/94     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN                   Jordan       Registered      36142        17JL1994        4389       07/17/94     16
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                Kenya         Pending        52465        01/15/02                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                Kenya         Pending       SMA/2766      01/15/02                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN & Logo            Kuwait       Registered      37928        10/11/97       33095       10/10/97     42
                 (English)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)       Kuwait       Registered      37926        10/11/97       33094       03/18/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)       Kuwait       Registered      37925        10/11/97       33562       03/18/01     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN in Arabic &       Kuwait        Pending        42670        03/16/99                                42
                 Logo
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN Logo              Kuwait        Pending        42669        03/16/99                                29
                 (Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN Logo              Kuwait       Registered      37927        10/11/97       33563       03/18/01     29
                 (English)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)      Lebanon        Pending      736/36720      06/17/95                             29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo             Lebanon       Registered      66169        06/17/95       66169       06/17/95  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN                   Macau        Registered     14599-M       03/13/95      14599-M      03/04/96     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN                   Macau        Registered     14600-M       03/13/95      14600-M      03/04/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN Logo              Macau        Registered     14601-M       03/13/95      14601-M      03/04/96     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN Logo              Macau        Registered     14602-M       03/13/95      14602-M      03/04/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED           Malaysia      Registered                                 M/90922      06/08/91     29
                 CHICKEN & cowboy
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED           Malaysia       Pending      MA/1091/88     01/01/88                                29
                 CHICKEN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED           Malaysia      Registered                   08JE1981       M90922      06/08/91     29
                 CHICKEN & COWBOY
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED           Malaysia       Pending      MA/1091/88                                             29
                 CHICKEN P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952       Malaysia       Pending      2001/02405     02/27/01                                42
                 P/D
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952       Malaysia       Pending      2001/02406     02/27/01                                29
                 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo)            Malta        Registered      24098        03/15/95       24098       12/15/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)       Malta        Registered      24097        03/15/95       24097       12/15/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S                        Mexico       Registered                                  322642      08/29/79     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo          Mexico       Registered      223413       02/02/95       492349      05/23/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo          Mexico       Registered      223414       02/02/95       499479      07/28/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN &         Mexico       Registered                                  211416      08/24/78     42
                 RAINBOW "C" LOGO
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S w/ RAINBOW 'C'         Mexico       Registered                                  204540      06/21/77     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                Mexico        Pending        485195       05/14/01                                42
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                Mexico        Pending        485199       05/14/01                                29
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                Mexico        Pending        485200       05/14/01                                30
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE          Mexico        Pending        485196       05/14/01                                42
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE          Mexico        Pending        485197       05/14/01                                30
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE          Mexico        Pending        485198       05/14/01                                29
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo         Morocco/Casablanca Registered      57059       07/07/95       57059       07/07/95  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo (in     Morocco/Casablanca Registered      57060       07/07/95       57060       07/07/95  29 & 42
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952   Morocco/Casablanca Registered      77720       06/12/01       77720       06/12/01  29 & 42
                 and design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo         Morocco/Tangier   Registered      10507        07/05/95       10507       07/05/95  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo (in     Morocco/Tangier   Registered      10506        07/05/95       10506       07/05/95  29 & 42
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Texas Chicken SInce 1952   Morocco/Tangier   Registered      19311        04/11/01       19311       04/11/01  29 & 42
                 & Design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN              Mozambique      Pending      5927/2002      02/14/02                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN              Mozambique      Pending      5928/2002      02/14/02                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Namibia        Pending       01/1391       12/12/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Namibia        Pending       01/1392       12/12/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                      Netherlands     Registered      17854        11/13/93       17854       05/24/94  16 & 42
                                            Antilles
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S                     Netherlands     Registered      18233        05/19/94       18233       11/09/94     29
                                            Antilles
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo       Netherlands     Registered      21004        08/21/98       21004       10/19/98 16, 29, &
                                            Antilles                                                                           42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)          New Zealand     Registered      283833       10/23/97       283833      11/10/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)          New Zealand     Registered      283834       10/23/97       283834      10/23/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo       New Zealand     Registered      283835       10/23/97       283835      10/23/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo       New Zealand     Registered      283836       10/23/97       283836      11/10/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                       Nicaragua      Registered     98-00138      16JA1998       38962       10/09/98
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Nicaragua      Registered     98-00140      01/16/98      39005CC      10/13/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Nicaragua      Registered     98-00139      01/16/98      390877CC     10/20/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Nigeria        Pending       TP.63036      12/18/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                          Oman         Pending         9028        10/19/93                                29
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                          Oman         Pending         9029        10/19/93                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)        Oman         Pending        13117        03/09/96                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)        Oman         Pending        13118        03/09/96                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS FRIED CHICKEN Logo         Oman         Pending         9030        10/19/93                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS FRIED CHICKEN Logo         Oman         Pending         9031        10/19/93                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)             Panama       Registered      88238        06/17/97       88238       06/17/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)             Panama       Registered      88239        06/17/97       88239       06/17/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN &         Panama       Registered                                  33324       11/30/83     29
                 rainbow " C " design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN &         Panama       Registered                                  33451       02/10/84     42
                 rainbow " C " design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS FRIED             Panama       Registered      95773        08/26/98       95773       08/26/98     29
                 CHICKEN (word mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS FRIED             Panama       Registered      95774        08/26/98       95774       08/26/98     42
                 CHICKEN (word mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    MASTER MERCHANT & Design        Panama       Registered                                  33285       11/30/83     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)        Papua New Guinea  Registered      A61132       05/28/98       A61132      05/28/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)        Papua New Guinea  Registered      A61133       05/28/98       A61133      05/28/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo     Papua New Guinea  Registered      A61134       05/28/98       A61134      05/28/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo     Papua New Guinea  Registered      A61135       05/28/98       A61135      05/28/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)              Peru        Registered      43365        07/07/97     0158524-97    11/18/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)              Peru        Registered      43366        07/07/97     0158525-97    11/18/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S                         Peru        Registered      130490       06/26/01       27160       09/19/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S                         Peru        Registered      130491       06/26/01       75090       09/19/01     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                 Peru        Registered      130489       06/26/01       76386       11/15/01     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                 Peru        Registered      130496       06/26/01       27,671      11/15/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                 Peru        Registered      130494       06/26/01       77136       12/18/01     42
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                 Peru        Registered      130495       06/26/01       77245       12/21/01     29
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                 Peru        Registered      130595       06/27/01       77137       12/18/01     30
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE           Peru        Registered      130492       06/26/01       28097       12/21/01     42
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE           Peru        Registered      130493       06/26/01       77244       12/21/01     29
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE           Peru        Registered      130594       06/27/01       77136       12/18/01     30
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN                Philippines      Pending        97980        01/27/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN                Philippines     Registered      97981        01/27/95    4-1995-100082  06/23/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo)         Philippines      Pending        97978        01/27/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo)         Philippines     Registered      97979        01/27/95    4-1995-100080  07/12/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952     Philippines      Pending    4-2001-001605    03/06/01                             29 & 42
                 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS FRIED CHICKEN          Philippines      Pending        93891        07/15/94                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)             Poland       Registered     Z-125390      09/30/93       86453       09/13/95  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS FRIED CHICKEN (in         Poland       Registered     Z-125392      09/30/93       86455       09/13/95  29 & 42
                 new logo)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    BISCUIT HELADO (word mark)   Puerto Rico     Registered      41546        05/29/98       41546       05/29/98     42
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    BISCUIT HELADO (word mark)   Puerto Rico     Registered      41553        05/29/00       41553       05/29/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)          Puerto Rico     Registered       none        07/31/96       38695       07/30/96     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)          Puerto Rico     Registered       none        07/31/96       38697       07/11/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo       Puerto Rico      Pending         none        01/04/00                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo       Puerto Rico      Pending         none        01/04/00                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    EL TITAN SANDWICH (word      Puerto Rico     Registered       none        01/01/01       41,555      05/29/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    EL TITAN SANDWICH (word      Puerto Rico     Registered      41554        05/29/98       41554       05/29/98     29
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    EL TITAN SANDWICH (word      Puerto Rico     Registered      41556        05/29/98       41556       05/29/98     42
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PANCHO SANDWICH (word        Puerto Rico     Registered      43145        05/29/98       43145       05/29/98     42
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PANCHO SANDWICH (word        Puerto Rico     Registered      43146        05/29/98       43146       05/29/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PANCHO SANDWICH (word        Puerto Rico     Registered      43147        05/29/98       43147       05/29/98     29
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHU SANDWICH (word mark)   Puerto Rico     Registered      41519        05/29/98       41519       05/29/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHU SANDWICH (word mark)   Puerto Rico     Registered      41520        05/29/98       41520       05/29/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHU SANDWICH (word mark)   Puerto Rico     Registered      41521        05/29/98       41521       05/29/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHUGA MEJICANA (word       Puerto Rico     Registered      41543        05/29/98       41543       05/29/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHUGA MEJICANA (word       Puerto Rico     Registered      41544        05/29/98       41544       05/29/98     29
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHUGA MEJICANA (word       Puerto Rico     Registered      41545        05/29/98       41545       05/29/98     42
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHUGA MILANESA (word       Puerto Rico     Registered      41548        05/29/98       41548       05/29/98     42
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHUGA MILANESA (word       Puerto Rico     Registered      41549        05/29/98       41549       05/29/98     29
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHUGA MILANESA SANDWICH    Puerto Rico     Registered      41547        05/29/98       41547       05/29/98     30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHU-JR. (word mark)        Puerto Rico     Registered      41550        05/29/98       41550       05/29/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHU-JR. (word mark)        Puerto Rico     Registered      41551        05/29/98       41551       05/29/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    PECHU-JR. (word mark)        Puerto Rico     Registered      41552        05/29/98       41552       05/29/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN P/D          Puerto Rico      Pending         none        01/04/00                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN P/D          Puerto Rico     Registered                   04JA2000       47303       01/04/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    El Titan Sandwich            Puerto Rico     Registered      41555        05/29/98       41555       05/29/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED            Sabah        Registered     S/28141       25JE1981      S/28141      06/26/88     29
                 CHICKEN & Design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED           Sarawak       Registered                                  23358       06/26/88     29
                 CHICKEN w/cowboy
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952     Saudi Arabia     Pending        69776        03/11/01                                42
                 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952     Saudi Arabia     Pending        69777        03/11/01                                29
                 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S                      Singapore      Registered    S/6220/93      08/14/93      6220/93      08/14/93     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S                      Singapore      Registered    S/B3408/93     05/05/93      B3408/93     05/05/93     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED          Singapore      Registered    S/2366/81      06JA1981     S/2366/81     01/06/81     29
                 CHICKEN P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)        Slovak Republic   Registered    POZ1811-93     10/07/93       178405      11/19/97  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Texas Fried Chicken Logo   Slovak Republic   Registered    POZ1810-93     10/07/93       178404      11/19/97  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (logo)               South Africa    Registered     96/14052      10/01/96      96/14052     10/02/96     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (logo)               South Africa    Registered     96/14053      10/01/96      96/14053     10/02/96     42
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN &      South Africa    Registered                                 B82/4468     06/15/92     42
                 Rainbow " C " design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN        South Africa    Registered                                 B82/4467     06/15/92     29
                 w/rainbow " C " design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS CHICKEN        South Africa    Registered     96/14054      10/01/96      96/14054     10/02/96     29
                 (logo)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS CHICKEN        South Africa    Registered     96/14055      10/02/96      96/14055     10/02/96     42
                 (logo)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED         South Africa    Registered                                 B82/4469     06/15/92     29
                 CHICKEN & cowboy
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED         South Africa    Registered                                 B82/4470     06/15/92     42
                 CHICKEN & Cowboy
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)    South Africa     Pending       95/1668       12/14/95                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo           South Africa     Pending       95/16623      12/14/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo           South Africa     Pending       95/16624      12/14/95                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                      South Africa     Pending       96/13986      10/01/96                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                      South Africa     Pending       96/13987      10/01/96                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN             South Africa     Pending      2001/20595     12/05/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN             South Africa     Pending      2001/20596     12/05/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN             South Africa     Pending      2001/20593     12/05/01                                29
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN             South Africa     Pending      2001/20594     12/05/01                                42
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE       South Africa     Pending      2001/20591     12/05/01                                29
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE       South Africa     Pending      2001/20592     12/05/01                                42
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS CHICKEN        South Africa     Pending       96/13988      10/01/96                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS CHICKEN        South Africa     Pending       96/13989      10/01/96                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN                South Africa     Pending       95/16621      12/14/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN                South Africa     Pending       95/16622      12/14/95                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S FRIED CHICKEN &     South Korea     Registered                                  82664       06/29/82     7
                 logo
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN &      South Korea     Registered      92-25                        3332       09/14/92    112
                 RAINBOW 'C' LOGO
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED         South Korea     Registered                                  83674       09/04/92     7
                 CHICKEN &logo
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED         South Korea     Registered      92-26                        3333       09/14/92    112
                 CHICKEN & logo
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                       St. Lucia      Registered   200 of 1997     02SE1997    200 of 1997    02/24/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                       St. Lucia      Registered   201 of 1997     02SE1997    201 of 1997    02/24/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           St. Lucia      Registered       200         09/02/97        200        02/24/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           St. Lucia      Registered       201         09/02/97        201        02/24/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN              Swaziland       Pending       425/2001      12/14/01                             29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN&       Switzerland     Registered                                  329885      05/03/83     29
                 rainbow "C" design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED         Switzerland     Registered                                  329887      05/03/83     29
                 CHICKEN & design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    MASTER MERCHANT & DESIGN     Switzerland     Registered                                  329888      05/03/83 29, 30 &
                                                                                                                               32
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    THE PEOPLE'S CHOICE          Switzerland     Registered                                  329886      05/03/83     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    American Church's Texas         Taiwan        Pending     (86) 062046     12/08/97                                42
                 Fried Chicken
                 (Chinese)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    American Church's Texas         Taiwan        Pending     (86) 062049     12/08/97                                29
                 Fried Chicken
                 (Chinese)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    American Texas Fried            Taiwan        Pending     (86) 062045     12/08/97                                42
                 Chicken (Chinese)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    American Texas Fried            Taiwan        Pending     (86) 062048     12/08/97                                29
                 Chicken (Chinese)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED            Taiwan       Registered                                   6548       01/15/82     7
                 CHICKEN & COWBOY
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S W/CHINESE CHARAC       Taiwan       Registered                                  403849      06/16/88     19
                 & COWBOY
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                         Taiwan        Pending      (87) 14335     03/31/98                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)             Taiwan       Registered    (87) 14335     03/31/98       107130      02/01/99     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)             Taiwan       Registered    (87) 14336     03/31/98       839040      02/01/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S FRIED CHICKEN &        Taiwan       Registered                                   6547       01/15/92     7
                 RAINBOW "C"
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S W/CHINESE CHARAC       Taiwan       Registered                                  25269       05/15/82     7
                 & COWBOY
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S W/CHINESE CHARAC       Taiwan       Registered                                  395836      04/31/88     20
                 & COWBOY
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S W/CHINESE              Taiwan       Registered                                  378094      10/01/87     27
                 CHARAC. & COWBOY
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO II            Taiwan        Pending      970029045      04/03/98                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO II (Man       Taiwan        Pending       86-14513      03/26/97                                28
                 on Toy Horse)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO III           Taiwan        Pending       86-14514      03/26/97                                28
                 (Man Smiling)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO IV            Taiwan        Pending      970029049      04/03/97                                30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER LOGO IV            Taiwan        Pending      86-014515      03/26/97                                28
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER TEXAS              Taiwan        Pending       88-2986       01/01/88                                42
                 CHICKEN (in Chinese
                 Characters color logo)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER TEXAS              Taiwan        Pending       88-2994       01/01/88                                28
                 CHICKEN (in Chinese
                 Characters color logo)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER TEXAS              Taiwan       Registered     88 2988       01/25/99       887441      06/16/98     32
                 CHICKEN (in Chinese
                 Characters color logo)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER TEXAS              Taiwan        Pending       88-2987       01/01/88                                42
                 CHICKEN (in Chinese
                 Characters w/doorway
                 arch in b/w )
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER TEXAS              Taiwan        Pending       88-2996       01/01/88                                28
                 CHICKEN (in Chinese
                 Characters w/doorway
                 arch in b/w )
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER TEXAS              Taiwan       Registered     88 2989       01/25/99       887442      06/15/98     32
                 CHICKEN (in Chinese
                 Characters w/doorway
                 arch in b/w )
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER/TEXAS              Taiwan       Registered     84008076      02/25/95       82513       04/16/96     42
                 CHICKEN (composite in
                 Chinese)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER/TEXAS              Taiwan       Registered     84008075      02/24/95       703281      01/01/96     29
                 CHICKEN (composite in
                 Chinese)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER/TEXAS              Taiwan       Registered     84008079      02/24/95       82500       04/16/96     42
                 CHICKEN logo (in
                 Chinese charac.)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    LITTLE RIDER/TEXAS              Taiwan       Registered     84008077      02/24/95       709497      03/01/96     29
                 CHICKEN logo (in
                 Chinese charac.)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TE "Star" AN (word mark)        Taiwan       Registered    (87) 14786     04/02/98       842188      02/28/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAN                           Taiwan       Registered     87-14783      04/02/98       115421      04/15/99     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAN (word mark)               Taiwan       Registered    (87) 14784     04/02/98       842239      02/28/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAN (word mark)               Taiwan       Registered    (87) 14783     04/02/98      S115421      09/16/99     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAN stylized with Star        Taiwan       Registered     87-14785      04/02/98       108925      04/15/99     42
                 design
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN & DOORWAY         Taiwan       Registered     (88)2996      25JA1999       941937      03/16/01     28
                 DESIGN W/ CHINESE
                 CHARACTERS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo)            Taiwan       Registered     84008080      02/24/95       82514       04/16/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo)            Taiwan       Registered     84008078      02/24/95       711408      03/16/96     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (Word Mark        Taiwan        Pending       88-2990       01/25/99                                30
                 in Chinese Characters)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (Word Mark        Taiwan        Pending       88-2991       01/01/88                                30
                 in Chinese Characters)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952        Taiwan        Pending       (90)6032      02/26/01                                42
                 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952        Taiwan        Pending       (90)6033      02/26/01                                29
                 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Texas Fried Chicken             Taiwan        Pending     (86) 062044     12/08/97                                42
                 (Chinese)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Texas Fried Chicken             Taiwan        Pending     (86) 062047     12/08/97                                29
                 (Chinese)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS TEXAS FRIED            Thailand      Registered      123155                      80761       03/30/92     29
                 CHICKEN & cowboy
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURHS FRIED CHICKEN &         Thailand      Registered                                  80762       03/30/92 29, 30 &
                 RAINBOW "C" IN OVAL                                                                                           42
                 DSGN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)           Trinidad &      Pending        27574        10/09/97                             29 & 42
                                             Tobago
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN                  Tunisia       Registered     EE950359      03/14/95      EE950359     03/14/95  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN Logo             Tunisia       Registered     EE950358      03/14/95      EE950358     03/14/95  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo               UAE         Registered       1879        09/06/93        1386       02/16/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo               UAE         Registered       1880        09/06/93        1435       02/16/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo (in           UAE         Registered      10731        05/23/95       16389       07/07/98     29
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo (in           UAE         Registered      10732        05/25/95       16786       07/15/98     42
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952         UAE          Pending        42865        06/10/01                                29
                 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN SINCE 1952         UAE          Pending        42866        06/10/01                                42
                 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                Uganda        Pending        24531        12/19/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CFC & RAINBOW "C" DESIGN    United Kingdom   Registered                                 1157058      07/04/81     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED        United Kingdom   Registered                   04JL1981      1157059      07/04/81     29
                 CHICKEN & COWBOY
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN (new       United States     Pending      76/023257      04/11/00                            29, 30 &
                 script version)                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN Since      United States     Pending      76/023277      04/11/00                            29, 30 &
                 1952 & Logo                                                                                                   42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S (script)           United States    Registered                                  815076      09/15/86     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S (script)           United States    Registered                                  815614      09/20/66     42
-----------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (stylized letters)  United States    Registered    75/371341      10/10/97      2252753      06/15/99 29, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (word mark)         United States    Registered    75/371170      10/10/97      2245601      05/18/99 29, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN &          United States    Registered                                 1311632      12/25/94     42
                 BISCUITS w/design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN & design   United States    Registered     73660006      05/11/87      1471070      12/29/87     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo      United States    Registered    74/412313      07/14/93      1915306      08/29/95  35 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN (logo &     United States    Registered    74/412312      07/14/93      1918270      09/12/95  35 & 42
                 doorway design)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FOUR STAR TAKEOUT   United States    Registered    75/309890      06/17/97      2257770      06/29/99  29 & 30
                 (design)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FOUR STAR TAKEOUT   United States    Registered    75/309891      06/17/97      2257771      06/29/99  29 & 30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S FRIED CHICKEN      United States    Registered     73309389      05/08/81      1208752      09/14/82     29
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS FRIED CHICKEN &     United States    Registered     73308497      05/14/81      1195826      05/18/82     29
                 rainbow 'C' design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S FRIED CHICKEN &    United States    Registered                                 1052133      11/02/76     42
                 rainbow 'C' design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S PECAN PIE &        United States    Registered                                 1296650      09/18/84     30
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CRISPY NUGGETS              United States    Registered                                 1375297      12/10/85     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    DAY OF DREAMS (word mark)   United States    Registered    75/213852      12/16/96      2125486      12/30/97  36 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    FOUR STAR TAKEOUT (design)  United States    Registered    75/309888      06/17/97      2257768      06/29/99  29 & 30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    FOUR STAR TAKEOUT (word     United States    Registered    75/309889      06/17/97      2257769      06/29/99  29 & 30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    GOTTA LOVE IT               United States    Registered    75/213651      12/16/96      2125482      12/30/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    JALAPENO CHEESE BOMBERS     United States    Registered    75/037580      12/27/95      2054436      04/22/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    MUCHO'S                     United States    Registered    74/694161      06/26/95      1981047      06/18/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    MUCHO'S logo                United States    Registered    74/694162      06/26/95      1982487      06/25/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    SOUTHERN OVEN               United States    Registered    75/552002      09/10/98      2406959      11/21/00 29, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    SOUTHERN OVEN COMFORT       United States    Registered    75/551701      09/10/98      2406958      11/21/00 29, 30 &
                 FOODS BY CHURCHS &                                                                                            42
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    SPICY SPRINKLE              United States    Registered                                 1517337      12/20/88     30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TENDER STRIPS               United States    Registered    75/904303      01/27/00      2542246      02/26/02     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TENDER STRIPS               United States    Registered    74/179241                    1747962      01/19/93     29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (logo)        United States    Registered    74/567619      08/30/94      1966275      04/09/96  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)   United States    Registered    74/567620      08/30/94      1992427      08/13/96  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS FRIED CHICKEN         United States    Registered    74/034896      03/02/90      1655131      08/27/91     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    VALUE LOVERS MENU           United States    Registered    74/536768      06/13/94      1906145      07/18/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    VALUE LOVERS MENU & design  United States    Registered    74/536662      06/13/94      1944736      12/26/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    BIG PIECES, LITTLE PRICES   United States     Pending      76/234515      04/02/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHIE P/D                United States    Registered    71/370059      08SE1970       924852      11/30/71     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHIE P/D                United States    Registered    72/426922      12JE1972       977895      01/29/74     42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Full Flavor                 United States     Pending      78/119303      4/3/2002                            29, 30 &
                                                                                                                               43
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Full Flavor & design        United States     Pending      78/119311      4/3/2002                            29, 30 &
                                                                                                                               43
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Full Life                   United States     Pending      78/119295      4/3/2002                            29, 30 &
                                                                                                                               43
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Full Life & design          United States     Pending      78/119304      4/3/2002                            29, 30 &
                                                                                                                               43
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Full Pockets                United States     Pending      78/119301      4/3/2002                            29, 30 &
                                                                                                                               43
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Full Pockets & design       United States     Pending      78/119306      4/3/2002                            29, 30 &
                                                                                                                               43
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    HOT LEGS                    United States     Pending      76/176849      12/04/00                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Jalaketchupeno              United States     Pending      78/116279     3/20/2002                                30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    KRISPY TENDER STRIPS        United States     Pending      78/063959      05/16/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Llena de Sabor              United States     Pending      78/120252      4/8/2002                            29, 30 &
                                                                                                                               43
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Llena de Sabor & design     United States     Pending      78/121423     4/12/2002                            29, 30 &
                                                                                                                               43
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Llena la Vida               United States     Pending      78/120248      4/8/2002                            29, 30 &
                                                                                                                               43
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Llena la Vida & design      United States     Pending      78/121427     4/12/2002                            29, 30 &
                                                                                                                               43
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Llena los Bolsillos         United States     Pending      78/120254      4/8/2002                            29, 30 &
                                                                                                                               43
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Llena los Bolsillos &       United States     Pending      78/121429     4/12/2002                            29, 30 &
                 design                                                                                                        43
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    Wing Shakers & design       United States     Pending      78/119313      4/3/2002                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                       Venezuela       Pending       18961-98      10/16/98                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS                       Venezuela       Pending       18962-98      10/16/98                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN              Venezuela       Pending       471-2001      01/11/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN              Venezuela       Pending       472-2001      01/11/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN              Venezuela       Pending       473-2001      01/11/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo        Venezuela       Pending       18959-98      10/16/98                                42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS CHICKEN & Logo        Venezuela       Pending       18960-98      10/16/98                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN              Venezuela       Pending       474-2001      01/11/01                                29
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN              Venezuela       Pending       475-2001      01/11/01                                30
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN              Venezuela       Pending       476-2001      01/11/01                                42
                 (STYLIZED)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE        Venezuela       Pending       477-2001      01/11/01                                29
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE        Venezuela       Pending       478-2001      01/11/01                                30
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN SINCE        Venezuela       Pending       479-2001      01/11/01                                42
                 1952 P/D
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S FRIED CHICKEN &      Venezuela      Registered                                 19526-D      12/05/85     50
                 C DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S TEXAS FRIED          Venezuela      Registered                                 19683-D      02/18/86     50
                 CHICKEN & COWBOY
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S w/rainbow "C"        Venezuela      Registered     10442/82      11/30/82      19665-D      02/18/86  50 & 42
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCHS (TEXAS                 Vietnam       Registered      30810        09/24/96       25839       12/03/97  29 & 42
                 CHICKEN/logo)
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)      Vietnam       Registered      22 111       03/18/95       18 565      10/19/95  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo             Vietnam       Registered    N-4182/94      11/23/94       17267       11/23/94  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN (word mark)     West Bank       Pending         3655        07/31/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    TEXAS CHICKEN logo            West Bank       Pending         3656        07/31/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN                Zambia        Pending       789/2001      12/19/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Zimbabwe       Pending      1328/2001      12/17/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Churchs    CHURCH'S CHICKEN               Zimbabwe       Pending      1329/2001      12/17/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Argentina       Pending       2224560       06/17/99                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Argentina       Pending       2224561       06/17/99                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word        Australia      Registered                                  751375      12/18/97     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Australia      Registered      621314       01/27/94       621314      05/26/95     42
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Australia      Registered                                 A621313      01/27/94     30
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)            Australia      Registered      751374       12/18/97       751374      08/10/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)           Australia      Registered                                  746618      05/11/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word         Australia      Registered                                  746621      05/06/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word        Australia      Registered      751372       12/18/97       751372      12/18/97     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)          Australia      Registered      751373       12/18/97       751373      08/10/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)            Australia      Registered      751371       12/18/97       751371      08/10/98     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                      Australia      Registered      461478       11MR1987      A461470      03/11/87     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                      Australia      Registered      461471       11MR1987      A461471      03/11/87     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON & Three Swirl        Australia      Registered      461472       11MR1987      A461472      06/13/89     42
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON & Three Swirl        Australia      Registered      461473       11MR1987      A461473      03/11/87     30
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   Cinnabon World                Australia      Registered      849184       09/06/00       849184      09/03/01 30, 35 &
                 FamousCinnamon                                                                                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Australia      Registered      621313       27JA1994       621313      11/07/95     30
                 CINNAMON ROLLS &
                 THREE-SWIRL DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Austria       Registered                                  146109      03/01/93  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Austria       Registered                                  153485      07/14/94  30 & 42
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON               Bahamas        Pending        24101        08/14/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                       Bahamas        Pending        24108        08/14/01                                39
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                       Bahamas        Pending        24109        08/14/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Bahamas        Pending        24106        08/14/01                                39
                 CINNAMON ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Bahamas        Pending        24107        08/14/01                                42
                 CINNAMON ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Bahamas        Pending        24111        08/14/01                                42
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Bahamas        Pending        24112        08/14/01                                39
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA                         Bahamas        Pending        24103        08/14/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON                        Bahamas        Pending        24100        08/14/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL               Bahamas        Pending        24102        08/14/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON                       Bahamas        Pending        24110        08/14/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA                         Bahamas        Pending        24099        08/14/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   WORLD FAMOUS CINNAMON          Bahamas        Pending        24104        08/14/01                                39
                 ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   WORLD FAMOUS CINNAMON          Bahamas        Pending        24105        08/14/01                                42
                 ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                       Bahrain        Pending        836/99       05/11/99                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Bahrain       Registered      837/99       05/11/99      SM 3108      01/01/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Bahrain        Pending        838/99       05/11/99                                30
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Bahrain       Registered      839/99       11MY1999      SM 3109      05/11/99     42
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                       Benelux        Pending        975348       10/12/00                             30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Benelux       Registered                                  586610      11/04/96  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Bolivia       Registered    SM-0121-99     01/15/99      78370-C      01/01/01     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Bolivia       Registered    SM-0122-99     01/15/99      78371-C      01/01/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Bolivia       Registered    SM-0123-99     01/15/99      78365-C      01/01/01     42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Bolivia       Registered    SM-0120-99     01/15/99      78702-C      01/01/01     30
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word          Brazil        Pending      820541621      01/30/98                              -32.1
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Brazil       Registered    819169242      04/08/96     819169242     11/10/98   -40.15
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Brazil       Registered    819169250      04/08/96     819169250     10/16/01   -32.1
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)              Brazil       Registered    820541672      01/30/98     820541672     08/08/00     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)             Brazil        Pending      820346314      10/29/97                              -32.1
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word           Brazil        Pending      820346039      10/29/97                              -32.1
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALLATA CHILL (word          Brazil        Pending      820541630      01/30/98                              -35.1
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)            Brazil       Registered    820541648      01/30/98     820541648     09/18/00   -30.1
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA                          Brazil        Pending      820541664      01/30/98                               35.1
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   BERRYBON (word mark)            Canada       Registered      882778       06/26/98       513175      07/23/99
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word          Canada        Pending        860841       11/07/97
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON & Design               Canada       Registered                                  346959      10/21/88
                 (3-Swirls)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Canada       Registered                                  346708      10/14/88  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Canada       Registered     1006414       02/24/99       532469      09/11/00  30 & 42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Canada        Pending        734696       08/10/98
                 CINNAMON ROLLS &
                 One-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Canada        Pending        734783       08/12/93
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   ICECAPES (word mark)            Canada        Pending        882776       06/26/98
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   ICESCAPE                        Canada        Pending       1106090       06/13/01
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)              Canada       Registered                                  437339      12/23/94
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)             Canada       Registered      860843       11/07/97       513468      07/28/99
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word           Canada       Registered      860839       11/07/97       523516      02/22/00
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word          Canada       Registered                                  438927      02/10/95
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   PEAK-SEASON FRUIT FRESHLY       Canada       Registered      767058       10/24/94       533798      09/28/00
                 SQUEEZED VAREVA JUICE
                 & Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)            Canada       Registered                                  437320      12/23/94
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON FRESH ROAST ALL        Canada       Registered                                  462158      08/30/96
                 ARABICA COFFEE &
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)              Canada       Registered                                  465058      10/25/96
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Chile        Registered      289792       10/27/94       451761      10/18/95 29, 30 &
                                                                                                                               31
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Chile        Registered      289793       10/27/94       451762      10/18/95 28, 29 &3
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Chile         Pending       496.957       08/11/00                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Chile        Registered      289792       10/27/94       451761      10/18/95 29, 30 &
                                                                                                                               31
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Chile        Registered      466675       11/09/99       570607      06/23/00     30
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------

  Cinnabon   CINNABON ROLLS                  Chile        Registered      466676       11/09/99       570608      06/23/00     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word          China        Registered    9800002562     01/09/98      1319407      09/28/99     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        China        Registered    970074886      07/21/97      1211570      09/28/98     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            China        Registered                                 1096263      09/07/97     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            China        Registered                                 1117969      10/07/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            China        Registered    970074885      07/21/97      1225320      11/21/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           China        Registered                                 1119210      10/14/97     30
                 CINNAMON ROLLS &
                 One-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           China        Registered                                 1119820      10/14/97     42
                 CINNAMON ROLLS &
                 One-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)              China        Registered    9800002564     01/09/98      1278882      05/27/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)             China        Registered    9700119926     11/12/97      1261497      04/07/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word           China        Registered    9700119925     11/12/97      1261498      04/07/99     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word          China        Registered    9800002561     01/09/98      1276623      05/21/99     29
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)            China        Registered    9800002565     01/09/98      1278881      05/21/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)              China        Registered    9800002563     01/09/98      1282043      06/07/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                       Colombia       Pending      99-005916      02/03/99                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Colombia      Registered     99-05915      02/03/99       226490      10/27/99     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Colombia      Registered     99-05913      02/03/99       226218      10/27/99     30
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Colombia      Registered     99-05914      02/03/99       226489      10/27/99     42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                    Czech Republic   Registered   0-148403-99     11/02/99       234089      06/25/01 30, 39 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                       Denmark       Registered    04852/1999     11/23/99     03627/2000    08/07/00 30, 40 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Dominican      Registered      38430        09/23/99       108234      11/15/99     57
                                            Republic
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Dominican      Registered      38411        09/23/99       110114      10/30/99     70
                                            Republic
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Ecuador       Registered      94143        02/17/99       37-00       01/02/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Ecuador       Registered      94142        02/17/99       74-00       01/31/00     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Ecuador       Registered      94145        02/17/99       38-00       02/01/00     42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Ecuador       Registered      94144        02/17/99       75-00       01/31/00     30
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Egypt         Pending        121463       02/22/99                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Egypt         Pending        121464       02/22/99                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Egypt         Pending        121465       02/22/99                                30
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Egypt         Pending        121466       02/22/99                                42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word         European      Registered      706606       12/18/97       706606      09/15/99     30
                 mark)                     Community
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           European       Pending        158790       04/01/96                             30 & 42
                                           Community
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (European               European      Registered      706549       12/18/97       706549      02/09/00     30
                 Community)                Community
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)            European       Pending        661249       10/23/97                                30
                                           Community
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word         European      Registered      709600       12/18/97       709600      09/22/99     30
                 mark)                     Community
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)           European      Registered      706341       12/18/97       706341      01/01/99     30
                                           Community
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)             European      Registered      706309       12/18/97       706309      09/22/99     32
                                           Community
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Finland       Registered    T199903420     04/01/96       216827      02/15/00 30, 40 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            France       Registered                                 92422087     11/20/92  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           France       Registered                                 94503725     09/02/94  30 & 42
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Germany       Registered                                 2029101      01/29/93  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Germany       Registered                                 2091421      01/31/94  30 & 42
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Greece        Pending          99         12/21/00                             30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON              Guatemala      Registered       7334        08/29/00       109562      04/10/01     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                      Guatemala      Registered     7332-00       08/31/00                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                      Guatemala       Pending      10201-2000     11/22/00
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                      Guatemala       Pending       1385-90                                               30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Guatemala       Pending       7459-00       08/29/00      112,872      09/13/01     30
                 CINNAMON ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Guatemala       Pending      10199-2000     11/22/00
                 CINNAMON ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Guatemala       Pending       7461-00       08/31/00                                42
                 CINNAMON ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Guatemala      Registered       7459        08/29/00       112872      09/13/01     30
                 CINNAMON ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Guatemala       Pending       7463-00       08/31/00      112,871      09/13/01     30
                 CINNAMON ROLLS and
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA                        Guatemala      Registered    2000-07337     29AU2000       109557      04/10/01     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON                       Guatemala       Pending      8700-2000      10/10/00                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   Mochalatta Chill              Guatemala      Registered    2000/07336     08/29/00       109529      04/10/01     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   Rubymoon (Word Mark)          Guatemala      Registered    2000/07333     08/29/00       109542      04/10/01     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   Rubymoon Fresh Roast All      Guatemala      Registered     7335-00       08/29/00       109405      04/08/01     30
                 Arabica Coffee and
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA                        Guatemala      Registered     7338-00       08/29/00       107590      03/21/01     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON              Hong Kong      Registered     18249/97      12/27/97     B3497/1999    03/19/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                      Hong Kong      Registered     9605492       08MY1996      06017/97     05/30/97     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON & One-Swirl          Hong Kong      Registered    5490/1996      05/08/96     1990/1999     02/23/99     30
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON & One-Swirl          Hong Kong      Registered    5491/1996      05/08/96     1991/1999     02/23/99     42
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Hong Kong      Registered                                   4208       05/05/98     29
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Hong Kong      Registered                                   4209       05/05/98     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Hong Kong      Registered                                   8901       09/02/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA                        Hong Kong      Registered     18247/97      12/27/97     11199/1998    10/30/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)           Hong Kong      Registered     97/15012      05/13/97      587/2000     05/13/97     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word         Hong Kong      Registered     15013/97      10/18/97      588/2000     05/13/97     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL              Hong Kong      Registered     18248/97      12/27/97     B3019/1999    03/12/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON                      Hong Kong      Registered     18250/97      12/27/97     11200/1998    10/30/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA                        Hong Kong      Registered     18246/97      12/27/97     11198/1998    10/30/98     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                       Hungary       Registered     M9801296      07AP1998       158198      09/29/99 16, 30,
                                                                                                                            35 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word        Indonesia      Registered     D98-3132      02/26/98       437470      01/31/00     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Indonesia      Registered    J96 15041      07/18/96       388933      07/18/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Indonesia      Registered    D97 16665      08/11/97       419309      11/25/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Indonesia      Registered    D97 16664      08/11/97       421511      01/07/99     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON World Famous         Indonesia      Registered      346123       06/14/94       346123      09/19/95     30
                 Cinnamon Rolls and
                 Three Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)            Indonesia      Registered     D98-3133      02/26/98       437471      01/31/00     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)           Indonesia      Registered    D97 24521      11/11/97       426993      03/30/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word         Indonesia      Registered    D97 24520      11/24/97       426776      03/30/99     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word        Indonesia      Registered     D98-3604      03/04/98       433999      10/29/99     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)          Indonesia      Registered     D98-3135      02/26/98       427472      01/01/00     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)            Indonesia      Registered     D98-3134      02/26/98       437505      02/01/00     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                       Ireland       Registered     96/6569       04/01/96       218458      10/05/01 30, 35 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Italy         Pending     RM99C006418     12/15/99                             30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Italy         Pending    RM2001C005470    09/28/01                             30 & 42
                 CINNAMON ROLLS &
                 Three Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Italy        Registered                                  686649      09/18/96  30 & 42
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Italy         Pending    RM2001C005469    09/28/01                             30 & 42
                 CINNAMON ROLLS P/D
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word          Japan        Registered      1998-1       01/05/98      4296207      07/16/99     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON & Design               Japan        Registered                                 2125283      03/27/89     30
                 (3-Swirls)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Japan        Registered                                 2074317      08/29/88     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Japan        Registered                                 3155803      05/31/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Japan        Registered   1997-116306     05/14/97      4225879      12/25/98  29 & 32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Japan        Registered    1999-50396     06/09/99      4386626      05/26/00  30 & 42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Japan        Registered                                 3224592      11/29/96     30
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Japan        Registered                                 3350436      10/03/97     42
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)              Japan        Registered      1998-2       01/05/98      4272138      05/14/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)             Japan        Registered   1997-173423     11/05/97      4296190      07/16/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word           Japan        Registered   1997-173424     11/05/97      4296191      01/01/99     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word          Japan        Registered      1998-3       01/05/98      4413376      09/01/00  29 & 30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)            Japan        Registered      1998-4       01/05/98      4272139      05/14/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)              Japan        Registered      1998-5       01/05/98      4272140      05/14/99     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Jordan       Registered      53552        05/18/99       53552       08/27/00     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Jordan       Registered      55274        05/30/99       55274       05/30/99     30
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Jordan        Pending         none        03/26/02                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Jordan        Pending         none        03/26/02                                42
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Kuwait        Pending        43578        07/07/99                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Kuwait        Pending        43579        07/07/99                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Kuwait        Pending        45713        02/15/00                                30
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Kuwait        Pending        45714        02/15/00                                42
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Lebanon       Registered   482601/3040     02/01/99       78712       02/01/99  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Lebanon       Registered   482602/3042     02/01/99       78713       02/01/99  30 & 42
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word          Macau        Registered       2937        12/19/97        2937       07/03/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Macau        Registered       1881        06MY1997      N/001881     11/07/97     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Macau        Registered       1882        06MY1997      N/001882     11/07/97     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Macau        Registered       1884        06MY1997      N/011884     11/07/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Macau        Registered       1883        05/06/97        1883       04/06/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)              Macau        Registered       2938        12/19/97        2938       07/03/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)             Macau        Registered       2653        10/20/97        2653       04/02/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word           Macau        Registered       2654        10/20/97        2654       04/02/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word          Macau        Registered       2039        12/19/97        2939       07/03/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)            Macau        Registered       2940        12/19/97        2940       07/03/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)              Macau        Registered       2941        12/19/97        2941       07/03/98     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON               Malaysia       Pending       98/00388      01/10/98                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                       Malaysia       Pending       96/07950      07/18/96                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Malaysia       Pending       97/09696      07/16/97                                32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Malaysia      Registered     96/07948      07/18/96     96/007948     07/18/98     16
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Malaysia      Registered     97/09695      07/16/97     97/009695     07/16/97     29
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Malaysia       Pending       99/12717      12/14/99                                30
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Malaysia       Pending       96/07949      07/18/96                                16
                 CINNAMON ROLLS &
                 One-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)             Malaysia      Registered     98-00391      01/10/98      98000391     01/10/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)            Malaysia      Registered     97-16367      11/14/97      97016367     11/14/97     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word          Malaysia      Registered     97/16368      11/14/97      97016368     11/14/97     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word         Malaysia       Pending       98-00392      01/10/98                                30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)           Malaysia      Registered     98-00390      01/10/98      98000390     07/20/01     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA                         Malaysia       Pending       98/00389      01/10/98                                32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)             Malaysia       Pending       98-00389      01/10/98                                32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   BERRYBON (word mark)            Mexico       Registered      337931       06/30/98       592066      10/30/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word          Mexico       Registered                                  567787      12/19/97     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word          Mexico       Registered      366822       03/10/99       641956      02/22/00     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Mexico       Registered      138418       04/24/92       435042      06/01/93     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Mexico       Registered                                  434381      04/20/93     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Mexico       Registered                                  452030      09/01/93     42
                 CINNAMON ROLLS &
                 One-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Mexico       Registered                                  489167      04/25/95     30
                 CINNAMON ROLLS &
                 One-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Mexico       Registered                                  452031      02/10/94     42
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Mexico       Registered                                  489166      04/25/95     30
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   FRESH SQUEEZED FLASH            Mexico       Registered                                  488216      04/24/95     32
                 FROZEN FANTASTIC
                 VAREVA JUICE & Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   ICECAPES (word mark)            Mexico       Registered      337932       06/30/98       592067      10/30/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)              Mexico       Registered                                  447143      11/24/93     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)             Mexico       Registered      313537       11/07/97       572939      03/26/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word           Mexico       Registered                                  572938      03/26/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word          Mexico       Registered                                  433515      04/22/93     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   PECANOVA                        Mexico       Registered      175745       08/18/93       479846      11/21/94     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)            Mexico       Registered                                  445440      10/29/93     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON FRESH ROAST ALL        Mexico       Registered                                  445439      10/29/93     30
                 ARABICA COFFEE &
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   SWIRL Design                    Mexico       Registered                                  452032      02/10/94     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)              Mexico       Registered                                  480159      11/22/94     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                     New Zealand     Registered                   18NO1987       176035      11/18/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)             Oman         Pending        19243        12/19/98                                30
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)             Oman         Pending        19244        12/19/98                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS            Oman         Pending        19245        12/19/98                                30
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS            Oman         Pending        19246        12/19/98                                42
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Panama       Registered      102369       20AU1999       102369      08/20/01     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Panama        Pending        102639       08/20/99                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Panama       Registered      102368       08/20/99       102368      08/20/99     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Paraguay      Registered     9927350       12/03/99       226372      07/05/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Paraguay      Registered     9927351       12/03/99       226373      07/05/00     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)             Peru        Registered      78941        02/10/99       17821       05/18/99     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)             Peru        Registered      77558        01/18/99       54947       05/17/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS            Peru        Registered      78976        02/10/99       17866       05/24/99     42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS            Peru        Registered      77559        01/18/99       77559       05/18/99     30
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word       Philippines      Pending        127402       12/19/97                                30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CHOCOBON                     Philippines      Pending    4-2001-000303    04/30/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (Mark Purchased     Philippines     Registered      104838       12/27/95    4-1995-107172  07/19/00     30
                 from Wilson Chu)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         Philippines      Pending        110731       08/19/96                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         Philippines      Pending        110732       08/19/96                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         Philippines      Pending        120317       05/02/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         Philippines      Pending        120318       05/02/97                                32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        Philippines      Pending        110729       08/19/96                                30
                 CINNAMON ROLLS &
                 One-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        Philippines      Pending        110730       08/19/96                                42
                 CINNAMON ROLLS &
                 One-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)           Philippines      Pending        127405       12/19/87                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON                      Philippines      Pending        125751      10/16/1997                               30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)          Philippines      Pending       1255751       10/16/97                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word        Philippines      Pending        125752       10/16/97                                30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word       Philippines      Pending        127403       12/19/97                                30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)         Philippines      Pending        127404       12/19/97                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)           Philippines      Pending        127416       12/19/97                                32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Poland        Pending       Z-203009      06/08/99                             30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Poland        Pending       Z-203008      06/08/99                             30 & 42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Portugal      Registered      341711       12/03/99       341711      04/19/01  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         Puerto Rico     Registered                   07/16/99       45896       07/16/99     42
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         Puerto Rico     Registered                   07/16/99       45897       07/16/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        Puerto Rico     Registered                   07/16/99       45929       07/16/99     42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        Puerto Rico     Registered                   16JL1999       45930       07/16/99     30
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Qatar         Pending        19817        12/14/98                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Qatar         Pending        19818        12/14/98                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Qatar         Pending        19864        12/26/98                                30
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Qatar         Pending        19865        12/26/98                                42
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Russia       Registered     97706997      05/19/97       167502      08/28/98 29, 30,
                                                                                                                            32 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                     Saudi Arabia    Registered      48938        21AP1999       531/52      04/21/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         Saudi Arabia     Pending        38938        04/21/99                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         Saudi Arabia    Registered      48937        04/21/99       531/58      01/01/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        Saudi Arabia    Registered      48935        04/21/99       531/50      01/01/01     42
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        Saudi Arabia    Registered      48936        04/21/99       531/51      01/01/01     30
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON              Singapore      Registered    T98/00562J     01/21/98     T98/00562J    01/21/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                      Singapore      Registered     2994/92       24AP1992     T92/02994C    09/29/94     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                      Singapore      Registered     2995/92       24AP1992     T92/02995A    04/24/92     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Singapore      Registered    T97/05613B     05/15/97     T97/05613B    05/15/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)          Singapore      Registered     5614/97       05/15/97     T97/05614J    05/15/97     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Singapore      Registered    T99/05225H     05/21/99     T99/05225H    05/21/99     42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Singapore       Pending      T99/05224Z     05/21/99                                30
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Singapore      Registered      803/94       01/28/94     T94/00803Z    01/28/94     42
                 CINNAMON ROLLS &
                 Three Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Singapore      Registered      804/94       01/28/94     T94/00804H    07/29/93     30
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)            Singapore      Registered      558/98       01/21/98     T98/00558B    01/01/00     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON                       Singapore      Registered    T97/12878H     10/20/97     T97/12878H    05/13/97     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word         Singapore      Registered     12879/97      10/20/97     T97/12879F    05/13/97     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word        Singapore      Registered    T98/00559J     01/21/98     T98/00559J    01/01/00     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)          Singapore      Registered      560/98       01/21/98     T98/00560D    01/21/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA                        Singapore       Pending      T98/00561B     01/21/98                                32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON             South Africa     Pending      2001/00606     01/12/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                     South Africa     Pending      2001/00604     01/12/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                     South Africa     Pending      2001/00605     01/12/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        South Africa     Pending      2001/00607     01/12/01                                30
                 CINNAMON ROLLS

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        South Africa     Pending      2001/00608     01/12/01                                42
                 CINNAMON ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   Cinnabon World Famous        South Africa     Pending      2001-00609     01/01/01                                30
                 Cinnamon Rolls & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        South Africa     Pending      2001/00609     01/12/01                                30
                 CINNAMON ROLLS P/D
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        South Africa     Pending      2001/00610     01/12/01                                42
                 CINNAMON ROLLS P/D
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   Makara                       South Africa     Pending      2001-00613     01/01/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA                       South Africa     Pending      2001/00613     01/12/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   Minibon                      South Africa     Pending      2001-00615     01/01/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON                      South Africa     Pending      2001/00615     01/12/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   Minibon Delight              South Africa     Pending      2001/00616     01/01/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   Mochalatta Chill             South Africa     Pending      2001-00617     01/01/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL             South Africa     Pending      2001/00617     01/12/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON                     South Africa     Pending      2001/00618     01/12/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON FRESH ROAST ALL     South Africa     Pending      2001/00619     01/12/01                                30
                 ARABICA COFFEE P/D
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA                       South Africa     Pending      2001/00614     01/12/01                                32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   WORLD FAMOUS CINNAMON        South Africa     Pending      2001/00611     01/12/01                                30
                 ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   WORLD FAMOUS CINNAMON        South Africa     Pending      2001/00612     01/12/01                                42
                 ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word       South Korea     Registered     97-58408      12/23/97       447479      05/08/99     -3
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         South Korea     Registered                                  21460       09/13/93    -112
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         South Korea     Registered                                  264497      05/27/93     -3
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         South Korea     Registered     97-19996      05/02/97       425618      10/20/98     -7
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         South Korea     Registered     97-19995      05/02/97       433621      12/15/98    -57
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        South Korea     Registered                                  27019       05/22/95    -112
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        South Korea     Registered                                  306172      01/18/95     -5
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        South Korea     Registered                                  310233      03/22/95     -3
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)           South Korea     Registered     97-58409      12/23/97       437246      01/07/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)          South Korea     Registered     97-48803      10/20/97       422703      12/15/98     -3
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word        South Korea     Registered     97-48804      10/20/97       433704      12/15/98     -3
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word       South Korea     Registered     97-58410      12/23/97       446297      04/15/99     -5
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)         South Korea     Registered     97-58411      12/23/98       437245      01/07/99     -5
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)           South Korea     Registered     97-58412      12/23/97       438134      01/16/99     -5
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Sweden       Registered     98-08122      12/14/99       336591      04/14/00 30, 40 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                     Switzerland     Registered    02139/2001     28FE2001      488.195      02/28/01     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)         Switzerland     Registered                                  397602      04/23/92     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON CARAMEL PECANBON    Switzerland     Registered    10229/1997     12/20/97       455749      10/28/98     30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS        Switzerland     Registered                                  420851      01/27/94 30, 32 &
                 CINNAMON ROLLS &                                                                                              42
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)           Switzerland     Registered                                  452057      06/08/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON                      Switzerland      Pending      08358/1997     10/20/97                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word        Switzerland      Pending      08359/1997     10/20/97                                30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word       Switzerland     Registered                                  453653      08/10/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)         Switzerland     Registered    10232/1997     12/20/97       451870      05/27/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)           Switzerland     Registered                                  451871      05/27/98     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word          Taiwan       Registered     86-64839      12/24/97       840996      02/16/99     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Taiwan       Registered                                  64498       06/01/93     -7
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Taiwan       Registered                                  580771      01/01/93    -24
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Taiwan       Registered     86-22727      05/07/97       801603      01/01/95     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)            Taiwan       Registered     86-22726      05/07/97       827787      12/31/94     29
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Taiwan       Registered   (88) 029093     06/14/99       130600      10/16/00     35
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Taiwan       Registered   (88) 026826     06/02/99       139124      06/01/93     42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Taiwan       Registered   (88) 029088     06/14/99       894933      12/31/92     30
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Taiwan       Registered                                  75080       06/01/95     -7
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Taiwan       Registered                                  659633      11/01/94    -24
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Taiwan       Registered                                  665351      01/01/95    -19
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)              Taiwan        Pending       86-64840      12/24/97                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)             Taiwan       Registered    (86) 54655     10/23/97       829657      12/01/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word           Taiwan       Registered    (86) 54656     10/23/97       829757      12/01/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL                Taiwan       Registered     86/64841      24DE1997       827723      11/16/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word          Taiwan        Pending       86-64841      12/24/97                                30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)            Taiwan       Registered     86-64842      12/24/97       818361      09/16/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)              Taiwan       Registered     86-64843      12/24/97       823618      10/16/98     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word         Thailand      Registered      355997       03/11/98      Kor94349     03/11/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                       Thailand      Registered      230674       13JL1992       Kor364      07/13/92     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                       Thailand      Registered      230673       13JL1992      Kor9581      07/13/92     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Thailand      Registered                                   9581       07/13/92     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Thailand      Registered      341057       08/13/97     Kor108677     08/13/97     32
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Thailand      Registered      341056       08/13/97      Kor97480     08/13/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Thailand      Registered      413474       03/07/00      2/23/010     02/23/01     30
                 CINNAMON ROLL &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Thailand      Registered      413475       03/07/00      Kor13118     07/17/01     42
                 CINNAMON ROLL &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Thailand      Registered                                  26054       04/27/94     30
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Thailand      Registered      264004       27AP1994      Kor26054     04/27/94     30
                 CINNAMON ROLLS &
                 THREE-SWIRL DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Thailand      Registered      264005       27AP1994      Kor3015      04/27/94     42
                 CINNAMON ROLLS &
                 THREE-SWIRL DESIGN
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)             Thailand      Registered      355481       03/04/98      Kor92050     05/21/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)            Thailand      Registered      348679       11/13/97      Kor89879     04/23/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word          Thailand      Registered      348680       11/13/97     Kor114685     01/01/99     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)           Thailand      Registered      352940       01/22/98      KOR85213     01/22/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)             Thailand      Registered      352941       01/22/98      Kor82910     01/22/98     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON                Turkey        Pending      2000/20698     09/28/00                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                        Turkey        Pending      2000/20697     09/28/00                             30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Turkey        Pending      2000/20705     09/28/00                             30 & 42
                 CINNAMON ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS           Turkey        Pending      2000/20704     09/28/00                             30 & 42
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA                          Turkey        Pending      2000/20703     09/28/00                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON                         Turkey        Pending      2000/21405     10/06/00                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL                Turkey        Pending      2000/20700     09/28/00                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON                        Turkey        Pending      2000/20701     09/28/00                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON FRESH ROAST ALL        Turkey        Pending      2000/20702     09/28/00                                30
                 ARABICA COFFEE P/D
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA                          Turkey        Pending      2000/20699     09/28/00                                32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   WORLD FAMOUS CINNAMON           Turkey        Pending      2000/20706     09/28/00                             30 & 42
                 ROLLS
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                         UAE         Registered      30707        06AP1999       27914       07/10/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)             UAE         Registered      30706        04/06/99       24096       03/12/00     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS            UAE          Pending        30708        04/06/99                                30
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS            UAE          Pending        30709        04/06/99                                42
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)        United Kingdom   Registered     1498068       04/21/92      1498068      07/23/93  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS       United Kingdom   Registered                                 1560647      03/03/95  30 & 42
                 CINNAMON ROLLS &
                 Three-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS       United Kingdom   Registered     2200676       06/19/99      2200676      06/19/99  30 & 42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   BERRYBON (word mark)        United States    Registered    75/481352      05/07/98      2294766      11/23/99     30
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL FROSTED APPLEBON    United States    Registered    75/820616      10/12/99      2405968      11/21/00     30
                 plus design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word      United States    Registered    75/400407      12/05/97      2199951      10/27/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON & Design           United States    Registered      591337       04/03/86      1426734      01/27/87  30 & 42
                 (3-Swirls)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)        United States    Registered    73/591336      04/03/86      1424169      01/06/87  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)        United States    Registered    75/279353      04/22/97      2137495      02/17/98 29, 30 &
                                                                                                                               32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)        United States     Pending      78/095775      11/29/01                            3, 4, 5,
                                                                                                                           9, 11,
                                                                                                                           16, 21,
                                                                                                                           24, 25 &
                                                                                                                               28
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS       United States    Registered    75/647375      02/24/99      2304346      12/28/99  30 & 42
                 CINNAMON ROLLS &
                 Design (New Logo)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS       United States    Registered    75/975700      07/29/93      2056372      04/22/97 30, 32 &
                 CINNAMON ROLLS &                                                                                              42
                 One-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS       United States    Registered    74/419412      07/29/93      2095424      09/09/97     29
                 CINNAMON ROLLS &
                 One-Swirl Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   ICESCAPE (word mark)        United States    Registered    75/481329      05/07/98      2291593      11/09/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)          United States    Registered    74/418259      07/27/93      1921083      09/19/95     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)         United States    Registered    75/291070      05/13/97      2147818      03/31/98     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word       United States    Registered    75/291055      05/13/97      2259857      01/01/99     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word      United States    Registered    74/061,605     05/22/90      1657550      09/17/91     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   PEAK-SEASON FRUIT FRESHLY   United States    Registered    74/515350      04/22/94      1964593      03/26/96     32
                 SQUEEZED VAEVA JUICE
                 & Design
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)        United States    Registered    74/347937      01/12/93      1791795      09/07/93     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)          United States    Registered    74/519280      04/22/94      1921121      09/19/95     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA JUICE & Design       United States    Registered    74/734364      09/26/95      2042923      03/11/97     32
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   WORLD FAMOUS CINNAMON       United States    Registered    74/734,362     09/26/95      2029844      01/14/97  30 & 42
                 ROLLS (word mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   APPLEBON                    United States     Pending      76/141112      10/05/00
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   BAKING YOURS FRESH RIGHT    United States     Pending      76/204336      02/05/01                                42
                 NOW
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CHOCOLATEBON                United States     Pending      76/234319      04/02/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON STIX               United States    Registered    76/203003      02/01/01     2,536,265     02/05/02     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   HARVESTBON                  United States     Pending      76/299149      08/09/01                             30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON FRESH ROAST ALL    United States     Pending      75/806104      09/22/99                                30
                 ARABICA COFFEE P/D
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   SUPREMESTIX                 United States     Pending      78/082503      09/04/01                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   THE ULTIMATE COMFORT FOOD   United States     Pending      78/127461      05/10/02                             30 & 43
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Uruguay       Registered      320282       02/02/00       320282      08/29/00  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINABON (word mark)           Venezuela       Pending       4792-95       04/05/98                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                      Venezuela       Pending       23706-98      12/23/98                                30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON                      Venezuela       Pending       23707-98      12/23/98                                42
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Venezuela       Pending       23708-98      12/23/98                                30
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS         Venezuela       Pending       23709-98      12/23/98                                42
                 CINNAMON ROLLS & Logo
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CARAMEL PECANBON (word         Vietnam       Registered     4723/97       12/24/97       30976       05/17/99     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON (word mark)           Vietnam       Registered     2792/97       07/18/97       29168       12/30/98 29, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   CINNABON WORLD FAMOUS          Vietnam        Pending       N992136       08/05/99                            30, 35 &
                 CINNAMON ROLLS & Logo                                                                                         42
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MAKARA (word mark)             Vietnam       Registered     4722/97       12/24/97       30975       05/17/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON (word mark)            Vietnam       Registered    N-4003/97      10/27/97       30148       03/15/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MINIBON DELIGHT (word          Vietnam       Registered    N-4004/97      10/27/97       30149       03/15/99     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   MOCHALATTA CHILL (word         Vietnam       Registered      36855        12/24/97       33260       02/16/00     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   RUBYMOON (word mark)           Vietnam       Registered     4720/97       12/24/97       30974       05/17/99     30
------------------------------------------------------------------------------------------------------------------------------------
  Cinnabon   VAREVA (word mark)             Vietnam       Registered     4719/97       12/24/97       30973       05/17/99     32
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Antigua       Registered                   01/21/98        2062       02/19/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo         Antigua       Registered     99179283      02/27/98        5328       04/18/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Argentina       Pending       2140586       03/26/98                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Argentina       Pending       2140587       03/26/98                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Word Mark)             Aruba        Registered    93/100111      10/01/93       16483       01/14/94  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Logo      Australia      Registered      828691       03/22/00       828691      03/22/00  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)     Australia      Registered     A503835       01/31/89      A503835      01/31/89     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)     Australia      Registered     A503836       01/31/89      A503836      01/31/89     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Australia      Registered      828692       03/22/00       828692      03/22/00  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Australia      Registered     A298633       07/15/76      A298633      07/15/76     32
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &              Austria       Registered    AM 2632/97     05/15/97       172635      11/18/97     42
                 BISCUITS and
                 Palladium design
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Bahamas       Registered       8470        07/21/76        8470       07/21/76     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Bahamas       Registered      19726        06/25/97       19726       03/13/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)      Bahrain       Registered      202/88       03/30/88        588        03/30/93     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)      Bahrain       Registered      201/88       03/30/88       11536       03/30/88     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                        Bahrain        Pending      1132/2001      06/06/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                        Bahrain        Pending      1133/2001      06/06/01                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)      Benelux       Registered      698505       06/05/87       429572      06/05/87     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Benelux       Registered      614846       08/04/76       340729      08/04/76     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)      Bermuda       Registered       9643        06/24/82        9643       06/24/82     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)      Bermuda       Registered       9706        05/03/82        9706       05/03/82     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Bermuda       Registered       9705        02/24/82        9705       02/24/82     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Bolivia       Registered       7072        05/15/97       68974       11/23/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Bolivia       Registered       7073        05/15/97       68975       11/23/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo         Bolivia       Registered       7076        05/15/97       68994       11/23/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo         Bolivia       Registered      78258        05/15/97       68995       11/23/98     29
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         Bophuthatswana    Pending       92/0039       01/08/92                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         Bophuthatswana    Pending       92/0040       01/08/92                                30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         Bophuthatswana    Pending       92/0041       01/08/92                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         Bophuthatswana   Registered     76/3299       06/29/76      76/3299      06/29/86     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (palladium              Brazil       Registered    819423068      08/15/96     819423068     09/19/01    38.6
                 design/frango &
                 biscuits)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Brazil        Pending      820024813      08/19/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Brazil       Registered      31780        07/12/76      6658610      03/25/78    38.6
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES FRANGO & BISCUITS       Brazil        Pending      820024791      08/19/97                                29
                 and Palladium Logo
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    DESIGN OF BUILDING              Canada       Registered      319712                      319712      10/17/86     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    IT'S A GREAT NEW TASTE          Canada       Registered      315283                      315283      06/13/86
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    LOVE THAT CHICKEN!              Canada       Registered      500870       03/24/83       315225      06/13/86
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    ORIGINAL NEW ORLEANS            Canada       Registered      500869       03/24/83       315281      06/13/86
                 FLAVOR
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    PAL-PAK                         Canada       Registered      315282                      315282      06/13/86
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)       Canada       Registered      498404       02/04/83       363165      11/10/89  42 & 29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium logo)        Canada       Registered      810135       04/17/96     TMA511805     05/13/99  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Canada       Registered      363983                      363983      02/12/88  42 & 29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Canada       Registered      499668       03/01/83       336983      02/12/88 29, 30,
                                                                                                                            31 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CAJUN FRIED             Canada       Registered      535203       01/22/85       349807      01/06/89  42 & 29
                 CHICKEN*
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES FAMOUS FRIED            Canada       Registered      500876       03/24/83       391883      12/20/91  42 & 29
                 CHICKEN*
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    Popeyes SIGN DESIGN             Canada       Registered      329721                      329721      07/10/87
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Chile         Pending       381.647       06/26/97                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Chile        Registered     381.646       06/26/97       508318      03/25/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo          Chile         Pending       381.649       06/26/97                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo          Chile        Registered     381.648       06/26/97       508319      03/25/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Chile         Pending        381647       06/26/97                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &               Chile         Pending        381649       06/26/97                                42
                 BISCUITS & Palladium
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium logo        China         Pending      9800108344     09/22/98                                42
                 (in Chinese - Pai Pai
                 Sze)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium logo        China        Registered    9800108343     09/22/98      1366627      02/21/00     29
                 (in Chinese - Pai Pai
                 Sze)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Chinese Charac.)       China        Registered     95029456      03/21/95       931831      01/14/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Chinese Word           China        Registered    960096471      08/23/96      1091140      08/28/97     29
                 Mark/Uncle Group
                 Chicken)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Chinese Word           China        Registered    960096472      08/23/96      1109344      09/21/97     42
                 Mark/Uncle Group
                 Chicken)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (in Chinese             China        Registered                                  919293      12/21/96     29
                 characters)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium              China        Registered    960096473      08/23/96      1091139      08/28/97     29
                 logo/Chinese/Uncle
                 Group Chicken)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                         China        Registered    960096474      08/23/96      1109345      09/21/97     42
                 (Palladium/Chinese/Uncle
                 Group Chicken)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in           China        Registered    9800108345     09/22/98      1359165      01/01/00     29
                 Chinese - Pai Pai Sze)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in           China        Registered    9800108346     09/22/98      1369991      01/01/00     42
                 Chinese - Pai Pai Sze)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             China        Registered    93/101282      10/20/93       746285      05/21/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             China        Registered    93/092432      09/28/93       776871      01/28/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                        Colombia      Registered     98068745      23NO1998       12307       12/29/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Colombia      Registered     98068746      11/23/98       12319       12/29/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Colombia      Registered     97049589      08/27/97       221194      05/26/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Colombia      Registered     97049590      08/27/97       232814      02/16/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES and Palladium Logo     Colombia       Pending       97049591      08/27/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES and Sign Design        Colombia      Registered      159363                      104652      11/14/83     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES and Sign Design        Colombia      Registered      233153                      117811      08/27/87     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES and Sign Design        Colombia      Registered      233154       06/05/84       117812      08/27/87     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo         Colombia      Registered     97049592      08/27/97       232813      02/16/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Costa Rica     Registered      64617        01/28/88       69289       11/21/88     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Costa Rica     Registered      65601        01/28/88       70426       08/09/89     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                       Costa Rica      Pending      1997/5957      08/20/97
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark) -         Costa Rica      Pending         n/a         08/20/97
                 commercial name
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                          Cuba        Registered                                  111597      05/27/81     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Word Mark)             Cyprus       Registered      43982        11/18/95       43982       11/28/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Word Mark)             Cyprus       Registered      43983        11/18/95       43983       11/28/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES w/banner logo           Cyprus       Registered      43984        11/18/95       43984       11/28/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES w/banner logo           Cyprus       Registered      43985        11/18/95       43985       11/28/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         Czech Republic   Registered     83254/93      10/04/93       192696      08/21/96  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Dominican      Registered                                  26048       02/23/77     53
                                            Republic
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Dominican      Registered                                  26049       02/23/77     54
                                            Republic
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Ecuador       Registered      24060        02/05/91      3120-91      12/16/91     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Ecuador       Registered      24059        02/05/91       411-91      12/16/91     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (doorway logo           Egypt         Pending        96666        07/25/95                                29
                 w/Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (doorway logo           Egypt         Pending        96667        07/25/95                                42
                 w/Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium              Egypt         Pending        96668        07/25/95                                29
                 logo/Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium              Egypt         Pending        96669        07/25/95                                42
                 logo/Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in           Egypt         Pending        96664        07/25/95                                29
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in           Egypt         Pending        96665        07/25/95                                42
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Egypt         Pending        96695        07/26/95                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Egypt        Registered      60183        02/10/82       60183       08/24/88     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                      El Salvador      Pending       7576/98       12/18/97                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                      El Salvador     Registered                   03JL1997        246        08/21/98
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)    El Salvador     Registered       248         06/16/93        223        12/05/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          El Salvador      Pending       7576.98       12/18/97                                42
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          El Salvador     Registered     7581.98       12/18/97        141        07/23/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo       El Salvador     Registered     7583.98       12/18/97         48        05/31/01     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo       El Salvador     Registered     7582.98       12/18/97         73        01/08/01     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            European      Registered      171280       04/01/96       171280      04/01/96  29 & 42
                                           Community
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)       France       Registered      954404       09/14/88      1488637      09/14/88 29, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium logo)      Gaza Strip     Registered       3896        07/31/96        3896       05/20/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in         Gaza Strip     Registered       3895        07/31/96        3895       05/20/97     29
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in         Gaza Strip     Registered       4388        02/15/97        4388       01/03/98     42
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Gaza Strip     Registered       3894        07/31/96        3894       05/20/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Gaza Strip     Registered       4386        02/15/97        4386       01/03/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium logo        Gaza Strip     Registered       4387        02/15/97        4387       01/03/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium logo        Germany       Registered    39546202.9     11/14/95     395 46 202    06/14/96  29 & 42
                 w/o words)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Germany       Registered   P34198/29WZ     08/19/86      2099579      02/08/96  29 & 30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Germany       Registered     W 60422       06/19/90     DD 652158     01/01/97 29, 32 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Guatemala      Registered                   01/24/77       33079       09/08/77     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Guatemala      Registered                   02/02/77       37905       10/18/79     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Chicken & Biscuits    Guatemala       Pending         4799        05/29/97
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &             Guatemala      Registered       5923        08/30/94       100459      12/08/99     29
                 BISCUITS (banner logo)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &             Guatemala      Registered       5922        08/30/94       100522      12/13/99     42
                 BISCUITS (banner logo)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &             Guatemala      Registered     94005921      08/30/94       95956       05/13/99     42
                 BISCUITS doorway/sign
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &             Guatemala      Registered       5924        08/30/94       95957       05/13/99     29
                 BISCUITS doorway/sign
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN & BISCUITS    Guatemala       Pending       4799-97       06/12/97
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                         Guyana        Pending       16109 A       07/31/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Design      Guyana        Pending       16107 A       07/31/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Dancing letters)       Guyana       Registered      14238A       10/15/93       14238A      01/01/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Haiti        Registered                                  50/109      11/03/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Haiti        Registered                                  303/78      11/03/76     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Haiti        Registered                                  304/78      11/03/76     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    LOUISIANA MILD P/D             Honduras       Pending       13067/99      09/29/99                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    LOVE THAT CHICKEN FROM         Honduras      Registered                   11/09/89        1954       02/24/95     42
                 POPEYES
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    LOVE THAT CHICKEN FROM         Honduras      Registered                   09NO1989        1965       02/24/95     42
                 POPEYES
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    NEW ORLEANS SPICY P/D          Honduras       Pending       13066/99      09/29/99                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    NEW ORLEANS SPICY plus         Honduras       Pending       13066/99      09/29/99                                29
                 design
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    ORIGINAL NEW ORLEANS           Honduras      Registered     13064/99      09/29/99        6090       09/29/00     42
                 FLAVOR
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                        Honduras       Pending       8470/97       07/25/97                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Design     Honduras       Pending       12010/97      10/14/97                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Design     Honduras       Pending       8560/97       07/29/97                                29
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Honduras      Registered                   11/09/89        1246       02/24/95
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Honduras      Registered                                  50179       11/25/88     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES FAMOUS FRIED           Honduras      Registered     13068/99      09/29/99        5895       05/31/00     42
                 CHICKEN
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES FAMOUS FRIED           Honduras       Pending       13069/99      09/29/99                                29
                 CHICKEN
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES FAMOUS FRIED           Honduras      Registered                   11/09/89        1964       02/24/95     42
                 CHICKEN & BISCUITS
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES FAMOUS FRIED           Honduras       Pending       13070/99      09/29/99                                29
                 CHICKEN & BISCUITS
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES FAMOUS FRIED           Honduras      Registered                                   731        11/25/88     35
                 CHICKEN & BISCUITS
                 (stylized/sign design)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES FOOD WITH ATTITUDE     Honduras      Registered     13065/99      09/29/99        5897       09/29/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES LOUISIANA MILD         Honduras       Pending       99013067      09/29/99                                29
                 LOGO plus design
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES sign design            Honduras      Registered     5337-89       01/09/89       52473       06/29/00     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Stylized)            Hong Kong      Registered     824/1977      26JL1976      824/1977     06/13/77     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Hong Kong      Registered     2999B/87      06/20/87      2476/89      06/20/94     31
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Hong Kong      Registered     2999C/87      06/20/87      2477/89      06/20/94     32
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Hong Kong      Registered     2999A/87      20JE1987      2475/89      08/30/89     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Hong Kong      Registered     2999A/87      06/20/87      2999A/87     08/30/89     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                        Hungary       Registered     M93/4742      10/08/93       139918      08/15/96  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Logo       Iceland       Registered    3702/1999      12/13/99      173/2000     02/03/00  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Iceland       Registered    3701/1999      13DE1999      172/2000     02/03/00  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium logo)        India         Pending        661020       03/30/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             India         Pending        661019       03/30/95                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Logo      Indonesia      Registered      13272        07/27/95       423798      02/24/99     29
                 (Chicken & Biscuits)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)     Indonesia      Registered      13269        07/27/95       359655      07/27/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)     Indonesia      Registered      13268        07/27/95       371329      10/17/96     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Indonesia      Registered    3863/C-76      07/03/76       235110      02/09/78     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Indonesia      Registered      13265        07/27/95       373246      11/07/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES w/doorway logo        Indonesia      Registered      13273        07/27/95       371339      10/17/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    LOVE THAT CHICKEN!              Israel       Registered      66573        06/12/87       66573       07/22/92     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    ORIGINAL NEW ORLEANS            Israel       Registered      66574        06/12/87       66574       03/31/92     42
                 FLAVOR
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)       Israel       Registered      66568        06/12/87       66568       02/20/92     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)       Israel       Registered      66570        06/12/87       66570       03/31/92     31
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (stylized)              Israel       Registered      66569                       66569       02/06/94     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Israel       Registered      66564        06/12/87       66564       03/31/92     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES sign design             Israel       Registered      66571        06/12/87       66571       08/01/91     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES sign design             Israel       Registered      66572        06/12/87       66572       08/01/91     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)       Italy        Registered    23680C/88      09/01/88       539196      01/28/91  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (w/banner logo)        Jamaica       Registered     29/1242       10/19/94       28098       10/14/94     29
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Jamaica       Registered      17890        21JL1976       17890       07/21/76     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Logo        Japan         Pending       9-178663      11/19/97                             29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Japan        Registered     52-70650      10/04/77      2178254      10/31/89     31
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Japan        Registered     58-48646      05/27/83      2699835      11/30/94     32
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Japan        Registered     4-214158      09/24/92      3231056      11/29/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Japan        Registered    04-214155      09/24/92      3325050      06/20/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES in Japanese             Japan         Pending       10-65741      07/30/98                             29 & 42
                 Characters
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in           Jordan       Registered      39082        08/02/95        7206       08/02/95     29
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in           Jordan       Registered      39724        08/02/95        8346       08/02/95     30
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Jordan       Registered      19310        09/03/81       19310       09/03/81     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Jordan       Registered      19311        09/03/81       19311       09/03/81     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Jordan       Registered      19312        09/03/81       19312       09/03/81     32
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES logo (w/Arabic)         Jordan       Registered      39075        08/02/95        7205       08/02/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES logo (w/Arabic)         Jordan       Registered      39583        08/02/95        8377       08/02/95     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (palladium              Kuwait        Pending        42082        01/03/99                                29
                 logo/arabic/chicken &
                 seafood)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (palladium              Kuwait        Pending        42083        01/03/99                                42
                 logo/arabic/chicken &
                 seafood)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in           Kuwait        Pending        42084        01/03/99                                29
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in           Kuwait        Pending        42085        01/03/99                                42
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Kuwait       Registered      22400        01/03/89       20843       01/03/89     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Kuwait        Pending        37929        10/11/97                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Lebanon       Registered    804/401600     09/26/95       67000       09/26/95  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium & logo       Lebanon       Registered    804/401601     09/26/95       67001       09/26/95  29 & 42
                 in Arabic
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Macau        Registered     14595-M       03/13/95      14595-M      03/04/96     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Macau        Registered     14596-M       03/13/95      14596-M      03/04/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES w/banner logo           Macau        Registered     14597-M       03/13/95      14597-M      03/04/96     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES w/banner logo           Macau        Registered     14598-M       03/13/95      14598-M      03/04/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Design     Malaysia       Pending       97/13764      09/24/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (palladium/blank)      Malaysia       Pending     MA/13764/97     09/24/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Malaysia      Registered     88/05833      11/02/88      88/05833     11/02/88     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Malaysia      Registered     M/94733       04/19/82      M/94733      04/19/89     32
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Malaysia      Registered     M/94734       04/19/82      M/94734      04/19/89     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Logo        Malta        Registered      26221        09/30/96       26221       12/11/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (chicken &              Malta        Registered      24096        03/15/95       24 096      03/17/95     29
                 biscuits)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Malta        Registered      24095        03/15/95       24095       03/17/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Mexico       Registered      100086       10/31/90       396580      06/19/91     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Mexico       Registered      294590       05/09/97       590945      10/27/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo          Mexico       Registered      294589       05/09/97       590342      10/23/98     29
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo          Mexico       Registered      294591       05/09/97       590343      10/23/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in      Morocco/CasablancaRegistered       none        08/28/97       63777       09/12/97  29 & 42
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)        Morocco/CasablancaRegistered       none        08/28/97       63776       09/12/97  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo     Morocco/CasablancaRegistered       none        08/28/97       63778       09/27/97  29 & 42
                 (Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo     Morocco/CasablancaRegistered       none        08/28/97       63779       09/12/97  29 & 42
                 (English)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                      Netherlands     Registered      20534        01/09/98       20534       02/18/98     29
                                            Antilles
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)    New Zealand     Registered      165055       04/24/86       165055      04/24/86     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)    New Zealand     Registered      189137                      189137      11/22/88     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          New Zealand     Registered      116155                      116155      06/30/76     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                       Nicaragua      Registered    998-00141      16JA1998       39040       10/14/98
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                       Nicaragua      Registered    998-00143      16JA1998      939008CC     10/13/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark            Nicaragua      Registered     98-00142      01/16/98      38985CC      10/12/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark -          Nicaragua      Registered     98-00141      01/16/98      38962CC      10/09/98
                 commercial name)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Nicaragua      Registered     98-00143      01/16/98      39008CC      10/13/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Nigeria        Pending       40879/81      12/17/81                                31
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Nigeria        Pending       40880/81      12/17/81                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Nigeria        Pending       40881/81      12/17/81                                30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            O.A.P.I.      Registered      81093        06FE1992       31522       02/06/92 29, 30 &
                                                                                                                               32
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            O.A.P.I.      Registered      81094        06FE1992       31523       02/06/92     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)              Oman         Pending         9026        10/19/93                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)              Oman         Pending         9027        10/19/93                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (in Urdu)              Pakistan       Pending        140264       03/11/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Pakistan       Pending        138835       11/27/96                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo         Pakistan       Pending        140265       03/11/97                                29
                 (in English and Urdu)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium logo         Pakistan       Pending        138836       11/27/96                                29
                 (in Urdu)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Commerical Name)       Panama       Registered      93909        05/15/98       93909       05/15/98     35
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)       Panama       Registered      33399                       33399       05/06/85     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)       Panama       Registered      33400                       33400       11/22/84     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)       Panama       Registered      33494                       33494       06/05/84     31
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)       Panama       Registered      33497                       33497       06/05/84     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Panama       Registered      21825                       21825       10/20/77     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Panama       Registered      31307                       31307       06/17/83     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)        Papua New Guinea  Registered      A61136       05/28/98       A61136      05/28/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)        Papua New Guinea  Registered      A61137       05/28/98       A61137      05/28/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Logo         Peru        Registered      49300        10/06/97       17307       03/31/99     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)              Peru         Pending        49295        10/06/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)              Peru         Pending        49296        10/06/97                                30
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)              Peru        Registered      49297        10/06/97       17306       03/30/99     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo           Peru         Pending        49298        10/06/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo           Peru        Registered      49299        10/06/97       70268       02/09/01     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)    Philippines      Pending        65309        07/26/88                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)    Philippines     Registered      65311        07/26/88       57051       02/23/94     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          Philippines      Pending     4-2000-01859    03/10/00                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                         Poland       Registered     Z-125391      09/30/93       86454       09/13/95  42 & 29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Design      Poland        Pending       Z-202349      05/24/99                             29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &               Poland        Pending      Z-207 164      09/10/99                             29 & 42
                 BISCUITS w/Palladium
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium            Portugal       Pending        312246       08/25/95                             29 & 42
                 (chicken & biscuits
                 banner)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Portugal      Registered      312245       08/25/95       312245      07/08/96  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (stylized and        Puerto Rico     Registered                                  20335       12/28/76     29
                 sign design)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (palladium logo         Qatar         Pending        14406        12/24/95                                29
                 w/ banner in Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (palladium logo         Qatar         Pending        14407        12/24/95                                42
                 w/ banner in Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in           Qatar         Pending        14404        12/24/95                                29
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in           Qatar         Pending        14405        12/24/95                                42
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Qatar        Registered       2644        03/08/82        2644       03/08/92  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         Ras-al-khaimah   Registered       2995        03/25/82        2928       03/25/92     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         Ras-al-khaimah   Registered       2996        03/25/82        2929       03/25/92     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Russia       Registered      107809       12/23/87       83577       12/23/87  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Sabah        Registered     S/27550       03/02/81      S/27550      03/02/88     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Sabah        Registered     S/29756       04/19/82      S/29756      01/01/97     32
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Sabah        Registered     S/29757       04/19/82      S/29757      04/19/93     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Sarawak       Registered      24963        04/28/82       24963       04/28/82     32
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Sarawak       Registered      22800        03/11/81       22800       03/11/81     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Sarawak       Registered      24962        04/28/82       24962       04/28/82     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium logo)     Saudi Arabia    Registered      32314        03/03/96       397/85      03/16/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium logo)     Saudi Arabia    Registered      32315        03/03/96       398/78      03/16/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in        Saudi Arabia    Registered      32318        03/03/96       398/77      03/16/97     42
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in        Saudi Arabia    Registered      32317        03/03/96       398/80      03/16/97     29
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          Saudi Arabia    Registered      32316        03/03/96       398/79      03/16/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          Saudi Arabia    Registered                                  77/74       03/24/79     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)     Singapore      Registered     S/323/81      01/22/81       323/81      01/22/88     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Stylized)            Singapore      Registered      323/81       22JA1981      S/323/81     01/22/81     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)        Slovak Republic   Registered    POZ1809-93     10/07/93       178403      11/19/97  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          South Africa    Registered     76/3299       06/29/76      76/3299      06/29/86     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Design   South Africa     Pending       96/14056      10/02/96                                29
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Design   South Africa     Pending       96/14057      10/02/96                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          South Africa    Registered     76/3299       29JE1976      76/3299      06/29/76     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          South Africa    Registered     76/3300       29JE1976      76/3300      06/29/76     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Korean             South Korea     Registered     24649/90                     234539      03/21/92     8
                 Characters
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (new logo -          South Korea     Registered    48343/1994     12/02/94       331354      01/15/96     7
                 Eng/Korean)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (new logo -          South Korea     Registered    48344/1994     12/02/94       343212      07/19/96     8
                 Eng/Korean)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium Design    South Korea     Registered    48342/1994     12/02/94       341288      06/17/96     2
                 w.Korean Characters
                 in Banner Design)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium Design    South Korea     Registered    7970/1994      10/04/94       31881       06/12/96    112
                 w/Korean Characters
                 in banner design)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          South Korea     Registered     790/1983      03/27/83        4581       09/07/84    112
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          South Korea     Registered     87/1992       01/11/92       22165       11/11/93    112
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          South Korea     Registered    5577/1981      06/22/81       82210       05/07/92     7
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          South Korea     Registered    11846/1982     10/27/82       94472       09/08/83     7
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)          South Korea     Registered     87/1992       01/16/92       271031      08/03/93     2
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYESWING (Korean          South Korea     Registered    1164/1995      01/13/95       401939      04/30/98     25
                 characters)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    WRAP & ROLL                  South Korea     Registered    9397/1999      03/24/99       467703      04/04/00  29 & 30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    WRAPSODIES                   South Korea     Registered    9396/1999      03/24/99       467704      04/04/00  29 & 30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)       Spain        Registered     1271041       08/26/88      1271041      04/02/91     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                       St. Lucia      Registered   202 of 1997     02SE1997    202 of 1997    02/24/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                       St. Lucia      Registered   203 of 1997     02SE1997    203 of 1997    02/24/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Design    St. Lucia      Registered   204 of 1997     02SE1997    204 of 1997    02/24/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Design    St. Lucia      Registered   205 of 1997     02SE1997    205 of 1997    02/24/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           St. Lucia       Pending         202         09/02/97                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           St. Lucia      Registered       203         09/02/97        203        02/24/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo        St. Lucia      Registered       204         09/02/97        204        02/24/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo        St. Lucia      Registered       205         09/02/97        205        02/24/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Suriname      Registered                   04/29/99       16226       04/29/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES & Palladium Logo       Suriname      Registered      16227        04/29/99       16227       04/29/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Eng/Thai sign         Thailand      Registered      267997       07/05/94       37617       11/10/95     29
                 design)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (stylized)             Thailand      Registered      230246       07/02/92       SM718       01/31/94     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (stylizied)            Thailand      Registered      252169       09/20/93       18161       09/25/94     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Thai language)        Thailand      Registered      267996       07/05/94        3554       10/24/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Thai language)        Thailand      Registered      267995       07/05/94       34313       09/18/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Sign                   Thailand      Registered      267998       07/05/94       SM3553      07/05/94     42
                 (English/Thai)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                        Transkei       Pending       92/0091       01/08/92                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                        Transkei       Pending       92/0092       01/08/92                                30
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                        Transkei       Pending       92/0093       01/08/92                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Transkei      Registered     76/3299       29JE1976      76/3299      06/29/76     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Trinidad &     Registered                   07/29/76        9614       07/18/83     42
                                             Tobago
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Trinidad &     Registered      27576        10/09/97       27576       10/09/97     42
                                             Tobago
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Palladium Logo        Trinidad &      Pending        27599        10/14/97                             29 & 42
                                             Tobago
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Tunisia       Registered     EE950361      03/14/95      EE950361     03/14/95  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &              Tunisia       Registered     EE950360      03/14/95      EE950360     03/14/95  29 & 42
                 BISCUITS & Banner
                 Design
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)        UAE         Registered      10471        05/01/95       11913       09/06/97     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (logo in Arabic)         UAE         Registered      14063        12/05/95       15685       06/06/98     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (logo in Arabic)         UAE         Registered      14064        12/05/95       15689       06/06/98     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in            UAE         Registered      14061        12/05/95       15683       06/06/98     29
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in            UAE         Registered      14062        12/05/95       15684       06/06/98     42
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)              UAE         Registered      10470        05/01/95       11898       09/03/97     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)   United Kingdom   Registered     1376667       03/13/89      1376667      01/24/92     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         United Kingdom   Registered     1065063       06/29/76      1065063      06/29/76     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    BIG EASY CAFE BY POPEYES    United States     Pending      75/512608      07/02/98                             29 & 42
                 & Design
----------------------------------------------------------------------              ------------------------------------------------
  Popeyes    CAJUN CRAVERS               United States     Pending      78/092368      11/08/01                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    CAJUN OUR WAY               United States     Pending      78/129484      05/17/02                             29 & 43
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    CAJUN SPARKLE               United States    Registered      535680       05/03/85      1371596      11/19/85     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    EDUCAJUN                    United States     Pending      78/129478      05/17/02                             41 & 43
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    LOUISIANA Mild (logo)       United States    Registered    75/129888      07/03/96      2217602      01/12/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    LOVE THAT CHICKEN           United States    Registered      162713       03/17/78      1116753      04/17/79     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    LOVE THAT CHICKEN FROM      United States    Registered      162712       03/17/78      1257959      11/15/83     42
                 POPEYES
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    NEW ORLEANS SHRIMP SHOP     United States    Registered    74/570502      09/07/94      1981765      06/18/96     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    NEW ORLEANS Spicy (logo)    United States    Registered    75/129885      07/03/96      2217601      01/12/99     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    ORIGINAL NEW ORLEANS        United States    Registered      632403       11/25/86      1481990      03/22/88     42
                 FLAVOR
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    PFC logo (design for        United States    Registered                                 1087882      03/21/78     42
                 manuals)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)   United States    Registered      361550       04/26/82      1267567      02/21/84 3, 16,
                                                                                                                           21, 29,
                                                                                                                           30, 31,
                                                                                                                            34 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (dancing letters)   United States    Registered      766330       11/29/88      1551239      08/08/89     35
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         United States    Registered      29940        08/19/74      1021254      09/23/75     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         United States    Registered      52658        05/19/75      1030944      01/20/76     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         United States    Registered      162707       03/17/78      1121096      06/26/79     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         United States    Registered      162627       03/17/78      1121699      07/10/99 3, 16, 30
                                                                                                                              & 34
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)         United States    Registered      766279       11/29/88      1552225      08/15/89     35
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CAJUN CRAVERS       United States     Pending      78/092380      11/08/01                                29


                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &           United States    Registered    74/551046      07/19/94      2000593      09/17/96     42
                 BISCUITS (Banner
                 Design)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &           United States    Registered    74/551044      07/19/94      2095493      09/09/97     29
                 BISCUITS (Banner
                 Design)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &           United States    Registered    74/551045      07/19/94      2000592      09/17/96     42
                 BISCUITS (Doorway
                 design)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &           United States    Registered    74/551043      07/19/94      2242910      05/04/99     29
                 BISCUITS (Doorway
                 design)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES CHICKEN &           United States    Registered    75/675890      04/06/99      2451764      05/15/01 29, 30 &
                 BISCUITS FOOD WITH                                                                                            42
                 ATTITUDE
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES FAMOUS FRIED        United States    Registered      162625       03/17/78      1257958      11/15/83     42
                 CHICKEN & BISCUITS
                 (old sign design)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES FAMOUS FRIED        United States    Registered      516686       01/08/85      1378568      01/14/86     42
                 CHICKEN & BISCUITS
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES FAMOUS FRIED        United States    Registered      177327       07/06/78      1257702      11/15/83     29
                 CHICKEN (word mark)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    SEAFOOD CELEBRATION         United States    Registered                                 1823416      02/22/94     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    SIGN DESIGN (W/COLOR)       United States    Registered      120542       03/28/77      1107575      11/28/78     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    SIGN DESIGN (W/COLOR)       United States    Registered      120546       03/28/77      1112390      01/30/79     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    SIGN DESIGN (w/o color)     United States    Registered      120547       03/28/77      1107576      11/28/78     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    SIGN DESIGN (W/O COLOR)     United States    Registered      120544       03/28/77      1112389      01/30/79     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    STARS & SPICE               United States    Registered    74/259257      06/08/92      1895411      05/23/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    SUPER BOX                   United States     Pending      75/582283      11/03/98                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    SUPER POPEYES               United States    Registered     73799215      05/11/89      1583074      02/13/90     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    SWEET HEAT                  United States    Registered     73787015      03/16/89      1563625      10/31/89     30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    THIS PLACE COOKS.           United States    Registered    74/529563      05/25/94      1903216      07/04/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    VOYAGER MEAL (word mark)    United States    Registered    75/321645      07/09/97      2423641      01/23/01  16 & 29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    VOYAGER MEAL AND Design     United States     Pending      75/321644      07/09/97                             16 & 29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    BIG EASY CAFE BY POPEYES    United States     Pending      75/495098      06/02/98                             29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    CAJUN CHICKEN A POPEYES     United States     Pending      75/980706      06/02/98                                42
                 CREATION
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    CAJUN KITCHEN A POPEYES     United States     Pending      75/495099      06/02/98                                29
                 CREATION
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES Building Design     United States    Registered                                 1107609      11/28/78     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    Popeyes Food with Attitude  United States    Registered    75/408209      19DE1997      2398299      10/24/00     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    Voyager Meal                United States    Registered                                 2427208      02/06/01  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    WE DO GOOD BA-YOU           United States     Pending      78/127833      05/10/02                             29 & 43
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Venda         Pending       92/0037       01/08/92                                29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Venda         Pending       92/0038       01/08/92                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)             Venda         Pending       92/0039       01/08/92                                30
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES                       Venezuela       Pending       18958-98      10/16/98                                42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Venezuela      Registered       4249        06/03/77      14585-D      06/18/94     50
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           Venezuela      Registered       9023        12/15/76      90956-F      05/04/94     46
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (new logo)             Vietnam       Registered      22 112       03/18/95       18 566      10/19/95  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Vietnam       Registered    N-4181/94      11/23/94       17266       11/23/94  29 & 42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (Palladium logo)      West Bank      Registered       4399        07/31/96        4399       04/19/00     29
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark in         West Bank      Registered       4398        07/31/96        4398       04/19/00     29
                 Arabic)
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)           West Bank      Registered       4400        07/31/96        4400       04/20/00     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES word mark               Yemen        Registered       7632        10/31/95        5970       10/31/95     42
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES word mark               Yemen        Registered       7633        10/31/95        5971       10/31/95     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Zimbabwe      Registered      461/76       07/02/76       461/76      07/02/76     29
------------------------------------------------------------------------------------------------------------------------------------
  Popeyes    POPEYES (word mark)            Zimbabwe      Registered      462/76       07/02/76       462/76      07/02/76     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Argentina       Pending       2179607       10/06/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Argentina      Registered     2179608       10/06/98      1767854      12/17/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Argentina      Registered     2179606       10/06/98      2179606      12/17/99     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Argentina      Registered    2.179.608      06OC1998     1.767.854     12/17/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)               Argentina       Pending       2179604       10/06/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)               Argentina       Pending       2179605       10/06/98                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Argentina      Registered    2.188.858      24NO1998     1.744.943     02/15/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Argentina      Registered    2.188.857      24NO1998     1.774.944     02/15/00     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Argentina      Registered    2.188.856      24NO1998     1.774.945     02/15/00     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Argentina      Registered     2188858       11/24/98      1774943      02/15/00     42
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Argentina      Registered     2188857       11/24/98      1774944      02/15/00     30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Argentina      Registered     2188856       11/24/98      1774945      02/15/00     21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Australia      Registered       n/a         09/09/98       772631      09/09/98 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)               Australia      Registered      772630       09/09/98       772630      09/09/98 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Australia      Registered      789714       03/29/99       789714      03/29/99 21, 30 &
                 BOLD FLAVOR SMOOTH                                                                                            42
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC& Logo                      Bahrain       Registered     2072/98       11/17/98       24720       11/27/01     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Bahrain       Registered     2070/98       11/17/98       24719                    30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Bahrain       Registered     2071/98       11/17/98      SM 2911      01/01/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Bahrain       Registered     2073/98       11/17/98       24721       11/27/01     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Bahrain       Registered     2074/98       11/17/98       24722       11/27/01     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Bahrain       Registered     2075/98       11/17/98      SM 2912      05/15/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Bahrain       Registered     2076/98       11/17/98       24723       11/27/01     30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Bahrain       Registered     2078/98       11/17/98       24724       11/27/01     21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Bahrain       Registered     2077/98       11/17/98      SM 2913      05/15/00     42
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Brazil        Pending      821428420      02/24/99                                20
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Brazil        Pending      821428438      02/24/99                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Brazil        Pending      821428446      02/24/99                                33
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Brazil        Pending      821428454      02/24/99                                35
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Brazil        Pending      821428470      02/24/99                                20
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Brazil        Pending      821428489      02/24/99                                30
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Brazil        Pending      821428519      02/24/99                                38
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Brazil        Pending      821428497      02/24/99                                33
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Brazil        Pending      821428500      02/24/99                                35
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Brazil        Pending      821428462      02/24/99                                38
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Brunei        Pending        29769        09/29/98                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Brunei       Registered      29770        09/29/98       25483       09/29/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Brunei       Registered      29767        09/29/98       25152       09/29/98     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Brunei       Registered      29768        09/29/98       25376       09/29/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Brunei       Registered      29887        09/29/98       25318       11/24/98     30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Brunei       Registered      29886        11/24/98       26206       11/24/98     21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      IT'S POURING IN SEATTLE         Canada       Registered      682508       05/23/91       400631      07/24/92     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      LATTE COOLER                    Canada       Registered      681428       05/06/91       429847      07/01/94     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & DESIGN                    Canada       Registered      682179       05/17/91       405868      12/04/92     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Canada        Pending        894044       10/21/98                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Canada        Pending        748541       03/01/94                                30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Chile        Registered      431337       10/28/98       538764      04/16/99     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Chile        Registered      431338       10/28/98       538765      04/16/99     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Chile        Registered      431339       10/28/98       538766      04/16/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Chile        Registered      431334       10/28/98       538761      04/16/99     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Chile        Registered      431335       10/28/98       538762      04/16/99     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Chile        Registered      431336       10/28/98       538763      04/16/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Chile        Registered      434760       04DE1998       542133      06/07/99     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      China        Registered    9900086769     07/26/99      1467553      10/28/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      China        Registered    9900102939     08/27/99      1550275      04/07/01     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      China        Registered    9900093867     08/10/99      1576969      05/28/01     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 China        Registered    9900093866     08/10/99      1463808      10/21/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 China        Registered    9900093864     08/10/99      1477093      11/20/00     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 China        Registered    9900093865     08/10/99      1558000      04/21/01     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           China        Registered    9900136140     11/15/99      1487878      12/07/00     42
                 (Color Logo w/o words)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Colombia      Registered     99013057      03/03/99       226626      10/27/99     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Colombia      Registered     99013055      03/03/99       226627      10/22/99     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Colombia      Registered     99013058      03/03/99       226639      10/22/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Colombia      Registered     99013061      03/03/99       226637      10/22/99     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Colombia      Registered     99013060      03/03/99       226638      10/22/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Colombia      Registered     99013059      03/03/99       226794      11/17/99     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Costa Rica     Registered     4396-99                      118012      12/21/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                           Costa Rica     Registered     4388-99                    4152-7978     09/18/01     42
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                           Costa Rica     Registered     4389-99                    4153-7978     09/18/01     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                           Costa Rica     Registered     4390-99                    4154-7978     09/18/01     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Costa Rica      Pending       4394-99       01/01/99                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Costa Rica      Pending       4395-99       01/01/99                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Costa Rica      Pending       4385-99       01/01/99                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Costa Rica      Pending       4387-99       01/01/99                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Costa Rica      Pending       4392-99       01/01/99                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Costa Rica      Pending       4386-99       01/01/99                                30
                 BOLD FLAVOR SMOOTH
                 TASTE P/D
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Costa Rica      Pending       4391-99       01/01/99                                21
                 BOLD FLAVOR SMOOTH
                 TASTE P/D
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Costa Rica      Pending       4393-99       01/01/99                                42
                 BOLD FLAVOR SMOOTH
                 TASTE P/D
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Egypt         Pending        118322       09/30/98                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Egypt         Pending        118323       09/30/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Egypt         Pending        118324       09/30/98                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Egypt         Pending        118319       09/30/98                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Egypt         Pending        118320       09/30/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Egypt         Pending        118321       09/30/98                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Egypt         Pending        119089       11/01/98                                21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Egypt         Pending        119090       11/01/98                                30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Egypt         Pending        119091       11/01/98                                42
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      HENRY'S (word mark)            European      Registered      620161       09/01/97       620161      03/22/99  29 & 30
                                           Community
------------------------------------------------------------------------------------------------------------------------------------
    SBC      POST ALLEY (word mark)         European       Pending        620187       09/01/97                            25, 30 &
                                           Community                                                                           42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & DESIGN                   European      Registered      540401       05/22/97       540401      05/22/97 21, 30 &
                                           Community                                                                           42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     European      Registered      936526       09/15/98       936526      03/16/00 21, 30 &
                                           Community                                                                           42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          European      Registered      540336       05/22/97       540336      11/03/99 21, 30 &
                                           Community                                                                           42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST BLEND           European      Registered      620229       09/02/97       620229      11/07/00 25, 30 &
                 (word mark)               Community                                                                           42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          European      Registered      540302       05/22/97       540302      02/02/00 21, 30 &
                 BOLD FLAVOR SMOOTH        Community                                                                           42
                 TASTE & Logo
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                           Hong Kong      Registered     12792/98      09/26/98    B10904/2000    08/10/00     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                           Hong Kong      Registered     12793/98      09/26/98    B10905/2000    08/10/00     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                           Hong Kong      Registered     12794/98      09/26/98    B15121/2000    11/16/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Hong Kong      Registered     12796/98      09/26/98    B10907/2000    08/10/00     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Hong Kong      Registered    12797/1998     09/26/98    B15122/2000    11/16/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC P/D                       Hong Kong      Registered     12795/98      09/26/98    B10906/2000    08/10/00     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Indonesia      Registered     D9819052      11/09/98       447235      06/05/00     30
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Indonesia      Registered     D9819053      10/20/98       447236      06/05/00     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Indonesia      Registered     J9819051      10/20/98       456022      11/30/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)               Indonesia      Registered     D9817906      10/20/98       446265      05/25/00     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)               Indonesia      Registered     J9817907      10/20/98       446266      05/25/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)               Indonesia      Registered     D9817908      10/20/98       446267      05/25/00     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Indonesia      Registered    J98-20170      11/30/98       449205      06/19/00     42
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Indonesia      Registered    D98-20171      11/30/98       449206      06/19/00     30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Indonesia      Registered    D98-20172      11/30/98       449207      06/19/00     21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Israel       Registered      123587       11/05/98       123587      11/05/98     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Israel       Registered      123588       11/05/98       123588      09/06/00     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Israel       Registered      123589       11/05/98       123589      09/06/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Israel       Registered      123584       11/05/98       123584      02/07/00     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Israel       Registered      123585       11/05/98       123585      02/07/00     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Israel       Registered      123586       11/05/98       123586      02/07/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Israel       Registered      123581       11/05/98       123581      09/06/00     21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Israel       Registered      123582       11/05/98       123582      02/05/01     30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Israel       Registered      123583       11/05/98       123583      02/05/01     42
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Israel       Registered      129241       07/18/99       129241      07/18/99     42
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Israel       Registered      129239       07/18/99       129239      07/18/99     21
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Israel       Registered      129240       07/18/99       129240      07/18/99     30
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      LATTE COOLER                    Japan        Registered                                 2575179      09/30/93     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Japan        Registered     9-116788      05/15/97      4369984      03/24/00  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & DESIGN                    Japan        Registered                                 2368428      12/25/91     32
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Japan         Pending       10-79068      10/12/98                            21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Japan        Registered     11-51110      06/08/99      4415087      09/08/00     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATLE'S BEST COFFEE BOLD       Japan        Registered   128659/1997     06/17/97       232174      01/22/99     42
                 FLAVOR SMOOTH TASTE &
                 Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATLE'S BEST COFFEE BOLD       Japan        Registered    28044/1997     06/17/97      4208671      11/06/98     30
                 FLAVOR SMOOTH TASTE &
                 Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Japan         Pending       10-79067      06/14/98                            21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Japan        Registered     9-128659      17JE1997      4232174      01/22/99     42
                 BOLD FLAVOR SMOOTH
                 TASTE & Logo
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Jordan       Registered      52115        11/25/98       52115       11/25/98     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Jordan       Registered      52118        11/25/98       52118       11/25/98     30
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Jordan       Registered      51782        11/25/98       51782       01/02/00     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Jordan       Registered      51784        11/25/98       51784       02/01/00     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Jordan       Registered      52116        11/25/98       52116       11/25/98     21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Jordan       Registered      52117        11/25/98       52117       11/25/98     30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Kampuchea      Registered      11261        11/12/98       11182       12/04/98     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Kampuchea      Registered      11262        11/12/98       11183       12/04/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Kampuchea      Registered      11263        11/12/98       11184       12/04/98     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)               Kampuchea      Registered      11258        11/12/98       11179       11/12/98     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)               Kampuchea      Registered      11260        11/12/98       11181       12/04/98     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)               Kampuchea      Registered      11259        11/12/98       11259       12/04/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Kampuchea      Registered      11457        12/09/98       11454       03/02/99     21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Kampuchea      Registered      11458        12/09/98       11455       03/02/99     30
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Kampuchea      Registered      11459        12/09/98       11456       03/02/99     42
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Kuwait        Pending        50128        05/22/01                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Kuwait        Pending        50129        05/22/01                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Kuwait        Pending        50130        05/22/01                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Kuwait        Pending        50125        05/22/01                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Kuwait        Pending        50126        05/22/01                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Kuwait        Pending        50127        05/22/01                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Lebanon       Registered      77378        10/16/98       77368       01/01/00 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Lebanon       Registered                   16OC1998       77378       10/16/98 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Lebanon       Registered      77379        10/16/98       77379       10/16/98 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Lebanon       Registered      77616        11/03/98       77616       11/03/98 21, 30 &
                 (word mark)                                                                                                   42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Macau        Registered      N/4919       08/16/99       N/4919      01/01/01     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Macau        Registered      N/4920       08/16/99       N/4920      01/01/01     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Macau        Registered      N/4917       08/16/99       N/4917      01/01/01     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Macau        Registered      N/4918       08/16/99       N/4918      01/01/01     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Macau        Registered      N/4921       08/16/99       N/4921      08/16/01     30
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Macau        Registered      N/4922       08/16/99       N/4922      08/16/01     42
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                            Malaysia       Pending       98010805      09/19/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                            Malaysia       Pending     MA/10806/98     09/19/98                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Malaysia       Pending     MA/10807/98     09/19/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Malaysia       Pending     MA/10808/98     09/19/98                                21
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Malaysia       Pending     MA/10805/98     09/19/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Malaysia       Pending       98/12733      11/03/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Malaysia       Pending       98/12734      11/03/98                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Malaysia       Pending     MA/12733/98     11/03/98                                30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Malaysia       Pending     MA/12734/98     11/03/98                                21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Malaysia       Pending       99/03682      04/29/99                                21
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Malaysia       Pending       99/03683      04/29/99                                30
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                 Morocco/CasablancaRegistered      67434        10/07/98       67434       10/22/98 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)            Morocco/CasablancaRegistered      67433        10/07/98       67433       10/22/98 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE      Morocco/CasablancaRegistered      67831        11/12/98       67831       11/12/98 21, 30 &
                 (word mark)                                                                                                   42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                        Morocco/Tangier   Registered      14247        30SE1998       14247       09/30/98 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                 Morocco/Tangier   Registered      14248        09/30/98       14248       09/30/98 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE      Morocco/Tangier   Registered      14426        11/02/98       14426       11/02/98 21, 30 &
                 (word mark)                                                                                                   42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                   New Zealand     Registered      298433       09/18/98       298433      09/18/98     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                   New Zealand     Registered      298434       09/18/98       298434      09/18/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                   New Zealand     Registered      298435       09/18/98       298435      09/18/98     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)              New Zealand     Registered      298430       09/18/98      B298430      09/18/98     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)              New Zealand     Registered      298431       09/18/98      B298431      09/18/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)              New Zealand     Registered      298432       09/18/98      B298432      09/18/98     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        New Zealand      Pending        626194       10/31/00                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        New Zealand      Pending        626195       10/31/00                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        New Zealand     Registered      301802       11/25/98       301802      11/25/98     21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        New Zealand     Registered      306016       03/04/99       306016      03/04/99     21
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        New Zealand     Registered      306017       03/04/99       306017      03/04/99     30
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        New Zealand     Registered      306018       03/04/99       306018      03/04/99     42
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                              Oman         Pending        18705        09/23/98                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                              Oman         Pending        18706        09/23/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                              Oman         Pending        18707        09/23/98                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                       Oman         Pending        18708        09/23/98                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                       Oman         Pending        18709        09/23/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                       Oman         Pending        18710        09/23/98                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE            Oman         Pending        19063        11/15/98                                21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE            Oman         Pending        19064        11/15/98                                30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE            Oman         Pending        19065        11/15/98                                42
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Panama       Registered      104583       28DE1999       104583      08/30/01     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Panama       Registered      104582       12/28/99       104582      12/28/99     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Panama       Registered      104584       12/28/99       104584      08/30/01     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Panama       Registered      104585       12/28/99       104585      01/05/01     21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Panama       Registered      104586       12/28/99       104586      01/05/01     30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Panama       Registered      104587       12/28/99       104587      01/12/01     42
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                          Philippines      Pending     4-1999-03608    05/21/99                            21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                   Philippines      Pending     4-1999-03609    05/21/99                            21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S (Mark purchased    Philippines     Registered      104837       12/27/95    4-1995-107171  09/28/00     30
                 from Wilson Chu)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        Philippines      Pending     4-1999-03825    06/02/99                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        Philippines      Pending     4-1999-03826    06/02/99                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        Philippines      Pending     4-1999-03827    06/02/99                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        Philippines      Pending     4-1999-03610    05/21/99                            21, 30 &
                 BOLD FLAVOR SMOOTH                                                                                            42
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Poland        Pending       Z-203076      06/09/99                            21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Poland        Pending       Z-203073      06/09/99                            21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Poland        Pending       Z-203074      06/09/99                            21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Poland        Pending       Z-203075      06/09/99                            21, 30 &
                 BOLD FLAVOR SMOOTH                                                                                            42
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Qatar         Pending        19371        09/20/98                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Qatar         Pending        19373        09/20/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Qatar         Pending        19375        09/20/98                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Qatar         Pending        19370        09/20/98                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Qatar         Pending        19372        09/20/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Qatar         Pending        19374        09/20/98                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Qatar         Pending        19651        11/05/98                                21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Qatar         Pending        19652        11/05/98                                30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Qatar         Pending        19653        11/05/98                                42
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     S. Korea      Registered    1539/1998      11/23/98        1573       08/14/00 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Oval Logo                S. Korea      Registered                                  10512       11/07/89    112
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Oval Logo                S. Korea      Registered                                  180700      10/06/98     5
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          S. Korea      Registered    1540/1998      11/23/98        1428       07/06/00 21, 30 &
                 BOLD FLAVOR SMOOTH                                                                                            42
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST SBC AND         S. Korea      Registered                                  421489      09/16/98     5
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
    SBC      STEWART BROTHERS COFFEE        S. Korea      Registered                                  10511       11/07/89     30
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                   Saudi Arabia    Registered      46760        11/21/98       505/11      11/06/99     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                   Saudi Arabia    Registered      46762        11/21/98       505/19      11/06/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                   Saudi Arabia    Registered      46761        11/21/98       505/20      11/06/99     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)              Saudi Arabia    Registered      46758        11/21/98       505/10      11/06/99     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)              Saudi Arabia    Registered      46757        11/21/98       505/17      11/06/99     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)              Saudi Arabia    Registered      46759        11/21/98       505/18      11/06/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        Saudi Arabia    Registered      46793        11/22/98       520/18      01/01/00     21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        Saudi Arabia    Registered      46794        11/22/98       520/20      01/01/00     30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        Saudi Arabia    Registered      46795        11/22/98       520/32      01/01/00     42
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                           Singapore      Registered    T98/09923D     10/02/98     T98/09923D    10/02/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Singapore      Registered    S/9925/98      10/02/98     T98/09925J    01/01/00     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Singapore      Registered    S/9927/98      10/02/98     T98/09927G    01/01/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                    Singapore      Registered    T98/09926I     10/02/98     T98/09926I    10/02/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)               Singapore      Registered    S/9922/98      10/02/98     T98/09922F    01/01/00     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)               Singapore      Registered    S/9924/98      10/02/98     T98/09924B    01/01/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Singapore       Pending      T98/10969H     11/02/98                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Singapore       Pending      T98/10970A     11/02/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Singapore       Pending      T98/10971Z     11/02/98                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Singapore       Pending      S/10969/68     11/02/98                                21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Singapore       Pending      S/10970/98     11/02/98                                30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Singapore       Pending      S/10971/98     11/02/98                                42
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Singapore       Pending      T99/04444A     04/30/99                                21
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Singapore       Pending      T99/04445Z     04/30/99                                30
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE         Singapore       Pending      T99/04446H     04/30/99                                42
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        South Africa     Pending      2000/01508     02/01/00                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        South Africa     Pending      2000/01509     02/01/00                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        South Africa     Pending      2000/01510     02/01/00                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        South Africa     Pending      2000/01511     02/01/00                                21
                 BOLD FLAVOR SMOOTH
                 TASTE P/D
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        South Africa     Pending      2000/01512     02/01/00                                30
                 BOLD FLAVOR SMOOTH
                 TASTE P/D
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        South Africa     Pending      2000/01513     02/01/00                                42
                 BOLD FLAVOR SMOOTH
                 TASTE P/D
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                   Switzerland     Registered    7942/1998      09/25/98       459360      03/09/99 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)              Switzerland     Registered    7943/1998      09/25/98       459302      03/04/99 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE        Switzerland      Pending      10209/1998     12/09/98                            21, 30 &
                 BOLD FLAVOR SMOOTH                                                                                            42
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                             Taiwan        Pending       86044113      08/26/97                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Taiwan        Pending       8755411       11/17/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Taiwan       Registered     8748005       09/30/98       874158      11/01/99     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                      Taiwan       Registered     8748004       09/30/98      S117619      11/01/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Taiwan       Registered     8604410       08/26/97       108874      04/16/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                 Taiwan       Registered     8748006       09/30/98       874074      11/01/99     21
-----------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Taiwan        Pending       86044112      08/26/97                                30
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Taiwan        Pending       86044114      08/26/97                                42
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC                            Thailand      Registered      371767       10/13/98      Kor8481      10/13/98     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Thailand      Registered      371768       10/13/98     Kor102266     10/13/98     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Thailand      Registered      371769       10/13/98     Kor102792     10/13/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Thailand      Registered      371770       10/13/98      Kor8613      10/13/98     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Thailand      Registered      371764       10/13/98      Bor8481      01/01/00     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Thailand      Registered      371766       10/13/98     Kor102144     10/13/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Thailand      Registered      371765       10/13/98     Kor102411     10/13/98     21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Thailand      Registered      375106       11/24/98     Kor101995     11/24/98     30
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Thailand      Registered      375105       11/24/98     Kor102171     11/24/98     21
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Thailand      Registered      375107       11/24/98      Kor9256      11/24/98     42
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Tunisia       Registered       none        10/05/98      EE981553     10/05/98 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                Tunisia       Registered       none        10/05/98      EE981554     10/05/98 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Tunisia       Registered                   08DE1998                   12/08/98 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE          Tunisia       Registered       n/a         12/08/98      EE981921     12/08/98 21, 30 &
                 (word mark)                                                                                                   42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC P/D                         Turkey       Registered    1999/22058     17DE1999     1999/22058    12/17/99 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE           Turkey        Pending      1999/22060     12/17/99                            21, 30 &
                 BOLD FLAVOR SMOOTH                                                                                            42
                 TASTE P/D
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                       UAE          Pending        29095        11/23/98                                21
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                       UAE          Pending        29096        11/23/98                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                       UAE          Pending        29097        11/23/98                                42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                  UAE         Registered      29092        11/23/98       21951       08/17/99     21
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                  UAE         Registered      29093        11/23/98       21952       08/17/99     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (word mark)                  UAE         Registered      29094        11/23/98       21953       08/17/99     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFEE             UAE          Pending        29099        11/23/98                                30
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFEE             UAE          Pending        29100        11/23/98                                42
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFEE             UAE         Registered      29098        11/23/98       27920       07/16/01     21
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & DESIGN                United Kingdom   Registered                                 1514799      10/03/92     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & DESIGN                United Kingdom   Registered                                 1516327      10/16/92     42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      6TH AVENUE BISTRO           United States    Registered    75/592990      11/20/98      2434005      03/06/01     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      BEACH HOUSE BLEND           United States    Registered    75/642124      02/17/99      2332006      03/21/00     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      ESPRESSO CHILL              United States    Registered    75/083592      06/10/97      2143275      03/10/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      HENRY'S BLEND (word mark)   United States    Registered    75/134833      07/16/96      2106718      10/21/97     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      JAVANILLA (word mark)       United States    Registered    75/359907      09/19/97      2296622      11/11/99     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      PERFECT MEASURES (word      United States     Pending      78/064,225     05/17/01                                30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      PORTSIDE BLEND              United States    Registered    75/125203      06/25/96      2152996      04/21/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      POST ALLEY BLEND            United States    Registered    75/124893      06/25/96      2152995      04/21/98     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SATURDAY'S BLEND (word      United States    Registered    75/124892      06/25/96      2126728      01/06/98     30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Oval Logo             United States    Registered      720423       04/04/98      1557057      09/19/89  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC (WORD MARK)             United States    Registered    74/564538      08/23/94      1923926      10/03/95  30 & 42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC SEATTLE'S BEST FRESH    United States    Registered    74/612327      12/19/94      2067576      06/03/97  30 & 42
                 ROASTED COFFEE SINCE
                 1970 & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEASON'S CHOICE             United States     Pending      78/123691      04/24/02                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE       United States    Registered    74/512653      04/14/94      1910161      08/08/95 25, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE       United States    Registered    75/233799      01/30/97      2127370      01/06/98  30 & 42
                 BOLD FLAVOR SMOOTH
                 TASTE & Design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST COFFEE       United States    Registered    75/251804      03/04/97      2181496      08/11/98     30
                 COFFEE HOUSE SWEETS
                 (word mark)
------------------------------------------------------------------------------------------------------------------------------------
    SBC      TAZZA D'ORO (word mark) -   United States    Registered    74/220905      11/08/91      2190146      09/22/98     30
                 translated "Gold Cup"
------------------------------------------------------------------------------------------------------------------------------------
    SBC      TIERRA MADRE                United States    Registered    74/220906      11/08/91      1716205      09/15/92     30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      BEACH HOUSE BLEND P/D       United States     Pending      76/340,842     11/21/01                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC BRANDED SMASHERS        United States     Pending      78/060607      04/26/01                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE'S BEST BLEND        United States     Pending      76/255693      05/11/01                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      TIERRA VERDE                United States     Pending      78/003625      04/11/00                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      TWILIGHT                    United States     Pending      76/037035      04/28/00                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      X-TEA                       United States     Pending      76/202904      01/31/01                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      ZOOMO'S                     United States     Pending      76/340,821     11/21/01                                30
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SEATTLE CITY COFFEE plus    Unites States    Registered    75-161298      09/05/96      2099245      09/23/97     42
                 design
------------------------------------------------------------------------------------------------------------------------------------
    SBC      SBC & Logo                     Vietnam       Registered     N982878       10/13/98       32 809      12/13/99 21, 30 &
                                                                                                                               42
------------------------------------------------------------------------------------------------------------------------------------

                                                                    Schedule B-1

            AFC ENTERPRISES WORLDWIDE TRADEMARK LIST AS OF 05-17-02

------------------------------------------------------------------------------------------------------------------------------------
   BRAND                MARK                COUNTRY         STATUS        APP. #      APP. DATE       REG. #     REG. DATE   CLASS
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
    SBC      MOCHA COOLER                Washington St.   Registered                                  20998       11/15/91     35
------------------------------------------------------------------------------------------------------------------------------------
    SBC      TIERRA MADRE                Washington St.   Registered                                  20972       11/08/91     30
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA +           Canada       Registered      784392       06/06/95       497346      07/17/98     42
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA & Logo     European      Registered      540369       05/22/97       540369      01/04/00 21, 30 &
                                           Community                                                                           42
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA AND         Japan        Registered     627/1997      01/07/97      4283112      06/11/99     30
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA AND         Japan        Registered     628/1997      01/07/97      4305700      08/13/99     42
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA&           S. Korea      Registered     995/1998      08/13/99        440        10/04/99  30 & 42
                 Design
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA (word      S. Korea      Registered     994/1998      08/13/98        439        10/04/99  30 & 42
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA &           Taiwan        Pending       8828940       06/14/99                                21
                 Design
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA &           Taiwan       Registered     86044111      08/26/97       119224      12/01/99     42
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA (word       Taiwan        Pending       8827598       06/07/99       971308                   21
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA (word       Taiwan        Pending       8827599       06/07/99                                30
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA (word       Taiwan        Pending       8827600       06/07/99                                42
                 mark)
------------------------------------------------------------------------------------------------------------------------------------
     TI      SARDEGNA                    United States    Registered    75/126610      06/27/96      2157465      05/12/98     30
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA         United States    Registered    73/833097      10/23/89      1604869      07/03/90     30
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA         United States    Registered    74/608063      12/06/94      2018671      11/26/96     42
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA AND     United States    Registered    74/607433      12/06/94      2051810      04/15/97     42
                 DESIGN
------------------------------------------------------------------------------------------------------------------------------------
     TI      TORREFAZIONE ITALIA DESIGN  United States    Registered    73/833245      10/23/89      1599769      06/05/90     30
------------------------------------------------------------------------------------------------------------------------------------
     TI      MILANO BLEND                United States     Pending      76/178156      12/11/00                                30
------------------------------------------------------------------------------------------------------------------------------------
     TI      MONTECATINI DECAF           United States     Pending      76/178158      12/11/00                                30
------------------------------------------------------------------------------------------------------------------------------------
     TI      NAPOLI BLEND                United States     Pending      76/177815      12/11/00                                30
------------------------------------------------------------------------------------------------------------------------------------
     TI      PALERMO BLEND               United States     Pending      76/178155      12/11/00                                30
------------------------------------------------------------------------------------------------------------------------------------
     TI      PERUGIA BLEND               United States     Pending      76/178157      12/11/00                                30
------------------------------------------------------------------------------------------------------------------------------------
     TI      ROMA BLEND                  United States     Pending      76/178159      12/11/00                                30
------------------------------------------------------------------------------------------------------------------------------------
     TI      VENEZIA BLEND               United States     Pending      76/178154      12/11/00                                30
------------------------------------------------------------------------------------------------------------------------------------
     TI      WARMTH OF ITALY             United States     Pending      78/060585      04/26/01                             30 & 42
------------------------------------------------------------------------------------------------------------------------------------
     TI      MILANO                      Washington St.   Registered                                  20229       11/27/90     30
------------------------------------------------------------------------------------------------------------------------------------
     TI      MONTECATINI                 Washington St.   Registered                                  20233       11/27/90     30
------------------------------------------------------------------------------------------------------------------------------------
     TI      NAPOLI                      Washington St.   Registered                                  20234       11/27/90     30
------------------------------------------------------------------------------------------------------------------------------------
     TI      PALERMO                     Washington St.   Registered                                  20231       11/27/90     30
------------------------------------------------------------------------------------------------------------------------------------
     TI      PERUGIA                     Washington St.   Registered                                  20230       11/27/90     30
------------------------------------------------------------------------------------------------------------------------------------
     TI      ROMA                        Washington St.   Registered                                  20228       11/27/90     30
------------------------------------------------------------------------------------------------------------------------------------
     TI      VENEZIA                     Washington St.   Registered                                  20232       11/27/90     30
------------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT E

                      [FORM OF AGREEMENT OF SUBORDINATION,
                         NON-DISTURBANCE AND ATTORNMENT]
                           AGREEMENT OF SUBORDINATION,
                         NON-DISTURBANCE AND ATTORNMENT

                  THIS AGREEMENT OF SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT (this "AGREEMENT") is made and entered into as of the ___ day of ____, 200_, between JPMORGAN CHASE BANK, as Administrative Agent, a New York banking organization and having an office at 707 Travis Street, 4-CBBN-59, Houston, Texas, 77002 ("MORTGAGEE") and [**TENANT**], a [ ] having an office at [ ] ("TENANT").

                                    RECITALS

                  A. Mortgagee is the present mortgagee and AFC Enterprises Inc. ("LANDLORD"), a Minnesota corporation, is the present mortgagor under those certain Deeds of Trust (the "MORTGAGES"), which Mortgages encumber certain real properties (each a "PROPERTY" and together, the "PROPERTIES") as more fully described in Exhibit A attached hereto. As used herein, the term "Mortgages" shall include all amendments and modifications thereof and "Mortgagee" shall include assignees and successors of Mortgagee.

                  B. Tenant is the lessee of a portion of each of the Properties by virtue of those leases (the "LEASES") listed on Exhibit B hereto.

                  C. Mortgagee and Tenant mutually desire the subordination of the Leases to the Mortgages and the recognition of the Leases by Mortgagee upon the terms and conditions hereinafter set forth.

                  NOW THEREFORE, with reference to the foregoing Recitals and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Each Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the Mortgage encumbering the Property subject to such Lease and to all the terms, conditions and provisions thereof, and to the lien thereof, and to all advances made or to be made thereunder, and to all amounts secured thereby, and to any extensions, modifications, amendments or supplements thereto and to any renewals, consolidations or replacements thereof, all with the same force and effect as if said Mortgage (including all extensions, modifications, amendments and supplements thereto and all renewals, consolidations and replacements thereof) had been executed, delivered and recorded prior to the execution and delivery of said Lease. Tenant, upon request, shall execute and deliver any certificate or other instrument which Mortgagee may reasonably request to confirm said subordination.

                  2. In the event of the foreclosure of any Mortgage or the acquisition of a deed to any Property in lieu of foreclosure prior to the expiration or termination of the Lease for such Property, and provided that the Lease for such Property is in full force and effect and Tenant shall not be in default beyond any applicable grace period in the observance or performance of any of the covenants on the part of Tenant to be observed or performed under such Lease, Mortgagee does hereby agree as follows:

                           (a) Except as may be specifically otherwise provided in the Lease, Tenant's possession and use of the demised premises in accordance with the provisions of the Lease and all other rights of Tenant under the Lease shall not be affected or disturbed in any way by reason of the subordination to or any modification of or default under the Mortgage; and

                           (b) Subject to the terms of this Agreement, Mortgagee shall assume and perform the obligations to be performed by the landlord under the Lease during such period as Mortgagee is the owner of the Property, it being intended that Mortgagee shall have no further obligations to Tenant under the Lease or otherwise from and after such time as Mortgagee ceases to be the owner of the Property, except those obligations which arise or accrue during the period in which Mortgagee is the owner of the Property.

         Notwithstanding anything stated herein to the contrary, Mortgagee shall not be obligated to assume Landlord's obligation under any franchise agreement with Tenant.

                  3. In the event of the foreclosure of any Mortgage or the acquisition of a deed to any Property in lieu of foreclosure prior to the expiration or termination of the Lease for such Property and subject to the terms and conditions of this Agreement (including, without limitation, paragraph 2 above), the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Mortgagee and Tenant upon all of the terms, covenants and conditions set forth in the Lease (except as otherwise expressly provided herein). Tenant hereby covenants and agrees to make full and complete attornment to Mortgagee for the balance of the term of the Lease upon the same terms, covenants and conditions as therein provided so as to establish direct privity of estate and contract between Mortgagee and Tenant with the same force and effect as if the Lease were originally made directly between Mortgagee and Tenant, and Tenant shall promptly execute and deliver any instrument that Mortgagee may reasonably request to evidence such attornment, but such attornment shall be effective upon such transfer without any other or further document or instrument evidencing or confirming such attornment.

         Notwithstanding the foregoing, Mortgagee shall not be: (i) liable to Tenant for any act or omission or negligence of Landlord or any other party which has preceded Mortgagee as landlord under the Lease or any matter occurring prior to the time Mortgagee has succeeded to the interest of the landlord under the Lease; (ii) subject to any counterclaim, defense, credit or offset, which theretofore shall have accrued to Tenant against Landlord, except to the extent that funds relating to such counterclaim, defense, credit or offset has been received by Mortgagee; (iii) obligated to perform any work, or liable for the commencement or completion of any construction or any contribution toward construction or installation of any improvements upon the Property, or any portion thereof, required under the Lease to be done prior to the date on which Mortgagee takes title to the Property or any expansion or renovation of existing improvements thereon to the extent that the obligation to make such expansion or renovation arose prior to the time Mortgagee takes title to the Property; (iv) bound by any previous material modification or amendment of the Lease (relating to the lease term, rental, or renewal of the lease) unless such modification or amendment shall have been approved in writing by Mortgagee; (v) bound by any prepayment of rent made more than one month in advance of the due date thereof or for any deposit, rental security or any other sums deposited under the Lease (other than escalation charges) with any prior landlord under the Lease unless such sums are actually received by Mortgagee; (vi) obligated to repair the Property or any part thereof or any building or structure thereon in the event of total or substantially total damage or partial condemnation, beyond such repair as can reasonably be accomplished from the net proceeds of insurance or award, as applicable, actually made available to Mortgagee; or (vii) liable for or be required to account for any security deposit other than any security deposit not actually delivered to Mortgagee.

                  4. Nothing contained in this Agreement or any Lease shall affect the prior rights of Mortgagee with respect to the proceeds of any award in condemnation or of any insurance policies affecting a Property (except as otherwise provided in the applicable Lease with respect to matters first occurring after Mortgagee succeeds to the interest of the landlord thereunder), or impose upon Mortgagee any liability in the event of damage or destruction to such Property for any repairs, replacements, rebuilding or restoration except as can reasonably be accomplished from the net proceeds of insurance actually received by, or made available to Mortgagee (except as otherwise provided in the Lease with respect to matters first occurring after Mortgagee succeeds to the interest of the landlord thereunder).

                  5. Tenant acknowledges that it has notice that Landlord's interest under the Leases and the rent and all other sums due thereunder have been assigned to Mortgagee as part of the security for the notes secured by the Mortgages. In the event that Mortgagee notifies Tenant of a default under any of the Mortgages and demands that Tenant pay its rent and all other sums due under one or more Leases to Mortgagee, Tenant agrees that it shall pay its rent and all other sums due under such Lease or Leases to Mortgagee. By its execution of this

         Agreement on the signature page hereof, Landlord consents to this Agreement and irrevocably directs Tenant to comply with the provisions of this paragraph 5, notwithstanding any contrary direction, instruction or assertion by Landlord. Such compliance shall not be deemed to violate any of the Leases, and Landlord hereby releases Tenant from any and all claims arising out of Tenant's compliance with this paragraph 5. Tenant shall be entitled to full credit under the applicable Lease for any rent paid to Mortgagee pursuant to this paragraph 5 to the same extent as if such rent were paid directly to Landlord.

                  6. Any notice, demand or request required hereunder shall be given in writing by any of the following means: (a) personal service; (b) facsimile telecopying; (c) registered or certified, first class mail, postage prepaid, return receipt requested; or (d) by a nationally recognized courier service, addressed in each case as follows:

                  If to Mortgagee:

                  JPMorgan Chase Bank
                  as Administrative Agent
                  707 Travis Street
                  Attention: Lee Osborne/ Antje Fock
                  Facsimile No.: (713) 216-5762/4976

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  4 Times Square
                  New York, New York 10036-6522
                  Attention: [TO BE DECIDED]
                  Facsimile No.: (917) 777-____

                  If to Tenant:



                  ----------------------------------------------------------

                  ----------------------------------------------------------

                  ----------------------------------------------------------

                  Attention:
                             -----------------------------------------------

                  Facsimile No.:
                                 -------------------------------------------

                  with a copy to:




                  ----------------------------------------------------------

                  ----------------------------------------------------------

                  ----------------------------------------------------------

                  Attention:
                             -----------------------------------------------

                  Facsimile No.:
                                 -------------------------------------------

                  Such addresses may be changed by notice to the other parties given in the same manner as above provided. The first to occur of the date of execution of a receipt or five (5) days after date of mailing by certified or registered mail shall constitute delivery of notice by mail. The date on which personal delivery, facsimile transmission or courier delivery in each case with receipt acknowledged is made shall constitute the date of delivery by such means.

                  7. This Agreement may not be modified except by an agreement in writing signed by the parties hereto. The terms, covenants and conditions contained herein shall inure to the benefit of and be binding upon Mortgagee, Landlord, and Tenant and their respective successors and assigns.

                  8. This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  9. This Agreement shall supersede any and all prior agreements between the parties hereto purporting to subordinate all of the Leases, or a portion thereof, to the Mortgages or purporting to require the non-disturbance of Tenant under all of the Leases, or a portion thereof.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

                  WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed, sealed and delivered in their respective names and behalf, by their duly authorized representatives, as of the date and year first above written.



MORTGAGEE:                              JPMORGAN CHASE BANK,
                                        as Administrative Agent



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

TENANT:                                 TENANT
                                        a [                                ]



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

LANDLORD:                               AFC ENTERPRISES INC.,
                                        a Minnesota corporation



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                ACKNOWLEDGEMENTS

STATE OF       )
               )    ss.:
COUNTY OF      )

                  On the _____ day of _______, 200_, before me, the undersigned, personally appeared __________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, that by his/her signature on the instrument, the individual or the person on behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of _________, State of _________.

                  WITNESS my hand and official seal.



                                        ---------------------------------------
                                        Notary Public

(Seal)

STATE OF       )
               )    ss.:
COUNTY OF      )

                  On the ____ day of _______, 200_, before me, the undersigned, personally appeared _________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, that by his/her signature on the instrument, the individual or the person on behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of ________, County of ________, State of _______.

                  WITNESS my hand and official seal.



                                        ---------------------------------------
                                        Notary Public

(Seal)

STATE OF       )
               )    ss.:
COUNTY OF      )

                  On the ____ day of _______, 200_, before me, the undersigned, personally appeared _________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, that by his/her signature on the instrument, the individual or the person on behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of ________, County of ________, State of _______.

                  WITNESS my hand and official seal.



                                        ---------------------------------------
                                        Notary Public

(Seal)

                                    EXHIBIT A

                          DESCRIPTION OF THE MORTGAGES


                                    Exh. A-1

                                    EXHIBIT B

                                   THE LEASES


                                     Exh B-1

                                    EXHIBIT F

                         FORM OF PERMITTED SUBORDINATED

                             INDEBTEDNESS PROVISIONS


         Definitions. As used herein, the following terms shall have the meanings specified herein unless the context otherwise requires:

                  "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under generally accepted accounting principles and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with generally accepted accounting principles.

                  "Capital Stock" of any Person means any and all shares, interests, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

                  ["Change of Control" shall be no less favorable then the meaning specified in the Credit Agreement.]

                  "Company" means AFC Enterprises, Inc., a Minnesota
Corporation.

                  "Credit Agreement" means the Credit Agreement, dated as of May [ ], 2002 (as amended from time to time) by and among the Company, the lenders party thereto, JPMorgan Chase Bank as Administrative Agent, and Credit Suisse First Boston as Joint Bookrunner and Co-Lead Arranger.

                  "Designated Senior Indebtedness" of the Company or any Guarantor means (a) Indebtedness under or in respect of the Credit Agreement or a Guarantee thereof of the Company or such Guarantor, as applicable, and (b) any other Senior Indebtedness of the Company or such Guarantor that, at the date of determination, the holders thereof have loans outstanding and/or are committed to lend an aggregate amount of $10,000,000 or more and is specifically designated by the Company or such Guarantor in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness."

                  "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control), on or prior to the date that is 91 days after the Stated Maturity of the Subordinated Debt.

                  "Event of Default" has the meaning assigned to such term in
Article VII of the Credit Agreement.

                  "Guarantee" means a guarantee of or by any person (the "Guarantor") (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including without limitation, letters of credit and reimbursement in respect thereof), of all or any part of any Indebtedness.

                  "Holder" means a Person in whose name a Note is registered on the Register.

                  "Indebtedness" means, with respect to any Person, without duplication: (i) all Obligations of such Person for borrowed money (including, without limitation, Senior Indebtedness); (ii) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all Capitalized Lease Obligations of such Person; (iv) all Obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement, in each case to the extent the purchase price is due more than six
(6) months from the date the obligation is Incurred (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business); (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction; (vi) Guarantees and other contingent obligations in respect of Indebtedness of any other Person of the type referred to in clauses (i) through (v) above and clause
(vii) below; (vi) all Obligations of any other Person of the type referred to in clauses (i) through (v) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured; and (vii) all Obligations under Currency Agreements and all Interest Swap Obligations of such Person.

                  "Interest Swap Obligations" means the Obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars, and similar agreements.

                  "Note" means [ ] evidencing the Subordinated Debt.

                  "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all the assets of any such entity, subdivision or business).

                  "Representative" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at time at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness. In the case of Indebtedness under the Credit Agreement, the Representative shall mean [ ], or any successor thereto under the Credit Agreement of which the Trustee is notified.

                  "Senior Indebtedness" means Indebtedness (including any monetary obligation in respect of the Credit Agreement including, without limitation, any premium, penalties and any obligation of the Company for reimbursement (including attorney's fees), indemnities and fees relating to, and all other amounts owing under the Credit Agreement, and interest, whether or not allowable, accruing on Indebtedness incurred pursuant to the Credit Agreement after the filing of a petition initiating any proceeding under any bankruptcy, insolvency or similar law) of the Company, including Indebtedness arising under the Credit Agreement, unless with respect to Indebtedness owing other than under the Credit Agreement by the terms of the instrument creating or evidencing such Indebtedness, such Indebtedness is expressly designated equal or junior in right of payment to the Subordinated Indebtedness; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company,
(b) Indebtedness incurred in violation of the terms of the instrument under which the Subordinated Indebtedness is issued, (c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, and (e) any liability for taxes owed or owing by the Company or any Subsidiaries.

                  "Subordinated Indebtedness" means [                  ].

                  "Trustee" means [                       ].

                  "U.S. Government Obligations" means direct obligations (or certificates representing a n ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer's option.


SECTION [ ].01. Notes Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article [ ], the payment of all Obligations under the Subordinated Indebtedness are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Company. The provisions of this Article [ ] shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by a holder of Senior Indebtedness upon any Proceeding (as defined below) or otherwise, all as though such payment had not been made.

SECTION [ ].02. Payment Over of Proceeds Upon Dissolution, Etc. In the event of
(a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, adjustment, composition or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event specified in clause (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a "Proceeding") the holders of Senior Indebtedness shall be entitled to receive or retain payment in full in cash of all amounts due or to become due on or in respect of all Senior Indebtedness, before the Trustee on behalf of the Holders of the Notes or the Holders of the Notes are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, on account of Subordinated Indebtedness, including, without limitation, principal of (or premium, if any) or interest on or other obligations in respect of the Notes (including any interest accruing on or after the filing of any Proceeding relating to the Company, whether or not allowed in such Proceeding) or on account of any purchase or other acquisition of Notes by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions, whether payable in any Proceeding or otherwise, herein referred to, individually and collectively, as a "Notes Payment"), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Notes Payment which may be payable or deliverable in respect of the Subordinated Indebtedness in any such Proceeding.

                  In the event that, notwithstanding the foregoing provisions of this Section [ ].02, the Holder of any Note or the Trustee on behalf of the Holders of the Notes shall have received any Notes Payment before all Senior Indebtedness of the Company is paid in full in cash, then and in such event such Notes Payment shall be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of the Company for the application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay the Senior Indebtedness in full in cash, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                  For purposes of this Article [ ] only (including for purposes of the definition of "Notes Payment") the words "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article [ ]. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Section [ ].01 shall not be deemed a Proceeding for the purposes of this Section [ ].02 if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section [ ].01.

                  The Representative under the Credit Agreement (or in the absence thereof, a designated Representative for the holders of the Senior Indebtedness specified as such in a notice to the Trustee) shall have the right to request the Holders to file and, in the event that a Holder fails to do so within 10 days, is hereby authorized to file, a proper claim or proof of debt in the form required in any Proceeding for and on behalf of such Holder (including on behalf of each such Holder with respect to any such rights received by such Holder from holders of Indebtedness of the Company due to such Indebtedness being subordinated to the Subordinated Indebtedness), to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Indebtedness in an amount not in excess of the Senior Indebtedness then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing Trustee and each Holder shall provide to the Representative under the Credit Agreement (or, if applicable, the Representative for the other Senior Indebtedness) all information and documents reasonably necessary to present claims or seek enforcement as aforesaid. Notwithstanding the foregoing, each other Holder shall retain the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; provided that such Holder shall not take any action or vote in any way so as to contest the enforceability of this Article [ ] or the Senior Indebtedness. The Representative under the Credit Agreement and each holder of the Senior Indebtedness shall retain the right to vote its Senior Indebtedness to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension; provided that such Representative or such holder shall not take any action or vote in any way so as to contest the enforceability of this Article [ ] or the Subordinated Indebtedness.

                  SECTION [ ].03. No Payment When Senior Indebtedness in Default. In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Notes Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Indebtedness shall have been paid in full in cash or Cash Equivalents. "Senior Payment Default" means any default in the payment of principal of (or premium, if any), interest or fees on Designated Senior Indebtedness when due, whether at the due date of any such payment or by declaration of acceleration, prepayment, call for redemption or otherwise.

                  Upon the occurrence of a Senior Nonmonetary Default (as defined below) and receipt of written notice by the Trustee of the occurrence of such Senior Nonmonetary Default from the Representative for the holders of the Designated Senior Indebtedness which is the subject of such Senior Nonmonetary Default specified as such in a notice to the Trustee, no Notes Payment may be made during a period (the "Payment Blockage Period") commencing on the date of the receipt by the Trustee of such notice and ending the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or ceased to exist or all Designated Senior Indebtedness which was the subject of such Senior Nonmonetary Default shall have been paid in full in cash and (ii) the 179th day after the date of the receipt of such notice. No Senior Nonmonetary Default that existed or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days, provided, however, any breach of any financial covenant for a period commencing after the expiration of a Payment Blockage Period that would give rise to a new event of default, even though such breach is a breach of a provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose. In any event, notwithstanding the foregoing, no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 180 days during each 360-day period when no Payment Blockage Period is in effect and provided further, that the Representative under the Credit Agreement shall be entitled to deliver the notice contemplated hereunder upon the occurrence of a Senior Nonmonetary Default under the Credit Agreement notwithstanding the fact that the Representative for another class of Designated Senior Indebtedness shall have previously delivered a notice hereunder. "Senior Nonmonetary Default" means the occurrence or existence and continuance of an event of default with respect to Designated Senior Indebtedness, other than a Senior Payment Default, that permits the holders of the Designated Senior Indebtedness (or a trustee or other agent on behalf of the holders thereof) then to declare such Designated Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

                  The failure to make any payment on the Notes by reason of the provisions of this Section [ ].03 will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment. Upon termination of any period of Payment Blockage Period the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

                  In the event that, notwithstanding the foregoing, the Company shall make any Notes Payment to the Trustee on behalf of the Holders or to any Holder prohibited by the foregoing provisions of this Section [ ].03, then and in such event such Notes Payment shall be paid over and delivered forthwith to the holders of the Senior Indebtedness of the Company in the same form received and, until so turned over, the same shall be held in trust by the Trustee on behalf of the Holders or such Holder as the property of the holders of the Senior Indebtedness.

                  By reason of such subordination, in the event of insolvency by the Company, insubordinate creditors of the Company who are not holders of Senior Indebtedness or of the Notes may recover less, ratably, than holders of Senior Indebtedness and more, ratably, than Holders of the Notes.

                  The provisions of this Section [ ].03 shall not apply to any Notes Payment with respect to which Section [ ].02 would be applicable.

                  SECTION [ ].04. Payment Permitted If No Default. Nothing contained in this Article [ ] or elsewhere in this Indenture or in any of the Notes shall prevent the Company, at any time except during the tendency of any Proceeding referred to in Section [ ].02 or under the conditions described in Section [ ].03 or described in the proviso to the first sentence of Section [ ].02, from making Notes Payments. The Trustee shall give a prompt notice of any acceleration of the Notes to the Representative under the Credit Agreement (or, in the absence thereof, to a designated Representative of the Senior Indebtedness).

                  SECTION [ ].05. Subrogation to Rights of Holders of Senior Indebtedness. Only after the payment in full in cash of all amounts due or to become due on or in respect of Senior Indebtedness of the Company and, unless the holders of Senior Indebtedness shall have the ability to terminate such commitments, the termination of all commitments in respect thereof, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of (and premium, if any) and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Holders of the Notes or the Trustee on their behalf would be entitled except for the provisions of this Article [ ], and no payments pursuant to the provisions of this Article [ ] to the holders of Senior Indebtedness by Holders of the Notes or the Trustee on their behalf, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness of the Company.

                  SECTION [ ].06. Provisions Solely to Define Relative Rights. The provisions of this Article [ ] are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article [ ] or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors (other than holders of Senior Indebtedness) and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article [ ] of the holders of Senior Indebtedness, is intended to rank equally with all other general unsecured obligations of the Company), to pay to the Holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Holder of any Note from exercising (subject to the proviso to the first sentence of Section [ ]) all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article [ ] of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to such Holder or the Trustee on behalf of the Holders.

                  SECTION [ ].07. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith, by any such holder, or by any noncompliance by the Company or any Holder with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with. Without in any way limiting the generality of the foregoing, the holders of the Senior Indebtedness may at any time and from time to time, without the consent of or the notice to the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article [ ] or the obligations hereunder of the Holders to the holders of the Senior Indebtedness, do any one or more of the following: (a) subject to the limitations on Senior Indebtedness contained in the definition thereof or in Section [ ] or Section [ ], change the manner, place or terms of payment or extend the time of payment of, or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of the Senior Indebtedness; and (d) exercise or refrain from exercising or waiving any rights, powers or remedies against the Company and any other Persons.

                  SECTION [ ].08. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities of the Company referred to in this Article [ ], the Trustee and the Holders of the Notes shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article [ ].

                  SECTION [ ].09. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Holder of a Note, by accepting such Note, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Note, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness, and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                  SECTION [ ].10. Trustee To Effectuate Subordination. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company as provided in this Article [ ] and appoints the Trustee as attorney-in- fact for any and all such purposes.

                  SECTION [ ].11. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article [ ] or otherwise.

                  SECTION [ ].12. Third Party Beneficiary; No Amendment. The provisions of this Article [ ] (including the defined terms used herein) are for the benefit of the holders of any Senior Indebtedness and shall be enforceable by each of them directly against any Holder and may not be amended without the consent of the Representative under the Credit Agreement or, in the absence thereof, the holders holding the majority in principal amount of such Senior Indebtedness.

                  SECTION [ ].13. Trustee's Compensation Not Prejudiced. Nothing in this Article [ ] shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

                                    EXHIBIT G

                         [FORM OF CLOSING DATE MORTGAGE]
                              CLOSING DATE MORTGAGE

COUNTY, STATE

AFTER RECORDING RETURN TO:

First American Title Insurance Company
3 Greenway Plaza
Suite 1100
Houston, Texas 77046
Attention: Diana Mills

         THE TOTAL AMOUNT OF THE INDEBTEDNESS, INCLUDING FUTURE ADVANCES, THAT MAY BE SECURED BY THIS MORTGAGE MAY INCREASE OR DECREASE FROM TIME TO TIME BUT SHALL NOT EXCEED THE MAXIMUM PRINCIPAL AMOUNT LISTED ON
         SCHEDULE 2 HERETO AT ANY ONE TIME PLUS INTEREST THEREON AND ANY DISBURSEMENT MADE BY MORTGAGEE FOR THE PAYMENT OF TAXES, LEVIES, OR INSURANCE AND INTEREST ON ANY SUCH DISBURSEMENT.

               MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND SECURITY
                        DEPOSITS, SECURITY AGREEMENT AND
                                 FIXTURE FILING

                                     between

                              AFC ENTERPRISES, INC.
                                    Mortgagor

                                       and

                              JPMORGAN CHASE BANK,
                            as Administrative Agent,
                                    Mortgagee

                            Dated as of May __, 2002

                  This MORTGAGE, ASSIGNMENT OF LEASES, RENTS AND SECURITY DEPOSITS, SECURITY AGREEMENT AND FIXTURE FILING is made as of May __, 2002, by AFC ENTERPRISES, INC., a Minnesota corporation, f/k/a America's Favorite Chicken Company, successor by merger to Al Copeland Enterprises, successor by merger to Church's Fried Chicken, Inc. ("Mortgagor"), whose address is Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328, and JPMORGAN CHASE BANK, a Canadian chartered bank acting through its New York Agency ("JPMCB"), as administrative agent for the several financial institutions (the "Lenders") that are parties to the Credit Agreement (as defined below), whose address is One Chase Manhattan Plaza, 8th Floor, New York, New York 10081 (JPMCB in its capacity as Agent for the Lenders, "Mortgagee").

GRANTING CLAUSES

                  Pursuant to the terms of the Credit Agreement (as hereinafter defined) and to secure the indebtedness and obligations hereinafter described, Mortgagor does hereby GRANT, MORTGAGE, BARGAIN, SELL, ASSIGN, and CONVEY to Mortgagee, all of Mortgagor's right, title, and interest in the real property listed on Schedule 1 and described on Exhibit A attached hereto (such real property, together with all of Mortgagor's right, title and interest in and to the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate"), together with all of Mortgagor's right, title and interest in and to the following:

                           (A) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

                           (B) all right, title and interest of Mortgagor in, to and under all easements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                           (C) all right, title, and interest of Mortgagor in and to the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, fryers, ovens, laundry equipment, cleaning systems (including window cleaning apparatus), communication systems (including satellite dishes and antennae), cash registers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (C) being referred to as the "Equipment");

                           (D) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

                           (E) all right, title and interest of Mortgagor (as lessor or landlord) in, to and under all leases, subleases and underlettings and to the extent assignable or encumberable, in and to all concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (collectively, the "Rents");

                           (F) as more particularly addressed in the Credit Agreement, all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

                           (G) to the extent assignable or encumberable, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease (as lessor or landlord) of any portion of the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options (collectively, the "Contracts"), (ii) to the extent assignable, all consents, licenses, building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");

                           (H) any and all monies now or subsequently on deposit with Mortgagor for the payment of real estate taxes or special assessments against the Real Estate or for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; and

                           (I) all proceeds, both cash and noncash, of the foregoing.

                  (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (D) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (I) are collectively referred to as the "Mortgaged Property").

                  TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging, unto Mortgagee and its successors and assigns.

                                   ARTICLE 1

                                  INDEBTEDNESS

                  This Mortgage is given to secure ratably and equally the payment and performance of the following obligations (collectively referred to as the "Obligations"):

                  (a) Payment of and performance of all of Mortgagor's obligations (i) under, with respect to, arising in connection with and defined as the "Obligations" in that certain Credit Agreement dated as of even date herewith by and among Mortgagor, as borrower, the lenders listed on the signature pages thereof (each individually referred to herein as a "Lender" and collectively as "Lenders"), Mortgagee, as administrative agent for the Lenders, and J.P. Morgan Securities Inc. and Credit Suisse First Boston, as Joint Bookrunners and Co-Lead Arrangers, (such Credit Agreement and any and all amendments, modifications, supplements, restatements, extensions, renewals or replacements thereof are collectively referred to herein as the "Credit Agreement"), including, without limitation: the due and punctual payment of the indebtedness, together with interest thereon and other amounts payable with respect thereto, evidenced by the Notes in the maximum aggregate principal amount set forth in Article II of the Credit Agreement (the "Indebtedness"); and
(ii) under, with respect to or arising in connection with this Mortgage, including, without limitation, all obligations to Mortgagee for fees, costs and expenses (including attorneys' fees and disbursements) as provided therein and herein;

                  (b) Payment and performance of all obligations of Mortgagor to the Lenders and/or Mortgagee for fees, costs and expenses contemplated to be paid by Mortgagor under the other Loan Documents including, without limitation fees, costs and expenses (including reasonable attorneys' fees and disbursements);

                  (c) Payment of all sums advanced by the Lenders or Mortgagee to protect the Mortgaged Property, with interest thereon at the rate specified in Sections 2.13 and 2.14 of the Credit Agreement (the "Agreed Rate");

                  (d) Payment of all sums advanced and costs and expenses incurred by the Lenders or Mortgagee in connection with the Obligations or any part thereof, any renewal, extension or change of or substitution for the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether such advances, costs and expenses were made or incurred at the request of Mortgagor or Mortgagee or any Lender;

                  (e) Payment of all other sums, with interest thereon, which may hereafter be loaned to Mortgagor, or its successors or assigns, by the Lenders or Mortgagee, or their respective successors or assigns, or by the holder of any of the Notes, pursuant to an agreement that specifically recites that the repayment of such sums and Mortgagor's other obligations under such agreement are secured by this Mortgage;

                  (f) Payment of all sums with respect to the Obligations that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. ss.362(a), including, without limitation, interest, fees and other charges that, but for the filing of a petition in bankruptcy with respect to Mortgagor, would accrue on the Obligations, whether or not a claim is alleged against Mortgagor for such sums in any such bankruptcy proceeding;

                  (g) Due, prompt and complete performance of every obligation, covenant and agreement of Mortgagor contained in any agreement now or hereafter executed by Mortgagor which specifically recites that the obligations thereunder are secured by this Mortgage from and after the date on which all mortgage recording taxes, general intangible taxes or other taxes payable in respect of such future obligations have been paid; and

                  (h) All renewals, extensions, amendments, modifications and changes and supplements of, or substitutions or replacements for, all or any part of the items described in Paragraphs (a) through (g) above.

                  FUTURE ADVANCES. In addition to all other indebtedness secured by this Mortgage, this Mortgage shall also secure and constitute a first Lien on the Mortgaged Property for:

                  1. all future advances (including all extensions, renewals and modifications of such future advances) that relate directly or indirectly to the Credit Agreement (including advances pursuant to Article II thereof) or to this Mortgage and are made by the Lenders or Mortgagee to Mortgagor or otherwise for any purpose so related after the date of this Mortgage; and

                  2. all sums advanced or paid by Mortgagee upon a default or Event of Default under the terms of this Mortgage (i) for real estate taxes, charges and assessments that may be imposed by law upon the Premises, (ii) for premiums on insurance policies covering the Premises, (iii) for expenses incurred in upholding the Lien of this Mortgage, including but not limited to the expenses of any litigation to prosecute or defend the rights and Lien created by this Mortgage, (iv) to which Mortgagee becomes subrogated, upon payment, under recognized principles of law or equity, or under express statutory authority or (v) for any other purpose, in each case, with interest thereon at the Agreed Rate; and

                  3. all other sums expended by Mortgagee pursuant to the terms of this Mortgage just as if such advances were made on the date of this Mortgage. Any future advances may be made in accordance with the Credit Agreement or at the option of Mortgagee.

                  THE TOTAL AMOUNT OF THE INDEBTEDNESS, INCLUDING FUTURE ADVANCES, THAT MAY BE SECURED BY THIS MORTGAGE MAY INCREASE OR DECREASE FROM TIME TO TIME BUT SHALL NOT EXCEED THE MAXIMUM PRINCIPAL AMOUNT LISTED ON SCHEDULE 2 HERETO AT ANY ONE TIME PLUS INTEREST THEREON AND ANY DISBURSEMENT MADE BY MORTGAGEE FOR THE PAYMENT OF TAXES, LEVIES, OR INSURANCE AND INTEREST ON ANY SUCH DISBURSEMENT.

                                   ARTICLE 2

                                    REMEDIES

                  2.1 Exercise of Specific Remedies. If an Event of Default (as defined in the Credit Agreement) shall occur, Mortgagee may exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):

                  (a) Acceleration. Mortgagee may declare the Indebtedness immediately due and payable, without notice, whereupon the same shall become immediately due and payable.

                  (b) Possession. Mortgagee may take immediate possession of the Mortgaged Property or any part thereof (which Mortgagor agrees to surrender to Mortgagee) and manage, control or lease the same to such person or persons and at such rental as it may deem proper and collect all the rents, issues and profits therefrom, including those past due as well as those thereafter accruing, with the right in Mortgagee to cancel any lease or sublease for any cause which would entitle Mortgagor to cancel the same; to make such expenditures for maintenance, repairs and costs of operation as it may deem advisable; and after deducting the cost thereof and a commission of five (5 %) percent upon the gross amounts of rents collected (if allowed by applicable law), to apply the residue to the payment of any sums which are unpaid hereunder or under the Notes. The taking of possession under this paragraph shall not prevent concurrent or later proceedings for the foreclosure sale of the Mortgaged Property as provided elsewhere herein.

                  (c) Receiver. Mortgagee may apply to any court of competent jurisdiction for the appointment of a receiver or similar official to manage and operate the Mortgaged Property, or any part thereof, and to apply the net rents and profits therefrom to the payment of the interest and/or principal of the Note and/or any other obligations of Mortgagor to Mortgagee hereunder. In event of such application, Mortgagor agrees to consent to the appointment of such receiver or on similar official and agrees that such receiver or similar official may be appointed without notice to Mortgagor, without regard to the adequacy of any security for the debt and with-out regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the on payment of the Indebtedness.

                  (d) Foreclosure. Mortgagee shall have the right to foreclose this Mortgage and in case of sale in an action or proceeding to foreclose this Mortgage, Mortgagee shall have the right to sell the Mortgaged Property covered hereby in parts or as an entirety. It is intended hereby to give to Mortgagee the widest possible discretion permitted by law with respect to all aspects of any such sale or sales. Without declaring the entire unpaid principal balance due, Mortgagee may foreclose only as to the sum past due, without injury to this Mortgage or the displacement or impairment of the remainder of the Lien thereof, and at such foreclosure sale the property sold shall be subject to all remaining items of the Indebtedness; and Mortgagee may again foreclose, in the same manner, as often as there may be any sum past due.

                  (e) Additional Provisions. Mortgagor expressly agrees, on behalf of itself, its successors and assigns and any future owner of the Mortgaged Property, or any part thereof or interest therein, as follows:

                           (i) The obtaining of a judgment or decree on the Note, whether in the State where the Premises are located or elsewhere, shall not in any manner affect the lien of this Mortgage upon the Mortgaged Property covered hereby, and any judgment or decree so obtained shall be secured hereby to the same extent as the Notes are now secured.

                           (ii) In the event of any foreclosure sale hereunder, all net proceeds shall be available for application to the Indebtedness whether or not such proceeds may exceed the value of the Mortgaged Property for recordation tax, mortgage tax, insurance or other purposes.

                           (iii) The only limitation upon the foregoing agreements as to the exercise of Mortgagee's remedies is that there shall be but one full and complete satisfaction of the Indebtedness.

                  (f) Lawsuits. Mortgagee may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

                  (g) Entry on Mortgaged Property. Upon occurrence of an Event of Default hereunder, Mortgagee may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Mortgagor, and all persons claiming under Mortgagor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Mortgagee may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Mortgagor in the name, place and stead of Mortgagor, or otherwise, as the Mortgagee shall deem best; and in the exercise of any of the foregoing rights and powers Mortgagee shall not be liable to Mortgagor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Mortgagee.

                  2.2 Tenancy at Will. In the event of a foreclosure sale hereunder, if at the time of such sale Mortgagor occupies the portion of the Mortgaged Property so sold or any part thereof, Mortgagor shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of such Mortgaged Property.

                  2.3 Reimbursement of Expenditure. If Mortgagee shall expend any money or incur any expense to perform Mortgagor's obligations hereunder, to cure any default under any Subject Lease referred to in Section 3.3, to maintain, preserve and protect the Premises or preserve the lien hereof or otherwise subject to reimbursement by Mortgagor under the terms of the Loan Documents, then all such sums shall be secured hereby and Mortgagor will repay the same to Mortgagee immediately at the place where the Notes are payable, together with interest thereon at the highest rate permitted by applicable law from and after the date of each such expenditure by Mortgagee.

                  2.4 Other. Mortgagee may exercise any and all other rights, remedies and recourses granted under the Loan Documents now or hereafter existing in equity or at law for the protection and preservation of the Mortgaged Property.

                  2.5 Remedies Cumulative Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including, without limitation, those granted by the Code (as defined below) and applicable to the Mortgaged Property, or any portion thereof and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated for the Indebtedness, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Mortgagee,
(c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

                                   ARTICLE 3

                                  MISCELLANEOUS

                  3.1      Security Agreement under Uniform Commercial Code.

                  (a) It is the intention of the parties hereto that this Mortgage shall constitute a "security agreement" within the meaning of the Uniform Commercial Code (the "Code") of the State in which the Mortgaged Property is located. If an Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then the terms and conditions of the Security Agreement (as defined in the Credit Agreement) of even date herewith shall govern and control all such personal property disposition

                  (b) Mortgagor and Mortgagee agree, to the extent permitted by law, that: (i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-334 and 9-502 of the Code; (iii) Mortgagor is the record owner of the Real Estate and; (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

                  (c) The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

                  (d) The provisions set forth in the Security Agreement are hereby incorporated by reference into the Mortgage with the same effect as if set forth in full herein. In the event of a conflict between the provisions of this Section 3.1 and the Security Agreement, it is the intention of Mortgagor and Mortgagee that both such documents shall be read together and construed to the fullest extent possible to be in concert with each other. In the event of a conflict that can not be resolved as aforesaid, the provisions of the Security Agreement shall control and govern and Mortgagor shall comply therewith.

                  3.2 Assignment of Rents. Mortgagor hereby assigns to Mortgagee the Rents as further security for the payment of the Indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the Rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and grants to Mortgagor a license to collect, receive, use and retain the Rents until the occurrence of an Event of Default; such license to Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any Event of Default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments or percentage rents, if any, to the extend required to be made under the relevant lease more than one month in advance).

                  3.3 Leaseholds. In the event that all or any portion of the Premises is a leasehold estate, then the following provisions shall apply:

                  (a) The name and address of the landlord and a description of each lease (each a "Subject Lease" and collectively, the "Subject Leases"), is set forth on Schedule 3 attached hereto;

                  (b) If the provisions of any such Subject Lease shall not permit the lessee thereunder to encumber its interest therein, then to the extent that such encumbrance is not permitted, this Mortgage shall be deemed to not apply to such lease and shall be of no further force and effect with respect thereto.

                  (c) Mortgagor represents and warrants that each Subject Lease is in full force and effect and to the best of Mortgagor's knowledge, no default has occurred and is continuing thereunder;

                  (d) Mortgagor shall comply with all the terms, covenants and conditions under each Subject Lease;

                  (e) Mortgagor shall deliver to Mortgagee a copy of any notice of default relating to any Subject Lease;

                  (f) Subject to the rights of the lessor under the Subject Lease, upon the occurrence of an Event of Default, Mortgagee shall have the right, at its option, to enter all or any portion of the Premises at such times and in such manner as Mortgagee deems necessary, in order to prevent or to cure any such default;

                  (g) In the event that Mortgagor acquires lessor's interest in any Subject Lease, then this Mortgage shall automatically be a Lien on such acquired interest; and

                  (h) The occurrence of any event or condition which gives the lessor under any Subject Lease a right to terminate or cancel such Subject Lease after expiration of any applicable notice, cure or grace period under the Subject Lease or by applicable statute, shall be an Event of Default hereunder.

                  3.4 Successors and Assigns. All covenants of Mortgagor contained in this Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. All such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrances and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. The word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

                  3.5 No Waivers, etc. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such Lien over any subordinate Lien.

                  3.6 GOVERNING LAW ETC. THIS MORTGAGE AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTEREST CREATED PURSUANT TO THIS MORTGAGE WITH RESPECT TO ANY PROPERTY AND PURSUANT TO THE ASSIGN-

MENT OF LEASES SHALL BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH PROPERTY IS LOCATED. WHENEVER POSSIBLE, EACH PROVISION OF THE MORTGAGE SHALL BE INTERPRETED IN SUCH A MANNER AS TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY PROVISION OF THE MORTGAGE SHALL BE PROHIBITED BY, OR INVALID UNDER, APPLICABLE LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT OF SUCH PROHIBITION OR INVALIDITY WITHOUT INVALIDATING REMAINING PROVISIONS OF THE MORTGAGE. NOTHING CONTAINED IN THE MORTGAGE OR ANY LOAN DOCUMENT SHALL REQUIRE MORTGAGOR TO PAY OR MORTGAGEE TO ACCEPT ANY SUM IN ANY AMOUNT WHICH WOULD, UNDER APPLICABLE LAW, SUBJECT BENEFICIARY, OR ANY TRUSTEE TO PENALTY OR ADVERSELY AFFECT THE ENFORCEABILITY OF THE MORTGAGE. IN THE EVENT THAT THE PAYMENT OF ANY SUM DUE HEREUNDER OR UNDER ANY LOAN DOCUMENT WOULD HAVE SUCH RESULT UNDER APPLICABLE LAW, THEN, IPSO FACTO, THE OBLIGATION OF MORTGAGOR TO MAKE SUCH PAYMENTS SHALL BE REDUCED TO THE HIGHEST SUM THEN PERMITTED UNDER APPLICABLE LAW AND APPROPRIATE ADJUSTMENT SHALL BE MADE BY MORTGAGOR AND MORTGAGEE.

                  3.7 Definitions. Capitalized terms not defined in this Mortgage shall have the meanings given them in the Credit Agreement. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any subsequent holder of the Notes," the word "Notes" shall mean "the Notes or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

                  3.8 Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given (i) with respect to Mortgagor, in accordance with the Credit Agreement and (ii) with respect to Mortgagee, at the address listed on page 1 hereof in the form and manner provided for in the Credit Agreement.

                  3.9 Change in Applicable Law. If at any time Mortgagee reasonably determines, based on applicable law, that all applicable taxes (including mortgage recording taxes or similar charges) were not paid in connection with the recordation of this Mortgage or the perfection of the liens granted pursuant to any of the Security Documents, Mortgagor shall pay the same upon demand.

                  3.10 Severability. This Mortgage is intended to be performed in accordance with applicable law. If any provision of this Mortgage or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Mortgage nor the application of such provision to other Persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

                  3.11 Amendments and Waivers. No amendment modification, termination or waiver of any provision of this Mortgage or consent to any departure therefrom, shall in any event be effective without the written concurrence of Mortgagee. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

                  3.12 Legal Descriptions. In the event that the legal description attached to this Mortgage is inaccurate or does not fully describe all of the Real Property in which Mortgagor has an interest, Mortgagor hereby agrees to the amendment of such legal description and the legal description contained in the corresponding title insurance policy (if any) so that such error is corrected and Mortgagor shall execute and cause to be recorded, if applicable, such documentation as may be necessary for such purpose.

                  3.13 Incorporation of and Conflict with Credit Agreement. The terms and conditions of the Credit Agreement are incorporated herein by reference. In the event of any conflict or inconsistency between the terms of the Mortgage and those of the Credit Agreement, it is the intention of Mortgagor and Mortgagee that such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of a conflict or inconsistency that cannot be resolved as aforesaid, the terms of the Credit Agreement shall control.

            [The Remainder of this Page is Intentionally Left Blank]

                  IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor as of the day and year first above written.

                                        MORTGAGOR:

                                        AFC ENTERPRISES, INC.,
                                        a Minnesota corporation



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

STATE OF NEW YORK       )
                        )    ss:
COUNTY OF NEW YORK      )

                  On this the day of [ ], 2002, before me, ______________________________, the undersigned officer, personally appeared
______________________________, who acknowledged himself to be the
______________________________ of AFC Enterprises, Inc., a Minnesota
corporation, f/k/a America's Favorite Chicken Company (successor by merger to Al Copeland Enterprises, Inc.) and that he, as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself in his capacity as above stated.

                  In witness whereof, I hereunto set my hand and official seal.



                                        ---------------------------------------
                                        Notary Public

[Seal]

                                   SCHEDULE 1

                                Legal Description

                                   SCHEDULE 2

                                   SCHEDULE 3


                                      G-19